Registration No. 333-_____
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                                ----------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                         DEUTSCHE ALT-A SECURITIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                  (State or Other Jurisdiction of Incorporation
                                OR ORGANIZATION)

                                   35-2184183
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 60 Wall Street
                            New York, New York 10005
                                 (212) 667-9300
                        (Address, Including Zip Code, and
                        Telephone Number, Including Area
                         Code, of Registrant's Principal
                               EXECUTIVE OFFICES)

                          The Corporation Trust Company
                          The Corporation Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (302) 658-7581 (Name, Address, Including Zip
                       Code,
                         and Telephone Number, Including
                        Area Code, of Agent For Service)
                                ----------------
                                   Copies to:
Jay Strauss, Esq.                                   Jeffrey J. Murphy, Esq.
Deutsche Alt-A Securities, Inc.                     Thacher Proffitt & Wood LLP
60 Wall Street                                      Two World Financial Center
New York, New York 10005                            New York, New York 10281


================================================================================

         Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement, as determined by market conditions and pursuant to Rule 415.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

======================================= =================== ================== ===================== ===============
   Title of securities registration       Amount being      Proposed maximum     Proposed maximum    Amount of fee
           being registered               registered(1)      offering price     aggregate offering
                                                               per unit(1)           price(1)

  Mortgage Pass-Through Certificates
 and Mortgage-Backed Notes, issued in
                Series                    $1,000,000.00           100%            $1,000,000.00         $107.00
======================================= =================== ================== ===================== ===============

(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

             CROSS REFERENCE SHEET FURNISHED PURSUANT TO RULE 404(a)

                Items and Captions in Form S-3                               Location in Prospectuses
1.   Forepart of Registration Statement and Outside Front       Forepart  of  Registration  Statement  and  Outside
     Cover Page of Prospectus..............................     Front Cover Page of Prospectus Supplements**

2.   Inside Front and Outside Back Cover Pages of Prospectus    Inside Front Cover Page of  Prospectus  Supplements
                                                                and Basic  Prospectuses and Outside Back Cover Page
                                                                of Prospectuses**

3.   Summary Information, Risk Factors and Ratio of             Summary   and  Risk   Factor   sections   of  Basic
     Earnings to Fixed Charges.............................     Prospectus  and  each  of  Prospectus   Supplement;
                                                                Special Considerations

4.   Use of Proceeds.......................................     Use of Proceeds**

5    Determination of Offering Price.......................     *

6.   Dilution..............................................     *

7.   Selling Security Holders..............................     *

8.   Plan of Distribution..................................     Method of Distribution**

9.   Description of Securities to Be Registered............     Outside    Front    Cover   Page   of    Prospectus
                                                                Supplements;   Summary   sections   of   Prospectus
                                                                Supplements  and Basic  Prospectus;  Description of
                                                                the Trust Funds;  Description  of the  Certificates
                                                                or Description of the Notes**

10.  Interests of Named Experts and Counsel................     **

11.  Material Changes......................................     Financial Information

12.  Incorporation of Certain Information by Reference.....     Incorporation of Certain Information by Reference

13.  Disclosure of Commission Position on Indemnification       See page II-4
     for Securities Act Liabilities........................

-------------------------
* Answer negative or item inapplicable.
** To be completed or provided from time to time by Prospectus Supplement.

                                EXPLANATORY NOTE

This Registration Statement consists of (i) a basic prospectus for use in a residential or multifamily transaction and (ii) two forms of prospectus supplement (one form to be used in offering a Series of Asset-Backed Certificates and the second form to be used in offering Asset-Backed Notes). Each basic prospectus used (in either preliminary or final form) will be accompanied by the applicable prospectus supplement.

                       CONTENTS OF REGISTRATION STATEMENT


Forms of Prospectus Supplement:

     Version 1: Form of Prospectus Supplement relating to a typical Senior/Subordinate Series

     Version 2: Form of Prospectus Supplement relating to an offering of Mortgage-Backed Notes


Basic Prospectus:

     Form of Basic Prospectus for use in a residential or multifamily transaction

Prospectus Supplement dated __________, 2006 (to Prospectus dated __________,
2006)


                           $[_________] (APPROXIMATE)

              DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST,
                                SERIES 2006-[__]
                       MORTGAGE PASS-THROUGH CERTIFICATES


                         DEUTSCHE ALT-A SECURITIES, INC.
                                    Depositor

          DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN TRUST 2006-[__]
                                     Issuer

                                  [__________]
                                     Sponsor

                                  [__________]
                                 Master Servicer

----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
                           INITIAL                                            INITIAL
                           CURRENT                                            CURRENT
                          PRINCIPAL      SCHEDULED                           PRINCIPAL      SCHEDULED
            PASS-THROUGH OR NOTIONAL       FINAL               PASS-THROUGH OR NOTIONAL       FINAL
  CLASS        RATE         AMOUNT     MATURITY DATE   CLASS      RATE         AMOUNT     MATURITY DATE
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]                                         [Variable]
              [Fixed]                                             [Fixed]
I-A-1          Rate        $           [___ __, 20__]   B-2        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]                                         [Variable]
              [Fixed]                                             [Fixed]
II-A-1         Rate        $           [___ __, 20__]   B-3        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]                                         [Variable]
              [Fixed]                                             [Fixed]
II-A-2         Rate        $           [___ __, 20__]   B-4        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
                                                                [Variable]
                                                                  [Fixed]
II-X         [______]%     $           [___ __, 20__]   B-5        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]                                         [Variable]
              [Fixed]                                             [Fixed]
R-I            Rate        $           [___ __, 20__]   B-6        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]                                         [Variable]
              [Fixed]                                             [Fixed]
R-II           Rate        $           [___ __, 20__]   B-7        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]                                         [Variable]
              [Fixed]                                             [Fixed]
R-III          Rate        $           [___ __, 20__]   B-8        Rate        $          [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------
             [Variable]
              [Fixed]
B-1            Rate        $           [___ __, 20__]
----------- ------------ ------------- -------------- -------- ------------ ------------- --------------

The trust will hold a pool of conventional, fixed-rate first lien residential mortgage loans.

The trust will issue the following classes of certificates that are offered under this prospectus supplement:

         [__] classes of senior certificates

         [__] classes of subordinate certificates

Credit enhancement for all of these certificates will be provided by subordination. In addition, the Class [__] Certificates may benefit from a series of interest rate cap payments pursuant to a cap agreement which is intended partially to mitigate interest rate risk.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-__ IN THIS PROSPECTUS SUPPLEMENT. The certificates offered hereby represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.
Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__]

The certificates offered by this prospectus supplement will be purchased by Deutsche Bank Securities Inc. from the Depositor, and are being offered by Deutsche Bank Securities Inc. from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. From the sale of the offered certificates, the Depositor will receive approximately ______% of their initial certificate principal balance, plus any accrued interest, less expenses.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                         ------------------------------

                            DEUTSCHE BANK SECURITIES

                                TABLE OF CONTENTS


SUMMARY.........................................................................

TRANSACTION STRUCTURE...........................................................

RISK FACTORS....................................................................

DESCRIPTION OF THE MORTGAGE POOL................................................

STATIC POOL INFORMATION.........................................................

DESCRIPTION OF THE CERTIFICATES.................................................

CAP AGREEMENT AND THE CAP PROVIDER..............................................

SERVICING.......................................................................

THE CUSTODIAN...................................................................

THE CREDIT RISK MANAGER.........................................................

POOLING AND SERVICING AGREEMENT.................................................

PREPAYMENT AND YIELD CONSIDERATIONS.............................................

FEDERAL INCOME TAX CONSEQUENCES.................................................

LEGAL INVESTMENT ASPECTS........................................................

ERISA CONSIDERATIONS............................................................

METHOD OF DISTRIBUTION..........................................................

SECONDARY MARKET................................................................

LEGAL MATTERS...................................................................

CERTIFICATE RATINGS.............................................................

ANNEX I.........................................................................

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

        o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

        o this prospectus supplement, which describes the specific terms of this series of certificates.

Deutsche Alt-A Securities, Inc.'s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

             THE SERIES 2006-[__] MORTGAGE PASS-THROUGH CERTIFICATES

                       Original
                      Principal
                      Balance or
                       Notional        Principal         Initial      Interest        S&P        Moody's         Last Scheduled
      Class           Amount(1)         Type(2)       Interest Rate    Type(2)     Rating(3)    Rating(3)     Distribution Date(4)
------------------ ----------------- --------------- ---------------- ----------- ------------ ------------- -----------------------
Offered
Certificates:
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]          [___]%(5)       [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]          [___]%(6)       [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]         [___]% (7)       [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]         [___]% (8)       [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]          [___]%(9)       [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]         [___]%(10)       [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

 Total Offered:    $[__________] (11)
------------------------------------------------------------------------------------------------------------------------------------

  Non-Offered
  Certificates:
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

      [___]        $ [__________]        [___]           [___]%         [___]        [___]        [___]         [_________ ____]
------------------------------------------------------------------------------------------------------------------------------------

Total Non-Offered  $ [__________]
------------------------------------------------------------------------------------------------------------------------------------

Total:             $ [__________](11)
------------------------------------------------------------------------------------------------------------------------------------


(1) These amounts are approximate. They are subject to an upward or downward adjustment of no more than 5%, depending on the total principal amount of the mortgage loans delivered at closing. Amount is "notional" if so indicated under principal type.
(2) See page S-[7] in this prospectus supplement for a more complete description of the principal types and interest types.
(3)   See "Certificate Ratings" in this prospectus supplement.
(4) The actual final payment to any class of certificates could be significantly earlier.
(5) The interest rate on the Class [___] Certificates is subject to a rate cap equal to the lesser of (i) One-Month LIBOR plus 0.42% per annum and (ii) 5.500% per annum. The Class [___] Certificates will have the benefit of a cap agreement.
(6) The interest rate for the Class [___] Certificates is equal to the lesser of (i) the excess, if any, of 5.500% over the Class I-A-1 interest rate and (ii) 5.08 % per annum, but will not be less than zero on any distribution date.
(7) The interest rate on the Class [___] Certificates is equal to the lesser of (i) One-Month LIBOR plus 1.40% per annum and (ii) 6.500% per annum.
(8) The interest rate for the Class [___] Certificates is equal to the excess of (i) 28.0500% over (ii) the product of (a) One-Month LIBOR and (b) 5.500, but will not be less than zero on any distribution date.
(9) The interest rate for the Class [___] Certificates is equal to the excess of (i) the weighted average of the net mortgage rates of the Group I Mortgage Loans over (ii) 5.500%, but will not be less than zero on any distribution date. For the purpose of this calculation, the Group I Discount Loans are assumed to have a net mortgage rate of 5.500%.
(10) The interest rate for the Class [___] Certificates is equal to the excess of (i) the weighted average of the net mortgage rates of the Group II Mortgage Loans over (ii) 5.500%, but will not be less than zero on any distribution date. For the purpose of this calculation, the Group II Discount Loans are assumed to have a net mortgage rate of 5.500%.
(11)  Excludes notional amounts.


Note:

The certificates offered hereby represent interests solely in Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__] and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                     SUMMARY

The following summary is a brief description of the important features of the certificates offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

Issuing Entity............     Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__]

Title of Series...........     Deutsche  Alt-A  Securities,  Inc.  Mortgage Loan Trust,  Series
                               2006-[__], Mortgage Pass-Through Certificates.

Cut-Off Date..............     [________ __], 2006.

Closing Date..............     On or about [________ __], 2006.

Sponsors..................     [DB  Structured  Products,  Inc.,  with  respect  to the Group I
                               Mortgage  Loans and American Home Mortgage  Corp.,  with respect to the Group II Mortgage Loans.]

Depositor.................     Deutsche Alt-A Securities, Inc., a Delaware corporation. See "The
                               Depositor" in the prospectus.

Originators...............     [GreenPoint  Mortgage  Funding,  Inc.,  a New York  corporation, with  respect  to  approximately  [___]% of the Group I Mortgage
                               Loans;  First National Bank of Nevada,  a national  association, with  respect  to  approximately  [___]% of the Group I Mortgage
                               Loans;   and  American   Home   Mortgage   Corp.,   a  New  York
                               corporation,  with respect to the Group II Mortgage  Loans.  The remainder  of the Group I  Mortgage  Loans  were  originated  by various originators,  none of which have originated more than 5%
                               of  the  Group  I  Mortgage  Loans.]  See  "Description  of  the
                               Mortgage   Pool--Underwriting   Standards"  in  this   prospectus
                               supplement for information concerning the originators.

Master Servicer...........     [__________]

Servicers.................     [Wells  Fargo Bank,  National  Association,  a national  banking association],  with respect to approximately [___]% of the Group
                               I Mortgage  Loans;  [GreenPoint  Mortgage  Funding,  Inc., a New
                               York corporation],  with respect to approximately  [___]% of the
                               Group I Mortgage  Loans;  [National  City  Mortgage Co., an Ohio
                               corporation],  with respect to approximately [___]% of the Group
                               I Mortgage  Loans;  and [GMAC Mortgage  Corporation,  a Delaware
                               corporation],  with respect to approximately [___]% of the Group
                               I Mortgage  Loans and all of the Group II  Mortgage  Loans.  See
                               "Servicing"  in  this  prospectus   supplement  for  information
                               concerning certain of the servicers.]

Trustee...................     [HSBC Bank USA, National Association, a
                               national banking association. See "Pooling
                               and Servicing Agreement-The Trustee" in this
                               prospectus supplement.]

Securities Administrator..     [Wells  Fargo  Bank,  National  Association.
                               See "Pooling and Servicing Agreement-The
                               Securities Administrator" in this prospectus
                               supplement.]

Custodian.................     [Wells Fargo Bank, National
                               Association.] See "The
                               Custodian" in this
                               prospectus supplement.

Credit Risk Manager.......     [Clayton  Fixed  Income   Services  Inc.  f/k/a  The  Murrayhill
                               Company, a Colorado  corporation.] See "The Credit Risk Manager"
                               in this prospectus supplement.

Distribution Dates........     Distributions  on the offered  certificates  will be made on the
                               25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [________]
                               2006.

THE TRUST

The Depositor will establish a trust with respect to the Series 2006-[__] Mortgage Pass-Through Certificates under a pooling and servicing agreement dated as of the Cut-Off Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee. On the Closing Date, the Depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. The trust will consist of conventional fixed-rate mortgage loans with original terms to maturity of not more than thirty years. The certificates will represent all of the beneficial ownership interest in the trust.


THE MORTGAGE POOL

On the Closing Date, the trust will contain [____] one- to-four-family fixed-rate mortgage loans secured by first liens on residential real properties (the "INITIAL MORTGAGE LOANS"). During the period from the Closing Date up to and including [________ __], 2006 (the "PRE-FUNDING PERIOD"), the trust will purchase additional mortgage loans, referred to herein as subsequent mortgage loans, to be included in the mortgage pool. After the termination of the Pre-Funding Period, the trust will contain additional one to four family, first lien fixed-rate mortgage loans on residential real properties, which will include the Initial Mortgage Loans and the subsequent mortgage loans (collectively, the "MORTGAGE LOANS").

On the Closing Date, the Depositor will deposit with the Securities Administrator, on behalf of the trust, an amount equal to approximately $[__________]. This amount is referred to herein as a pre-funded amount. The pre-funded amount will be held by the Securities Administrator in an account referred to in this prospectus supplement as the pre-funding account. During the Pre-Funding Period, the Depositor may sell and the Trustee will be obligated to purchase, on behalf of the trust, from funds on deposit in the pre-funding account which will be remitted by the Securities Administrator in payment of the purchase price, subsequent mortgage loans to be included in the mortgage pool, provided that such subsequent mortgage loans satisfy the requirements described under "Description Of The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account" in this prospectus supplement. The amount on deposit in the pre-funding account will be reduced by the amount thereof used to purchase such subsequent mortgage loans during the Pre-Funding Period. Any amounts remaining in the pre-funding account after [________ __], 2006, will be distributed to the holders of the certificates in accordance with the priorities set forth herein, as a principal payment on the distribution date immediately following the termination of the Pre-Funding Period.

Because some of the Mortgage Loans will not be acquired by the trust fund until after the Closing Date, there may not be sufficient interest collections from Mortgage Loans to pay all the interest due on the certificates on the first distribution date. A capitalized interest account will be established and funded on the Closing Date to cover any such shortfalls.

References to percentages of the Mortgage Loans in this prospectus supplement are calculated based on the aggregate scheduled principal balance of the Mortgage Loans as of the Cut- Off Date, including subsequent mortgage loans that are expected to be purchased by the trust during the Pre-Funding Period from amounts on deposit in the pre-funding account as described further in this prospectus supplement.

The mortgage loans have been divided into two loan groups which we sometimes refer to in this prospectus supplement as the Group I Mortgage Loans and the Group II Mortgage Loans, and which are referred to collectively as the "Mortgage Loans" in this prospectus supplement.


REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Trustee will acknowledge the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Pooling and Servicing Agreement, within 90 days of the date of notice, provide the Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

THE MORTGAGE POOL

         The Mortgage Loans, including the expected subsequent mortgage loans, will consist of conventional 15-year to 30-year fixed-rate residential mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Mortgage Loans in the aggregate will have the following approximate characteristics:


                                                                       Range or Total           Weighted Average
-------------------------------------------------------------- ------------------------------- --------------------
Number of Mortgage Loans                                                               [____]                  ---
-------------------------------------------------------------- ------------------------------- --------------------
Aggregate Unpaid Principal Balance(1)                                           $[__________]                  ---
-------------------------------------------------------------- ------------------------------- --------------------
Unpaid Principal Balances(1)                                        $[________] - $[________]       $[________](2)
-------------------------------------------------------------- ------------------------------- --------------------
Interest Rates                                                                [___]% - [___]%               [___]%
-------------------------------------------------------------- ------------------------------- --------------------
Remaining Terms to Stated Maturity (months)                                     [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Mortgage Loan Age (months)                                                      [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Original Loan-to-Value Ratio                                                  [___]% - [___]%               [___]%
-------------------------------------------------------------- ------------------------------- --------------------
FICO Scores                                                                     [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Geographic Concentration of Mortgaged                                [___]%       [____]
Properties in Excess of 5% of the Aggregate                          [___]%       [____]
Unpaid Principal Balance                                             [___]%       [____]
                                                                     [___]%       [____]
                                                                     [___]%       [____]

Maximum Five-Digit Zip Code Concentration                             [___]%         [____]                    ---
-------------------------------------------------------------- ------------- ----------------- --------------------

(1)Approximate
(2)Average

GROUP I MORTGAGE LOANS

         The Group I Mortgage Loans, including the expected subsequent mortgage loans, will consist of conventional 20-year to 30-year fixed-rate residential mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group I Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                       Range or Total           Weighted Average
-------------------------------------------------------------- ------------------------------- --------------------
Number of Mortgage Loans                                                               [____]                  ---
-------------------------------------------------------------- ------------------------------- --------------------
Aggregate Unpaid Principal Balance(1)                                               $[______]                  ---
-------------------------------------------------------------- ------------------------------- --------------------
Unpaid Principal Balances(1)                                             $[______]- $[______]        $[______] (2)
-------------------------------------------------------------- ------------------------------- --------------------
Interest Rates                                                                [___]% - [___]%               [___]%
-------------------------------------------------------------- ------------------------------- --------------------
Remaining Terms to Stated Maturity (months)                                     [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Mortgage Loan Age (months)                                                      [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Original Loan-to-Value Ratio                                                  [___]% - [___]%               [___]%
-------------------------------------------------------------- ------------------------------- --------------------
FICO Scores                                                                     [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Geographic Concentration of Mortgaged                                [___]%       [____]
Properties in Excess of 5% of the Aggregate                          [___]%       [____]
Unpaid Principal Balance                                             [___]%       [____]


Maximum Five-Digit Zip Code Concentration                             [___]%         [____]                    ---
-------------------------------------------------------------- ------------- ----------------- --------------------

(1)Approximate
(2)Average

GROUP II MORTGAGE LOANS

         The Group II Mortgage Loans will consist of conventional 15-year and 30-year fixed-rate residential mortgage loans secured by first liens on one- to four-family residential properties. As of the Cut-Off Date, the Group II Mortgage Loans in the aggregate will have the following approximate characteristics:

                                                                       Range or Total           Weighted Average
-------------------------------------------------------------- ------------------------------- --------------------
Number of Mortgage Loans                                                               [____]                  ---
-------------------------------------------------------------- ------------------------------- --------------------
Aggregate Unpaid Principal Balance(1)                                               $[______]                  ---
-------------------------------------------------------------- ------------------------------- --------------------
Unpaid Principal Balances(1)                                             $[______]- $[______]         $[______](2)
-------------------------------------------------------------- ------------------------------- --------------------
Interest Rates                                                                [___]% - [___]%               [___]%
-------------------------------------------------------------- ------------------------------- --------------------
Remaining Terms to Stated Maturity (months)                                      [___]- [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Mortgage Loan Age (months)                                                      [___] - [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Original Loan-to-Value Ratio                                                  [___]% - [___]%               [___]%
-------------------------------------------------------------- ------------------------------- --------------------
FICO Scores                                                                      [___]- [___]                [___]
-------------------------------------------------------------- ------------------------------- --------------------
Geographic Concentration of Mortgaged                                [___]%       [____]
Properties in Excess of 5% of the Aggregate                          [___]%       [____]
Unpaid Principal Balance                                             [___]%       [____]
                                                                     [___]%       [____]
                                                                     [___]%       [____]


Maximum Five-Digit Zip Code Concentration                             [___]%         [____]                    ---
-------------------------------------------------------------- ------------- ----------------- --------------------

(1)Approximate
(2)Average

OFFERED CERTIFICATES

The Securities Administrator will execute and authenticate and the Trustee will deliver the certificates under the pooling and servicing agreement.

The Class [__] and Class [__] Certificates are offered by this prospectus supplement.

The Class [__] and Class [__] Certificates will represent senior interests principally in the Group I Mortgage Loans. The Class [__] and Class [__] Certificates will represent senior interests principally in the Group II Mortgage Loans. The Class [__] and Class [__] Certificates will represent subordinate interests in all of the Mortgage Loans.

Sometimes we refer to the certificates by their principal or interest types. Since some classes of certificates have the characteristics of more than one category, they appear more than once in the categories presented in the chart below.

-------------------------------------------------------
                  CERTIFICATE TYPES
-------------------------------------------------------

Senior Certificates:         [__], [__], [__]
---------------------------- --------------------------

Group I Senior               [__], [__], [__]
Certificates:
---------------------------- --------------------------

Group II Senior              [__], [__], [__]
Certificates
---------------------------- --------------------------

Class M Certificates or      [__]
Mezzanine Certificates:
---------------------------- --------------------------

Class B Certificates:        [__], [__], [__]
---------------------------- --------------------------

Subordinate Certificates:    [__], [__], [__]
---------------------------- --------------------------

Non-Offered Certificates:    [__], [__], [__]
---------------------------- --------------------------

Residual Certificates:       [__]
---------------------------- --------------------------

ADJUSTABLE RATE CERTIFICATES

The Class [__] and Class [__] Certificates are "ADJUSTABLE RATE CERTIFICATES". The Securities Administrator will distribute interest to the investors in the Adjustable Rate Certificates based upon the related formula set forth below. The interest rate on the Adjustable Rate Certificates will vary depending on fluctuations on the one-month London interbank offered rate, or "ONE-MONTH LIBOR."

On each distribution date, the amount of interest distributable to the Class [__] Certificates will be determined by the following formula: the lesser of (a) One-Month LIBOR plus 0.42% per annum and (b) 5.500% per annum.

On each distribution date, the Class [__] Certificates will accrue interest on a notional amount equal to the certificate principal balance of the Class [__] Certificates. The amount of interest distributable to the Class [__] Certificates will be determined by the following formula: the lesser of (i) the excess, if any, of 5.500% over the Class [__] interest rate for the related distribution date and (ii) 5.08% per annum, but will not be less than zero on any distribution date.

On each distribution date, the amount of interest distributable to the Class [__] Certificates will be determined by the following formula: the lesser of (a) One-Month LIBOR plus 1.40% per annum and (b) 6.500% per annum.

On each distribution date, the amount of interest distributable to the Class I-A-6 Certificates will be determined by the following formula: the excess of
(i) 28.050% over (ii) the product of (a) One-Month LIBOR and (b) 5.500, but will not be less than zero on any distribution date.

LOCKOUT CERTIFICATES

The Class [__] and Class [__] Certificates are "LOCKOUT CERTIFICATES". Prior to the distribution date in [________ ____], the Securities Administrator will generally not distribute payments of principal to the holders of the Lockout Certificates. On and after the distribution date in [________ ____], the Securities Administrator will generally distribute specified percentages of an increasing percentage of scheduled principal payments, principal prepayments and the principal portion of liquidation proceeds with respect to the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, to the holders of the Lockout Certificates until they are entitled to their pro rata percentage of scheduled principal payments, principal prepayments and the principal portion of liquidation proceeds with respect to the Group I Mortgage Loans or Group II Mortgage Loans, as applicable.

The Class [__] and Class [__] Certificates will each accrue interest at the fixed rate set forth on pages -iii- and -iv- of this prospectus supplement.

ACCRUAL CERTIFICATES

The Class [__] Certificates are "Accrual Certificates". Prior to the date which is the earlier of (i) the date on which the certificate principal balance of each class of Subordinate Certificates has been reduced to zero and (ii) the distribution date on which the aggregate certificate principal balance of the Class [__] and Class [__] Certificates has been reduced to zero, interest that would otherwise be payable to the Class [__] Certificates will be distributed as principal to the Class [__] and Class [__] Certificates as described in this prospectus supplement, and the certificate principal balance of the Class [__] Certificates will be increased by such amount.

CLASS [__] CERTIFICATES

The Class [__] Certificates are principal only certificates. This means that the Securities Administrator will not distribute interest to investors in such certificates.

The Securities Administrator will distribute a fixed portion of the principal payments received in respect of each Group I Mortgage Loan having a net mortgage rate as of the Cut-Off Date of less than 5.500% to investors in the Class [__] Certificates. These mortgage loans are referred to in this prospectus supplement as "GROUP I DISCOUNT LOANS". This portion is determined with respect to each Group I Discount Loan based on a fraction, the numerator of which is the difference between 5.500% and the net mortgage rate on such Group I Discount Loan and the denominator of which is 5.500%.

CLASS [__] CERTIFICATES

The Class [__] Certificates are principal only certificates. This means that the Securities Administrator will not distribute interest to investors in such certificates.

The Securities Administrator will distribute a fixed portion of the principal payments received in respect of each Group II Mortgage Loan having a net mortgage rate as of the Cut-Off Date of less than 5.500% to investors in the Class [__] Certificates. These mortgage loans are referred to in this prospectus supplement as "GROUP II DISCOUNT LOANS". This portion is determined with respect to each Group II Discount Loan based on a fraction, the numerator of which is the difference between 5.500% and the net mortgage rate on such Group II Discount Loan and the denominator of which is 5.500%.

CLASS [__] CERTIFICATES

The Class [__] Certificates are interest-only certificates. This means that the Securities Administrator will distribute interest (based upon the notional amount thereof) but will not distribute principal to investors in the Class [__] Certificates.

On each distribution date, the Class [__] Certificates will accrue interest on a notional amount equal to the aggregate principal balance of the Group I Mortgage Loans. The amount of interest distributable to the Class [__] Certificates will be determined by the following formula: the excess of (i) the weighted average of the net mortgage rates of the Group I Mortgage Loans over (ii) 5.500%, but will not be less than zero on any distribution date. For the purpose of this calculation, the Group I Discount Loans are assumed to have a net mortgage rate of 5.500%.

CLASS [__] CERTIFICATES

The Class [__] Certificates are interest-only certificates. This means that the Securities Administrator will distribute interest (based upon the notional amount thereof) but will not distribute principal to investors in the Class [__] Certificates.

On each distribution date, the Class [__] Certificates will accrue interest on a notional amount equal to the aggregate principal balance of the Group II Mortgage Loans. The amount of interest distributable to the Class [__] Certificates will be determined by the following formula: the excess of (i) the weighted average of the net mortgage rates of the Group II Mortgage Loans over
(ii) [___]%, but will not be less than zero on any distribution date. For the purpose of this calculation, the Group II Discount Loans are assumed to have a net mortgage rate of [___]%.

SUBORDINATE CERTIFICATES

On each distribution date, interest will accrue on each class of Subordinate Certificates at a per annum rate equal to [___]%.

RESIDUAL CERTIFICATES

The Class R Certificates, which are offered by this prospectus supplement, represent the residual interests in each REMIC.

The Class R Certificates will accrue interest at a per annum rate equal to 5.500%.

NON-OFFERED CERTIFICATES

The Class [__] and Class [__] Certificates, which represent subordinate interests in all of the Mortgage Loans, are not offered by this prospectus supplement. In addition, the Class [__] Certificates, which will be entitled to prepayment charges on approximately [__]% of the Mortgage Loans serviced by [GMAC Mortgage Corporation], and the Class [__] Certificates, which will be entitled to prepayment charges on the Mortgage Loans serviced by [Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc., National City Mortgage Co.] and approximately [__]% of the Mortgage Loans serviced by [GMAC Mortgage Corporation], are not offered by this prospectus supplement.

BOOK-ENTRY REGISTRATION

The offered certificates (other than the Class R Certificates) will be available only in book-entry form through the facilities of The Depository Trust Company, except under limited circumstances. See "Description of the Certificates--Book-Entry Registration".

AVAILABLE DISTRIBUTION AMOUNT

On each distribution date, the Securities Administrator will make distributions to the Certificateholders from the available distribution amount with respect to the related loan group or groups for such distribution date. The available distribution amount with respect to each loan group on any distribution date will generally include the following amounts, net of servicing fees, fees payable to the Credit Risk Manager, prepayment charges with respect to the Mortgage Loans and certain other expenses of the trust:

o amounts due on the Mortgage Loans in the related loan group during the related due period and received prior to the related determination date in respect of scheduled principal and interest payments (including advances received from the Servicers and/or the Master Servicer);

o full and partial prepayments received on the Mortgage Loans in the related loan group during the related prepayment period (including compensating interest received from the Servicers and/or the Master Servicer);

o any other unscheduled amounts received on the Mortgage Loans in the related loan group during the related prepayment period, including liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries; and

o with respect to any distribution date during the Pre-Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited into the distribution account from the capitalized interest account, and with respect to any distribution date immediately following the termination of the Pre-Funding Period, any remaining pre-funded amount, each as described in this prospectus supplement.

INTEREST DISTRIBUTIONS

On each distribution date, interest will be distributed to each class of interest bearing certificates in an amount equal to (i) interest accrued during the related interest accrual period on the related certificate principal balance or notional amount for such class of certificates at the related interest rate for such class of certificates, less any interest shortfalls allocated to such class of certificates as described below, plus (ii) interest accrued but unpaid on prior distribution dates. Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months.

On each distribution date, interest accrued on each class of interest bearing certificates will be reduced by such class's pro rata share of (i) prepayment interest shortfalls on the Mortgage Loans in the related loan group not covered by compensating interest, (ii) interest shortfalls on the Mortgage Loans in the related loan group as a result of the application of the Servicemembers Civil Relief Act, or similar state or local laws and (iii) certain realized losses on the Mortgage Loans in the related loan group attributable to interest.

The Senior Certificates, other than the Class [__] Certificates and Class [__] Certificates, will be entitled to payments of interest prior to the payment of interest to the Subordinate Certificates. Each class of Subordinate Certificates with a higher payment priority will be entitled to payments of interest prior to the payment of interest to any class of Subordinate Certificates with a lower payment priority.

See "Description of the Certificates--Priority of Distributions" and "--Interest Calculations on the Certificates" in this prospectus supplement.

PRINCIPAL DISTRIBUTIONS

On each distribution date, the Securities Administrator will make payments of principal to the certificates then entitled to principal from the available distribution amount with respect to the related Mortgage Loans, in the amounts and in the order of priority described in this prospectus supplement.

See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

CREDIT ENHANCEMENT

SUBORDINATION AND ALLOCATION OF LOSSES. The Senior Certificates will have a payment priority over the Subordinate Certificates. The certificates shown in the second column in the following table will be subordinated in their right to receive interest and principal payments. They will bear all realized losses on the Mortgage Loans before the certificates shown on the same line in the first column bear such losses, with limited exceptions for certain types of losses. The support provided by the certificates shown in the second column is intended to enhance the likelihood that the certificates shown in the first column will receive expected monthly payments of interest and principal.

                                        Initial Credit
                                           Support
   Class(es)         Credit Support      Percentage(1)
----------------- -------------------- ----------------
Senior            Subordinate
Certificates      Certificates             [___]%
----------------- -------------------- ----------------
Class [__]        Class [__]
Certificates      Certificates             [___]%
----------------- -------------------- ----------------
                  Class [__], Class
                  [__], Class [__]
Class [__]        and Class [__]
Certificates      Certificates             [___]%
----------------- -------------------- ----------------
                  Class [__], Class
Class [__]        [__] and Class
Certificates      [__] Certificates        [___]%
----------------- -------------------- ----------------
                  Class [__]
                  Certificates and
Class [__]        Class [__]
Certificates      Certificates             [___]%
----------------- -------------------- ----------------
Class [__]        Class [__]
Certificates      Certificates             [___]%
----------------- -------------------- ----------------
Class [__]
Certificates      [N/A]                    [___]%
----------------- -------------------- ----------------

(1) In each row, the initial certificate principal balance of the certificates listed under "credit support" as a percentage of the aggregate principal balance of the Mortgage Loans, as of the Cut-Off Date.


The Securities Administrator will distribute prepayments with respect to the Group I Mortgage Loans and Group II Mortgage Loans in a manner that will enhance the likelihood that investors in the related Senior Certificates (other than the Class [__] and Class [__] Certificates) will be paid the full amount of principal to which they are entitled. During the first five years, the Securities Administrator will generally distribute all of the principal prepayments from the Group I Mortgage Loans and Group II Mortgage Loans to the Senior Certificates (other than the Class [__] and Class [__] Certificates) relating to such loan group. Then, over the following four years, the distribution of principal prepayments to the Senior Certificates (other than the Class [__] and Class [__] Certificates) will decrease as the Securities Administrator begins to distribute an increasingly larger portion of principal prepayments to the Subordinate Certificates. On the December 2014 distribution date, the Securities Administrator will distribute principal prepayments with respect to the Group I Mortgage Loans and Group II Mortgage Loans proportionately between the Senior Certificates (other than the Class [__] and Class [__] Certificates) relating to such loan group and the Subordinate Certificates if certain tests are met.

See "Description of the Certificates--Subordination and Allocation of Losses" in this prospectus supplement.

CROSS-COLLATERALIZATION. On each distribution date prior to the date on which the certificate principal balances of the Subordinate Certificates have been reduced to zero, funds otherwise payable to the Subordinate Certificates are required to be applied to payment of the Senior Certificates (i) first, to cover any unpaid interest on the Senior Certificates (other than the Class [__] and Class [__] Certificates), (ii) second, in respect of certain shortfall amounts allocable to the Class I-A-PO Certificates and Class [__] Certificates, (iii) third, to pay principal to those classes of Senior Certificates entitled to principal and for which the certificate principal balance of such classes of Senior Certificates exceeds the aggregate scheduled principal balance of the Mortgage Loans in the related loan group, and (iv) fourth, to maintain subordination levels for the outstanding classes of Senior Certificates under limited circumstances where one or more classes of Senior Certificates have been paid in full. This feature is called "cross-collateralization".

We refer you to "Description of the Certificates--Cross-collateralization" in this prospectus supplement.

THE CAP AGREEMENT. For each distribution date occurring on or prior to the distribution date in [________ ____], the Class [__] Certificates will have the benefit of a cap agreement (the "CAP AGREEMENT") which is intended partially to mitigate interest rate risk. The Cap Agreement requires The Bank of New York (the "CAP PROVIDER") to make a cap payment in an amount equal to the product of:

(1) the excess, if any, of One-Month LIBOR (as determined pursuant to the Cap Agreement) over 5.08% (provided, however, that if One-Month LIBOR exceeds 9.08%, the payment due will be calculated as if One-Month LIBOR were 9.08%);

(2) the scheduled notional amount for the related distribution date; and

(3) a fraction, the numerator of which is 30 and the denominator of which is 360.

Cap payments, if any, made by the Cap Provider will be deposited into a reserve fund and will be available for distribution on the Class [__] Certificates in respect of any interest shortfall amounts resulting from the application of the applicable rate cap to the limited extent described in this prospectus supplement. See "Description of the Certificates" and "The Cap Agreement and the Cap Provider" in this prospectus supplement.

RETENTION OF CERTAIN SERVICING RIGHTS

[DB Structured Products, Inc.], as owner of certain of the Mortgage Loans to be sold to the trust fund, will retain certain rights relating to the servicing of such Mortgage Loans, including the right to sell the servicing rights with respect to approximately [___]% of the Mortgage Loans serviced by GMAC Mortgage Corporation at any time to a successor servicer as further specified in the pooling and servicing agreement. See "Servicing--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

ADVANCES

Each Servicer will be required to advance delinquent payments of principal and interest on the Mortgage Loans serviced by it, subject to the limitations described under "Description of the Certificates--Advances" in this prospectus supplement. The Master Servicer will be obligated to make any required delinquency advance if the applicable Servicer fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. The applicable Servicer or the Master Servicer, as the case may be, is entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement. See "Description of the Certificates--Advances" in this prospectus supplement and "Description of the Securities--Advances in Respect of Delinquencies" in the prospectus.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such Monthly Payments collected. The master servicer will pay the trustee fee and the servicing fees from its fee.

OPTIONAL TERMINATION

The Master Servicer may, at its option, purchase the Mortgage Loans (and any properties acquired in respect of the Mortgage Loans) when the total outstanding principal balance of the Mortgage Loans (and the fair market value of any properties acquired in respect of the Mortgage Loans) on any distribution date is less than or equal to 10% of the total outstanding principal balance of the Mortgage Loans as of the Cut-Off Date (which includes the subsequent mortgage loans expected to be purchased by the trust during the Pre-Funding Period).

See "Description of the Certificates--Optional Termination" in this prospectus supplement.

FEDERAL INCOME TAX TREATMENT

For federal income tax purposes, the trust will be comprised of multiple real estate mortgage investment conduits, exclusive of the reserve funds, the pre-funding account, the capitalized interest account, any basis risk carryover amounts and payments made pursuant to the Cap Agreement (each as described in this prospectus supplement).

See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.

RATINGS

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody's Investors Service, Inc., which is referred to herein as Moody's:

   OFFERED
CERTIFICATES          S&P         MOODY'S
------------      ----------    -----------
Class I-A-1          [__]          [__]
Class II-A-1         [__]          [__]
Class II-A-2         [__]          [__]
Class II-X           [__]          [__]
Class B-1            [__]          [__]
Class B-2            [__]          [__]
Class B-3            [__]          [__]
Class B-4            [__]          [__]
Class B-5            [__]          [__]
Class R-I            [__]          [__]
Class R-II           [__]          [__]
Class R-III          [__]          [__]


A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors or whether the investors in the interest only certificates may fail to recover fully their initial investment.

See "Yield on the Certificates" and "Ratings" in this prospectus supplement and "Yield Considerations" in the prospectus.

LEGAL INVESTMENT

After the termination of the Pre-Funding Period, the offered certificates (other than the Class [__] and Class [__] Certificates) will constitute
"mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Investors should consult their own legal counsel in determining the extent to which the offered certificates constitute legal investments for them. See "Legal Investment Aspects" in this prospectus supplement.

ERISA CONSIDERATIONS

In general, the offered certificates, other than the Class R Certificates, will be eligible for purchase by retirement plans subject to ERISA. Sales of the Class R Certificates to such plans are prohibited, except as permitted under "ERISA Considerations". Investors are encouraged to consult with their legal counsel with respect to the consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the offered certificates.

Any investor in the offered certificates will be deemed to make certain representations in connection with the purchase and holding of the offered certificates. See "ERISA Considerations" in this prospectus supplement.

                              TRANSACTION STRUCTURE


                                    [DIAGRAM]

                                  RISK FACTORS

         The offered certificates may not be suitable investments for you. In particular, you should not purchase certificates of any class unless you understand and are able to bear the prepayment, credit, liquidity, and market risks associated with that class.

         The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the prospectus in the context of your financial situation.

         The yield of each class of certificates will depend upon, among other things, the price you paid for your certificates and the rate and timing of principal payments on the related Mortgage Loans, including prepayments, defaults and liquidations, as well as the actual characteristics of the Mortgage Loans. Mortgage prepayment rates are likely to fluctuate significantly from time to time. You should consider the associated risks, including the following:

PREPAYMENTS ON THE MORTGAGE LOANS MAY AFFECT THE YIELD ON YOUR CERTIFICATES.

         o If the Mortgage Loans in a loan group are prepaid at a rate faster than assumed, this may reduce the yields of any related classes of certificates purchased at a premium over their certificate principal balances. However, with respect to approximately [___]% of the Group I Mortgage Loans and approximately [___]% of the Group II Mortgage Loans, by aggregate principal balance of the related Mortgage Loans as of the Cut-Off Date, a prepayment may subject the related mortgagor to a prepayment charge.

        o The holders of the Class P-1 Certificates are entitled to all prepayment charges received on approximately [___]% of the Mortgage Loans serviced by GMAC Mortgage Corporation, and the holders of the Class P-2 Certificates are entitled to all prepayment charges received on the Mortgage Loans serviced by [Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc., National City Mortgage Co. and approximately [___]% of the Mortgage Loans serviced by GMAC Mortgage Corporation]. These amounts will not be available for distribution on other classes of certificates. The holders of the Class P-1 Certificates and Class P-2 Certificates should be aware that, under the limited circumstances described in the servicing agreements, a servicer may waive in whole or in part the payment of an otherwise applicable prepayment charge.

        o If the Mortgage Loans in a loan group are prepaid at a rate slower than assumed, this may reduce the yields of any related classes of certificates purchased at a discount to their certificate principal balances.

        o Any time your principal is repaid to you at a time when you did not expect to receive it, you may not be able to reinvest your funds at the same rate or a higher rate of return than the interest rate on your certificates.

        o If the Group I Mortgage Loans having net mortgage rates less than 5.500% per annum are prepaid at a rate slower than assumed, this may reduce the yield of the Class [___] Certificates.

        o If the Group I Mortgage Loans having net mortgage rates equal to or greater than 5.500% per annum are prepaid at a rate faster than assumed, this may reduce the yield of the Class [___] Certificates, and investors in these certificates may not fully recoup their initial investments.

        o A faster than expected rate of principal payments on the Group I Mortgage Loans will reduce the certificate principal balance of the Class [___] Certificates and thus have an adverse effect on the yield to investors in the Class [___] Certificates since the notional amount of the Class [___] Certificates is equal to the certificate principal balance of the Class [___] Certificates which could result in the failure of investors in these certificates to fully recover their initial investments.

        o If the Group II Mortgage Loans having net mortgage rates less than 5.500% per annum are prepaid at a rate slower than assumed, this may reduce the yield of the Class [___] Certificates.

        o If the Group II Mortgage Loans having net mortgage rates equal to or greater than 5.500% per annum are prepaid at a rate faster than assumed, this may reduce the yield of the Class [___] Certificates, and investors in these certificates may not fully recoup their initial investments.

        o The Class [__] and Class [__] Certificates will generally not be entitled to receive any distributions of principal prior to the distribution date in [________ ____]. On and after the distribution date in [________ ____], the Securities Administrator will generally distribute specified percentages of scheduled principal payments, principal prepayments and the principal portion of liquidation proceeds with respect to the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, to the investors in the Class [__] and Class [__] Certificates, which percentages will generally increase over time.

        o The Subordinate Certificates will not be entitled to receive any principal prepayments on the Mortgage Loans until the distribution date in [________ ____], unless the certificate principal balances of the Senior Certificates (other than the Class [__] and Class [__] Certificates) have been reduced to zero prior to that date. On each distribution date which occurs during the next four years, the Subordinate Certificates will be entitled to receive distributions allocable to principal based on a disproportionately small percentage of principal prepayments on the Mortgage Loans, and the Senior Certificates (other than the Class I-A-2, Class I-A-IO and Class II-A-IO Class [__] and Class [__] Certificates) will be entitled to receive distributions allocable to principal based on a disproportionately large percentage of principal prepayments on such Mortgage Loans. To the extent that no principal prepayments or a disproportionately small percentage of such prepayments are distributed on the Subordinate Certificates, the subordination afforded to the Senior Certificates by the Subordinate Certificates, in the absence of losses allocated to the Subordinate Certificates, will be increased. This effect is intended to preserve the subordination provided by the Subordinate Certificates to the Senior Certificates.

        o If the actual characteristics and behavior of the Mortgage Loans differ from what you assumed, it can have a significant effect on the weighted average lives and yields of the related classes of certificates.

        o The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including prevailing mortgage market interest rates and the particular terms of the mortgage loans. There is no guarantee as to the actual rate of prepayment on the Mortgage Loans, or that the rate of prepayment will conform to any model described in this prospectus supplement or in the prospectus. See "Prepayment and Yield Considerations" in this prospectus supplement and "Yield Considerations" in the prospectus.

FLUCTUATIONS IN THE INTEREST RATE OF THE ADJUSTABLE RATE CERTIFICATES WILL AFFECT THE YIELD ON THESE CERTIFICATES.

         The Adjustable Rate Certificates will accrue interest at an adjustable rate determined separately for each distribution date according to One-Month LIBOR in the manner described under "Description of the Certificates--Calculation of One-Month LIBOR" in this prospectus supplement. The interest rate on the Adjustable Rate Certificates (other than the Class [__] Certificates and Class [__] Certificates) will vary in direct correlation with One-Month LIBOR. The interest rate on the Class [__] Certificates and Class [__] Certificates will vary inversely with One-Month LIBOR. Therefore, the yield to investors in the Adjustable Rate Certificates will be sensitive to fluctuations in One-Month LIBOR.

THE INTEREST RATES ON THE CLASS [__] CERTIFICATES AND CLASS [__] CERTIFICATES MAY RESULT IN SHORTFALLS.

        o The interest rate on the Class [__] Certificates is equal to the lesser of (i) One-Month LIBOR plus [___]% per annum and
                  (ii) 5.500% per annum. To the extent the interest rate on the Class [__] Certificates is limited to 5.500% per annum, the difference between that rate and the interest rate that would otherwise have been applicable to the Class [__] Certificates absent such limitation will create a shortfall. Any such shortfalls will carry forward with interest thereon and may be paid on that distribution date or on a subsequent distribution date to the extent of amounts paid pursuant to the Cap Agreement or from the reserve fund. These shortfalls may remain unpaid on the optional termination date with respect to the Mortgage Loans or, if the optional termination with respect to the Mortgage Loans is not exercised, on the final distribution date.

        o The interest rate on the Class [__] Certificates is equal to the lesser of (i) One-Month LIBOR plus 1.40% per annum and
                  (ii) 6.500% per annum. To the extent the interest rate on the Class [__] Certificates is limited to 6.500% per annum, the difference between that rate and the interest rate that would otherwise have been applicable to the Class [__] Certificates absent such limitation will create a shortfall. Any such shortfalls will not be paid to the holders of the Class [__] Certificates on any distribution date.

LOSSES AND DELINQUENT PAYMENTS ON THE MORTGAGE LOANS IN A LOAN GROUP MAY AFFECT THE RETURN ON THE CLASS [__], CLASS [__] AND SUBORDINATE CERTIFICATES.

        o If, as a result of losses on the Mortgage Loans, the certificate principal balances of a class of Subordinate Certificates is reduced to zero, each class of Subordinate Certificates immediately senior to such class will be extremely sensitive to losses on the Mortgage Loans since such losses will then be allocated to the next most subordinate class of certificates, until the certificate principal balance of such class has been reduced to zero. Losses on the Mortgage Loans will be allocated to the Class [__] and Class [__] Certificates, in that order, until their respective certificate principal balances are reduced to zero. If, as a result of losses on the Mortgage Loans, the certificate principal balances of the Subordinate Certificates are reduced to zero, the yield on the Senior Certificates will be extremely sensitive to losses on the Mortgage Loans in the related loan group since such losses will then be allocated to the related Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) until the certificate principal balances of each such class has been reduced to zero. The allocation of losses to the Group I Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) and Group II Senior Certificates (other than the Class [__] Certificates) will be allocated on a pro rata basis within each such group; provided that for purposes of the allocation of realized losses (i) with respect to the Group I Mortgage Loans, the Class [__] Certificates are subordinate to the Class [__] Certificates and Class [__] Certificates and therefore realized losses allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and (ii) with respect to the Group II Mortgage Loans, the Class [__] Certificates are subordinate to the Class [__] Certificates and therefore realized losses allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero.

        o Delinquencies on the Mortgage Loans that are not covered by amounts advanced by the Servicers or the Master Servicer, as applicable, because the related Servicer or the Master Servicer believes the amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] and the related Senior Certificates, in that order. Because of the priority of distributions, shortfalls resulting from delinquencies on the related Mortgage Loans will be borne first by the Subordinate Certificates in the reverse order of their seniority, and then by the Senior Certificates of the related loan group. The allocation of losses to the Group I Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) and Group II Senior Certificates (other than the Class [__] Certificates) will be allocated on a pro rata basis within each such group; provided that for purposes of the allocation of realized losses (i) with respect to the Group I Mortgage Loans, the Class [__] Certificates are subordinate to the Class [__] Certificates and Class [__] Certificates and therefore realized losses allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[_________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates respectively, until the certificate principal balance of each such class has been reduced to zero; and (ii) with respect to the Group II Mortgage Loans, the Class [__] Certificates are subordinate to the Class [__] Certificates and therefore realized losses allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero. Realized losses will be allocated to a class of certificates by reducing or "writing down" the certificate principal balance thereof. Such written down amounts will not accrue interest, nor will such amounts be reinstated unless a Servicer collects subsequent recoveries with respect to the related Mortgage Loans. See "Subordination and Allocation of Losses" in this prospectus supplement.

        o The yield on the Subordinate Certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the Mortgage Loans. In general, losses on the Mortgage Loans and the resulting reduction in the certificate principal balance of the Subordinate Certificates will result in less interest accruing on such certificates than would otherwise be the case. The earlier a loss and resulting reduction in certificate principal balance occurs, the greater the effect on an investor's yield. The yield on the Subordinate Certificates will also be affected by the disproportionate allocations of principal prepayments and liquidation proceeds to the Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates), and the allocation of shortfalls in available funds to such classes.

THE CLASS [__] CERTIFICATES INVOLVE ADDITIONAL RISK.

        o Investors in the Class [__] Certificates should be aware that the yield to such investors may be extremely sensitive to defaults on the Group I Mortgage Loans, and the rate and timing of principal prepayments. Because the notional amount of the Class [__] Certificates is tied to the certificate principal balance of the Class [__] Certificates any reduction in the certificate principal balance of the Class [__] Certificates as a result of distributions in respect of principal prepayments on the Group I Mortgage Loans or the allocation of losses resulting from defaults on the Group I Mortgage Loans, will result in a reduction in the notional amount of the Class [__] Certificates and thus, reduce the amount of interest distributable to the holders of the Class [__] Certificates, following such distributions in respect of principal prepayments or the allocation of losses.

        o In addition, investors in the Class [__] Certificates should note that since the interest rate on the Class [__] Certificates is calculated at a rate equal to a fixed rate over One-Month LIBOR as specified in this prospectus supplement, if the fixed rate on any distribution date is equal to or less than One-Month LIBOR, the Class [__] Certificates will not receive a payment of interest on that distribution date.

IT MAY NOT BE POSSIBLE TO FIND AN INVESTOR TO PURCHASE YOUR CERTIFICATES.

         The underwriter intends to make a market for the purchase and sale of the offered certificates after their initial issuance but has no obligation to do so. There is no assurance that such a secondary market will develop for any class of certificates, or, if it develops, that it will continue. Consequently, investors may not be able to sell their certificates readily or at prices that will enable them to realize their desired yield. The market values of the certificates are likely to fluctuate. These fluctuations may be significant and could result in significant losses to investors. The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means you may not be able to find another investor to buy your certificates, which can have a severely adverse effect on the market value of your certificates. Illiquidity is more likely for classes that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. However, any class of certificates may experience illiquidity.

THE CONCENTRATION OF MORTGAGE LOANS WITH CERTAIN CHARACTERISTICS MAY CHANGE OVER TIME, WHICH MAY AFFECT THE TIMING AND AMOUNT OF PAYMENTS ON YOUR CERTIFICATES.

         The concentration of the Mortgage Loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases and substitutions due to breaches of representations and warranties. Because principal payments on the Mortgage Loans of a loan group are payable to the Subordinate Certificates only after payments are made to the related Senior Certificates, the Subordinate Certificates are more likely to be exposed to any risks associated with changes in concentrations of Mortgage Loans or property characteristics.

THE RETURN ON YOUR CERTIFICATES MAY BE PARTICULARLY SENSITIVE TO CHANGES IN THE REAL ESTATE MARKETS IN CERTAIN GEOGRAPHICAL AREAS.

         A decline in real estate values or changes in mortgage market interest rates may affect the yield on your certificates. If the residential real estate market in the locale of properties securing the Mortgage Loans should experience an overall decline in property values so that the outstanding balances of the Mortgage Loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that these losses are not covered by any applicable insurance policies or other credit enhancement, Certificateholders will bear all risk of loss resulting from default by mortgagors on the Mortgage Loans in the related loan group. The amount of losses will depend primarily upon the value of the mortgaged properties for recovery of the outstanding principal balance and unpaid interest of the defaulted Mortgage Loans.

         As of the Cut-Off Date, mortgaged properties located in the State of California, the State of New York and the State of Florida secure approximately [___]%,[___]% and [___]%, respectively, of the Group I Mortgage Loans. As of the Cut-off Date, mortgaged properties located in the State of California, the State of New York, the State of Florida, the State of Maryland and the State of Virginia secure approximately [___]%,[___]%,[___]%,[___]% and [___]%, respectively, of the Group II Mortgage Loans. As of the Cut-off Date, mortgaged properties located in the State of California, the State of New York, the State of Florida, the State of Virginia and the State of Maryland secure approximately [___]%,[___]%,[___]%,[___]% and [___]%, respectively, of the Mortgage Loans in the aggregate. If the residential real estate market in these States should experience an overall decline in property values, the rates of delinquency, foreclosure, bankruptcy and loss on those Mortgage Loans may be expected to increase, and may increase substantially, as compared to such rates in a stable or improving real estate market.

           [Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations.]

         At the time of printing of this prospectus supplement, many properties in the Gulf Coast area had been affected by Hurricane Katrina, Hurricane Rita and Hurricane Wilma, and additional hurricane activity is forecast. The tabular disclosures in this prospectus supplement reflect certain Mortgage Loans secured by properties in Florida, Texas, Louisiana, Mississippi and Alabama in locations that may have been or, prior to the Closing Date, may be affected by such hurricanes. At the Closing Date, the Depositor will determine whether any of such Mortgage Loans are secured by mortgaged properties in locations affected by such hurricanes. Mortgage Loans in such locations will be specifically identified and will be deemed to have been included in the mortgage pool only if, within a reasonable time after the Closing Date, the Depositor determines that they did in fact meet the criteria for inclusion in the mortgage pool (including that the combined loan-to-value ratio at the Closing Date was 100 percent or less). In the event that such a determination cannot be made within a reasonable time period after the Closing Date, the Mortgage Loans will not be added to the mortgage pool.

PAYMENTS FROM THE MORTGAGE LOANS ARE THE SOLE SOURCE OF PAYMENTS ON THE CERTIFICATES.

         The certificates do not represent an interest in or obligation of the Sponsors, the Depositor, the Originators, the Master Servicer, the Securities Administrator, the Custodian, the Servicers, the Trustee, the underwriter or any of their affiliates. However, the Sponsors and the Depositor have limited obligations with respect to certain breaches of representations and warranties made with respect to the Mortgage Loans. No governmental agency or instrumentality, the Depositor, the Sponsors, the Originators, the Master Servicer, the Servicers, the Trustee, the Underwriter nor any of their affiliates will guarantee or insure either the certificates or the Mortgage Loans. Consequently, if payments on the Mortgage Loans of a loan group are insufficient or otherwise unavailable to make all payments required on the related certificates, you will have no recourse to the Depositor, the Sponsors, the Master Servicer, the Originators, the Servicers, the Trustee, the underwriter or any of their affiliates. Except in limited circumstances described in this prospectus supplement, the Group I Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group I Mortgage Loans and the Group II Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group II Mortgage Loans.

INCREASED RISK OF LOSS ON THE MORTGAGE LOANS AS A RESULT OF INTEREST-ONLY LOANS.

         Approximately [___]% and [___]% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, by aggregate principal balance of the Mortgage Loans in the related loan group as of the Cut-Off Date, require the mortgagors to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully on or prior to its final payment date. When the mortgagor's monthly payment increases, the mortgagor may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments are required to be made on such Mortgage Loans for five or ten years following origination, the Certificateholders will receive smaller principal distributions during such period than they would have received if the related mortgagors were required to make monthly payments of interest and principal for the entire lives of such Mortgage Loans. This slower rate of principal distributions may reduce the return on the Certificateholders' investment.

THE CLASS R CERTIFICATES HAVE TAX IMPLICATIONS THAT ARE DIFFERENT FROM THE OTHER CERTIFICATES.

        o The Class R Certificateholders will be required to report on their federal income tax returns as ordinary income their pro rata share of taxable income of each REMIC regardless of the amount or timing of their receipt of cash payments. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus and "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificate" in this prospectus supplement. Accordingly, the Class R Certificateholders may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that period which results in a negative after-tax return. The requirement that the Class R Certificateholders report their pro rata share of the taxable income and net loss of each REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class R Certificateholders have received full payment of their stated interest and principal. It is expected that all or a substantial portion of each such REMICs' taxable income will be treated as "excess inclusion" income to the Class R Certificateholder which "excess inclusion" income:

        o         will not be subject to offset by losses from other activities;

        o for a tax-exempt holder, will be treated as unrelated business taxable income; and

        o for a foreign holder, will not qualify for tax treaty rate reduction or statutory exemption for withholding tax.

        o Individual Class R Certificateholders may be limited in their ability to deduct servicing fees and other non-interest expenses of each REMIC. Because of the special tax treatment of REMIC residual interests, the taxable income arising in a given year on a REMIC residual interest will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class R Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Material Federal Income Tax Considerations-- REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus and "Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificate" in this prospectus supplement.

THE BANKRUPTCY OR INSOLVENCY OF A SERVICER OR THE MASTER SERVICER COULD FURTHER DELAY OR REDUCE PAYMENTS TO YOU.

        o If a Servicer or the Master Servicer becomes the subject of bankruptcy or similar proceedings, the Trustee's claim to collections in such Servicer's or the Master Servicer's possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

        o Additionally, if a Servicer defaults on its obligations under the related servicing agreement or the Master Servicer defaults on its obligations under the pooling and servicing agreement solely because it becomes insolvent, the bankruptcy court or other similar entity might have the power to prevent the appointment of a new servicer or master servicer. In this event, the ability of that Servicer or the Master Servicer to service the related Mortgage Loans or, in the case of the Master Servicer, to oversee the Servicers could be impaired by its bankruptcy or insolvency, and its actions would be supervised by the bankruptcy court or other similar entity, which could cause delays in payments being made on your certificates.

ATTEMPTED RECHARACTERIZATION OF THE TRANSFER FROM THE SPONSORS TO THE DEPOSITOR AND FROM THE DEPOSITOR TO THE TRUST COULD DELAY OR REDUCE PAYMENTS TO YOU.

         We expect that the transfer of the Mortgage Loans from the Sponsors to the Depositor, and from the Depositor to the trust, will each be characterized as a sale. Each of the Sponsors and the Depositor has documented its respective transfer as a sale. However, a bankruptcy trustee or creditor of a Sponsor may take the position that the transfer of the Mortgage Loans to the Depositor should be recharacterized as a pledge of the Mortgage Loans to secure a loan. If so, the Depositor would be required to go through court proceedings to establish its rights to collections on the Mortgage Loans. Similarly, a bankruptcy trustee or creditor of the Depositor may take the position that the transfer of the Mortgage Loans to the trust should be recharacterized as a pledge of the Mortgage Loans to secure a loan. If so, the Trustee would be required to go through court proceedings to establish its rights to collections on the Mortgage Loans. If either or both of these events occur, payments on your certificates could be delayed or reduced.

THE CAP AGREEMENT IS SUBJECT TO COUNTERPARTY RISK.

         The assets of the trust include the Cap Agreement which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class [__] Certificates. To the extent that distributions on the Class [__] Certificates depend in part on payments to be received by the Securities Administrator under the Cap Agreement, the ability of the Securities Administrator to make such distributions on the Class [__] Certificates will be subject to the credit risk of the counterparty to the Cap Agreement. Although there is a mechanism in place to facilitate replacement of the Cap Agreement upon the default or credit impairment of the counterparty, there can be no assurance that any such mechanism will result in the ability of the Trustee to obtain a suitable replacement Cap Agreement. In addition, pursuant to the terms of the Cap Agreement, if the Cap Provider's short-term unsecured and unsubordinated debt ratings fall below the levels specified in the Cap Agreement, the Cap Provider will be required, at its own expense to, (i) replace the position within thirty (30) days with a counterparty provided that the short-term unsecured and unsubordinated debt ratings of such counterparty shall be rated at or above the ratings specified in the Cap Agreement or (ii) obtain a guaranty of, or a contingent agreement of, another person provided that the short-term unsecured and unsubordinated debt ratings of such person shall be rated at or above the ratings specified in the Cap Agreement. If the Cap Provider fails to comply with either (i) or (ii) above, such event will constitute an Additional Termination Event (as defined in the Cap Agreement) with the Cap Provider as the sole Affected Party (as defined in the Cap Agreement).

THE TRANSFER OF SERVICING MAY RESULT IN HIGHER DELINQUENCIES AND DEFAULTS WHICH MAY ADVERSELY AFFECT THE YIELD ON YOUR CERTIFICATES.

         [DB Structured Products, Inc.] owns the servicing rights with respect to approximately [___]% of the Mortgage Loans serviced by [GMAC Mortgage Corporation] and may elect to transfer the servicing of those Mortgage Loans to a qualified successor servicer in accordance with the terms of the pooling and servicing agreement. The servicing obligations with respect to approximately [___]% of the Group I Mortgage Loans are expected to transfer from [GMAC Mortgage Corporation] to [Wells Fargo Bank, National Association] on or about [________ __, ____]. In addition, with respect to the subsequent mortgage loans which are expected to be conveyed to the trust during the Pre-Funding Period, the servicing obligations are expected to transfer from the related originator (or other parties that are currently servicing a portion of such Mortgage Loans) to [GMAC Mortgage Corporation] on or about [________ __, ____]. All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, the rate of delinquencies and defaults is likely to increase at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yield on your certificates.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED BY SHORTFALLS DUE TO THE APPLICATION OF THE SERVICEMEMBERS CIVIL RELIEF ACT AND SIMILAR STATE OR LOCAL LAWS.

         The Servicemembers Civil Relief Act (the "RELIEF ACT") and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The ongoing military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws could result in an interest shortfall because neither the Master Servicer nor the related Servicer will be able to collect the amount of interest which otherwise would be payable with respect to such Mortgage Loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the Master Servicer or the related Servicer and, therefore, will reduce the amount available to pay interest to the Certificateholders on subsequent distribution dates. We do not know how many Mortgage Loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local law.

TO THE EXTENT AMOUNTS ON DEPOSIT IN THE PRE-FUNDING ACCOUNT ARE NOT USED, THERE MAY BE A MANDATORY PREPAYMENT ON THE CERTIFICATES.

         To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [________ __, ____], the holders of the certificates entitled to principal will receive on the distribution date immediately following [________ __, ____], the pre-funded amount remaining after the purchase of subsequent mortgage loans as a payment of principal in accordance with the priorities set forth in this prospectus supplement. Although no assurance can be given, the Depositor intends that the principal amount of subsequent mortgage loans sold to the Trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the certificates on such distribution date.

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Loan Program -- FICO Scores" in the base prospectus.

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See "Description of the Trust Funds - Mortgage Loans -- FICO Scores" in the base prospectus.


                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The pool of mortgage loans (the "MORTGAGE POOL") on the Closing Date will consist of [____] conventional one-to four-family, first lien fixed-rate mortgage loans that have an aggregate outstanding principal balance as of the Cut-Off Date, after deducting payments due on or before that date, of approximately $[_________] (the "INITIAL MORTGAGE LOANS"), subject to a permitted variance of plus or minus 5%. During the Pre-Funding Period, the trust will purchase subsequent mortgage loans to be included in the mortgage pool with amounts on deposit in the pre-funding account. After the termination of the Pre-Funding Period, the trust will include the Initial Mortgage Loans and the subsequent mortgage loans (collectively, the "MORTGAGE LOANS"), having an aggregate principal balance as of the Cut-Off Date of approximately $[__________] after application of scheduled payments due on or before the Cut-Off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The description in this prospectus supplement of the Mortgage Loans, including the expected subsequent mortgage loans, and the mortgaged properties is based upon the Mortgage Loans at the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before such date, whether or not received. All references herein to the principal balance of a Mortgage Loan refer to the principal balance of the Mortgage Loan as of the Cut-Off Date, unless otherwise specifically stated or required by the context. References herein to percentages of Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Mortgage Loans, based on the outstanding principal balances of the Mortgage Loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date, whether or not received. References to weighted averages refer, in each case, to weighted averages by principal balance as of the Cut-Off Date of the related Mortgage Loans (determined as described in the preceding sentence). Prior to the issuance of the certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of principal prepayments in full, delinquencies or otherwise. In such event, other mortgage loans may be included in the Mortgage Pool. The Depositor believes that the information set forth herein with respect to the Mortgage Pool is representative of the characteristics of the Mortgage Pool as it will actually be constituted at the time the certificates are issued, although the range of mortgage interest rates and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary. See "--Additional Information" in this prospectus supplement.

         All percentages with respect to the characteristics of the Mortgage Loans shown in this prospectus supplement and the aggregate number and principal balance of the Mortgage Loans shown above, include information as of the Cut-Off Date pertaining to subsequent mortgage loans identified and expected to be transferred to the trust no later than [________ __, ____].

         The Mortgage Loans will be separated into two loan groups, and are designated as the "GROUP I MORTGAGE LOANS" and "GROUP II MORTGAGE LOANS". The Group I Mortgage Loans consist of [____] mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $[_________], after application of scheduled payments due on or before the Cut-Off Date whether or not received. The Group II Mortgage Loans consist of [____] mortgage loans having an aggregate principal balance as of the Cut-Off Date of approximately $[__________], after application of scheduled payments due on or before the Cut-Off Date whether or not received.

         The Group I Mortgage Loans and Group II Mortgage Loans have remaining terms to maturity of not greater than 360 months. The Mortgage Loans, other than the interest-only loans, provide for initial monthly payments in an amount sufficient to fully amortize the Mortgage Loans over their terms. Approximately [___]% and [___]% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, in each case by aggregate principal balance of the related Mortgage Loans as of the Cut-Off Date, are interest-only loans which require the related mortgagors to make monthly payments of only accrued interest for the first five or ten years following origination. After such interest-only period, the mortgagor's monthly payment will be recalculated to cover both interest and principal so that such Mortgage Loan will amortize fully on or prior to its final payment date. Approximately [___]% and [___]% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, had loan-to-value ratios greater than approximately 80% at origination and all of which have primary mortgage insurance policies which will cover certain losses on the related Mortgage Loans up to specified limits.

         The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one-to four-family residential properties (each, a "MORTGAGED PROPERTY"). The Mortgaged Properties may include detached homes, townhouses, co-operatives, individual condominium units, and individual units in planned unit developments, so long as the property subject to the lien of the related mortgage consists of no more than four units, and has the additional characteristics described below and in the prospectus.

         No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "Description of the Mortgage Pool -- Underwriting Standards" in this prospectus supplement and "The Sponsor" in the prospectus.

MORTGAGE LOAN CHARACTERISTICS

         All of the Mortgage Loans have FICO Scores. The weighted average FICO Score for the Group I Mortgage Loans and Group II Mortgage Loans is approximately [___] and [___], respectively. "FICO SCORES" are statistical credit scores obtained by many mortgage lenders in connection with a loan application to help assess a mortgagor's creditworthiness as of the time the score is obtained. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers to establish patterns which are believed to be indicative of the mortgagor's probability of default. The FICO Score is based on a mortgagor's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, meaning that a mortgagor with a higher score is statistically expected to be less likely to default in payment than a mortgagor with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the mortgagor. The Depositor does not make any representations or warranties as to the actual performance of any Mortgage Loan or that a particular FICO Score will not change over time or should be relied upon as a basis for an expectation that the mortgagor will repay the Mortgage Loan according to its terms.

         All of the Mortgage Loans will have principal and interest payable on the first day of each month, which day is called the due date. None of the Mortgage Loans had a loan-to-value ratio in excess of 100% at origination. At origination, the Mortgage Loans had approximate loan-to-value ratios as described in the tables below.

------------------------------------------------------------ --------------------------------------------------------
                                                                              Percentage of Group I
              Approximate Loan-to-Value Ratio                                    Mortgage Loans
                                                                              by Principal Balance
------------------------------------------------------------ --------------------------------------------------------
Less than or equal to 80%                                                        [___]%
Greater than 80%, but less than or equal to 95%                                  [___]%
Greater than 95%                                                                 [___]%
------------------------------------------------------------ --------------------------------------------------------

------------------------------------------------------------ --------------------------------------------------------
              Approximate Loan-to-Value Ratio                                Percentage of Group II
                                                                                 Mortgage Loans
                                                                              by Principal Balance
------------------------------------------------------------ --------------------------------------------------------
Less than or equal to 80%                                                        [___]%
Greater than 80%, but less than or equal to 95%                                  [___]%
------------------------------------------------------------ --------------------------------------------------------

         The loan-to-value ratios were based upon (i) with respect to purchase money mortgage loans, the lesser of (a) the purchase price paid for the related Mortgaged Property and (b) the appraisal of the related Mortgaged Property and
(ii) with respect to non-purchase money mortgage loans, the appraisal of the related Mortgaged Property. Approximately [___]% and [___]% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, had loan-to-value ratios greater than approximately 80% at origination, all of which are covered by primary mortgage insurance policies which will cover certain losses on such Mortgage Loans up to specified limits.

         The scheduled principal balance of a Mortgage Loan as of any distribution date is the principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) as of the first day of the month preceding the month of such distribution date, after giving effect to any previously applied partial principal prepayments, the payment of principal due on the due date and any reduction of the principal balance of such Mortgage Loan by a bankruptcy court, irrespective of any delinquency in payment by the related mortgagor.

         Approximately [___]% and [___]% of the Group I Mortgage Loans and Group II Mortgage Loans, respectively, provide for payment by the mortgagor of a prepayment charge (a "PREPAYMENT CHARGE") in limited circumstances on certain prepayments as provided in the related mortgage note. Each such Mortgage Loan provides for payment of a Prepayment Charge on certain partial prepayments and all prepayments in full made within a certain period of time from the date of origination of the Mortgage Loan, as provided in the related mortgage note. The amount of the Prepayment Charge is as provided in the related mortgage note. Under the limited instances described under the terms of the related servicing agreement, the related Servicer may waive the payment of any otherwise applicable Prepayment Charge with respect to the Mortgage Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the Originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges and the amendment of the Parity Act may have on the prepayment performance of the Mortgage Loans. However, the amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. Investors should conduct their own analysis of the effect, if any, that the Prepayment Charges, decisions by the Servicers with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. The Depositor makes no representation as to the effect that the Prepayment Charges, decisions by the related Servicer with respect to the waiver of the Prepayment Charges and the amendment to the Parity Act, may have on the prepayment performance of the Mortgage Loans. See "Certain Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the following characteristics as of the Cut-Off Date (the sum in any column may not equal the total indicated due to rounding):

                  SERVICER CONCENTRATIONS OF THE MORTGAGE LOANS

                                                              Aggregate            % of Aggregate
                                        Number of        Principal Balance       Principal Balance
                                        Mortgage         Outstanding as of       Outstanding as of
             Servicer                    Loans            the Cut-off Date        the Cut-off Date
-----------------------------------   -------------     -------------------     -------------------
   [____]                                  [__]          $     [_________]            [__]%
   [____]                                  [__]                [_________]             [__]
   Total:                                  [__]          $     [_________]            [__]%


                        ORIGINATORS OF THE MORTGAGE LOANS

                                                                              AGGREGATE
                                                                          PRINCIPAL BALANCE       % OF AGGREGATE PRINCIPAL
                                                NUMBER OF MORTGAGE      OUTSTANDING AS OF THE    BALANCE OUTSTANDING AS OF
                 ORIGINATOR                           LOANS                 CUT-OFF DATE              THE CUT-OFF DATE
-----------------------------------------     ---------------------    -----------------------   -------------------------
[American Home Mortgage Corp.]...........             [____]             $  [__________]                [___]%
[GreenPoint Mortgage Funding, Inc.]......             [____]                [__________]                [___]
Other (Less than 5% Individually)........              [___]                [__________]                [___]
                                                     -------             ---------------                -----
   Total.................................              [___]             $  [__________]                [___]%
                                                     =======             ===============                =====

             PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION


                                                                              AGGREGATE
                                                 PRINCIPAL BALANCE    % OF AGGREGATE PRINCIPAL
             PRINCIPAL BALANCE                  NUMBER OF MORTGAGE      OUTSTANDING AS OF THE       BALANCE OUTSTANDING AS OF
             AT ORIGINATION ($)                       LOANS                 CUT-OFF DATE                THE CUT-OFF DATE
----------------------------------------     ----------------------  --------------------------    ---------------------------
      1 -  50,000.......................              [____]             $   [__________]                          [___]%
 50,001 - 100,000.......................              [____]                 [__________]                [___]
100,001 - 150,000.......................              [____]                 [__________]                [___]
150,001 - 200,000.......................              [____]                 [__________]                [___]
200,001 - 250,000.......................              [____]                 [__________]                [___]
250,001 - 300,000.......................              [____]                 [__________]                [___]
300,001 - 350,000.......................              [____]                 [__________]                [___]
350,001 - 400,000.......................              [____]                 [__________]                [___]
400,001 - 450,000.......................              [____]                 [__________]                [___]
450,001 - 500,000.......................              [____]                 [__________]                [___]
500,001 - 550,000.......................              [____]                 [__________]                [___]
550,001 - 600,000.......................              [____]                 [__________]                [___]
600,001 - 650,000.......................              [____]                 [__________]                [___]
650,001 - 700,000.......................              [____]                 [__________]                [___]
700,001 - 750,000.......................              [____]                 [__________]                [___]
750,001 - 800,000.......................              [____]                 [__________]                [___]
800,001 - 850,000.......................              [____]                 [__________]                [___]
850,001 - 900,000.......................              [____]                 [__________]                [___]
900,001 - 950,000.......................              [____]                 [__________]                [___]
950,001 - 1,000,000.....................              [____]                 [__________]                [___]
Greater than or equal to 1,000,001......              [___]                  [__________]                [___]
                                                    -------              ----------------                -----
    Total...............................              [___]              $   [__________]                [___]%
                                                    =======              ================                =====

         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                             AGGREGATE                % OF AGGREGATE
                                                                         PRINCIPAL BALANCE           PRINCIPAL BALANCE
          PRINCIPAL BALANCE AS OF              NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
            THE CUT-OFF DATE ($)                      LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
------------------------------------------- -----------------------  -------------------------    -------------------------
      1 -  50,000........................            [____]              $  [__________]                          [___]%
 50,001 - 100,000........................            [____]                 [__________]                [___]
100,001 - 150,000........................            [____]                 [__________]                [___]
150,001 - 200,000........................            [____]                 [__________]                [___]
200,001 - 250,000........................            [____]                 [__________]                [___]
250,001 - 300,000........................            [____]                 [__________]                [___]
300,001 - 350,000........................            [____]                 [__________]                [___]
350,001 - 400,000........................            [____]                 [__________]                [___]
400,001 - 450,000........................            [____]                 [__________]                [___]
450,001 - 500,000........................            [____]                 [__________]                [___]
500,001 - 550,000........................            [____]                 [__________]                [___]
550,001 - 600,000........................            [____]                 [__________]                [___]
600,001 - 650,000........................            [____]                 [__________]                [___]
650,001 - 700,000........................            [____]                 [__________]                [___]
700,001 - 750,000........................            [____]                 [__________]                [___]
750,001 - 800,000........................            [____]                 [__________]                [___]
800,001 - 850,000........................            [____]                 [__________]                [___]
850,001 - 900,000........................            [____]                 [__________]                [___]
900,001 - 950,000........................            [____]                 [__________]                [___]
950,001 - 1,000,000......................            [____]                 [__________]                [___]
Greater than or equal to 1,000,001.......             [___]                 [__________]                [___]
                                                    -------              ---------------                -----
     Total...............................             [___]              $  [__________]                [___]%
                                                    =======              ===============                =====

    GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

                                                                 AGGREGATE                % OF AGGREGATE
                                                             PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                   NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
            LOCATION                      LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
-----------------------------   -----------------------  -------------------------    -------------------------
California...................             [____]                $  [__________]                         [___]%
New York.....................             [____]                  [__________]                   [___]
Florida......................             [____]                  [__________]                   [___]
Virginia.....................             [____]                  [__________]                   [___]
Maryland.....................             [____]                  [__________]                   [___]
Arizona......................             [____]                  [__________]                   [___]
New Jersey...................             [____]                  [__________]                   [___]
Washington...................             [____]                  [__________]                   [___]
Colorado.....................             [____]                  [__________]                   [___]
Oregon.......................             [____]                  [__________]                   [___]
Texas........................             [____]                  [__________]                   [___]
Massachusetts................             [____]                  [__________]                   [___]
Illinois.....................             [____]                  [__________]                   [___]
Nevada.......................             [____]                  [__________]                   [___]
North Carolina...............             [____]                  [__________]                   [___]
Georgia......................             [____]                  [__________]                   [___]
Pennsylvania.................             [____]                  [__________]                   [___]
Ohio.........................             [____]                  [__________]                   [___]
South Carolina...............             [____]                  [__________]                   [___]
Michigan.....................             [____]                  [__________]                   [___]
Connecticut..................             [____]                  [__________]                   [___]
Tennessee....................             [____]                  [__________]                   [___]
Utah.........................             [____]                  [__________]                   [___]
New Hampshire................             [____]                  [__________]                   [___]
District of Columbia.........             [____]                  [__________]                   [___]
Rhode Island.................             [____]                  [__________]                   [___]
Minnesota....................             [____]                  [__________]                   [___]
Idaho........................             [____]                  [__________]                   [___]
Indiana......................             [____]                  [__________]                   [___]
Montana......................             [____]                  [__________]                   [___]
Missouri.....................             [____]                  [__________]                   [___]
Oklahoma.....................             [____]                  [__________]                   [___]
Kansas.......................             [____]                  [__________]                   [___]
Kentucky.....................             [____]                  [__________]                   [___]
New Mexico...................             [____]                  [__________]                   [___]
Maine........................             [____]                  [__________]                   [___]
Wyoming......................             [____]                  [__________]                   [___]
Hawaii.......................             [____]                  [__________]                   [___]
Delaware.....................             [____]                  [__________]                   [___]
Wisconsin....................             [____]                  [__________]                   [___]
Louisiana....................             [____]                  [__________]                   [___]
Alabama......................             [____]                  [__________]                   [___]
Vermont......................             [____]                  [__________]                   [___]
West Virginia................             [____]                  [__________]                   [___]
Iowa.........................             [____]                  [__________]                   [___]
Arkansas.....................             [____]                  [__________]                   [___]
South Dakota.................             [____]                  [__________]                   [___]
Mississippi..................            [___]                     [__________]                      [___]
                                        ------                  ---------------                      -----
     Total...................            [___]                  $  [__________]                      [___]%
                                        ======                  ===============                      =====


      MORTGAGE INTEREST RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE



                                                               AGGREGATE                % OF AGGREGATE
                                                           PRINCIPAL BALANCE           PRINCIPAL BALANCE
      MORTGAGE INTEREST          NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
           RATE (%)                     LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
---------------------------   -----------------------  -------------------------    -------------------------
5.000 - 5.499...........             [____]                   $   [__________]                        [___]%
5.500 - 5.999...........             [____]                     [__________]                   [___]
6.000 - 6.499...........             [____]                     [__________]                   [___]
6.500 - 6.999...........             [____]                     [__________]                   [___]
7.000 - 7.499...........             [____]                     [__________]                   [___]
7.500 - 7.999...........             [____]                     [__________]                   [___]
8.000 - 8.499...........             [____]                     [__________]                   [___]
8.500 - 8.999...........             [____]                     [__________]                   [___]
9.000 - 9.499...........               [___]                      [__________]                    [___]
                                     -------                  ----------------                    -----
 Total..................               [___]                  $   [__________]                    [___]%
                                        =======                  ================                    =====


                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS


                                                                    AGGREGATE                % OF AGGREGATE
                                                                PRINCIPAL BALANCE           PRINCIPAL BALANCE
          MORTGAGED                   NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
        PROPERTY TYPE                        LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
----------------------------       -----------------------  -------------------------    -------------------------
Single Family Residence.....            [____]                   $   [__________]                          [___]%
PUD.........................            [____]                     [__________]                   [___]
2-4 Family..................            [____]                     [__________]                   [___]
Condominium.................            [____]                     [__________]                   [___]
Townhouse...................            [____]                     [__________]                   [___]
Co-operative................              [___]                      [__________]                    [___]
                                        -------                  ----------------                    -----
   Total....................              [___]                  $   [__________]                    [___]%
                                        =======                  ================                    =====



               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                  AGGREGATE                % OF AGGREGATE
                                                              PRINCIPAL BALANCE           PRINCIPAL BALANCE
 ORIGINAL LOAN-TO-VALUE RATIO       NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
             (%)                           LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
----------------------------     -----------------------  -------------------------    -------------------------
  0.01 -  50.00.............            [____]                    $   [__________]                        [___]%
 50.01 -  55.00.............            [____]                     [__________]                   [___]
 55.01 -  60.00.............            [____]                     [__________]                   [___]
 60.01 -  65.00.............            [____]                     [__________]                   [___]
 65.01 -  70.00.............            [____]                     [__________]                   [___]
 70.01 -  75.00.............            [____]                     [__________]                   [___]
 75.01 -  80.00.............            [____]                     [__________]                   [___]
 80.01 -  85.00.............            [____]                     [__________]                   [___]
 85.01 -  90.00.............            [____]                     [__________]                   [___]
 90.01 -  95.00.............            [____]                     [__________]                   [___]
 95.01 - 100.00.............              [___]                       [__________]                   [___]
                                        -------                   ----------------                   -----
   Total....................              [___]                   $   [__________]                   [___]%
                                        =======                   ================                   =====



          EFFECTIVE ORIGINAL LOAN-TO-VALUE RATIO OF THE MORTGAGE LOANS

                                                                 AGGREGATE                % OF AGGREGATE
                                                             PRINCIPAL BALANCE           PRINCIPAL BALANCE
      EFFECTIVE ORIGINAL           NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
   LOAN-TO-VALUE RATIO (%)                LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
----------------------------    -----------------------  -------------------------    -------------------------
  0.01 -  50.00.............            [____]                     $ [__________]                        [___]%
 50.01 -  55.00.............            [____]                     [__________]                   [___]
 55.01 -  60.00.............            [____]                     [__________]                   [___]
 60.01 -  65.00.............            [____]                     [__________]                   [___]
 65.01 -  70.00.............            [____]                     [__________]                   [___]
 70.01 -  75.00.............            [____]                     [__________]                   [___]
 75.01 -  80.00.............              [___]                      [__________]                    [___]
                                         ------                    --------------                    -----
   Total....................              [___]                    $ [__________]                    [___]%
                                         ======                    ==============                    =====

                       LOAN PROGRAMS OF THE MORTGAGE LOANS

                                                                   AGGREGATE                % OF AGGREGATE
                                                               PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                     NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
          LOAN PROGRAM                      LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
-------------------------------   -----------------------  -------------------------    -------------------------
Stated Documentation...........            [____]                  $  [__________]                          [___]%
Full Documentation.............            [____]                    [__________]                 [___]
No Documentation...............            [____]                    [__________]                 [___]
No Ratio.......................            [____]                    [__________]                 [___]
No Income/No Asset.............            [____]                    [__________]                 [___]
Limited Documentation..........              [___]                    [__________]                    [___]
                                           -------                 ---------------                   ------
   Total.......................              [___]                 $  [__________]                   [___]%
                                           =======                 ===============                   =====


                       FICO SCORES FOR THE MORTGAGE LOANS

                                                                    AGGREGATE                % OF AGGREGATE
                                                                PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                      NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
            FICO SCORE                       LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
--------------------------------   -----------------------  -------------------------    -------------------------
600 - 619.......................           [____]                   $  [__________]                        [___]%
620 - 639.......................           [____]                    [__________]                 [___]
640 - 659.......................           [____]                    [__________]                 [___]
660 - 679.......................           [____]                    [__________]                 [___]
680 - 699.......................           [____]                    [__________]                 [___]
700 - 719.......................           [____]                    [__________]                 [___]
720 - 739.......................           [____]                    [__________]                 [___]
740 - 759.......................           [____]                    [__________]                 [___]
760 - 779.......................           [____]                    [__________]                 [___]
780 - 799.......................           [____]                    [__________]                 [___]
Greater than or equal to 800....             [___]                     [__________]                  [___]
                                           -------                  ---------------                  -----
   Total........................             [___]                  $  [__________]                  [___]%
                                           =======                  ===============                  =====



                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                 AGGREGATE                % OF AGGREGATE
                                                             PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                   NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
        LOAN PURPOSE                      LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
--------------------------      -----------------------  -------------------------    -------------------------
Purchase..................             [____]                  $  [__________]                            [___]%
Refinance - Cashout.......             [____]                     [__________]                      [___]
Refinance - Rate Term.....              [___]                     [__________]                      [___]
                                      -------                  ---------------                      -----
   Total..................              [___]                  $  [__________]                      [___]%
                                      =======                  ===============                      =====



                     OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                 AGGREGATE                % OF AGGREGATE
                                                             PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                   NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
      OCCUPANCY STATUS*                   LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
---------------------------     -----------------------  -------------------------    -------------------------
Primary....................             [____]                $  [__________]                           [___]%
Investment.................             [____]                   [__________]                    [___]
Second Home................               [___]                  [__________]                    [___]
                                         ------               ---------------                    -----
   Total...................               [___]               $  [__________]                    [___]%
                                         ======               ===============                    =====

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                 AGGREGATE                % OF AGGREGATE
                                                             PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                   NUMBER OF MORTGAGE        OUTSTANDING AS OF           OUTSTANDING AS OF
         PRODUCT TYPE                     LOANS               THE CUT-OFF DATE           THE CUT-OFF DATE
---------------------------     -----------------------  -------------------------    -------------------------
Fixed - 15 Year............             [____]                   $  [__________]                         [___]%
Fixed - 20 Year............             [____]                     [__________]                [___]
Fixed - 30 Year............             [____]                     [__________]                [___]
Fixed - 30 Year IO.........               [___]                     [__________]                    [___]
                                         ------                  ---------------                    -----
   Total...................               [___]                  $  [__________]                    [___]%
                                         ======                  ===============                    =====

GROUP I MORTGAGE LOANS

         The Group I Mortgage Loans are expected to have the following characteristics as of the Cut-Off Date (the sum in any column may not equal the total indicated due to rounding):

              SERVICER CONCENTRATIONS OF THE GROUP I MORTGAGE LOANS

                                                             Aggregate              % of Aggregate
                                        Number of        Principal Balance        Principal Balance
                                        Mortgage         Outstanding as of        Outstanding as of
                 Servicer                 Loans           the Cut-off Date         the Cut-off Date
---------------------------------   ----------------  ------------------------  --------------------
[_____]                                        [__]    $          [_________]            [__]%
[_____]                                        [__]               [_________]             [__]
Total:                                         [__]    $          [_________]            [__]%


                    ORIGINATORS OF THE GROUP I MORTGAGE LOANS

                                                                          AGGREGATE             % OF GROUP I AGGREGATE
                                                                       PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                            NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
               ORIGINATOR                     MORTGAGE LOANS           THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------------    -----------------------  -------------------------    -------------------------
[GreenPoint Mortgage Funding, Inc...]            [____]                $ [__________]                          [___]%
[First National Bank of Nevada]......            [____]                  [__________]                   [___]
Other (Less than 5% Individually)....             [___]                  [__________]                   [___]
                                                  -----                --------------                   -----
   Total..............................            [___]                $ [__________]                   [___]%
                                                  =====                ==============                   =====



         PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AT ORIGINATION

                                                                           AGGREGATE             % OF GROUP I AGGREGATE
                                                                       PRINCIPAL BALANCE             PRINCIPAL BALANCE
         PRINCIPAL BALANCE                    NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
         AT ORIGINATION ($)                    MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------       -----------------------  -------------------------    -------------------------
      1 -   50,000.................              [____]                $ [__________]                         [___]%
 50,001 -  100,000.................              [____]                  [__________]               [___]
100,001 -  150,000.................              [____]                  [__________]               [___]
150,001 -  200,000.................              [____]                  [__________]               [___]
200,001 -  250,000.................              [____]                  [__________]               [___]
250,001 -  300,000.................              [____]                  [__________]               [___]
300,001 -  350,000.................              [____]                  [__________]               [___]
350,001 -  400,000.................              [____]                  [__________]               [___]
400,001 -  450,000.................              [____]                  [__________]               [___]
450,001 -  500,000.................              [____]                  [__________]               [___]
500,001 -  550,000.................              [____]                  [__________]               [___]
550,001 -  600,000.................              [____]                  [__________]               [___]
600,001 -  650,000.................              [____]                  [__________]               [___]
650,001 -  700,000.................              [____]                  [__________]               [___]
700,001 -  750,000.................              [____]                  [__________]               [___]
750,001 -  800,000.................              [____]                  [__________]               [___]
800,001 -  850,000.................              [____]                  [__________]               [___]
850,001 -  900,000.................              [____]                  [__________]               [___]
950,001 - 1,000,000................              [____]                  [__________]               [___]
Greater than of equal to 1,000,001...              [___]                   [__________]                 [___]
                                                   -----                 --------------                 -----
   Total.............................              [___]                 $ [__________]                 [___]%
                                                   =====                 ==============                 =====

     PRINCIPAL BALANCES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                      AGGREGATE             % OF GROUP I AGGREGATE
                                                                  PRINCIPAL BALANCE             PRINCIPAL BALANCE
         PRINCIPAL BALANCE               NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
     AS OF THE CUT-OFF DATE ($)           MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------------   ----------------------  -------------------------    -------------------------
      1 -   50,000.................             [____]               $ [__________]                          [___]%
 50,001 -  100,000.................             [____]                 [__________]                [___]
100,001 -  150,000.................             [____]                 [__________]                [___]
150,001 -  200,000.................             [____]                 [__________]                [___]
200,001 -  250,000.................             [____]                 [__________]                [___]
250,001 -  300,000.................             [____]                 [__________]                [___]
300,001 -  350,000.................             [____]                 [__________]                [___]
350,001 -  400,000.................             [____]                 [__________]                [___]
400,001 -  450,000.................             [____]                 [__________]                [___]
450,001 -  500,000.................             [____]                 [__________]                [___]
500,001 -  550,000.................             [____]                 [__________]                [___]
550,001 -  600,000.................             [____]                 [__________]                [___]
600,001 -  650,000.................             [____]                 [__________]                [___]
650,001 -  700,000.................             [____]                 [__________]                [___]
700,001 -  750,000.................             [____]                 [__________]                [___]
750,001 -  800,000.................             [____]                 [__________]                [___]
800,001 -  850,000.................             [____]                 [__________]                [___]
850,001 -  900,000.................             [____]                 [__________]                [___]
950,001 - 1,000,000................             [____]                 [__________]                [___]
Greater than of equal to 1,000,001...             [___]                  [__________]                  [___]
                                                  -----                --------------                 ------
   Total.............................             [___]                $ [__________]                 [___]%
                                                  =====                ==============                 =====

  GEOGRAPHIC DISTRIBUTION OF THE GROUP I MORTGAGED PROPERTIES OF THE MORTGAGE
                                     LOANS

                                                               AGGREGATE             % OF GROUP I AGGREGATE
                                                           PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                  NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
            LOCATION               MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------  ----------------------  -------------------------    -------------------------
California...................             [____]                $ [__________]                   [___]%
New York.....................             [____]                [__________]              [___]
Florida......................             [____]                [__________]              [___]
New Jersey...................             [____]                [__________]              [___]
Arizona......................             [____]                [__________]              [___]
Texas........................             [____]                [__________]              [___]
Colorado.....................             [____]                [__________]              [___]
Virginia.....................             [____]                [__________]              [___]
Oregon.......................             [____]                [__________]              [___]
Washington...................             [____]                [__________]              [___]
Pennsylvania.................             [____]                [__________]              [___]
Nevada.......................             [____]                [__________]              [___]
Maryland.....................             [____]                [__________]              [___]
Ohio.........................             [____]                [__________]              [___]
Massachusetts................             [____]                [__________]              [___]
Michigan.....................             [____]                [__________]              [___]
North Carolina...............             [____]                [__________]              [___]
District of Columbia.........             [____]                [__________]              [___]
Georgia......................             [____]                [__________]              [___]
Connecticut..................             [____]                [__________]              [___]
Minnesota....................             [____]                [__________]              [___]
Utah.........................             [____]                [__________]              [___]
Tennessee....................             [____]                [__________]              [___]
New Mexico...................             [____]                [__________]              [___]
South Carolina...............             [____]                [__________]              [___]
New Hampshire................             [____]                [__________]              [___]
Indiana......................             [____]                [__________]              [___]
Idaho........................             [____]                [__________]              [___]
Oklahoma.....................             [____]                [__________]              [___]
Illinois.....................             [____]                [__________]              [___]
Kansas.......................             [____]                [__________]              [___]
West Virginia................             [____]                [__________]              [___]
Rhode Island.................             [____]                [__________]              [___]
Wisconsin....................             [____]                [__________]              [___]
Maine........................             [____]                [__________]              [___]
Montana......................             [____]                [__________]              [___]
Kentucky.....................             [____]                [__________]              [___]
Missouri.....................             [___]                   [__________]                [___]
                                          -----                 --------------                -----
   Total.....................             [___]                 $ [__________]                [___]%
                                          =====                 ==============                =====

  MORTGAGE INTEREST RATES OF THE GROUP I MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                              AGGREGATE             % OF GROUP I AGGREGATE
                                                          PRINCIPAL BALANCE             PRINCIPAL BALANCE
            MORTGAGE             NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
       INTEREST RATE (%)          MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------  ----------------------  -------------------------    -------------------------
5.000 - 5.499................             [____]               $ [__________]                          [___]%
5.500 - 5.999................             [____]                [__________]                 [___]
6.000 - 6.499................             [____]                [__________]                 [___]
6.500 - 6.999................             [____]                [__________]                 [___]
7.000 - 7.499................             [____]                [__________]                 [___]
7.500 - 7.999................             [____]                [__________]                 [___]
8.000 - 8.499................             [____]                [__________]                 [___]
8.500 - 8.999................             [____]                [__________]                 [___]
9.000 - 9.499................              [___]                 [__________]                    [___]
                                          ------               --------------                    -----
      Total..................              [___]               $ [__________]                    [___]%
                                          ======               ==============                    =====


             MORTGAGED PROPERTY TYPES OF THE GROUP I MORTGAGE LOANS

                                                                 AGGREGATE             % OF GROUP I AGGREGATE
                                                             PRINCIPAL BALANCE             PRINCIPAL BALANCE
           MORTGAGED                NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
         PROPERTY TYPE               MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
-----------------------------     ----------------------  -------------------------    -------------------------
Single Family Residence......             [____]                  $  [__________]                        [___]%
PUD..........................             [____]                   [__________]                [___]
2-4 Family...................             [____]                   [__________]                [___]
Condominium..................             [____]                   [__________]                [___]
Townhouse....................             [____]                   [__________]                [___]
Co-operative.................             [___]                      [__________]                   [___]
                                          -----                   ---------------                   -----
    Total....................             [___]                   $  [__________]                   [___]%
                                          =====                   ===============                   =====


           ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP I MORTGAGE LOANS



                                                               AGGREGATE             % OF GROUP I AGGREGATE
                                                           PRINCIPAL BALANCE             PRINCIPAL BALANCE
ORIGINAL LOAN-TO-VALUE            NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
RATIO (%)                          MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
----------------------------   ----------------------  -------------------------    -------------------------
  0.01 -  50.00.............              [____]               $ [__________]                        [___]%
 50.01 -  55.00.............              [____]               [__________]                [___]
 55.01 -  60.00.............              [____]               [__________]                [___]
 60.01 -  65.00.............              [____]               [__________]                [___]
 65.01 -  70.00.............              [____]               [__________]                [___]
 70.01 -  75.00.............              [____]               [__________]                [___]
 75.01 -  80.00.............              [____]               [__________]                [___]
 80.01 -  85.00.............              [____]               [__________]                [___]
 85.01 -  90.00.............              [____]               [__________]                [___]
 90.01 -  95.00.............              [____]               [__________]                [___]
 95.01 - 100.00.............                [___]                [__________]                 [___]
                                           ------              --------------                 -----
Total......................                 [___]              $ [__________]                 [___]%
                                           ======              ==============                 =====

      EFFECTIVE ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP I MORTGAGE LOANS

                                                               AGGREGATE             % OF GROUP I AGGREGATE
                                                           PRINCIPAL BALANCE             PRINCIPAL BALANCE
      EFFECTIVE ORIGINAL          NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
   LOAN-TO-VALUE RATIO (%)         MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
----------------------------   ----------------------  -------------------------    -------------------------
 0.01 -  50.00.............            [____]                  $  [__________]                       [___]%
50.01 -  55.00.............            [____]                   [__________]               [___]
55.01 -  60.00.............            [____]                   [__________]               [___]
60.01 -  65.00.............            [____]                   [__________]               [___]
65.01 -  70.00.............            [____]                   [__________]               [___]
70.01 -  75.00.............            [____]                   [__________]               [___]
75.01 -  80.00.............              [___]                    [__________]                [___]
                                         -----                 ---------------                -----
  Total....................                737                 $  [__________]                [___]%
                                          =====                 ===============                =====



                   LOAN PROGRAMS OF THE GROUP I MORTGAGE LOANS


                                                                     AGGREGATE             % OF GROUP I AGGREGATE
                                                                 PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                        NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
           LOAN PROGRAM                  MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------     ----------------------  -------------------------    -------------------------
Stated Documentation............             [____]                $ [__________]                            [___]%
Full Documentation..............             [____]                 [__________]                   [___]
No Documentation................             [____]                 [__________]                   [___]
No Ratio........................             [____]                 [__________]                   [___]
No Income/No Asset..............             [___]                   [__________]                    [___]
                                            ------                 --------------                    -----
   Total........................             [___]                 $ [__________]                    [___]%
                                            ======                 ==============                    =====



                   FICO SCORES FOR THE GROUP I MORTGAGE LOANS

                                                                   AGGREGATE             % OF GROUP I AGGREGATE
                                                               PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                      NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
            FICO SCORE                 MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
---------------------------------  ----------------------  -------------------------    -------------------------
600 - 619........................            [____]               $   [__________]                       [___]%
620 - 639........................            [____]                [__________]                [___]
640 - 659........................            [____]                [__________]                [___]
660 - 679........................            [____]                [__________]                [___]
680 - 699........................            [____]                [__________]                [___]
700 - 719........................            [____]                [__________]                [___]
720 - 739........................            [____]                [__________]                [___]
740 - 759........................            [____]                [__________]                [___]
760 - 779........................            [____]                [__________]                [___]
780 - 799........................            [____]                [__________]                [___]
Greater than or equal to 800.....            [___]                    [__________]                [___]
                                            ------                ----------------                -----
     Total.......................            [___]                $   [__________]                [___]%
                                            ======                ================                =====


                   LOAN PURPOSE OF THE GROUP I MORTGAGE LOANS

                                                                     AGGREGATE             % OF GROUP I AGGREGATE
                                                                 PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                        NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
           LOAN PURPOSE                  MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------     ----------------------  -------------------------    -------------------------
Purchase........................             [____]                $ [__________]                           [___]%
Refinance - Cashout.............             [____]                  [__________]                     [___]
Refinance - Rate Term...........            [___]                    [__________]                     [___]
                                           ------                  --------------                     -----
     Total......................            [___]                  $ [__________]                     [___]%
                                           ======                  ==============                     =====


                 OCCUPANCY STATUS OF THE GROUP I MORTGAGE LOANS

                                                                   AGGREGATE             % OF GROUP I AGGREGATE
                                                               PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                      NUMBER OF GROUP I        OUTSTANDING AS OF             OUTSTANDING AS OF
         OCCUPANCY STATUS*             MORTGAGE  LOANS          THE CUT-OFF DATE             THE CUT-OFF DATE
--------------------------------   ----------------------  -------------------------    -------------------------
Primary.........................             [____]               $  [__________]                         [___]%
Investment......................             [____]                  [__________]                   [___]
Second Home.....................             [___]                   [__________]                   [___]
                                            ------                ---------------                   -----
     Total......................             [___]                $  [__________]                   [___]%
                                            ======                ===============                   =====

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.


                   PRODUCT TYPE OF THE GROUP I MORTGAGE LOANS

                                                                 AGGREGATE              % OF GROUP I AGGREGATE
                                                             PRINCIPAL BALANCE              PRINCIPAL BALANCE
                                    NUMBER OF GROUP I        OUTSTANDING AS OF              OUTSTANDING AS OF
           PRODUCT TYPE              MORTGAGE  LOANS          THE CUT-OFF DATE              THE CUT-OFF DATE
--------------------------------   ----------------------  -------------------------    -------------------------
Fixed - 20 Year.................            [____]                 $  [__________]                      [___]%
Fixed - 30 Year.................            [____]                    [__________]                [___]
Fixed - 30 Year IO..............            [___]                     [__________]                [___]
                                            -----                  ---------------                -----
     Total.....................             [___]                  $  [__________]                [___]%
                                            =====                  ===============                =====

GROUP II MORTGAGE LOANS

         The Group II Mortgage Loans are expected to have the following characteristics as of the Cut-Off Date (the sum in any column may not equal the total indicated due to rounding):

             SERVICER CONCENTRATIONS OF THE GROUP II MORTGAGE LOANS

                                                                 Aggregate              % of Aggregate
                                           Number of        Principal Balance         Principal Balance
                                            Mortgage         Outstanding as of         Outstanding as of
                    Servicer                 Loans           the Cut-off Date          the Cut-off Date
------------------------------------    ---------------   -----------------------   ---------------------
   [_____]                                     [__]        $      [_________]                   [__]%
   [_____]                                     [__]               [_________]                    [__]
   Total:                                      [__]        $      [_________]                   [__]%


                   ORIGINATORS OF THE GROUP II MORTGAGE LOANS

                                                                         AGGREGATE
                                                NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                                 GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
               ORIGINATOR                     MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
---------------------------------------   ---------------------  --------------------------  -------------------------------
American Home Mortgage Corp..........            [___]                 $ [__________]                 [___]%
                                               -------                  -------------                 ------
   Total..............................           [___]                 $ [__________]                 [___]%
                                               =======                 ==============                 =====




        PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AT ORIGINATION

                                                                       AGGREGATE
                                               NUMBER OF            PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
           PRINCIPAL BALANCE                   GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
           AT ORIGINATION ($)               MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
-------------------------------------   ---------------------  --------------------------  -------------------------------
      1 -  50,000....................             [____]               $   [__________]                        [___]%
 50,001 - 100,000....................             [____]                  [__________]               [___]
100,001 - 150,000....................             [____]                  [__________]               [___]
150,001 - 200,000....................             [____]                  [__________]               [___]
200,001 - 250,000....................             [____]                  [__________]               [___]
250,001 - 300,000....................             [____]                  [__________]               [___]
300,001 - 350,000....................             [____]                  [__________]               [___]
350,001 - 400,000....................             [____]                  [__________]               [___]
400,001 - 450,000....................             [____]                  [__________]               [___]
450,001 - 500,000....................             [____]                  [__________]               [___]
500,001 - 550,000....................             [____]                  [__________]               [___]
550,001 - 600,000....................             [____]                  [__________]               [___]
600,001 - 650,000....................             [____]                  [__________]               [___]
650,001 - 700,000....................             [____]                  [__________]               [___]
700,001 - 750,000....................             [____]                  [__________]               [___]
800,001 - 850,000....................             [____]                  [__________]               [___]
850,001 - 900,000....................             [____]                  [__________]               [___]
900,001 - 950,000....................             [____]                  [__________]               [___]
950,001 - 1,000,000..................             [____]                  [__________]               [___]
Greater than of equal to 1,000,001...              [___]                   [__________]                 [___]
                                                 -------               ----------------                 -----
    Total............................              [___]               $   [__________]                 [___]%
                                                 =======               ================                 =====

    PRINCIPAL BALANCES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                        AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
  PRINCIPAL BALANCE AS OF THE CUT-OFF           GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
                DATE ($)                     MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
-------------------------------------    ---------------------  --------------------------  -------------------------------
      1 -  50,000....................            [____]               $  [__________]                         [___]%
 50,001 - 100,000....................            [____]                [__________]                 [___]
100,001 - 150,000....................            [____]                [__________]                 [___]
150,001 - 200,000....................            [____]                [__________]                 [___]
200,001 - 250,000....................            [____]                [__________]                 [___]
250,001 - 300,000....................            [____]                [__________]                 [___]
300,001 - 350,000....................            [____]                [__________]                 [___]
350,001 - 400,000....................            [____]                [__________]                 [___]
400,001 - 450,000....................            [____]                [__________]                 [___]
450,001 - 500,000....................            [____]                [__________]                 [___]
500,001 - 550,000....................            [____]                [__________]                 [___]
550,001 - 600,000....................            [____]                [__________]                 [___]
600,001 - 650,000....................            [____]                [__________]                 [___]
650,001 - 700,000....................            [____]                [__________]                 [___]
700,001 - 750,000....................            [____]                [__________]                 [___]
800,001 - 850,000....................            [____]                [__________]                 [___]
850,001 - 900,000....................            [____]                [__________]                 [___]
900,001 - 950,000....................            [____]                [__________]                 [___]
950,001 - 1,000,000..................            [____]                [__________]                 [___]
Greater than of equal to 1,000,001...             [___]                  [__________]                  [___]
                                                -------               ---------------                  -----
     Total............................            [___]               $  [__________]                  [___]%
                                                =======               ===============                  =====

  GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES OF THE GROUP II MORTGAGE
                                     LOANS


                                                                         AGGREGATE
                                               NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                               GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
                LOCATION                    MORTGAGE LOANS             CUT-OFF DATE              AS OF THE CUT-OFF DATE
-------------------------------------   ---------------------  --------------------------  -------------------------------
California...........................             [____]                $[__________]                          [___]%
New York.............................             [____]                 [__________]                [___]
Florida..............................             [____]                 [__________]                [___]
Maryland.............................             [____]                 [__________]                [___]
Virginia.............................             [____]                 [__________]                [___]
Illinois.............................             [____]                 [__________]                [___]
Arizona..............................             [____]                 [__________]                [___]
New Jersey...........................             [____]                 [__________]                [___]
Washington...........................             [____]                 [__________]                [___]
Massachusetts........................             [____]                 [__________]                [___]
Oregon...............................             [____]                 [__________]                [___]
Colorado.............................             [____]                 [__________]                [___]
North Carolina.......................             [____]                 [__________]                [___]
Georgia..............................             [____]                 [__________]                [___]
Texas................................             [____]                 [__________]                [___]
Nevada...............................             [____]                 [__________]                [___]
South Carolina.......................             [____]                 [__________]                [___]
Tennessee............................             [____]                 [__________]                [___]
Connecticut..........................             [____]                 [__________]                [___]
Ohio.................................             [____]                 [__________]                [___]
Utah.................................             [____]                 [__________]                [___]
Pennsylvania.........................             [____]                 [__________]                [___]
New Hampshire........................             [____]                 [__________]                [___]
Rhode Island.........................             [____]                 [__________]                [___]
Michigan.............................             [____]                 [__________]                [___]
Idaho................................             [____]                 [__________]                [___]
District of Columbia.................             [____]                 [__________]                [___]
Montana..............................             [____]                 [__________]                [___]
Minnesota............................             [____]                 [__________]                [___]
Missouri.............................             [____]                 [__________]                [___]
Indiana..............................             [____]                 [__________]                [___]
Kentucky.............................             [____]                 [__________]                [___]
Kansas...............................             [____]                 [__________]                [___]
Oklahoma.............................             [____]                 [__________]                [___]
Maine................................             [____]                 [__________]                [___]
Wyoming..............................             [____]                 [__________]                [___]
Hawaii...............................             [____]                 [__________]                [___]
Delaware.............................             [____]                 [__________]                [___]
Louisiana............................             [____]                 [__________]                [___]
Alabama..............................             [____]                 [__________]                [___]
Wisconsin............................             [____]                 [__________]                [___]
New Mexico...........................             [____]                 [__________]                [___]
Vermont..............................             [____]                 [__________]                [___]
Iowa.................................             [____]                 [__________]                [___]
Arkansas.............................             [____]                 [__________]                [___]
South Dakota.........................             [____]                 [__________]                [___]
Mississippi..........................             [___]                  [__________]                    [___]
                                                 ------                 -------------                    -----
     Total...........................             [___]                 $[__________]                    [___]%
                                                 ======                 =============                    =====

  MORTGAGE INTEREST RATES OF THE GROUP II MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                              AGGREGATE
                                     NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
      MORTGAGE INTEREST               GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
           RATE (%)                MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
---------------------------    ---------------------  --------------------------  -------------------------------
  5.000 -  5.499...........             [____]                  $ [__________]                            [___]%
  5.500 -  5.999...........             [____]                   [__________]                   [___]
  6.000 -  6.499...........             [____]                   [__________]                   [___]
  6.500 -  6.999...........             [____]                   [__________]                   [___]
  7.000 -  7.499...........             [____]                   [__________]                   [___]
  7.500 -  7.999...........             [____]                   [__________]                   [___]
  8.000 -  8.499...........             [____]                   [__________]                   [___]
  8.500 -  8.999...........              [___]                    [__________]                     [___]
                                       -------                  --------------                     -----
    Total..................              [___]                  $ [__________]                     [___]%
                                       =======                  ==============                     =====



             MORTGAGED PROPERTY TYPES OF THE GROUP II MORTGAGE LOANS

                                                              AGGREGATE
                                     NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
           MORTGAGED                  GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
         PROPERTY TYPE             MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
----------------------------   ---------------------  --------------------------  -------------------------------
Single Family Residence.....             [____]                 $ [__________]                           [___]%
PUD.........................             [____]                  [__________]                  [___]
2-4 Family..................             [____]                  [__________]                  [___]
Condominium.................             [____]                  [__________]                  [___]
Co-operative................                [___]                 [__________]                    [___]
                                          -------               --------------                    -----
   Total....................                [___]               $ [__________]                    [___]%
                                          =======               ==============                    =====



          ORIGINAL LOAN-TO-VALUE RATIOS OF THE GROUP II MORTGAGE LOANS


                                                                 AGGREGATE
                                        NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                         GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
ORIGINAL LOAN-TO-VALUE RATIO          MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
             (%)
------------------------------    ---------------------  --------------------------  -------------------------------
 0.01 -  50.00...............            [____]                 $   [__________]                         [___]%
50.01 -  55.00...............            [____]                   [__________]                 [___]
55.01 -  60.00...............            [____]                   [__________]                 [___]
60.01 -  65.00...............            [____]                   [__________]                 [___]
65.01 -  70.00...............            [____]                   [__________]                 [___]
70.01 -  75.00...............            [____]                   [__________]                 [___]
75.01 -  80.00...............            [____]                   [__________]                 [___]
80.01 -  85.00...............            [____]                   [__________]                 [___]
85.01 -  90.00...............            [____]                   [__________]                 [___]
90.01 -  95.00...............            [___]                      [__________]                   [___]
                                        ------                  ----------------                   -----
  Total......................            [___]                  $   [__________]                   [___]%
                                         ======                  ================                   =====



      EFFECTIVE ORIGINAL LOAN-TO-VALUE RATIO OF THE GROUP II MORTGAGE LOANS

                                                               AGGREGATE
                                      NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
      EFFECTIVE ORIGINAL               GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
   LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
----------------------------     ---------------------  --------------------------  -------------------------------
  0.01 -  50.00.............            [____]                    $  [__________]                           [___]%
 50.01 -  55.00.............            [____]                     [__________]                   [___]
 55.01 -  60.00.............            [____]                     [__________]                   [___]
 60.01 -  65.00.............            [____]                     [__________]                   [___]
 65.01 -  70.00.............            [____]                     [__________]                   [___]
 70.01 -  75.00.............            [____]                     [__________]                   [___]
 75.01 -  80.00.............              [___]                      [__________]                    [___]
                                        -------                   ---------------                    -----
   Total....................              [___]                   $  [__________]                    [___]%
                                        =======                   ===============                    =====



                  LOAN PROGRAMS OF THE GROUP II MORTGAGE LOANS

                                                                AGGREGATE
                                       NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                        GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
          LOAN PROGRAM               MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
-----------------------------     ---------------------  --------------------------  -------------------------------
Stated Documentation.........             [____]                 $ [__________]                           [___]%
Full Documentation...........             [____]                   [__________]                 [___]
No Documentation.............             [____]                   [__________]                 [___]
Limited Documentation........              [___]                   [__________]                    [___]
                                         -------                 --------------                    -----
   Total.....................              [___]                 $ [__________]                    [___]%
                                         =======                 ==============                    =====


                   FICO SCORES FOR THE GROUP II MORTGAGE LOANS

                                                                  AGGREGATE
                                         NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                          GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
            FICO SCORE                 MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
---------------------------------  ---------------------  --------------------------  -------------------------------
600 - 619........................          [____]                  $  [__________]                          [___]%
620 - 639........................          [____]                   [__________]                  [___]
640 - 659........................          [____]                   [__________]                  [___]
660 - 679........................          [____]                   [__________]                  [___]
680 - 699........................          [____]                   [__________]                  [___]
700 - 719........................          [____]                   [__________]                  [___]
720 - 739........................          [____]                   [__________]                  [___]
740 - 759........................          [____]                   [__________]                  [___]
760 - 779........................          [____]                   [__________]                  [___]
780 - 799........................          [____]                   [__________]                  [___]
Greater than or equal to 800.....             [___]                   [__________]                    [___]
                                            -------                ---------------                    -----
   Total.........................             [___]                $  [__________]                    [___]%
                                            =======                ===============                    =====



                   LOAN PURPOSE OF THE GROUP II MORTGAGE LOANS

                                                                  AGGREGATE
                                         NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                          GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
           LOAN PURPOSE                MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
-------------------------------    ---------------------  --------------------------  -------------------------------
Purchase.......................             [____]                  $ [__________]                           [___]%
Refinance - Cashout............             [____]                    [__________]                   [___]
Refinance - Rate Term..........               [___]                   [__________]                   [___]
                                             ------                 --------------                   -----
   Total.......................               [___]                 $ [__________]                   [___]%
                                             ======                 ==============                   =====



                 OCCUPANCY STATUS OF THE GROUP II MORTGAGE LOANS

                                                                AGGREGATE
                                       NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                        GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
        OCCUPANCY STATUS*            MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
------------------------------   ---------------------  --------------------------  -------------------------------
Primary.......................              [____]                  $  [__________]                         [___]%
Investment....................              [____]                     [__________]                  [___]
Second Home...................                 [___]                   [__________]                  [___]
                                             -------                ---------------                  -----
   Total......................                 [___]                $  [__________]                  [___]%
                                             =======                ===============                  =====

*The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.



                   PRODUCT TYPE OF THE GROUP II MORTGAGE LOANS

                                                                 AGGREGATE
                                        NUMBER OF             PRINCIPAL BALANCE         % OF GROUP II AGGREGATE
                                         GROUP II           OUTSTANDING AS OF THE     PRINCIPAL BALANCE OUTSTANDING
           PRODUCT TYPE               MORTGAGE LOANS            CUT-OFF DATE              AS OF THE CUT-OFF DATE
------------------------------    ---------------------  --------------------------  -------------------------------
Fixed - 15 Year...............              [____]                  $ [__________]                          [___]%
Fixed - 30 Year...............              [____]                    [__________]                    [___]
Fixed - 30 Year IO............                 [___]                  [__________]                    [___]
                                             -------                --------------                    -----
   Total......................                 [___]                $ [__________]                    [___]%
                                             =======                ==============                    =====

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT AND CAPITALIZED INTEREST ACCOUNT

         The Trustee, on behalf of the trust, is expected to purchase from the Depositor during the period commencing on the Closing Date and ending on December 30, 2005 (the "PRE-FUNDING PERIOD"), subject to the availability thereof, subsequent mortgage loans consisting of conventional conforming and non-conforming, one- to four-family, fixed-rate Mortgage Loans secured by first liens on residential Mortgaged Properties. The subsequent mortgage loans will be transferred to the Trustee, on behalf of the trust, on any date or dates during the Pre-Funding Period (each such date, a "SUBSEQUENT TRANSFER DATE") pursuant to subsequent transfer instruments between the Depositor and the Trustee. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the Securities Administrator, on behalf of the trust, will be required to pay to the Depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the related subsequent mortgage loans. Following each Subsequent Transfer Date, the aggregate principal balance of the Mortgage Loans which were part of the trust prior to such Subsequent Transfer Date will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased and transferred to the trust and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the Depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the Mortgage Loans in the trust will change upon the acquisition of the subsequent mortgage loans. It is expected that approximately $[______] in subsequent mortgage loans, which have been identified by the Depositor, will be transferred to the trust during the Pre-Funding Period.

         The pre-funding account will be established to provide the trust with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the pre-funded amount will be reduced by the amount used to purchase the subsequent mortgage loans in accordance with the pooling and servicing agreement. Any investment income on funds in the pre-funding account will be paid to the Depositor or its designee as provided in the pooling and servicing agreement.

         Because the subsequent mortgage loans will not be acquired by the trust fund until after the Closing Date, there may not be sufficient interest collections from the Mortgage Loans to pay all the interest due on the certificates on the first distribution date. A capitalized interest account (the "CAPITALIZED INTEREST ACCOUNT") will be established and funded on the Closing Date from which funds (together with any investment earnings thereon) will be drawn upon to offset any interest shortfall on the distribution date during the Pre-Funding Period. Any amounts remaining in the Capitalized Interest Account after making distributions of interest on the first distribution date following the end of the Pre-Funding Period will be paid to [DB Structured Products, Inc.] or its designee as provided in the pooling and servicing agreement.

         Any conveyance of subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following, and the subsequent mortgage loan criteria set forth below:

         (a) Each such subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the pooling and servicing agreement;

         (b) The Depositor will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders;

         (c) The Depositor will deliver certain opinions of counsel with respect to the validity of the conveyance of such subsequent mortgage loans; and

         (d) Each such subsequent mortgage loan may not be 59 or more days delinquent as of the last day of the month preceding the Subsequent Cut-Off Date (as defined in the pooling and servicing agreement).

         As of the Cut-Off Date, each subsequent mortgage loan that has been identified and is expected to be sold to the trust on the related Subsequent Transfer Date will have the characteristics set forth below. In addition, any subsequent mortgage loan that has not been identified on the Cut-Off Date, but is sold to the trust during the Pre-Funding Period, will also satisfy the following criteria:

         (a) The servicer of each subsequent mortgage loan will be GMAC (or its successor);

         (b) Such subsequent mortgage loan will be secured by a first lien;

         (c) The original term to stated maturity of such subsequent mortgage loan will be no less than 240 months;

         (d) The latest maturity date of any subsequent mortgage loan will be no later than October 2035;

         (e) No subsequent mortgage loan will have a first payment date occurring after November 2005;

         (f) Such subsequent mortgage loan will have a credit score of not less than approximately 626;

         (g) Such subsequent mortgage loan will not have a loan-to-value ratio greater than 90.00%; and

         (h) Such subsequent mortgage loan will not have a principal balance greater than approximately $750,000.

         As of the Cut-Off Date, the subsequent mortgage loans, which have been identified and are expected to be sold to the trust on the related Subsequent Transfer Date, will have in the aggregate, the characteristics set forth below. In addition, if any subsequent mortgage loans that have not been identified on the Cut-Off Date are sold to the trust during the Pre-Funding Period, the subsequent mortgage loans in the aggregate, including any such subsequent mortgage loans not identified on the Cut-Off Date, will also satisfy the following criteria as of the Subsequent Cut-Off Date:

         (a) Have a weighted average credit score greater than approximately
680.

         (b) Have no less than approximately 70.00% of the Mortgaged Properties be owner occupied;

         (c) Have no less than approximately 85.00% of the Mortgaged Properties be single family detached or planned unit developments;

         (d) Have no more than approximately 70.00% of the subsequent mortgage loans be cash out refinance;

         (e) Have a weighted average remaining term to stated maturity of less than approximately 360 months;

         (f) Have a weighted average loan-to-value ratio of not more than approximately 78.00%;

         (g) No more than approximately 60.00% of the subsequent mortgage loans by aggregate principal balance will be concentrated in one state; and

         (h) Be acceptable to the rating agencies.

         To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before December 30, 2005, the holders of the certificates entitled to principal will receive as a principal payment, in accordance with the priorities set forth in this prospectus supplement, on the distribution date immediately following [________ __], 2006, the remaining pre-funded amount.

         Any such amount transferred to the Distribution Account will be included in the principal distribution amount for payment to the certificates as described in this prospectus supplement.

UNDERWRITING STANDARDS

         [GREENPOINT MORTGAGE FUNDING, INC. The information set forth in this section with regard to underwriting standards of GreenPoint Mortgage Funding, Inc. ("GREENPOINT" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by GreenPoint.

         Approximately [___]% of the Group I Mortgage Loans (the "GREENPOINT MORTGAGE LOANS"), which will be acquired on the Closing Date by the Depositor from the DB Structured Products, Inc., were acquired by DB Structured Products, Inc. from GreenPoint prior to the Closing Date. All of the GreenPoint Mortgage Loans were originated or acquired by GreenPoint in accordance with the underwriting criteria described in this section.

         GreenPoint, an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., is engaged in the mortgage banking business, which consists of the origination, acquisition, sate and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

         GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

         GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, GreenPoint's underwriting guidelines are applied to evaluate the prospective mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective mortgagor. Exceptions to GreenPoint's underwriting guidelines are permitted where compensating factors are present.

         In determining whether a prospective mortgagor has sufficient monthly income available to meet the mortgagors monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed mortgagor's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

         GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the mortgagor, than on verified income of the mortgagor. Mortgage loans underwritten under this type of program are generally limited to mortgagors with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective mortgagor are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective mortgagor, rather than on verified income and assets of the mortgagor. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to mortgagors with favorable credit histories and who satisfy other standards for limited documentation programs.]

         [FIRST NATIONAL BANK OF NEVADA. The information set forth in this section with regard to underwriting standards of First National Bank of Nevada ("FNBN" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by FNBN.

         Approximately [___]% of the Group I Mortgage Loans (the "FNBN MORTGAGE LOANS"), which will be acquired on the Closing Date by the Depositor from DB Structured Products, Inc., were acquired by DB Structured Products, Inc. from FNBN prior to the Closing Date. All of the FNBN Mortgage Loans were originated or acquired by FNBN in accordance with the underwriting criteria described in this section.

         FNBN is a national banking association and a wholly owned subsidiary of First National Bank Holding Company ("FNBHC"). FNBHC is a financial holding company and is also the parent of First National Bank of Arizona. FNBN originates and acquires residential mortgage loans secured primarily by one- to four-unit family residences through retail, wholesale and correspondent channels. The principal executive office of FNBN's mortgage division is located at 17600 North Perimeter Drive, Scottsdale, Arizona 85255.

         FNBN's underwriting guidelines are primarily intended to evaluate the prospective borrower's credit standing and ability to repay the loan, as well as the value and adequacy of the proposed mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete an application, which elicits pertinent information about the prospective borrower including, depending upon the loan program, the prospective borrower's financial condition (assets, liabilities, income and expenses), the property being financed and the type of loan desired. FNBN employs or contracts with underwriters to scrutinize the prospective borrower's credit profile. If required by the underwriting guidelines, employment verification is obtained either from the prospective borrower's employer or through analysis of copies of federal withholding (IRS W-2) forms and/or current payroll earnings statements of the prospective borrower. With respect to every prospective borrower, a credit report summarizing the prospective borrower's credit history is obtained.

         FNBN's underwriting guidelines are applied in a standard procedure that is intended to comply with applicable federal and state laws and regulations. However, the application of FNBN's underwriting guidelines does not imply that each specific criterion was satisfied individually. FNBN will have considered a mortgage loan to be originated in accordance with a given set of underwriting guidelines if, based on an overall qualitative evaluation, such mortgage loan is in substantial compliance with such underwriting guidelines. A mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         In addition to the "full/alternate" underwriting guidelines, FNBN also originates or purchases loans that have been originated under certain limited documentation programs designed to streamline the loan underwriting process. These "stated income," "no ratio," "no income/no assets," "stated income/stated assets," "no documentation with assets," "no documentation" and "lite documentation" programs may not require income, employment or asset verifications. Generally, in order to be eligible for a limited or no documentation program, the mortgaged property must have a loan-to-value ratio that supports the amount of the mortgage loan and the prospective borrower must have a credit history that demonstrates an established ability to repay indebtedness in a timely fashion.

         Under the full/alternate documentation program, the prospective borrower's employment, income and assets are verified through written or telephonic communication. All loans may be submitted under the full/alternate documentation program. The full/alternate documentation program also provides for alternative methods of employment verification generally using copies of federal withholding forms (IRS W-2) or pay stubs.

         Under the stated income documentation and the no ratio programs, more emphasis is placed on a prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower rather than on income underwriting. The stated income documentation program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications or bank statements. Information regarding income is not verified. The no ratio program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications or bank statements. The no ratio program does not require prospective borrowers to provide information regarding their income. In both the stated income and no ratio programs, the employment history is verified through written or telephonic communication.

         Under the no income/no assets program, income and assets are not stated on the prospective borrower's application. Disclosure of employment is required and verified through written or telephonic communication.

         Under the stated income/stated assets program, income is stated on the prospective borrower's application but is not verified. Assets are also stated on the application but are not verified. Employment is verified through written or telephonic communication.

         Under the no documentation with assets and no documentation programs, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral. Under the no documentation with assets program, a prospective borrower's assets are stated and verified through written communication or bank statements. A prospective borrower is not required to provide information regarding income or employment. Under the no documentation program, a prospective borrower's income, assets and employment are not stated or verified.

         The lite documentation programs are loan programs for prospective borrowers to obtain mortgage loans that FNBN has determined to be of sub-prime quality. Under these programs, prospective borrowers are generally qualified based on verification of adequate cash flows by means of personal or business bank statements for the previous twelve or twenty-four months.]

         [AMERICAN HOME MORTGAGE CORP. The information set forth in this section with regard to underwriting standards of American Home Mortgage Corp. ("AHMC" or, an "ORIGINATOR") has been provided to the Depositor or compiled from information provided to the Depositor by AHMC.

         The Group II Mortgage Loans which will be acquired on the Closing Date by the Depositor from AHMC. The following information generally describes AHMC's underwriting guidelines with respect to Group II Mortgage Loans originated pursuant to its "conforming" or "prime" underwriting standards and its Alt-A underwriting guidelines. Approximately [___]% of the Group II Mortgage Loans were generally written in accordance with AHMC's "prime" underwriting guidelines and approximately [___]% of the Group II Mortgage Loans were generally written in accordance with AHMC's Alt-A underwriting guidelines. None of the mortgage loans were generally written in accordance with the Federal Housing Administration's underwriting guidelines.

         The Group II Mortgage Loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by AHMC. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

         AHMC's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are "non-conforming" in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

         AHMC's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, AHMC expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

         AHMC underwrites a borrower's creditworthiness based solely on information that AHMC believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

         The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

         AHMC obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by AHMC non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For AHMC Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

         In addition to reviewing the borrower's credit history and credit score, AHMC underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

         In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by AHMC underwriters. AHMC's Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. AHMC Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

         Every AHMC mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an AHMC underwriter or a mortgage insurance company contract underwriter.

         The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. AHMC sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, AHMC requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, AHMC requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

         AHMC realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages "common sense" underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to AHMC's underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.]

ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool, as presently constituted. Prior to the issuance of the certificates, the Depositor may add or remove Mortgage Loans from the Mortgage Pool if it deems such addition or removal necessary or appropriate. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

[CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS AND THE PRE-FUNDING ACCOUNT]

         [The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, [fixed][adjustable] rate mortgage loans secured by first liens on residential mortgage properties. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each such date referred to in this prospectus supplement as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to pay to the depositor, from amounts on deposit in the pre-funding account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the pre-funding account on each Subsequent Transfer Date will not include accrued interest on the subsequent mortgage loans. Following the related Subsequent Transfer Date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so purchased and transferred to the trust fund and the amount in the pre-funding account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the pre-funding account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the pre-funding account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $[____] in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.]

         [Any conveyance of subsequent mortgage loans on during the Pre-Funding Period is subject to certain conditions including, but not limited to each such subsequent mortgage loan satisfying the representations and warranties specified in the related Subsequent Transfer Instrument. The Depositor may not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the Certificateholders, and must therefore acquire the mortgage loans under the same criteria as the mortgage loans in the current pool were acquired. Any addition of subsequent mortgage loans to the asset pool will be reported on Form 8-K to notify Certificateholders and investors of the change.]

         [The pre-funding account will be established to provide the trustee, on behalf of the trust, with sufficient funds to purchase subsequent mortgage loans. During the Pre-Funding Period, the Pre-Funded Amount will be reduced by the amount used to purchase subsequent mortgage loans in accordance with the Pooling and Servicing Agreement. Any investment income on funds in the pre-funding account will either be transferred to the interest coverage account or paid to the depositor or its designee as provided in the Pooling and Servicing Agreement.]

         [To the extent that the Pre-Funded Amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans on or before [______ __, 20__], the holders of the offered certificates will receive on the distribution date immediately following [______ __, 20__], the Remaining Pre-Funded Amount, in accordance with the priorities set forth in this prospectus supplement.]

         [Any such amount transferred to the Distribution Account will be included in Principal Funds for payment to the classes of certificates.]


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.


                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Deutsche Alt-A Securities, Inc. Mortgage Loan Trust, Series 2006-[__], Mortgage Backed Pass-Through Certificates will consist of [__] classes of certificates, designated as (i) the Class [__] and Class [__] Certificates (collectively, the "GROUP I SENIOR CERTIFICATES"), the Class [__] and Class [__] Certificates (collectively, the "GROUP II SENIOR CERTIFICATES", together with the Group I Senior Certificates, the "SENIOR CERTIFICATES"); (ii) the Class [__] and Class [__] Certificates (collectively, the "OFFERED SUBORDINATE CERTIFICATES"); (iii) the Class [__] and Class [__] Certificates (collectively, the "NON-OFFERED SUBORDINATE CERTIFICATES", together with the Offered Subordinate Certificates, the "SUBORDINATE CERTIFICATES"); and (iv) the Class [P-1] Certificates and Class [P-2] Certificates (collectively, the "CLASS P CERTIFICATES"). The Class R Certificates are also referred to herein as "RESIDUAL CERTIFICATES". Only the Senior Certificates and Offered Subordinate Certificates (collectively, the "OFFERED CERTIFICATES") are offered by this prospectus supplement. The aggregate initial certificate principal balance of the certificates will be approximately equal to the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

         Distributions on the Offered Certificates will be made on the 25th day of each month, or, if that day is not a business day, on the next succeeding business day, beginning in [________] 2006 (each, a "DISTRIBUTION Date"), to the persons in whose names such certificates are registered at the close of business on the Record Date. The "RECORD DATE" with respect to the Adjustable Rate Certificates is the business day prior to the related Distribution Date. The Record Date with respect to the certificates other than the Adjustable Rate Certificates is the last business day of the month immediately preceding the month in which the related Distribution Date occurs. The "DUE DATE" related to each Distribution Date will be the first day of the month in which such Distribution Date occurs. The "DETERMINATION DATE" will be a day not later than the 15th day in the month in which such Distribution Date occurs. The "DUE PERIOD" related to each Distribution Date will be, with respect to the [National City Mortgage Loans, the GreenPoint Mortgage Loans], the Mortgage Loans serviced by [Wells Fargo Bank, National Association ("WELLS FARGO")] and the Mortgage Loans serviced by [GMAC Mortgage Corporation ("GMAC")], the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. The "PREPAYMENT PERIOD" related to each Distribution Date will be (i) with respect to the [National City Mortgage Loans], the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs, (ii) with respect to the [GreenPoint Mortgage Loans], the calendar month immediately preceding the month in which such Distribution Date occurs, (iii) with respect to the Mortgage Loans serviced by [Wells Fargo], the calendar month immediately preceding the month in which such Distribution Date occurs and (iv) with respect to approximately [___]% of the Mortgage Loans serviced by [GMAC], the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs, and with respect to approximately [___]% of the Mortgage Loans serviced by [GMAC], the calendar month immediately preceding the month in which such Distribution Date occurs.

         The "INTEREST ACCRUAL PERIOD" for the certificates other than the Adjustable Rate Certificates will be the calendar month preceding the month in which that Distribution Date occurs. The Interest Accrual Period for the Adjustable Rate Certificates will be (a) as to the Distribution Date in [________ ____], the period commencing on [________ __], 2006, and ending on the day preceding the Distribution Date in [________ ____], and (b) as to any Distribution Date after the Distribution Date in [________ ____], will be the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the certificates will be calculated based on a 360-day year consisting of twelve 30-day months regardless of the actual number of days in the related Interest Accrual Period.

         The certificates represent in the aggregate the entire beneficial ownership interest in the trust fund established by the Depositor into which the Mortgage Loans will be deposited. The Group I Senior Certificates are related to the Group I Mortgage Loans, the Group II Senior Certificates are related to the Group II Mortgage Loans and the Subordinate Certificates are related to all of the Mortgage Loans.

         The Securities Administrator will execute and authenticate and the Trustee will deliver the certificates pursuant to a pooling and servicing agreement to be dated as of the Cut-Off Date among the Depositor, the Master Servicer, the Securities Administrator and the Trustee (the "POOLING AND SERVICING AGREEMENT"), a form of which is filed as an exhibit to the registration statement of which this prospectus supplement is a part. Reference is made to the prospectus for important additional information regarding the terms and conditions of the Pooling and Servicing Agreement and the certificates. It is a condition to the issuance of the Offered Certificates that they receive the ratings from Moody's Investors Service, Inc. ("MOODY'S") and Standard & Poor's, a division of the McGraw Hill Companies ("S&P") indicated under "Certificate Ratings" in this prospectus supplement. After the termination of the Pre-Funding Period, the Offered Certificates, other than the Class [__] Certificates and Class [__] Certificates, will qualify as "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

         The Offered Certificates (other than the Class R Certificates) will be issued in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. The Class R Certificates will be offered in registered, certificated form in a single denomination of a 100% percentage interest.

BOOK-ENTRY REGISTRATION

         The Offered Certificates, other than the Class R Certificates, will be book-entry certificates (for so long as they are registered in the name of the applicable depository or its nominee, the "BOOK-ENTRY Certificates"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold such certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream Banking Luxembourg, formerly known as Cedelbank SA ("CLEARSTREAM"), or the Euroclear System ("EUROCLEAR") in Europe, if they are participants of such systems ("CLEARSTREAM PARTICIPANTS" or "EUROCLEAR PARTICIPANTS", respectively), or indirectly through organizations which are Clearstream or Euroclear Participants. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate certificate principal balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries, names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, and JPMorgan Chase Bank, N.A. will act as depository for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITORIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof. Except as described below, no Certificate Owner acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "CERTIFICATEHOLDER" of the Offered Certificates, other than the Class R Certificates, will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through DTC and participants of DTC ("DTC PARTICIPANTS").

         The Certificate Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Certificate Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant and on the records of Clearstream or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. DTC Participants and indirect participants with whom Certificate Owners have accounts with respect to Book-Entry Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not DTC Participants may transfer ownership of Book-Entry Certificates only through DTC Participants and indirect participants by instructing such DTC Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective DTC Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective DTC Participants at DTC will be debited and credited. Similarly, the DTC Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participants or Clearstream Participants (each as defined below) on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following the DTC settlement date. For information with respect to tax documentation procedures relating to the Certificates, see "Global Clearance and Settlement and Documentation Procedures-Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and, directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depository; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system, if the transaction meets its settlement requirements, will deliver instructions to the Relevant Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its DTC Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules of DTC, as in effect from time to time.

         Clearstream, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream's stock.

         Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with the Euroclear Operator (as defined below) in Brussels to facilitate settlement of trades between systems. Clearstream currently accepts over 70,000 securities issues on its books.
         Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A/N.V. (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Certificate Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Certificate Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Certificate Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will he credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMIC-Taxation of Certain Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

         DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to Certificate Owners of the Book-Entry Certificates, or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Securities Administrator, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default (as defined in the Pooling and Servicing Agreement), Certificate Owners having percentage interests aggregating not less than 51% of the Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to cause DTC to notify all Certificate Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         In the event any Definitive Certificates are issued, surrender of such Definitive Certificates shall occur at the office designated from time to time for such purposes by the certificate registrar. As of the Closing Date, the certificate registrar designates its offices located at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479 for this purpose.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among DTC Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

TRANSFER RESTRICTIONS

         Any investor in the offered certificates will be deemed to make certain representations described in this prospectus supplement under "ERISA Considerations".

ADVANCES

         Subject to the limitations set forth in the following paragraph, each Servicer will be obligated to advance or cause to be advanced on or before the related servicer remittance date (as set forth in the related servicing agreement) from its own funds, an amount equal to the aggregate of all payments of principal and interest, net of its servicing fee, that were due on the Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus amounts representing assumed payments not covered by any current net income on any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "ADVANCE").

         Advances are required to be made on a Mortgage Loan only to the extent they are deemed by the applicable Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds on such Mortgage Loan. The purpose of making the Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses.

         All Advances will be reimbursable to the applicable Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which the Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the applicable Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the applicable Servicer out of any funds in the related custodial account prior to the distributions on the certificates. In the event that the applicable Servicer fails in its obligation to make any required Advance, the successor servicer (which may be the Master Servicer) will be obligated to make the Advance, in each case, to the extent required in the Pooling and Servicing Agreement. The Servicers will not be required to make any Advances with respect to reductions in the amount of the monthly payments on any Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act or similar state or local laws.

COMPENSATING INTEREST

         The Servicers or the Master Servicer, as applicable, will pay amounts referred to herein as "COMPENSATING INTEREST" in the manner and to the extent set forth below to reduce the adverse effect on Certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the Mortgage Loans.

         Each Servicer will be required to deposit into the related custodial account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to (a) with respect to [National City], the lesser of (i) any shortfall in interest collections for the related month, resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to [National City] for the related Due Period as set forth in the related servicing agreement, (b) with respect to [GreenPoint], the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to [GreenPoint] for the related Due Period as set forth in the related servicing agreement, (c) with respect to [Wells Fargo], the lesser of (i) any shortfall in interest collections for the related month, resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to [Wells Fargo] for the related Due Period as set forth in the related servicing agreement and (d) with respect to [GMAC] and (i) approximately [___]% of the Mortgage Loans serviced by [GMAC], the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (y) the aggregate servicing fee payable to GMAC for the related Due Period as set forth in the related servicing agreement and (ii) approximately [___]% of the Mortgage Loans serviced by GMAC, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) the aggregate servicing fee payable to GMAC for the related Due Period as set forth in the related servicing agreement.

         With respect to the Master Servicer, if a Servicer fails to pay the amount of any Compensating Interest required to be paid on that Distribution Date, the Master Servicer shall deposit into the distribution account as a payment of Compensating Interest the lesser of (i) the amount required to be paid by the Servicers and (ii) the compensation payable to the master servicer for such Distribution Date.

AVAILABLE DISTRIBUTION AMOUNT

         The Group I Available Distribution Amount and Group II Available Distribution Amount (each as defined below) for any Distribution Date will be distributed on each Distribution Date by the Securities Administrator to the Certificateholders, as specified in this prospectus supplement.

         The "GROUP I AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

         (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Group I Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries, and with respect to any Distribution Date during the Pre-Funding Period, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited into the Distribution Account from the Capitalized Interest Account, and with respect to any Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount), except:

                  o all scheduled payments of principal and interest collected on the Group I Mortgage Loans but due on a date after the related Due Date;

                  o all partial principal prepayments received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments on such Group I Mortgage Loans;

                  o all prepayments in full received with respect to the Group I Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full on such Group I Mortgage Loans;

                  o liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Group I Mortgage Loans after the related Prepayment Period;

                  o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement;

                  o reinvestment income on the balance of funds, if any, in the custodial accounts, the distribution account or the pre-funding account;

                  o any fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group I Mortgage Loans and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

                  o all Prepayment Charges received in connection with the Group I Mortgage Loans.

         (2) all Advances made by a Servicer and/or the Master Servicer with respect to the Group I Mortgage Loans for that Distribution Date;

         (3) any amounts paid as Compensating Interest on the Group I Mortgage Loans by a Servicer and/or the Master Servicer for that Distribution Date;

         (4) the total amount of any cash related to the Group I Mortgage Loans deposited in the distribution account in connection with the repurchase of any Group I Mortgage Loan by the Depositor or the related Sponsor; and

         (5) the total amount of any cash related to the Group I Mortgage Loans deposited in the distribution account in connection with the optional termination of the trust fund.

         The "GROUP II AVAILABLE DISTRIBUTION AMOUNT" for any Distribution Date, as more fully described in the Pooling and Servicing Agreement, will equal the sum of the following amounts:

         (1) the total amount of all cash received by or on behalf of each Servicer with respect to the Group II Mortgage Loans by the Determination Date for such Distribution Date and not previously distributed (including liquidation proceeds, condemnation proceeds, insurance proceeds and subsequent recoveries), except:

                  o all scheduled payments of principal and interest collected on the Group II Mortgage Loans but due on a date after the related Due Date;

                  o all partial principal prepayments received with respect to the Group II Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such partial principal prepayments on such Group II Mortgage Loans;

                  o all prepayments in full received with respect to the Group II Mortgage Loans after the related Prepayment Period, together with all interest paid by the mortgagors in connection with such prepayments in full on such Group II Mortgage Loans;

                  o liquidation proceeds, insurance proceeds, condemnation proceeds and subsequent recoveries received on the Group II Mortgage Loans after the related Prepayment Period;

                  o all amounts reimbursable to a Servicer pursuant to the terms of the related servicing agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodian pursuant to the terms of the Pooling and Servicing Agreement or the Custodial Agreement;

                  o reinvestment income on the balance of funds, if any, in the custodial accounts, the distribution account or the pre-funding account;

                  o any fees payable to the Servicers, the Master Servicer and the Credit Risk Manager with respect to the Group II Mortgage Loans and any premiums payable in connection with any lender paid primary mortgage insurance policies; and

                  o all Prepayment Charges received in connection with the Group II Mortgage Loans.

         (2) all Advances made by a Servicer and/or the Master Servicer with respect to the Group II Mortgage Loans for that Distribution Date;

         (3) any amounts paid as Compensating Interest on the Group II Mortgage Loans by a Servicer and/or the Master Servicer for that Distribution Date;

         (4) the total amount of any cash related to the Group II Mortgage Loans deposited in the distribution account in connection with the repurchase of any Group II Mortgage Loan by the Depositor or the related Sponsor; and

         (5) the total amount of any cash related to the Group II Mortgage Loans deposited in the distribution account in connection with the optional termination of the trust fund.

GLOSSARY OF DEFINITIONS RELATING TO THE PRIORITY OF DISTRIBUTIONS

         Certain definitions are necessary to understand the priority of interest and principal distributions to the certificates. These terms are defined below and highlighted within the various definitions:

         "AGGREGATE SENIOR PERCENTAGE" with respect to any Distribution Date will be the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the Senior Certificates (other than the Class [__] and Class [__] Certificates) immediately prior to that Distribution Date, and the denominator of which is the sum of the scheduled principal balances of the Mortgage Loans as of the first day of the related Due Period (exclusive of the Group I Discount Fraction of the scheduled principal balance of each Group I Discount Loan and the Group II Discount Fraction of the scheduled principal balance of each Group II Discount Loan).

         "AGGREGATE SUBORDINATE AMOUNT" for any date of determination will equal the excess of the aggregate principal balance of the Mortgage Loans (exclusive of the Group I Discount Fraction of the scheduled principal balance of each Group I Discount Loan and the Group II Discount Fraction of the scheduled principal balance of each Group II Discount Loan) over the aggregate certificate principal balances of the Senior Certificates (other than the Class [__] and Class [__] Certificates) then outstanding.

         "AGGREGATE SUBORDINATE PERCENTAGE" with respect to any Distribution Date will equal 100% minus the Aggregate Senior Percentage for that Distribution Date.

         "AVAILABLE DISTRIBUTION AMOUNT" either the Group I Available Distribution Amount or the Group II Available Distribution Amount, as applicable.

         "BANKRUPTCY COVERAGE" will be, as of the Cut-Off Date, approximately $150,000. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the related certificates.

         "BANKRUPTCY LOSS " will be any Debt Service Reduction or Deficient Valuation.

         "BASIS RISK CARRYOVER AMOUNT" with respect to the Class [__] Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest the Class [__] Certificates would have been entitled to receive on such Distribution Date had the Class [__] Interest Rate for such Distribution Date been equal to One-Month LIBOR plus 0.42% per annum over (y) the amount of interest paid on such Distribution Date at a rate equal to 5.500% per annum and
(ii) the Basis Risk Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the Class I-A-1 Interest Rate for the most recently ended Interest Accrual Period determined without taking into account the fixed rate set forth in clause (y) above.

         "CLASS [__] INTEREST RATE" with respect to the initial Interest Accrual Period is approximately 4.590% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (a) One-Month LIBOR plus 0.42% and (b) 5.500%.

         "CLASS [__] INTEREST RATE" with respect to the initial Interest Accrual Period is approximately 0.910% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (a) the excess, if any, of 5.500% over the Class [__] Interest Rate for the related Distribution Date and (b) 5.08%, but will not be less than zero on any Distribution Date.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__]/CLASS [__] PRIORITY AMOUNT" will equal the lesser of (a) the Principal Distribution Amount for the Group I Mortgage Loans and (b) the product of (i) the sum of the Principal Distribution Amount and the Principal Prepayment Amount for the Group I Mortgage Loans (exclusive of the Group I Discount Fractional Principal Amount), (ii) the Class [__]/Class [__] Priority Percentage and (iii) the Shift Percentage.

         "CLASS [__]/CLASS [__] PRIORITY PERCENTAGE" is the percentage equivalent of a fraction, the numerator of which is the sum of the certificate principal balances of the Class [__] Certificates and Class [__] Certificates, and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans (exclusive of the applicable Group I Discount Fraction of the scheduled principal balance of each Group I Discount Loan).

         "CLASS [__] INTEREST RATE" respect to the initial Interest Accrual Period is approximately 5.570% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (a) One-Month LIBOR plus 1.40% and (b) 6.500%.

         "CLASS [__] INTEREST RATE" with respect to the initial Interest Accrual Period is approximately 5.115% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the excess of (i) 28.050% over
(ii) the product of (a) One-Month LIBOR and (b) 5.500, but will not be less than zero for any Distribution Date.

         "CLASS [__] ACCRUAL AMOUNT" is an amount equal to interest accrued on the Class [__] Certificates during the related Interest Accrual Period. On each Distribution Date prior to the Class [__] Accretion Termination Date, the Class [__] Accrual Amount will be distributed as principal to the Class [__], Class [__], Class [__] and Class [__] Certificates as described under "Priority of Distributions" below, and the certificate principal balance of the Class [__] Certificates will be increased by such amount.

         "CLASS [__] ACCRETION TERMINATION DATE" will be the earliest of (i) the date on which the certificate principal balance of each class of Subordinate Certificates has been reduced to zero and (ii) the Distribution Date on which the certificate principal balances of the Class [__], Class [__], Class [__] and Class [__] Certificates have been reduced to zero.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__] INTEREST RATE" with respect to the initial Interest Accrual Period is approximately 0.838% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the excess of (i) the weighted average of the net mortgage rates of the Group I Mortgage Loans over (b) 5.500%, but will not be less than zero for any Distribution Date. For the purpose of this calculation, the Group I Discount Loans are assumed to have a net mortgage rate of 5.500%.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__]/CLASS [__] PRIORITY AMOUNT" will equal the lesser of (a) the Principal Distribution Amount for the Group II Mortgage Loans and (b) the product of (i) the sum of the Principal Distribution Amount and the Principal Prepayment Amount for the Group II Mortgage Loans (exclusive of the Group II Discount Fractional Principal Amount), (ii) the Class II-A-3/Class II-A-4 Priority Percentage and (iii) the Shift Percentage.

         "CLASS [__]/CLASS [__] PRIORITY PERCENTAGE" is the percentage equivalent of a fraction, the numerator of which is the sum of the certificate principal balances of the Class [__] Certificates and Class [__] Certificates, and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans (exclusive of the applicable Group II Discount Fraction of the scheduled principal balance of each Group II Discount Loan).

         "CLASS [__] INTEREST RATE" with respect to each Interest Accrual Period is 5.500% per annum.

         "CLASS [__] INTEREST RATE" with respect to the initial Interest Accrual Period is approximately 0.5667% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to the excess of (i) the weighted average of the net mortgage rates of the Group II Mortgage Loans over (b) 5.500%, but will not be less than zero for any Distribution Date. For the purpose of this calculation, the Group II Discount Loans are assumed to have a net mortgage rate of 5.500%.

         "COLLATERAL DEFICIENCY AMOUNT" with respect to a loan group and any Distribution Date prior to the Credit Support Depletion Date, will be equal to that amount by which (i) the aggregate certificate principal balance of the related Senior Certificates (other than the Class [__] and Class [__] Certificates) exceeds (ii) the scheduled principal balance of the Mortgage Loans in the related loan group as of the last day of the related Due Period.

         "CREDIT SUPPORT DEPLETION DATE" will be the Distribution Date on which the certificate principal balances of all of the Subordinate Certificates have been reduced to zero (prior to giving effect to distributions of principal and allocations of Realized Losses on such Distribution Date).

         "CUT-OFF DATE" [_____ __, 2006].

         "DEBT SERVICE REDUCTION" will be any reduction of the amount of the monthly payment on a Mortgage Loan made by a bankruptcy court in connection with a personal bankruptcy of a mortgagor.

         "DEFICIENT VALUATION " will be, in connection with a personal bankruptcy of a mortgagor, the positive difference, if any, resulting from the outstanding principal balance on a Mortgage Loan less a bankruptcy court's valuation of the related Mortgaged Property.

         "EXCESS LOSS" will be a Special Hazard Loss incurred on a Mortgage Loan in a loan group in excess of the related Special Hazard Coverage, a Fraud Loss incurred on a Mortgage Loan in a loan group in excess of the related Fraud Coverage and Bankruptcy Loss incurred on a Mortgage Loan in a loan group in excess of the related Bankruptcy Coverage.

         "FRAUD COVERAGE" will be, as of the Cut-Off Date, approximately $[__________]. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

         (1) on and after the first anniversary of the Cut-Off Date, an amount equal to:

                  (a) 2.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, minus

                  (b) the aggregate amounts allocated to the certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination;

         (2) from the second to and including the fifth anniversary of the Cut-Off Date, an amount equal to:

                  (a) 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date, minus

                  (b) the aggregate amounts allocated to the certificates with respect to Fraud Losses on the Mortgage Loans up to such date of determination;

         (3) after the fifth anniversary of the Cut-Off Date, the Fraud Coverage will be zero.

         "FRAUD LOSSES" will be losses on a Mortgage Loan arising from fraud, dishonesty or misrepresentation of the mortgagor in the origination of such Mortgage Loan.

         "GROUP I DISCOUNT FRACTION" with respect to any Distribution Date and a Group I Discount Loan, will be a fraction, the numerator of which is 5.500% minus the Net Mortgage Rate as of the Cut-Off Date on such Group I Discount Loan, and the denominator of which is 5.500%.

         "GROUP I DISCOUNT FRACTIONAL PRINCIPAL AMOUNT" for any Distribution Date and the Group I Mortgage Loans will be the aggregate of the following with respect to each Group I Discount Loan: the Group I Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

         "GROUP I DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL" will be (i) for any Distribution Date prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

         (1) the aggregate of the following with respect to each Group I Discount Loan: the Group I Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding principal balance thereof exceeded the Liquidation Principal and insurance proceeds received in respect thereof) on such Group I Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage as described under "--Subordination and Allocation of Losses" in this prospectus supplement; and

         (2) the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

         (ii) for any Distribution Date on or after the Credit Support Depletion Date, zero.

         "GROUP I DISCOUNT LOAN" will be any Group I Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.500% per annum.

         "GROUP I NON-DISCOUNT LOAN" will be any Group I Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.500% per annum.

         "GROUP II DISCOUNT FRACTION" with respect to any Distribution Date and a Group II Discount Loan, will be a fraction, the numerator of which is 5.500% minus the Net Mortgage Rate as of the Cut-Off Date on such Group II Discount Loan, and the denominator of which is 5.500%.

         "GROUP II DISCOUNT FRACTIONAL PRINCIPAL AMOUNT" for any Distribution Date and the Group II Mortgage Loans will be the aggregate of the following with respect to each Group II Discount Loan: the Group II Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

         "GROUP II DISCOUNT FRACTIONAL PRINCIPAL SHORTFALL" will be (i) for any Distribution Date prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

         (1) the aggregate of the following with respect to each Group II Discount Loan: the Group II Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding principal balance thereof exceeded the Liquidation Principal and insurance proceeds received in respect thereof) on such Group II Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage as described under "--Subordination and Allocation of Losses" in this prospectus supplement; and

         (2) the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

         (ii) for any Distribution Date on or after the Credit Support Depletion Date, zero.

         "GROUP II DISCOUNT LOAN" will be any Group II Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date of less than 5.500% per annum.

         "GROUP II NON-DISCOUNT LOAN" will be any Group II Mortgage Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to 5.500% per annum.

         "INTEREST DISTRIBUTION AMOUNT" with respect to each Distribution Date, will be the sum of (i) interest accrued on the Certificates (other than the Class [__] and Class [__] Certificates) during the related Interest Accrual Period in an amount determined as set forth in this prospectus supplement under "Description of the Certificates--Interest Calculations", reduced by the following amounts:

         (1) the pro rata share allocated to such class of all Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (such shortfalls are allocated among the Senior Certificates related to a loan group and the Subordinate Certificates pro rata according to the amount of interest to which each such class would otherwise be entitled); and

         (2) the portion of Realized Losses attributable to interest allocated to that class;

         plus (ii) the amount of interest accrued but unpaid to such class from prior Distribution Dates.

         "LIQUIDATED LOAN" will be a Mortgage Loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

         "LIQUIDATION PRINCIPAL" will be, for any Distribution Date and any Mortgage Loan, the principal portion of net Liquidation Proceeds received with respect to each such Mortgage Loan which became a Liquidated Loan (but not in excess of the principal balance thereof) during the related Prepayment Period.

         "LIQUIDATION PROCEEDS" will be amounts received by the related Servicer in connection with the liquidation of a defaulted Mortgage Loan whether through foreclosure or otherwise, other than insurance proceeds.

         "NET INTEREST SHORTFALL" for any Distribution Date will be, the sum of:

         (1)      any Prepayment Interest Shortfall for such Distribution Date;

         (2)      any Relief Act Interest Shortfall for such Distribution Date;
                  and

         (3) the portion of Realized Losses attributable to interest allocated to the certificates on such Distribution Date.

         "NET MORTGAGE RATE" for each Mortgage Loan will be equal to the mortgage interest rate thereon less the sum of the rates at which the related servicing fee, credit risk management fee and any fees payable in connection with any lender paid mortgage insurance are calculated.

         "PRE-FUNDED AMOUNT" The amount deposited in the pre-funding account on the Closing Date for the purchase of subsequent mortgage loans, which amount is approximately $[__________] with respect to the purchase of subsequent mortgage loans to be included in the Group I Mortgage Loans.

         "PRE-FUNDING PERIOD" The period from the Closing Date up to and including [________ __], 2006, during which the Trustee, on behalf of the trust, may purchase subsequent mortgage loans for inclusion in the trust with amounts on deposit in the pre-funding account.

         "PREPAYMENT INTEREST SHORTFALL" for any Distribution Date and any Mortgage Loan will be the sum of all interest shortfalls resulting from prepayments in full or in part on such Mortgage Loan during the related Prepayment Period, to the extent not covered by Compensating Interest payable by the related Servicer and/or the Master Servicer.

         "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and a loan group will be the sum of:

         (1) scheduled principal payments on the Mortgage Loans in the related loan group, due during the related Due Period;

         (2) the principal portion of repurchase proceeds received with respect to the Mortgage Loans in the related loan group, which were repurchased as permitted or required by the Pooling and Servicing Agreement during the related Prepayment Period; and

         (3) any other unscheduled payments of principal which were received on the Mortgage Loans in the related loan group, during the related Prepayment Period, other than prepayments in full, prepayments in part or Liquidation Principal.

         "PRINCIPAL PREPAYMENT AMOUNT" for any Distribution Date and a loan group will be the sum of (i) all partial principal prepayments and all prepayments in full with respect to the related Mortgage Loans which were received during the related Prepayment Period and (ii) any Liquidation Proceeds, insurance proceeds, condemnation proceeds and Subsequent Recoveries received during the related Prepayment Period.

         "PRO RATA ALLOCATION" for any Distribution Date will be (1) with respect to allocating the principal portion of certain losses relating to a Mortgage Loan to the related Senior Certificates (other than the Class [__] and Class [__] Certificates) and/or to the Subordinate Certificates, as applicable, pro rata according to their outstanding certificate principal balances in reduction thereof (except that (x) if the loss is incurred with respect to a Group I Discount Loan, the Group I Discount Fraction of such loss will be allocated to the Class [__] Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical and (y) if the loss is incurred with respect to a Group II Discount Loan, the Group II Discount Fraction of such loss will be allocated to the Class [__] Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical); provided that (A) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class I-A-8 Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and
(B) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero; and (2) with respect to allocating the interest portion of certain losses relating to a Mortgage Loan to the related Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) and/or to the Subordinate Certificates, as applicable, pro rata according to the amount of interest accrued but unpaid on such Distribution Date on each such class in reduction thereof until the amount of interest accrued on such Distribution Date has been reduced to zero and then according to their outstanding certificate principal balances in reduction thereof until the certificate principal balances thereof have been reduced to zero; provided that (A) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates until the certificate principal balance of each such class has been reduced to zero; and (B) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero.

         "REALIZED LOSS" with respect to any Distribution Date and any Liquidated Loan which became a liquidated loan during the related Prepayment Period will be the sum of (i) the principal balance of such Mortgage Loan remaining outstanding (after all recoveries of principal including net Liquidation Proceeds have been applied thereto) and the principal portion of non-recoverable Advances made by the related Servicer and/or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from amounts received in respect of the Mortgage Loans other than the related Mortgage Loan, and (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of non-recoverable Advances made by the related Servicer and/or the Master Servicer with respect to such Mortgage Loan which have been reimbursed from amounts received in respect of the Mortgage Loans of the related loan group other than the related Mortgage Loan. The amounts set forth in clause
(i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. In addition, to the extent a Servicer receives Subsequent Recoveries with respect to any defaulted Mortgage Loan, the amount of the Realized Loss with respect to that defaulted Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the certificate principal balance of any class of certificates on any Distribution Date.

         "RELIEF ACT INTEREST SHORTFALL" for any Distribution Date and a Mortgage Loan will be any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act, or similar state or local laws.

         "REMAINING PRE-FUNDED AMOUNT" An amount equal to the Pre-Funded Amount as of the Closing Date minus an amount equal to 100% of the aggregate outstanding principal balance of the subsequent mortgage loans transferred to the trust for inclusion in the Group I Mortgage Loans during the Pre-Funding Period.

         "SENIOR INTEREST SHORTFALL AMOUNT" for any Distribution Date and the Senior Certificates of a loan group (other than the Class [__] Certificates and Class [__] Certificates), will be equal to that amount by which the aggregate Interest Distribution Amounts payable to the related Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) of a loan group on such Distribution Date exceeds the related Available Distribution Amount.

         "SENIOR LIQUIDATION AMOUNT" for any Distribution Date and a loan group, is the aggregate, for each Liquidated Loan which became a liquidated loan during the related Prepayment Period, of the lesser of:

         (1) the related Senior Percentage of the principal balance of such Mortgage Loan (exclusive of the Group I Discount Fraction thereof, if such Mortgage Loan is a Group I Discount Loan or the Group II Discount Fraction thereof, if such Mortgage Loan is Group II Discount Loan); and

         (2) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Mortgage Loan (exclusive of the Group I Discount Fraction thereof, if such Mortgage Loan is a Group I Discount Loan or the Group II Discount Fraction thereof, if such Mortgage Loan is a Group II Discount Loan).

         "SENIOR PERCENTAGE" will be, on the Closing Date, approximately [___]%, with respect to the Group I Mortgage Loans, and approximately [___]% with respect to the Group II Mortgage Loans, and with respect to any Distribution Date, will equal the percentage equivalent of a fraction, the numerator of which is the aggregate certificate principal balance of the related Senior Certificates (other than the Class [__] and Class [__] Certificates) immediately prior to that Distribution Date, and the denominator of which is the sum of the scheduled principal balances of the Mortgage Loans in the related loan group as of the first day of the related Due Period (exclusive of the Group I Discount Fraction of the scheduled principal balance of each Group I Discount Loan and the Group II Discount Fraction of the scheduled principal balance of each Group II Discount Loan).

         "SENIOR PREPAYMENT PERCENTAGE" for a loan group and any Distribution Date will be the percentage indicated in the following table:

            DISTRIBUTION DATE OCCURRING IN                              SENIOR PREPAYMENT PERCENTAGE
--------------------------------------------------      -----------------------------------------------------
[________ ____] through [________ ____]...........      100%
[________ ____] through [________ ____]...........      Senior Percentage + 70% of the Subordinate Percentage
[________ ____] through [________ ____]...........      Senior Percentage + 60% of the Subordinate Percentage
[________ ____] through [________ ____]...........      Senior Percentage + 40% of the Subordinate Percentage
[________ ____] through [________ ____]...........      Senior Percentage + 20% of the Subordinate Percentage
[________ ____] and thereafter....................      Senior Percentage


Notwithstanding the foregoing, the Senior Prepayment Percentage with respect to each loan group will be equal to 100% on any Distribution Date on which (i) the Aggregate Senior Percentage for that Distribution Date exceeds the Aggregate Senior Percentage as of the Closing Date or (ii) the aggregate scheduled principal balance of the Mortgage Loans (including Mortgage Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Aggregate Subordinate Amount, is equal to or greater than 50% as of such Distribution Date, or cumulative Realized Losses on the Mortgage Loans allocated to the Subordinate Certificates are greater than the following amounts:


                                                     PERCENTAGE OF THE AGGREGATE SUBORDINATE
          DISTRIBUTION DATE OCCURRING IN                  AMOUNT AS OF THE CUT-OFF DATE
-----------------------------------------------  ------------------------------------------------
[________ ____] through [________ ____]........                      30%
[________ ____] through [________ ____]........                      35%
[________ ____] through [________ ____]........                      40%
[________ ____] through [________ ____]........                      45%
[________ ____] and thereafter.................                      50%

         The Senior Prepayment Percentage is subject to certain conditions specified in the Pooling and Servicing Agreement.

         "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and a loan group will be the sum of the following for that Distribution Date:

         (1) the related Senior Percentage of the related Principal Distribution Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the portion thereof attributable to the Group II Discount Fractional Principal Amount, as applicable);

         (2) the related Senior Prepayment Percentage of the related Principal Prepayment Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the portion thereof attributable to the Group II Discount Fractional Principal Amount, as applicable); and

         (3)      the related Senior Liquidation Amount.

         "SHIFT PERCENTAGE" is equal to 0% for the first 5 years following the Closing Date, 30% in the sixth year following the Closing Date, 40% in the seventh year following the Closing Date, 60% in the eighth year following the Closing Date, 80% in the ninth year following the Closing Date and 100% for any year thereafter.

         "SPECIAL HAZARD COVERAGE" will be, as of the Cut-Off Date, approximately $5,083,621.26. On each anniversary of the Cut-Off Date, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

         (1) the greatest of:

                  (a) the aggregate principal balance of the Mortgage Loans located in the zip code containing the largest aggregate principal balance of the Mortgage Loans;

                  (b) 1.0% of the aggregate principal balance of the Mortgage Loans; and

                  (c) twice the principal balance of the largest Mortgage Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received);

         (2) the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the certificates since the Cut-Off Date.

         "SPECIAL HAZARD LOSSES" will be losses on a Liquidated Loan that have been the subject of certain hazards (including earthquakes, tidal waves and related water damage) not insured against under any applicable insurance policy. Special Hazard Losses do not include losses occasioned by war, civil insurrection, certain government actions, errors in design, faulty workmanship or materials (except under certain circumstances, nuclear reaction, chemical contamination or waste by the mortgagor).

         "SUBORDINATE INTEREST RATE" with respect to the each Interest Accrual Period is 5.500% per annum.

         "SUBORDINATE LIQUIDATION AMOUNT" for any Distribution Date and a loan group will be the excess, if any, of (i) the aggregate Liquidation Principal for all Mortgage Loans in that loan group which became liquidated loans during the related Prepayment Period minus (ii) the sum of the related Senior Liquidation Amount for such Distribution Date and the Group I Discount Fraction of Liquidation Principal with respect to Group I Discount Loans or the Group II Discount Fraction of Liquidation Principal with respect to Group II Discount Loans, as applicable, received during the related Prepayment Period.

         "SUBORDINATE PERCENTAGE" for any Distribution Date and a loan group will be 100% minus the related Senior Percentage. Initially, the Subordinate Percentage will be approximately 6.716548% for the Group I Mortgage Loans and approximately [___]% for the Group II Mortgage Loans.

         "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date and a loan group will be 100% minus the related Senior Prepayment Percentage. Initially, the Subordinate Prepayment Percentage will be 0% for each loan group.

         "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date and a loan group will be the sum of the following for that Distribution Date:

         (1) the related Subordinate Percentage of the related Principal Distribution Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or Group II Discount Fractional Principal Amount, as applicable);

         (2) the related Subordinate Principal Prepayment Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or Group II Discount Fractional Principal Amount, as applicable); and

         (3)      the related Subordinate Liquidation Amount.

PROVIDED, HOWEVER, that the Subordinate Principal Distribution Amount for the Group I Mortgage Loans will be reduced by the amounts required to be distributed to the Class [__] Certificates with respect to the Group I Discount Fractional Principal Shortfall on such Distribution Date and amounts described under "--Cross-Collateralization" in this prospectus supplement, if necessary and to the extent available; PROVIDED, FURTHER, that the Subordinate Principal Distribution Amount for the Group II Mortgage Loans will be reduced by the amounts required to be distributed to the Class II-A-PO Certificates with respect to the Group II Discount Fractional Principal Shortfall on such Distribution Date and amounts described under "--Cross-Collateralization" in this prospectus supplement, if necessary and to the extent available. Any reduction in the Subordinate Principal Distribution Amount pursuant to the provision above shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2), in that order, of the definition of Subordinate Principal Distribution Amount.

         "SUBORDINATE PRINCIPAL PREPAYMENT AMOUNT" for any Distribution Date and a loan group will be the related Subordinate Prepayment Percentage of the Principal Prepayment Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the Group II Discount Fractional Principal Amount, as applicable, for that Distribution Date).

         "SUBORDINATION LEVEL" will be, on any specified date with respect to any class of Subordinate Certificates, the percentage obtained by dividing:

         (1) the sum of the certificate principal balances of all Subordinate Certificates which are subordinate in right of payment to such class as of such date before giving effect to distributions of principal or allocations of Realized Losses on such date; by

         (2) the sum of the certificate principal balances of the certificates (other than the Class [__], Class [__] and Class [__] Certificates) as of such date before giving effect to distributions of principal or allocations of Realized Losses on such date.

         "SUBSEQUENT CUT-OFF DATE" With respect to those subsequent mortgage loans sold to the trust fund pursuant to a subsequent transfer instrument, the later of (i) the first day of the month in which the related subsequent transfer date occurs or (ii) the date of origination of such mortgage loan.

         "SUBSEQUENT RECOVERIES" will be, as of any Distribution Date, amounts received during the related Prepayment Period by a Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan, net of any amounts reimbursable to such Servicer related to obtaining such Subsequent Recovery.

         "SUBSEQUENT TRANSFER DATE" With respect to each subsequent transfer instrument, the date on which the subsequent mortgage loans are sold to the trust.

         "UNDERCOLLATERALIZED GROUP" means a loan group for which the aggregate certificate principal balance of the Senior Certificates of such loan group (other than the Class [__], Class [__] and Class [__] Certificates, and after giving effect to distributions of principal on that Distribution Date from amounts received or advanced with respect to the related Mortgage Loans other than cross-collateralization payments) is greater than the scheduled principal balance of the related Mortgage Loans on such Distribution Date.

PRIORITY OF DISTRIBUTIONS

         Commencing in December 2006, the Securities Administrator will make distributions to Certificateholders on each Distribution Date. On each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator will distribute the Group I Available Distribution Amount and Group II Available Distribution Amount in the following order and priority:

         (A) On each Distribution Date, the Group I Available Distribution Amount will be distributed in the following manner and order of priority:

                  (1) FIRST, concurrently, to the Group I Senior Certificates (other than the Class [__] Certificates), the related Interest Distribution Amount on a pro rata basis based on the related Interest Distribution Amount with respect to each such class; provided, however, that for each Distribution Date prior to the Class [__] Accretion Termination Date, the Class [__] Accrual Amount shall be payable as principal to the Class [__], Class [__], Class [__], and Class [__] Certificates in the amount and order of priority set forth below;

                  (2) SECOND, to the Class R Certificates, the related Senior Principal Distribution Amount until the certificate principal balance of the Class R Certificates has been reduced to zero;

                  (3) THIRD, concurrently, to the Class [__] Certificates and Class [__] Certificates, an amount equal to the Class [__]/Class [__] Priority Amount, until the certificate principal balance of each such class has been reduced to zero;

                  (4) FOURTH, to the Class [__] Certificates, the Group I Discount Fractional Principal Amount until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (5) FIFTH, to the Class [__], Class [__] and Class [__] Certificates, from the related Senior Principal Distribution Amount, an amount up to $1,000 for each Distribution Date, in the following order of priority:

                           (i) concurrently, to the Class [__] Certificates and Class [__] Certificates, on a pro rata basis based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero; provided that prior to the Class [__] Accretion Termination Date, distributions pursuant to this clause shall be made first from the Class [__] Accrual Amount for such Distribution Date and second from the related Senior Principal Distribution Amount remaining after distributions pursuant to clauses (A)(2) and (A)(3) above; and

                           (ii) to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (6) SIXTH, to the Class [__] Certificates, up to an amount equal to $[________] for each Distribution Date, until the certificate principal balance of the Class [__] Certificates has been reduced to zero; provided that prior to the Class [__] Accretion Termination Date, distributions pursuant to this clause shall be made first from the Class [__] Accrual Amount for such Distribution Date and second from the related Senior Principal Distribution Amount, in each case remaining after distributions pursuant to clauses (A)(2), (A)(3) and (A)(5) above;

                  (7) SEVENTH, to the Class [__] Certificates, up to an amount equal to $[________]; provided that prior to the Class [__] Accretion Termination Date, distributions pursuant to this clause shall be made first from the Class [__] Accrual Amount for such Distribution Date and second from the related Senior Principal Distribution Amount, in each case remaining after distributions pursuant to clauses (A)(2),
                           (A)(3), (A)(5) and (A)(6) above;

                  (8) EIGHTH, concurrently, to the Class [__] Certificates and the Class [__] Certificates on a pro rata basis based on the certificate principal balance of each such class, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses
                           (A)(2), (A)(3) and (A)(5) through (A)(7) above, until the certificate principal balance of each such class has been reduced to zero;

                  (9) NINTH, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (A)(2), (A)(3) and
                           (A)(5) through (A)(8) above, without regard to amounts distributed pursuant to clause (A)(7) above, until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (10) TENTH, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (A)(2), (A)(3) and
                           (A)(5) through (A)(9) above, without regard to amounts distributed pursuant to clause (A)(6) above, until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (11) ELEVENTH, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (A)(2), (A)(3) and
                           (A)(5) through (A)(10) above, until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (12) TWELFTH, concurrently, to the Class [__] Certificates and Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (A)(2), (A)(3) and
                           (A)(5) through (A)(11) above, without regard to the Class [__]/Class [__] Priority Amount, until the certificate principal balance of each such class has been reduced to zero; and

                  (13) THIRTEENTH, the Group I Discount Fractional Principal Shortfall to the Class [__] Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Group I Mortgage Loans for such Distribution Date (without regard to the proviso of such definition).

         (B) On each Distribution Date, the Group II Available Distribution Amount will be distributed in the following manner and order of priority:

                  (1) FIRST, concurrently, to the Group II Senior Certificates (other than the Class [__] Certificates), the related Interest Distribution Amount on a pro rata basis based on the related Interest Distribution Amount with respect to each such class;

                  (2) SECOND, concurrently, to the Class [__] Certificates and Class [__] Certificates, on a pro rata basis based on the certificate principal balance of each such class, an amount equal to the Class [__]/Class [__] Priority Amount, until the certificate principal balance of each such class has been reduced to zero;

                  (3) THIRD, to the Class [__] Certificates, the Group II Discount Fractional Principal Amount until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (4) FOURTH, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clause (B)(2) above, until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (5) FIFTH, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (B)(2) and (B)(4) above, until the certificate principal balance of the Class [__] Certificates has been reduced to zero;

                  (6) SIXTH, concurrently, to the Class [__] Certificates and Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (B)(2), (B)(4) and
                           (B)(5) above, without regard to the Class [__]/Class [__] Priority Amount, until the certificate principal balance of each such class has been reduced to zero; and

                  (7) SEVENTH, the Group II Discount Fractional Principal Shortfall to the Class [__] Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Group II Mortgage Loans for such Distribution Date (without regard to the proviso of such definition).

         (C) From the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after payments pursuant to clauses (A) and (B) above, (i) first, the Senior Interest Shortfall Amount for each class of Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) for such Distribution Date, if any, pro rata according to the amount of interest to which each such class would otherwise be entitled, (ii) second, an amount equal to the Collateral Deficiency Amount, if any, to the Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates), pro rata among the Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) based on the related Collateral Deficiency Amount and within each group of certificates, on a pro rata basis (if applicable) based on the certificate principal balance of each such class, as a payment of principal; and (iii) if the conditions described under "Description of the Certificates--Cross-Collateralization below are met, the applicable Principal Prepayment Amount to the related Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) as a payment of principal in accordance with the priorities set forth in clauses (A) and (B) above.

         (D) From the sum of the remaining Group I Available Distribution Amount and Group II Available Distribution Amount after payments pursuant to clauses
(A) through (C) above, to the Class [__] and Class [__] Certificates, sequentially, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding certificate principal balance of each such class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the class or classes of the Subordinate Certificates junior to such class will be distributed to the most senior class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the class or classes of Subordinate Certificates senior thereto, pro rata based on the certificate principal balance of each such class.

         (E) As described in the immediately following clauses (1) and (2) below, on each Distribution Date, the Securities Administrator will deposit into a reserve fund (the "CLASS [__] RESERVE FUND") established in accordance with the terms of the Pooling and Servicing Agreement for the benefit of the Class [__] Certificates, an amount equal to the amount by which the sum of the Basis Risk Carryover Amounts with respect to the Class [__] Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Cap Agreement since the prior Distribution Date. On each Distribution Date, after making the distributions required under clauses (A) through (D) above, the Securities Administrator will withdraw from the Class [__] Reserve Fund the amounts on deposit therein (which shall include any payments received under the Cap Agreement) and distribute such amounts to the Class [__] Certificates in respect of any Basis Risk Carryover Amounts due to the Class [__] Certificates as follows:

                  (1) FIRST, to the holders of the Class [__] Certificates, any amounts received by the Securities Administrator on account of the Cap Agreement for such Distribution Date; and

                  (2) SECOND, to the Class [__] Certificates, from the Group I Available Distribution Amount remaining after payments pursuant to clauses (A) through (D) above, any Basis Risk Carryover Amount remaining unpaid after distributions pursuant to clause (1) above.

         (F) To the Group I Senior Certificates (other than the Class [__] Certificates and Class I-A-IO Certificates) and Group II Senior Certificates (other than the Class [__] Certificates), from the Group I Available Distribution Amount and Group II Available Distribution Amount, respectively, remaining after distributions pursuant to clauses (A) through (E) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such classes of certificates, and then to the Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such classes of certificates.

         (G) To the Class R Certificates, the remainder (which is expected to be zero), if any of the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after distributions pursuant to clauses
(A) through (F) above.

         On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Group I Available Distribution Amount and Group II Available Distribution Amount on such Distribution Date, distributions will be made to the Senior Certificates in the following order of priority:

                  (1) FIRST, (a) to the Group I Senior Certificates (other than the Class [__] Certificates) from the Group I Available Distribution Amount, the related Interest Distribution Amount on a pro rata basis based on the amount payable to each such class and (b) to the Group II Senior Certificates (other than the Class [__] Certificates) from the Group II Available Distribution Amount, the related Interest Distribution Amount on a pro rata basis based on the amount payable to each such class, in each case to the extent of amounts available;

                  (2) SECOND, (a) from the Group I Available Distribution Amount remaining after payments in clause (1)(a) above, the Group I Discount Fractional Principal Amount to the Class [__] Certificates and (b) from the Group II Available Distribution Amount remaining after payments in clause (1)(b) above, the Group II Discount Fractional Principal Amount to the Class [__] Certificates;

                  (3) THIRD, (a) to the Group I Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) on a pro rata basis based on the certificate principal balance of each such class, the Group I Available Distribution Amount remaining after payments pursuant to clauses (1)(a) and (2)(a) above and (b) to the Group II Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) on a pro rata basis based on the certificate principal balance of each such class, the Group II Available Distribution Amount remaining after payments pursuant to clauses (1)(b) and (2)(b) above, in each case until the certificate principal balance of each such class has been reduced to zero;

                  (4) FOURTH, from the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and (3) above, to each class of certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date, pro rata, based on such Senior Interest Shortfall Amount;

                  (5) FIFTH, from the Group I Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Class [__] Reserve Fund and then from the Class [__] Reserve Fund, to the Class [__] Certificates, the Basis Risk Carryover Amount payable to such class for such Distribution Date (after taking into account all payments received by the Securities Administrator from the Cap Agreement);

                  (6) SIXTH, (a) from the Group I Available Distribution Amount remaining after payments pursuant to clauses
                           (1) through (5) above, to the Group I Senior
                           Certificates (other than the Class [__] Certificates and Class [__] Certificates) on a pro rata basis based on the outstanding certificate principal balance of such class, the amount of any unreimbursed losses previously allocated to each such class and
                           (b) from the Group II Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Group II Senior Certificates (other than the Class [__] Certificates) on a pro rata basis based on the outstanding certificate principal balance of such class, the amount of any unreimbursed losses previously allocated to each such class; and

                  (7) SEVENTH, to the Class R Certificates, the remainder, if any (which is expected to be zero), of the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after distributions pursuant to clauses (1) through (6) above.

CLASS [__] CERTIFICATES AND CLASS [__] CERTIFICATES

         On each Distribution Date, all amounts representing Prepayment Charges in respect of approximately [___]% of the Mortgage Loans serviced by [GMAC Mortgage Corporation] and received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class [__] Certificates, and all amounts representing Prepayment Charges in respect of the Mortgage Loans serviced by [Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc., National City Mortgage Co.] and approximately [___]% of the Mortgage Loans serviced by [GMAC Mortgage Corporation] and received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class [__] Certificates, and shall not be available for distribution to the holders of any other class of certificates. The payment of such Prepayment Charges shall not reduce the certificate principal balance of the Class [__] Certificates or Class [__] Certificates. On the Distribution Date in [________ ____], prior to making any distributions to the Class R Certificates, the Securities Administrator shall make a payment of principal to the Class [__] Certificates and Class [__] Certificates in reduction of the certificate principal balance of each such class.

ELIGIBLE INVESTMENTS

         To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account (as defined in the pooling and servicing agreement) may be invested in Eligible Investments (as defined in the pooling and servicing agreement) in the name of the Trustee for the benefit of Certificateholders and, except as provided in the pooling and servicing agreement, not commingled with any other funds. Such Eligible Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments shall be paid to the related Servicer under the applicable servicing agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two business days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

         Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders will be considered a Eligible Investment:

         (i) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

         (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated "AAA" and "Aaa" in the case of S&P and Moody's (the initial rating of the Senior Certificates (other than the Class I-A-8 Certificates and Class II-A-8 Certificates, which are rated "Aa1" by Moody's));

         (iii) demand and time deposits in or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

         (iv) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

         (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

         (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

         (vii) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

         (viii) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Distribution Account;

         (ix) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

         (x) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Senior Certificates; and

         (xi) such other obligations as are acceptable as Eligible Investments to each Rating Agency.

         provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

INTEREST CALCULATIONS

         With respect to each class of certificates (other than the Class [__], Class [__], Class [__] and Class [__] Certificates), interest will be passed through monthly on each Distribution Date, commencing in December 2006. On each Distribution Date the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date, the interest rate on the Class [__] Certificates will be equal to the Class [__] Interest Rate for such Distribution Date and the interest rate on the Class [__] and Class [__] Certificates will be equal to the Subordinate Interest Rate for such Distribution Date.

         During each Interest Accrual Period, the Class [__] Certificates will accrue interest on a notional amount equal to the certificate principal balance of the Class [__] Certificates, the Class [__] Certificates will accrue interest on a notional amount equal to the aggregate principal balance of the Group I Mortgage Loans and the Class [__] Certificates will accrue interest on a notional amount equal to aggregate principal balance of the Group II Mortgage Loans.

         With respect to each Distribution Date, interest will accrue on the certificates during the related Interest Accrual Period in an amount determined by the following formula:

          1/12th  of  the   applicable       the related certificate
          interest rate for each class       principal balance or notional
                                        x    amount for each such certificate

CROSS-COLLATERALIZATION

         If on any Distribution Date the Group I Available Distribution Amount or Group II Available Distribution Amount is insufficient to make payments of current interest due on the related Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates), the Available Distribution Amount from the other loan group remaining after payments of current interest and principal are made to the related Senior Certificates will be used to cover such shortfalls prior to making any payments of interest or principal to the Subordinate Certificates. If on any Distribution Date prior to the Credit Support Depletion Date, there exists an Undercollateralized Group, the Available Distribution Amount from the other loan group remaining after payments of current interest and principal to the related Senior Certificates will be used to make payments of principal to the loan group that is an Undercollateralized Group prior to making any payments of interest and principal to the Subordinate Certificates. See "Description of Certificates--Priority of Distributions" above.

         In addition, on any Distribution Date on which (1) the certificate principal balance of the Senior Certificates related to a loan group (other than the Class [__], Class [__] and Class [__] Certificates) have been reduced to zero and (2) either (a) the Subordinate Percentage of a loan group is less than 200% times the initial related Subordinate Percentage, or (b) the aggregate principal balance of the Mortgage Loans (including Mortgage Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Subordinate Amount of a loan group, is equal to or greater than 50% as of such Distribution Date, the Principal Prepayment Amount relating to the group of Senior Certificates that have been paid in full, will be paid as principal to the outstanding Senior Certificates entitled to principal related to the other group of Mortgage Loans, in accordance with the priorities set forth under "Description of Certificates--Priority of Distributions" above, prior to making any payments of interest or principal to the Subordinate Certificates.

         Except under the limited circumstances described above, the Group I Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group I Mortgage Loans and the Group II Senior Certificates will be entitled to payments only from amounts received or advanced in respect of the Group II Mortgage Loans. The Subordinate Certificates will be entitled to payments from amounts received or advanced in respect of all of the Mortgage Loans.

SUBORDINATION AND ALLOCATION OF LOSSES

         The Subordinate Certificates will be subordinate in right of payment to and provide credit support to the Senior Certificates. Each class of Subordinate Certificates will be subordinate in right of payment to and provide credit support to each class of Subordinate Certificates senior thereto. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which the Senior Certificates are entitled, and to afford those certificates protection against certain losses. The protection afforded to the Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal before distributions of interest or principal to the Subordinate Certificates. The protection afforded to a class of Subordinate Certificates by the classes of Subordinate Certificates subordinate thereto will be similarly accomplished by the preferential right of such classes to receive distributions of principal and interest before distributions of principal and interest to those classes of Subordinate Certificates subordinate thereto.

         Realized Losses other than Excess Losses, will be allocated among the certificates as set forth below:

         (i) The principal portion of Realized Losses (other than Excess Losses) will be allocated as follows:

                  o FIRST, sequentially, to the Class [__] and Class [__] Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; and

                  o SECOND, (a) with respect to Realized Losses related to the Group I Mortgage Loans, concurrently to each class of Group I Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) until the certificate principal balance of each such class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and (b) with respect to Realized Losses related to the Group II Mortgage Loans, concurrently to each class of Group II Senior Certificates (other than the Class [__] Certificates), on a pro rata basis based on the certificate principal balance of each such class, in each case until the certificate principal balance of each such class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero; PROVIDED, HOWEVER, that following the Credit Support Depletion Date, if loss is incurred (x) with respect to a Group I Discount Loan, the Group I Discount Fraction of such loss will first be allocated to the Class [__] Certificates and the remainder of such loss will be allocated as described above in clause (a) and (y) with respect to a Group II Discount Loan, the Group II Discount Fraction of such loss will first be allocated to the Class [__] Certificates and the remainder of such loss will be allocated as described above in clause (b).

         (ii) The interest portion of Realized Losses (other than Excess Losses) will be allocated as follows:

                  o FIRST, sequentially, to the Class [__] and Class [__] Certificates, in that order, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such certificate has been reduced to zero, and then in reduction of the certificate principal balance of such certificate until the certificate principal balance thereof has been reduced to zero; and

                  o SECOND, to the Senior Certificates relating to the loan group for which such Realized Losses were incurred, by Pro Rata Allocation in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such certificate has been reduced to zero, and then with respect to the Senior Certificates (other than the Class [__] and Class [__] Certificates), in reduction of the certificate principal balance of each such certificate, until the certificate principal balance thereof has been reduced to zero; provided that (i) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and (ii) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero.

         On each Distribution Date, if the aggregate certificate principal balance of the Senior Certificates (other than the Class [__] and Class [__] Certificates) and Subordinate Certificates exceeds the aggregate stated principal balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Subordinate Certificates in reverse order of seniority until the certificate principal balance of each such class has been reduced to zero. If the certificate principal balance of each class of Subordinate Certificates has been reduced to zero and the aggregate certificate principal balance of the Senior Certificates (other than the Class [__] and Class [__] Certificates) exceeds the aggregate stated principal balance of the Mortgage Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the certificates on such Distribution Date), such excess will be deemed a principal loss and, (i) if attributable to the Group I Mortgage Loans, will be allocated to the Group I Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates), by Pro Rata Allocation, until the certificate principal balance of each such class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and (ii) if attributable to the Group II Mortgage Loans, will be allocated to the Group II Senior Certificates (other than the Class [__] Certificates) by Pro Rata Allocation, until the certificate principal balance of each such class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero.

         In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish a Deficient Valuation. The amount of the secured debt could be reduced to such Deficient Valuation amount, and the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction of the amount of the monthly payment on the related Mortgage Loan.

         Excess Losses with respect to the Mortgage Loans will be allocated to the outstanding class or classes of Senior Certificates (other than the Class [__] and Class [__] Certificates) of the related loan group and to the Subordinate Certificates by Pro Rata Allocation; provided, that (i) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[________] with respect to the Class [__] Certificates, and up to a maximum amount of $[________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and (ii) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the certificate principal balance of the Class [__] Certificates has been reduced to zero.

         Special Hazard Coverage, Fraud Coverage or Bankruptcy Coverage may also be reduced upon written confirmation from the Rating Agencies that such reduction will not adversely affect the then current ratings assigned to the Senior Certificates or Subordinate Certificates by the Rating Agencies. Such a reduction, in the event of Special Hazard Losses, Fraud Losses or Bankruptcy Losses on the Mortgage Loans, could adversely affect the level of protection afforded the Senior Certificates by subordination of the Subordinate Certificates.

         In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed as part of the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable, in accordance with the priorities described under "Description of the Certificates" in this prospectus supplement, and the certificate principal balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

THE CLASS R CERTIFICATES

         The Class R Certificates will represent the sole residual interest in each REMIC.

         On each Distribution Date, in addition to payments of interest and principal to the Class R Certificates described in this prospectus supplement, the Securities Administrator will distribute any amounts remaining (which are expected to be zero) in the distribution account from the Group I Available Distribution Amount and Group II Available Distribution Amount after distributions of interest and principal on the related certificates and payment of expenses, if any, of the related REMIC, to the Class R Certificateholders. Distributions of such remaining amounts with respect to the Class R Certificates will be subordinate to all payments required to be made with respect to the Senior Certificates and Subordinate Certificates.

         Any amounts remaining in the distribution account upon reduction of the aggregate certificate principal balance of the Senior Certificates (other than the Class [__] and Class [__] Certificates) and Subordinate Certificates to zero, payment of any outstanding expenses and termination of the related REMIC will be distributable with respect to the Class R Certificate. Such remaining assets are expected to be minimal. See "Description of Certificates--Optional Termination".

         The initial owner of the Class R Certificates is [____________].

LAST SCHEDULED DISTRIBUTION DATE

         The last scheduled distribution date for the Senior Certificates and the Subordinate Certificates is the Distribution Date in [________ ____], which is the Distribution Date occurring one month after the original scheduled maturity date for the latest maturing Mortgage Loan (including any subsequent mortgage loan expected to be purchased by the trust during the Pre-Funding Period).

         The actual last Distribution Date on any class of certificates will depend on the rate of payments of principal on the related Mortgage Loans which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing interest rates. No assurance can be given as to the actual payment experience with respect to the Mortgage Loans. OPTIONAL TERMINATION

         The circumstances under which the obligations created by the Pooling and Servicing Agreement will terminate in respect of the certificates are described in "Description of the Securities-Termination" in the prospectus. The Master Servicer will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and the fair market value of any properties acquired in respect thereof remaining in the trust fund at the time of purchase is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date (which includes the subsequent mortgage loans identified and expected to be purchased by the trust during the Pre-Funding Period). In the event the Master Servicer exercises the option, the purchase price payable in connection with the option will be equal to par with respect to the Mortgage Loans and the fair market value of all properties acquired by the trust in respect of any Mortgage Loans, plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which the repurchase price is distributed, together with (to the extent not covered by the foregoing) all amounts due and owing to the Trustee, the Servicers, the Master Servicer and the Securities Administrator as of the termination date. In the event the Master Servicer exercises this option, the portion of the purchase price allocable to the offered certificates will be, to the extent of available funds, (i) 100% of the then outstanding certificate principal balance of the offered certificates, plus (ii) one month's interest on the then outstanding certificate principal balance or notional amount of the offered certificates at the then applicable interest rate for each such class, plus (iii) any previously accrued but unpaid interest thereon to which the holders of the offered certificates are entitled, together with the amount of any Basis Risk Carryover Amounts payable to the Class [__] Certificates. In no event will the trust created by the Pooling and Servicing Agreement continue beyond the earlier of (i) the Last Scheduled Distribution Date and (ii) the expiration of 21 years from the death of the survivor of the persons named in the Pooling and Servicing Agreement. See "Description of the Securities-Termination" in the prospectus.

         The Master Servicer shall have the right to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of such election is less than or equal to 10% of the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

         Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated,
(ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC I Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and
(iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the REMIC I by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above described Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the Distribution Account pursuant to the Pooling and Servicing Agreement and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to the Pooling and Servicing Agreement. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

         Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with the Pooling and Servicing Agreement in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

         Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

         In the event that the Master Servicer purchases all the Loans and each REO Property or the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I pursuant to the Pooling and Servicing Agreement, the Trust Fund shall be terminated in accordance with the following additional requirements:

         (xii) The Securities Administrator shall specify the first day in the 90 day liquidation period in a statement attached to each REMIC's final tax return pursuant to Treasury regulation Section 1.860F 1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Master Servicer;

         (xiii) During such 90 day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC I to the Master Servicer for cash; and

         (xiv) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

         At the expense of the requesting Master Servicer (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.1, at the expense of the Trust
Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to the Pooling and Servicing Agreement.

         By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90 day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

CALCULATION OF ONE-MONTH LIBOR

         With respect to each Interest Accrual Period (other than the initial Interest Accrual Period) and the Adjustable Rate Certificates, on the second business day preceding the related Interest Accrual Period, (each such date, an "INTEREST DETERMINATION DATE"), the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period. With respect to the initial Interest Accrual Period, on the Closing Date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second business day preceding the Closing Date. "One Month LIBOR" means, as of any Interest Determination Date, the London interbank offered rate for one-month U.S. dollar deposits which appears on Telerate Page 3750 (as defined herein) as of 11:00 a.m. (London time) on such date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the offered rates of the Reference Banks (as defined herein) for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%). If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate (as defined herein).

         As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York; "Telerate Page 3750" means the display page currently so designated on the Dow Jones Telerate Capital Markets Report (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices); "REFERENCE BANKS" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Securities Administrator and (iii) not controlling, controlled by, or under common control with, the Depositor or the Securities Administrator, and "RESERVE INTEREST RATE" shall be the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

         The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

                       CAP AGREEMENT AND THE CAP PROVIDER

         The Class [__] Certificates will have the benefit of an interest rate cap agreement with respect to the Group I Mortgage Loans (the "CAP AGREEMENT"). The Cap Agreement will be documented pursuant to a confirmation incorporating the terms and conditions of an ISDA Master Agreement (Multicurrency-Cross Border), as supplemented by a schedule.

         The significance percentage, as calculated in accordance with Item 1115 of Regulation AB is less than 10%.

         Pursuant to the Cap Agreement, [The Bank of New York] (together with any successor, the "CAP PROVIDER") will agree to pay to the Securities Administrator for the benefit of the holders of the Class I-A-1 Certificates, an amount equal to the product of:

                  (1) the excess, if any, of One-Month LIBOR (as determined pursuant to the Cap Agreement) over 5.08% (provided, however that if One-Month LIBOR (as determined pursuant to the Cap Agreement) exceeds 9.08% the payment due will be calculated as if One-Month LIBOR were 9.08%);

                  (2) the Class [__] Scheduled Notional Amount, as set forth below, for the related Distribution Date; and

                  (3) a fraction, the numerator of which is 30 and the denominator of which is 360.

         The Class I-A-1 Scheduled Notional Amount with respect to each Distribution Date, which declines in accordance with the expected amortization of the Class I-A-1 Certificates, is set forth below.

                                            CLASS [__]
    DISTRIBUTION DATE              SCHEDULED NOTIONAL AMOUNT ($)
----------------------------     -------------------------------
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
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[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]
[________ ____]                          [__________]

         The Class [__] Cap Agreement will terminate after the Distribution Date in [________ ____].

         Pursuant to the terms of the Cap Agreement, if the Cap Provider's short-term unsecured and unsubordinated debt ratings fall below the levels specified in the Cap Agreement, the Cap Provider will be required, at its own expense to, (i) replace the position within thirty (30) days with a counterparty provided that the short-term unsecured and unsubordinated debt ratings of such counterparty shall be rated at or above the ratings specified in the Cap Agreement or (ii) obtain a guaranty of, or a contingent agreement of, another person provided that the short-term unsecured and unsubordinated debt ratings of such person shall be rated at or above the ratings specified in the Cap Agreement. If the Cap Provider fails to comply with either (i) or (ii) above, such event will constitute an Additional Termination Event (as defined in the Cap Agreement) with the Cap Provider as the sole Affected Party (as defined in the Cap Agreement).

         Any amounts remaining in the Class [__] Reserve Fund after the certificate principal balance of the Class [__] Certificates has been reduced to zero will be distributed to Deutsche Bank Securities Inc., as provided in the pooling and servicing agreement.

         The Cap Agreement will be governed by and construed in accordance with the laws of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Cap Agreement.

         The Bank of New York was founded in New York in 1784 by Alexander Hamilton and is the nation's oldest bank. It is in the principal subsidiary of The Bank of New York Company, Inc., one of the largest bank holding companies in the United States. The senior debt of The Bank of New York is rated "Aa2" by Moody's, "AA-" by S&P and "AA-" by Fitch Ratings.


                                    SERVICING

[NATIONAL CITY MORTGAGE CO.

         Approximately [___]% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-Off Date will be serviced by National City pursuant to a servicing agreement between National City and DB Structured Products, Inc.

         National City Mortgage Co. has been an originator of mortgage loans since 1955 and has originated Mortgage Loans of the type backing the certificates offered hereby since 19[__]. National City Mortgage Co. currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by [one- to four-family residential real properties and individual condominium units].

         [The following table describes size, composition and growth of Countrywide Servicing's total residential mortgage loan servicing portfolio as of the dates indicated.]

                           December 31, 2003       December 31, 2004        December 31, 2005        [    ] 2006
                                       Total                  Total                    Total                  Total
                                     Portfolio             Portfolio of              Portfolio              Portfolio
       Loan Type           Number    of Loans    Number        Loans       Number     of Loans    Number    of Loans

Residential Mortgage
Loans

         [Describe any material changes in Countrywide Servicings's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         National City Mortgage Company is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City is an approved FNMA, FHLMC and GNMA servicer and is a subsidiary of National City Bank, Indiana, a subsidiary of National City Corporation headquartered in Cleveland, Ohio.]

[GREENPOINT MORTGAGE FUNDING, INC.

         Approximately [___]% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-Off Date will be serviced by GreenPoint pursuant to a servicing agreement between GreenPoint and DB Structured Products, Inc.

         GreenPoint Mortgage Funding Inc. has been an originator of mortgage loans since [____] and has originated Mortgage Loans of the type backing the certificates offered hereby since 19[__]. GreenPoint Mortgage Funding Inc. currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by [one- to four-family residential real properties and individual condominium units].

                           December 31, 2003       December 31, 2004        December 31, 2005          [ ] 2006
                                     Total                     Total                 Total                  Total
                                     Portfolio             Portfolio of              Portfolio              Portfolio
       Loan Type           Number    of Loans    Number        Loans       Number     of Loans    Number    of Loans
Residential Mortgage
Loans


[GMAC MORTGAGE CORPORATION

         Approximately [___]% of the Group I Mortgage Loans, by aggregate principal balance as of the Cut-Off Date, and all of the Group II Mortgage Loans, will be serviced by GMAC Mortgage Corporation ("GMAC") pursuant to two servicing agreements between GMAC and DB Structured Products, Inc. which will be assigned to the Depositor pursuant to assignment, assumption and recognition agreements each among DB Structured Products, Inc., the Depositor and GMAC, and then from the Depositor to the trust fund pursuant to the Pooling and Servicing Agreement.

         GMAC Mortgage Corporation has been an originator of mortgage loans since 1985 and has originated Mortgage Loans of the type backing the certificates offered hereby since 19[__]. GMAC Mortgage Corporation currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by [one- to four-family residential real properties and individual condominium units].

                           December 31, 2003       December 31, 2004        December 31, 2005          [ ] 2006
                                     Total                     Total                 Total                  Total
                                     Portfolio             Portfolio of              Portfolio              Portfolio
       Loan Type           Number    of Loans    Number        Loans       Number     of Loans    Number    of Loans
Residential Mortgage
Loans


         GMAC is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMAC is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMAC maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

[WELLS FARGO BANK, NATIONAL ASSOCIATION

         Approximately [___]% of the Group I Mortgage Loans (the "Wells Fargo Mortgage Loans"), by aggregate principal balance as of the Cut-Off Date will be serviced by Wells Fargo Bank, National Association pursuant to a servicing agreement between Wells Fargo Bank, National Association and DB Structured Products, Inc.

         Wells Fargo Bank, National Association has been an originator of mortgage loans since [____] and has originated Mortgage Loans of the type backing the certificates offered hereby since 19[__]. Wells Fargo Bank, National Association currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by [one- to four-family residential real properties and individual condominium units].

                           December 31, 2003       December 31, 2004        December 31, 2005          [ ] 2006
                                     Total                     Total                 Total                  Total
                                     Portfolio             Portfolio of              Portfolio              Portfolio
       Loan Type           Number    of Loans    Number        Loans       Number     of Loans    Number    of Loans
Residential Mortgage
Loans

         The information set forth in the following paragraphs has been provided by Wells Fargo Bank, National Association.

         Wells Fargo Bank, National Association will act as a Custodian, the Securities Administrator, the Master Servicer and Servicer with respect to the Wells Fargo Mortgage Loans. Even though Wells Fargo Bank, National Association will be acting in these multiple capacities, it is expected that with respect to the functions of Master Servicer and Custodian, on the one hand, and Servicer, on the other, different divisions within Wells Fargo Bank, National Association, acting through different personnel, will be performing these respective functions.

         Wells Fargo Bank, National Association ("Wells Fargo") is an indirect, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo is engaged in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through its affiliates and (ii) servicing residential mortgage loans for its own account and for the account of others. Wells Fargo is an approved servicer of Fannie Mae and Freddie Mac. Wells Fargo's principal office for servicing functions is located at One Home Campus, Des Moines, Iowa 50328-0001.]

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         Each Servicer will provide customary servicing functions with respect to the Mortgage Loans serviced by such Servicer pursuant to certain servicing agreements between the applicable Servicer and [DB Structured Products, Inc.] (collectively, the "SERVICING AGREEMENTS"). With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [___]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. Among other things, the Servicers are obligated under some circumstances to make Advances with respect to the Mortgage Loans. In managing the liquidation of defaulted Mortgage Loans, the Servicers will have sole discretion to take such action in maximizing recoveries to the Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO properties as described in the related Servicing Agreement.

         The principal compensation to be paid to each Servicer in respect of the servicing activities performed by each such Servicer will be equal to a rate set forth in the related Servicing Agreement (or, with respect to certain of the [GMAC Mortgage Loans], a portion of the servicing fee will be paid to [GMAC] pursuant to the terms of a side letter between [GMAC] and [DB Structured Products, Inc.]), with respect to each Mortgage Loan serviced by it pursuant to such Servicing Agreement on the scheduled principal balance of each such Mortgage Loan. As additional servicing compensation, the applicable Servicer is entitled to retain all assumption fees, late payment charges and other miscellaneous servicing fees in respect of the Mortgage Loans serviced by it, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the custodial account and any escrow accounts established by such Servicer. In addition, with respect to certain [GMAC Mortgage Loans], [GMAC] is entitled to retain any Prepayment Interest Excess (as defined in the related Servicing Agreement) received in respect of such [GMAC Mortgage Loans].

         Each Servicer is obligated to pay insurance premiums and other ongoing expenses associated with the Mortgage Loans serviced by it incurred by such Servicer in connection with its responsibilities under the related Servicing Agreement and is entitled to reimbursement for these expenses as provided in the related Servicing Agreement. See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Retained Interest, Servicing Compensation and Payment of Expenses" in the prospectus for information regarding expenses payable by the applicable Servicer.

         [DB Structured Products, Inc.] has the right to transfer the servicing of approximately 99.78% of the Mortgage Loans serviced by [GMAC] to a successor servicer which is qualified to service mortgage loans for Fannie Mae or Freddie Mac. The appointment of any successor servicer requires the consent of the Master Servicer, which consent may not be unreasonably withheld, and confirmation from the rating agencies that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the offered certificates, although there can be no guaranty that such transfer will not have an adverse impact on rates of delinquencies, defaults and losses. See "Risk Factors-- The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates" in this prospectus supplement. Any expenses incurred by the Master Servicer related to the transfer of servicing to a successor servicer shall be reimbursed by [DB Structured Products, Inc.] or the successor servicer.

         In light of [DB Structured Products, Inc.]'s continued ownership of the servicing rights with respect to approximately [___]% of the Mortgage Loans serviced by [GMAC], [GMAC] and [DB Structured Products, Inc.] will be parties to a side letter relating to the servicing of such Mortgage Loans pursuant to which, among other things, a portion of the Servicing Fee will be payable to [DB Structured Products, Inc.] and [DB Structured Products, Inc.] may be obligated to reimburse [GMAC] for certain servicer payment obligations. As a result of the side letter, [GMAC]'s net compensation for performing the servicing activities for such Mortgage Loans will resemble that of a subservicer. If [GMAC] and [DB Structured Products, Inc.] agree to terminate the side letter or if the servicing with respect to such Mortgage Loans is transferred from [GMAC] to a qualified successor pursuant to the Pooling and Servicing Agreement, the servicing fee payable to [GMAC] or any successor servicer would not be in excess of the Servicing Fee due to [GMAC] as set forth in the related Servicing Agreement. Notwithstanding the existence of the side letter, [GMAC] has agreed to service and administer all of the Mortgage Loans serviced by [GMAC] in accordance with the terms of its Servicing Agreement.

                                  THE CUSTODIAN

         The mortgage loan files with respect to the Mortgage Loans will be held by [Wells Fargo Bank, National Association, a national banking association], pursuant to a custodial agreement to be entered into among [HSBC Bank USA, National Association], as Trustee, [Wells Fargo Bank, National Association], in its capacity as custodian, and the Servicers. For additional information about [Wells Fargo Bank, National Association] see "Pooling and Servicing Agreement--The Master Servicer" in this prospectus supplement.


                            [THE CREDIT RISK MANAGER

         Clayton Fixed Income Services Inc. f/k/a The Murrayhill Company, as credit risk manager (the "CREDIT RISK MANAGER") will monitor the performance of, and make recommendations to the Servicers regarding certain delinquent and defaulted Mortgage Loans and will report to the Depositor on the performance of such Mortgage Loans. The Credit Risk Manager will also monitor the collection of Prepayment Charges by the related Servicers with respect to the Mortgage Loans. The Credit Risk Manager will rely upon mortgage loan data that is provided to it by the Servicers and/or Master Servicer in performing its advisory and monitoring functions. The Credit Risk Manager will be entitled to receive a "CREDIT RISK MANAGER'S FEE" until the termination of the trust or until its removal by a vote of at least 66?% of the Certificateholders. Such fee will be paid by the trust and will be equal to a per annum percentage of the then current aggregate principal balance of the Mortgage Loans.]


                         POOLING AND SERVICING AGREEMENT

GENERAL

         The certificates will be issued under the Pooling and Servicing Agreement, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the certificates containing a copy of the Pooling and Servicing Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission ("SEC") following the initial issuance of the certificates. The trust fund created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related mortgage notes, mortgages and other related documents; (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds of the Mortgage Loans; (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received on these mortgaged properties; (iv) the rights of the Trustee under all insurance policies required to be maintained under the Pooling and Servicing Agreement; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreements, the Cap Agreements and the assignment, assumption and recognition agreements related to the Servicing Agreements and (vi) the Class I-A-1 Reserve Fund, the pre-funding account and the Capitalized Interest Account and any amounts on deposit in the Class I-A-1 Reserve Fund, the pre-funding account and the Capitalized Interest Account from time to time and, with respect to the Class I-A-1 Reserve Fund and the Capitalized Interest Account, any proceeds thereof. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Pooling and Servicing Agreement and the offered certificates. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy, without exhibits, of the Pooling and Servicing Agreement. Requests should be addressed to 60 Wall Street, New York, New York 10005.

ASSIGNMENT OF THE MORTGAGE LOANS

         The Depositor will acquire all of the Mortgage Loans (other than the subsequent mortgage loans) included in the Mortgage Pool pursuant to two separate mortgage loan purchase agreements, each, a "MORTGAGE LOAN PURCHASE AGREEMENT" and together, the "MORTGAGE LOAN PURCHASE AGREEMENTS"), to be dated as of [________ __, ____], between the related Sponsor and the Depositor, and will acquire the subsequent mortgage loans included in the Mortgage Pool pursuant to one or more subsequent mortgage loan purchase agreements. The Mortgage Loans sold by [DB Structured Products, Inc.] were previously purchased by [DB Structured Products, Inc.] either directly or indirectly from the Originators (other than [American Home Mortgage Corp.]). The Mortgage Loans sold by [American Home Mortgage Corp.] were originated by [American Home Mortgage Corp.] See "Description of the Mortgage Pool--Underwriting Standards" in this prospectus supplement.

         Pursuant to the terms of the related Mortgage Loan Purchase Agreement and any subsequent mortgage loan purchase agreement, the applicable Sponsor will make certain representations and warranties with respect to the related Mortgage Loans which the Depositor will assign to the Trustee for the benefit of the Certificateholders. If the related Sponsor breaches any of the representations and warranties with respect to any Mortgage Loan sold by it which materially and adversely affects (i) the value of any of the Mortgage Loans actually delivered by it or (ii) the interests of the Certificateholders therein, such Sponsor will be obligated to cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof.

         In addition, the Depositor will make representations and warranties regarding the Mortgage Loans in the Pooling and Servicing Agreement but its assignment of the Mortgage Loans to the Trustee will be without recourse and the Depositor's obligations relating to the Mortgage Loans will be limited to the representations and warranties made by it under the Pooling and Servicing Agreement. If the Depositor breaches any of the representations and warranties with respect to any Mortgage Loan which breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Depositor will be obligated to cure such breach in all material respects or shall repurchase the Mortgage Loan or any property acquired in respect thereof.

         On the Closing Date and any Subsequent Transfer Date for any subsequent mortgage loans, the Depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, mortgage, assignment of mortgage in recordable form to the Trustee and other related documents (collectively, the "RELATED DOCUMENTS"), including all scheduled payments with respect to each such Mortgage Loan due after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the certificates to the Depositor. Each Mortgage Loan transferred to the trust will be identified on a schedule delivered to the Trustee pursuant to the Pooling and Servicing Agreement or subsequent transfer instrument. The mortgage loan schedule will include information such as the principal balance of each Mortgage Loan as of the Cut-Off Date, its mortgage interest rate as well as other information with respect to each Mortgage Loan.

         The Pooling and Servicing Agreement will require that, prior to the Closing Date and, with respect to any subsequent mortgage loans, prior to the related Subsequent Transfer Date, the Depositor deliver or cause to be delivered to the Trustee (or the Custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed in blank or to the Trustee on behalf of the Certificateholders and the Related Documents. In lieu of delivery of original mortgages or mortgage notes, if such original is not available or lost, the Depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit. The assignments of mortgage are generally required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records, except (i) in states as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the seller, or (ii) with respect to any Mortgage Loan electronically registered through the Mortgage Electronic Registration Systems, Inc.

         On or prior to the Closing Date and, with respect to any subsequent mortgage loans, on or prior to the related Subsequent Transfer Date, the Trustee or the Custodian on its behalf will review the Related Documents pursuant to the Pooling and Servicing Agreement. If any Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the related Sponsor by the Trustee or the Master Servicer, the related Sponsor shall either (i) substitute for such Mortgage Loan pursuant to the Pooling and Servicing Agreement; provided, however, that such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee, the Securities Administrator, the Master Servicer and the Depositor in effect that such substitution will not disqualify any REMIC (as defined in the Pooling and Servicing Agreement) as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code or (ii) purchase such Mortgage Loan at a price (the "PURCHASE PRICE") equal to the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, at the mortgage interest rate from the date interest was last paid by the Mortgagor to the next scheduled due date, plus the amount of any unreimbursed Advances and servicing advances made by the Servicers and/or the Master Servicer plus all unreimbursed costs and damages incurred by the trust and the Trustee in connection with any violation of any such Mortgage Loan of any predatory or abusive lending law. The Purchase Price shall be remitted to the Securities Administrator for deposit in the Distribution Account (as defined herein) no later than the day prior to the related Distribution Date. The obligation of the Sponsors to repurchase or substitute for a deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Certificateholders.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CUSTODIAL ACCOUNTS AND DISTRIBUTION ACCOUNT

         Each Servicer will establish and maintain or cause to be established and maintained a separate trust account (the "CUSTODIAL ACCOUNT") for the benefit of the Certificateholders. Each Custodial Account will be an eligible account (or similar term as defined in the related Servicing Agreement). Upon receipt by the applicable Servicer of amounts in respect of the Mortgage Loans serviced by it (excluding amounts representing the applicable servicing fee or other servicing compensation, reimbursement for Advances and servicing advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the applicable Servicer will deposit such amounts in the related Custodial Account. Amounts so deposited may be invested in accordance with the terms of the related Servicing Agreement in investments maturing no later than one business day prior to the date on which the amount on deposit therein is required to be remitted to the Securities Administrator if such investment is managed by a person other than the related Servicer or the Securities Administrator, or maturing on the Business Day on which the amount on deposit therein is required to be remitted to the Securities Administrator if such investment is managed by the related Servicer or the Securities Administrator. All investment income on funds in the related Custodial Account will be for the benefit of the applicable Servicer.

         Pursuant to the terms of the Pooling and Servicing Agreement, the Securities Administrator will establish and maintain a distribution account (a "DISTRIBUTION ACCOUNT") into which will be deposited amounts remitted to it by the Servicers for distribution to Certificateholders and payment of certain fees and expenses of the trust. The Distribution Account will be an Eligible Account (as defined in the Pooling and Servicing Agreement). Amounts on deposit therein may be invested in Eligible Investments (as defined in the Pooling and Servicing Agreement) (at the direction and for the benefit of the Master Servicer) maturing no later than one Business Day prior to the related Distribution Date unless such Eligible Investments are invested in investments managed or advised by the Securities Administrator or an affiliate thereof, in which case such Eligible Investments may mature on the related Distribution Date. All investment income on funds in the Distribution Account will be for the benefit of the Master Servicer.

REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

         (xv) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

         (xvi) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

         (xvii) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

         (xviii) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

         (xix) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

         (xx) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

         (xxi) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

         (xxii) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

         (xxiii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Trustee on behalf of the Certificateholders; and

         (xxiv) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

THE MASTER SERVICER

         [Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as Securities Administrator and Master Servicer under the Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $397 billion in assets, 24 million customers and 143,000 employees, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

         Wells Fargo Bank acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Trust [and at the direction of the Trustee] against such defaulting Servicer. As of __________, Wells Fargo Bank was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $____________.]

         [The following table describes size, composition and growth of Wells Fargo's total residential mortgage loan servicing portfolio as of the dates indicated.]

                           December 31, 2003       December 31, 2004        December 31, 2005          [ ] 2006
                                     Total                     Total                 Total                  Total
                                     Portfolio             Portfolio of              Portfolio              Portfolio
       Loan Type           Number    of Loans    Number        Loans       Number     of Loans    Number    of Loans
Residential Mortgage
Loans


         [Describe any material changes in Wells Fargo's servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

THE TRUSTEE

         [HSBC Bank USA, National Association, will be the trustee under the Pooling and Servicing Agreement. The Depositor and the Master Servicer may maintain other banking relationships in the ordinary course of business with the Trustee. The Trustee's corporate trust office is located at 452 Fifth Avenue, New York, New York 10018, Attention: DBALT 2006-[__], or at such other address as the Trustee may designate from time to time.]

         [Describe the extent of HSBC Bank USA, National Association's prior experience serving as a trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in the Pooling and Servicing Agreement shall not be construed as a duty.

         Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of the Pooling and Servicing Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

         No provision of the Pooling and Servicing Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

         (i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of the Pooling and Servicing Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

         (ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

         (iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% (or such other percentage set forth in this Agreement) of the aggregate Certificate Principal Balance of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

         Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; provided, however, if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action

         The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless against any loss, liability or expense as set forth in the Pooling and Servicing Agreement.


                                 ISSUING ENTITY

         Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__] is a common law trust formed under the laws of the State of New York pursuant to the pooling and servicing agreement between the depositor, sponsor, master servicer and the trustee, dated as of [____], 2006 (the "Pooling and Servicing Agreement"). The Pooling and Servicing Agreement constitutes the "governing instrument" under the laws of the State of New York. After its formation, the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__] will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Certificates,
(iii) making payments on the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. These restrictions cannot be amended without the consent of holders of Certificates evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see "Description of the Agreements -- Amendment" in the base prospectus.

         The assets of the Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__] will consist of the Mortgage Loans and certain related assets.

         Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__]'s fiscal year end is [December 31].

THE SECURITIES ADMINISTRATOR

         [Wells Fargo Bank, National Association], will be the securities administrator under the Pooling and Servicing Agreement so long as it is the Master Servicer. As the Securities Administrator, it will perform certain securities and tax administration services for the Trust. The securities administrator's corporate trust office is located at [9062 Old Annapolis Road, Columbia, Maryland 21045], or at such other address as the Securities Administrator may designate from time to time.

         The Securities Administrator may resign at any time, including upon the resignation or removal of the Master Servicer, in which event the Trustee will be obligated to appoint a successor securities administrator or assume such obligations itself. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Securities Administrator becomes incapable of acting, bankrupt, or insolvent, if a receiver or public officer takes charge of the Securities Administrator or its property, or if the Master Servicer is terminated or removed. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor securities administrator or assume such obligations itself. The Securities Administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than 51% of the trust. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

MASTER SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The principal compensation to be paid to the Master Servicer on each Distribution Date in respect of its master servicing activities will be any interest or other income earned on funds held in the Distribution Account to the extent provided in the Pooling and Servicing Agreement.

         In the event that the Servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the Master Servicer shall pay such amounts up to the compensation payable to the Master Servicer on such Distribution Date.

TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

                        ITEM                         FEE                             PAID FROM
                        ----                         ---                             ---------
         Master Servicing Fee(1)(2)                 ___bp         Mortgage Loan Interest Collections
         Trustee Fee                                ___bp         Master Servicing Fee
         Servicer Fee                               ___bp         Master Servicing Fee

         (1) Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The
              Master Servicer performs these functions.
         (2)  Master Servicer pays trustee and servicer fees out of its fee.
         (3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to Certificateholders.


EVENTS OF DEFAULT

         Upon the occurrence of events of default described under "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement" and "-Rights Upon Events of Default under the Agreements" in the prospectus, the Master Servicer may be removed as Master Servicer of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

         Any successor to the Master Servicer appointed under the Pooling and Servicing Agreement must be a housing loan master servicing institution, acceptable to each rating agency, with a net worth at the time of the appointment of at least $15,000,000. See "Description of the Agreements-Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-Events of Default under the Agreement" and "-Rights Upon Events of Default under the Agreements" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Securities Administrator will provide or make available on its website to each holder of a certificate a statement (based on information received from the Master Servicer) setting forth, among other things, the information set forth in the prospectus under "Description of the Securities-Reports to Securityholders." Assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

         In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.


                       PREPAYMENT AND YIELD CONSIDERATIONS

         The yield to maturity of each class of offered certificates will depend upon, among other things, the price at which such certificates are purchased, the applicable interest rate, the actual characteristics of the Mortgage Loans in the related loan group, the rate and timing of principal payments (including principal prepayments) on the related Mortgage Loans and the rate of liquidations on the related Mortgage Loans. The yield to maturity to holders of the certificates (other than the Adjustable Rate Certificates) will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of such certificates, because principal and interest distributions will not be payable to such Certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings thereon with respect to such delay).

         The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the Mortgage Loans, the rate of prepayment and refinancing would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the certificates. See "Yield Considerations" in the prospectus.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

         When a mortgagor prepays a Mortgage Loan in full or in part, the mortgagor pays interest on the amount prepaid only to the date of prepayment, instead of for the entire month. In addition, when a mortgagor makes a partial principal prepayment, together with its scheduled monthly payment, the principal balance of the Mortgage Loan is reduced by the amount of the partial principal prepayment as of such Due Date. However, the additional principal is not distributed to related Certificateholders until the Distribution Date in the month following the month of such partial principal prepayment.

         The Servicers will pay Compensating Interest in the manner and to the extent set forth below to reduce the adverse effect on Certificateholders from the deficiency in interest collected as a result of prepayments in full or in part on the Mortgage Loans.

         The Servicers will be required to deposit into the related Custodial Account, prior to distribution to the Master Servicer for any Distribution Date, an amount equal to (a) with respect to [National City], the lesser of (i) any shortfall in interest collections for the related month, resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to [National City] for the related Due Period as set forth in the related servicing agreement, (b) with respect to [GreenPoint], the lesser of (i) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to GreenPoint for the related Due Period as set forth in the related Servicing Agreement, (c) with respect to [Wells Fargo], the lesser of (i) any shortfall in interest collections for the related month, resulting from voluntary prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (ii) the aggregate servicing fee payable to [Wells Fargo] for the related Due Period as set forth in the related servicing agreement and
(d) with respect to [GMAC] and (i) approximately [___]% of the Mortgage Loans serviced by [GMAC], the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full made during the portion of the Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and
(y) the aggregate servicing fee payable to [GMAC] for the related Due Period as set forth in the related Servicing Agreement and (ii) approximately [___]% of the Mortgage Loans serviced by [GMAC, the lesser of (x) any shortfall in interest collections for the related month resulting from prepayments in full or in part on the related Mortgage Loans made during the related Prepayment Period and (y) the aggregate servicing fee payable to [GMAC] for the related Due Period as set forth in the related Servicing Agreement.

         In the event that the Servicers fail to pay the amount of any Compensating Interest required to be paid on any Distribution Date, the Master Servicer will be required to pay such amounts up to the compensation payable to the Master Servicer for such Distribution Date.

         To the extent that the amount allocated to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of a full or partial principal prepayment on a Mortgage Loan, such deficiency will be allocated to the related certificates as described under "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

GENERAL

         The weighted average life of, and the yield to maturity on, the Subordinate Certificates, in decreasing order of their priority of distributions, will be progressively more sensitive to the rate and timing of mortgagor defaults and losses on the Mortgage Loans. If the rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinate Certificate, the yield to maturity of such certificate may be lower than the yield expected by such holder. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Loans are consistent with such investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Losses on the Mortgage Loans will reduce the certificate principal balances of the Subordinate Certificates to the extent of any losses allocated thereto without a corresponding payment of principal. As a result of such reductions, less interest will accrue on such classes of Subordinate Certificates than otherwise would be the case. The yield to maturity of the Subordinate Certificates will also be affected by disproportionate allocations of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in the Group I Available Distribution Amount and Group II Available Distribution Amount. See "Description of the Certificates-Subordination and Allocation of Losses" in this prospectus supplement. In addition, the yield to investors on the Adjustable Rate Certificates will be sensitive to fluctuations in One-Month LIBOR because those certificates will accrue interest at adjustable rates based on One-Month LIBOR.

         Realized Losses (other than Excess Losses) will be borne by the Class [__] and Class [__] Certificates, in that order, (either directly or through distributions in respect of Group I Discount Fractional Principal Shortfalls on the Class [__] Certificates and Group II Discount Fractional Principal Shortfalls on the Class [__] Certificates) to the extent such Subordinate Certificates are outstanding. Excess Losses with respect to the Mortgage Loans will be allocated to the outstanding class or classes of Senior Certificates (other than the Class [__] and Class [__] Certificates) of the related loan group and to the Subordinate Certificates by Pro Rata Allocation; provided, that
(i) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[__________]with respect to the Class [__] Certificates, and up to a maximum amount of $[__________] with respect to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the certificate principal balance of each such class has been reduced to zero; and
(ii) the Pro Rata Allocation of any such loss allocable to the Class II-A-3 Certificates will be allocated first to the Class [__] Certificates, until the certificate principal balance of the Class II-A-4 Certificates has been reduced to zero, and then to the Class [__] Certificates, until the certificate principal balance of the Class [__] Certificates has been reduced to zero. Moreover, since the Subordinate Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions in respect of Realized Losses and in respect of any Group I Discount Fractional Principal Shortfall and Group II Discount Fractional Principal Shortfall (other than Excess Losses), the amount distributable as principal on each Distribution Date to each class of Subordinate Certificates will be less than it otherwise would be in the absence of such Realized Losses, Group I Discount Fractional Principal Shortfall and Group II Discount Fractional Principal Shortfall. As a result, the yields on the certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses may occur at a time when one or more classes of Subordinate Certificates are outstanding and thus available to absorb Realized Losses.

RATE OF PAYMENTS

         The rate of principal payments on the certificates entitled to receive principal is directly related to the rate of principal payments on the Mortgage Loans in the related loan group, which may be in the form of scheduled payments or principal prepayments. See "Risk Factors" in this prospectus supplement and "Yield Considerations" in the prospectus. A higher than anticipated rate of principal prepayments would reduce the principal balance of the Mortgage Loans in a loan group more quickly than expected. As a result, interest payments with respect to the Mortgage Loans of such loan group would be substantially less than expected; therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) related to such loan group and any class of Subordinate Certificates purchased at a premium, and in certain circumstances such investors may not fully recoup their initial investments. Conversely, a lower than anticipated rate of principal prepayments with respect to the Mortgage Loans in a loan group would reduce the return to investors on any class of Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) related to such loan group and any class of Subordinate Certificates purchased at a discount, in that principal payments with respect to such Mortgage Loans would occur later than anticipated. There can be no assurance that Certificateholders will be able to reinvest amounts received with respect to the certificates at a rate which is comparable to the interest rate on their certificates. Investors should fully consider all of the associated risks.

WEIGHTED AVERAGE LIFE

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of the Certificates relating to a loan group will be influenced by the rate at which principal on the related Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including repurchases and prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the related Mortgage Loans), and the timing of these payments.

PREPAYMENT SPEED ASSUMPTION AND MODELING ASSUMPTIONS

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model with respect to the Mortgage Loans is based on an assumed rate ("PPC"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. With respect to the assumed mortgage loan characteristics for the Group I Mortgage Loans, 100% PPC assumes a per annum rate of 10% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, an additional 0.90909% (10%/11) per annum in each month thereafter through the eleventh month, and a constant prepayment rate of 20% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans. With respect to the assumed loan characteristics for the Group II Mortgage Loans, 100% PPC assumes a per annum rate of 8% of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans, an additional 1.09091% (12%/11) per annum in each month thereafter through the eleventh month, and a constant prepayment rate of 20% per annum beginning in the twelfth month and in each month thereafter during the life of the mortgage loans. 0% PPC assumes no prepayments. Correspondingly, 200% PPC assumes prepayment rates equal to two times PPC, and so forth.

         PPC does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool, and there is no assurance that the Mortgage Loans will prepay at any given percentage of PPC. The actual rate of principal prepayments on the Mortgage Loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. A comparatively low interest rate environment may result in a higher-than-expected rate of prepayments on the Mortgage Loans and an earlier than expected retirement of the certificates. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model.

         The Depositor makes no representation as to the specific factors that will affect the prepayment of the Mortgage Loans or the relative importance of such factors. Factors not identified by the Depositor or discussed in this prospectus supplement may significantly affect the prepayment rate of the Mortgage Loans. In particular, the Depositor makes no representation as to the percentage of the principal amount of the Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment.

         The tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" have been prepared on the basis of the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool, as described under "Description of the Mortgage Pool" and assuming, among other things, the following modeling assumptions (collectively, the "Modeling Assumptions"):

         o scheduled payments on all Mortgage Loans are received on the first day of each month beginning in [________] 2006 and are computed prior to giving effect to any prepayments received in the prior month,

         o prepayments representing prepayments in full on the Mortgage Loans are received on the last day of each month, beginning in [________] 2006 and include a full month's interest thereon,

         o        there are no defaults or delinquencies on the related Mortgage
                  Loans,

         o        optional termination of the REMICs does not occur,

         o the related Mortgage Loans prepay at the indicated constant percentages of PPC,

         o the date of issuance for the certificates is [________ __], 2006,

         o        cash distributions are received by the related
                  Certificateholders on the 25th day of each month when due beginning in [________] 2006,

         o the scheduled monthly payments for each related Mortgage Loan are computed based upon its unpaid principal balance, mortgage interest rate and amortized remaining term, such that the related Mortgage Loan will fully amortize on its maturity date,

         o the Class [__] Certificates and Class [__] Certificates receive 100% of the Prepayment Charges on the Mortgage Loans,

         o the Class [__] Certificates and Class [__] Certificates each have an initial certificate principal balance of $0.00,

         o        One-Month LIBOR remains constant at [___]% per annum, and

         o the related Mortgage Loans were aggregated into assumed mortgage loans having the following characteristics:

           ASSUMED LOAN CHARACTERISTICS FOR THE GROUP I MORTGAGE LOANS


                      Remaining                                                                                          Original
                       Term to         Original                                                    Original Interest    Prepayment
      Principal       Maturity     Term to Maturity     Mortgage         Net Mortgage      Age         Only Term          Penalty
     Balance ($)      (months)         (months)         Rate (%)           Rate (%)     (Months)        (Months)       Term (Months)
-----------------   ------------   ----------------   ------------     --------------   --------   -----------------   -------------
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]           [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]*          [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]*          [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]*          [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]*          [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
[__________]*          [____]           [____]        [__________]      [__________]      [_]            [____]           [____]
*Represents the characteristics of a subsequent mortgage loan that is a Group I
Mortgage Loan.

          ASSUMED LOAN CHARACTERISTICS FOR THE GROUP II MORTGAGE LOANS


                    Remaining                                                                                            Original
                     Term to          Original                                                      Original Interest   Prepayment
     Principal      Maturity      Term to Maturity     Mortgage          Net Mortgage       Age        Only Term          Penalty
    Balance ($)     (months)          (months)          Rate (%)           Rate (%)      (Months)       (Months)       Term (Months)
----------------   -----------    ----------------   ------------       ------------     --------   -----------------  -------------
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]
[__________]         [____]            [____]        [__________]       [__________]        [_]          [____]           [____]

         Variations in actual prepayment experience may increase or decrease the percentages of the initial outstanding certificate principal balances and the weighted average lives shown in the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC". Such variations may occur even if the average prepayment experience of all the related Mortgage Loans equals the indicated percentage of the applicable prepayment speed assumption. There is no assurance, however, that prepayment of the Mortgage Loans will conform to any given percentage of the applicable prepayment speed assumption. The Depositor makes no representation that the actual rates of prepayments on the Mortgage Loans will in any way correspond to any of the assumptions made in this prospectus supplement. Further, subsequent mortgage loans shall be conveyed to the Trustee on behalf of the trust during the Pre-Funding Period, which will increase the aggregate principal balance of the Mortgage Loans and otherwise affect the characteristics of the Mortgage Loans that may be reflected in the structuring assumptions. The subsequent mortgage loans will have the characteristics set forth under "Description Of The Mortgage Pool--Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account and the Capitalized Interest Account" in this prospectus supplement.

         Based on the foregoing assumptions, the tables entitled "Percent of Initial Certificate Principal Balance Outstanding at Various Percentages of PPC" indicate the weighted average lives of the offered certificates and set forth the percentages of the initial certificate principal balances of each such class of offered certificates that would be outstanding after each of the Distribution Dates shown at various percentages of the applicable prepayment speed assumption.

         There are no historical prepayment data available for the Mortgage Pool, and comparable data is not available because the Mortgage Loans do not constitute a representative sample of mortgage loans generally. In addition, historical data available with respect to mortgage loans underlying mortgage pass-through certificates issued by the Government National Mortgage Association, Federal National Mortgage Association and Federal Home Loan Mortgage Corporation may not be comparable to prepayments expected to be experienced by the Mortgage Pool because the Mortgage Loans may have characteristics which differ from the mortgage loans underlying certificates issued by these entities.

         The Depositor makes no representation that the Mortgage Loans will prepay in the manner or at any of the rates assumed above. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the certificates. Since the rate of principal payments (including prepayments) with respect to, and repurchases of, the Mortgage Loans will significantly affect the yields to maturity on the related offered certificates, prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the related Mortgage Loans and the suitability of the certificates to their investment objectives.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................       [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                    [___]        [___]         [___]        [___]        [___]

______________
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

______________
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

              PERCENT OF CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]        [___]        [___]         [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

_____________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                        CLASS [__] AND CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                    [___]         [___]        [___]        [___]        [___]

________________
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                       29.70        27.00         17.42         5.31         3.74

_______________
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]        [___]        [___]         [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

______________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.

(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]           *             *            *            *
[________ __, ____]............................        [___]       [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

________________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                    [___]        [___]         [___]        [___]        [___]

_____________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]            *         [___]        [___]
[________ __, ____]............................        [___]        [___]            *         [___]        [___]
[________ __, ____]............................        [___]        [___]            *         [___]        [___]
[________ __, ____]............................        [___]        [___]        [___]         [___]        [___]

Weighted Average Life In Years(1)                    [___]        [___]         [___]        [___]        [___]

_______________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]         [___]           *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]            *            *         [___]
[________ __, ____]............................        [___]        [___]        [___]        [___]         [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

________________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]           *             *            *            *
[________ __, ____]............................        [___]           *             *            *            *
[________ __, ____]............................        [___]       [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

________________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                                 CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]

Weighted Average Life In Years(1)                       [___]        [___]         [___]        [___]        [___]

_______________
(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                          AT VARIOUS PERCENTAGES OF PPC

                                                                  CLASS [__], CLASS [__] AND CLASS [__]
                                                     --------------------------------------------------------------
DISTRIBUTION DATE                                        0%           50%          100%         150%         200%
-----------------                                    --------      --------     -----------   --------     --------
Initial Percentage.............................      [___]%       [___]%        [___]%       [___]%       [___]%
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]        [___]
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]        [___]           *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]         [___]           *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]            *            *            *
[________ __, ____]............................        [___]        [___]        [___]        [___]        [___]

Weighted Average Life In Years(1)                     [___]        [___]         [___]        [___]        [___]

______________
* Represents amounts greater than zero and less than 0.50% of the initial certificate principal balance.


(1) The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the certificate principal balance by the number of years from the date of issuance of the certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the total net reduction of the certificate principal balance described in (a) above.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS [__] CERTIFICATES

         The significance of the effects of prepayments and changes in One-Month LIBOR on the Class [__] Certificates is illustrated in the following table, which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of these certificates under different constant percentages of PPC and constant levels of One-Month LIBOR. The yields of these certificates set forth in the following tables were calculated using the Modeling Assumptions and further assuming that (i) on each Interest Determination Date after the first Distribution Date, One-Month LIBOR will be at the level shown below with respect to the Class [__] Certificates, (ii) the purchase price for the Class [__] Certificates is equal to [___]% of the Class [__] notional amount, plus accrued interest from and including [________ __], 2006 to and including the day prior to the first Distribution Date and (iii) the interest rate for the Class [__] Certificates for the initial Interest Accrual Period is 0.910% per annum, and thereafter varies as set forth in this prospectus supplement.

         The yield to investors in the Class [__] Certificates will be highly sensitive to the level of One-Month LIBOR and to the rate and timing of principal payments (including prepayments) of the Group I Mortgage Loans, which generally can be prepaid at any time without penalty.

         Changes to One-Month LIBOR may not correlate with the changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur at the same time as an increased level of One-Month LIBOR.


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS [__] CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR
                           (PRE-TAX YIELD TO MATURITY)

                                                                     PERCENTAGE OF THE PPC
                                                                     ---------------------
ONE-MONTH LIBOR                               0%            50%            100%            150%              200%
---------------                          ---------     ----------     -----------     -----------      ------------
3.17%..............................      [___]%        [___]%         [___]%          [___]%           [___]%
3.67%..............................      [___]%        [___]%         [___]%          [___]%           [___]%
4.17%..............................      [___]%        [___]%         [___]%          [___]%           [___]%
4.67%..............................      [___]%        [___]%         [___]%          [___]%           [___]%
5.08%..............................           **            **              **              **                **
-------------------

**Indicates that investors will suffer a loss of virtually all of their investment.

         SPECIAL CONSIDERATIONS WITH RESPECT TO THE CLASS [__], CLASS [__], CLASS [__] AND CLASS [__] CERTIFICATES

         The yield to maturity on the Class [__] Certificates will be extremely sensitive to the level of principal prepayments on the Group I Non-Discount Loans. The interest payable to the Class [__] Certificates is based on the excess of the weighted average of the net mortgage rates of the Group I Mortgage Loans over (b) 5.500%, but will not be less than zero on any Distribution Date. For the purpose of this calculation, the Group I Discount Loans are assumed to have a net mortgage rate of 5.500%. Therefore, the yield to maturity on the Class [__] Certificates will be adversely affected as a result of faster than expected principal prepayments on the Group I Non-Discount Loans. Prospective investors should fully consider the risks associated with an investment in the Class [__] Certificates, including the possibility that if the rate of principal prepayments on the Group I Non-Discount Loans is rapid, such investors may not fully recoup their initial investments.

         The yield to maturity on the Class [__] Certificates will be extremely sensitive to the level of principal prepayments on the Group I Discount Loans. The principal payable to the Class [__] Certificates is derived from the Group I Discount Loans. Therefore, the yield to maturity on the Class [__] Certificates will be adversely affected by slower than expected principal prepayments on the Group I Discount Loans.

         The yield to maturity on the Class [__] Certificates will be extremely sensitive to the level of principal prepayments on the Group II Non-Discount Loans. The interest payable to the Class [__] Certificates is based on the excess of the weighted average of the net mortgage rates of the Group II Mortgage Loans over (b) 5.500%, but will not be less than zero on any Distribution Date. For the purpose of this calculation, the Group II Discount Loans are assumed to have a net mortgage rate of 5.500%. Therefore, the yield to maturity on the Class [__] Certificates will be adversely affected as a result of faster than expected principal prepayments on the Group II Non-Discount Loans. Prospective investors should fully consider the risks associated with an investment in the Class [__] Certificates, including the possibility that if the rate of principal prepayments on the Group II Non-Discount Loans is rapid, such investors may not fully recoup their initial investments.

         The yield to maturity on the Class [__] Certificates will be extremely sensitive to the level of principal prepayments on the Group II Discount Loans. The principal payable to the Class [__] Certificates is derived from the Group II Discount Loans. Therefore, the yield to maturity on the Class [__] Certificates will be adversely affected by slower than expected principal prepayments on the Group II Discount Loans.


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS [__] CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR
                           (PRE-TAX YIELD TO MATURITY)

                                                                      PERCENTAGE OF THE PPC
PRICE                                         0%            50%             100%            150%             200%
-----                                     --------     ----------      -----------     -----------      -----------
1.000%*.............................      [___]%       [___]%          [___]%          [___]%           [___]%
*Plus accrued interest from November 25, 2005.


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS [__] CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR
                           (PRE-TAX YIELD TO MATURITY)

                                                                      PERCENTAGE OF THE PPC
PRICE                                         0%            50%             100%            150%             200%
-----                                     --------     ----------      -----------     -----------      -----------
69.000%..............................     [___]%       [___]%         [___]%          [___]%           [___]%


                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS [__] CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR
                           (PRE-TAX YIELD TO MATURITY)

                                                                      PERCENTAGE OF THE PPC
PRICE                                         0%            50%             100%            150%             200%
-----                                     --------     ----------      -----------     -----------      -----------
1.000%*..............................     [___]%       [___]%         [___]%          [___]%           [___]%

*Plus accrued interest from [________ __], 2006.

                 SENSITIVITY OF PRE-TAX YIELD TO MATURITY OF THE
           CLASS [__] CERTIFICATES TO PREPAYMENTS AND ONE-MONTH LIBOR
                           (PRE-TAX YIELD TO MATURITY)

                                                                      PERCENTAGE OF THE PPC
PRICE                                         0%            50%             100%            150%             200%
-----                                     --------     ----------      -----------     -----------      -----------
69.000%..............................     [___]%       [___]%         [___]%          [___]%           [___]%

YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

         A Class R Certificateholder may have tax liabilities with respect to its certificate during the early years of the related REMICs' term that substantially exceed any distributions payable thereon during any such period. In addition, a Class R Certificateholder may have tax liabilities with respect to its certificate, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Loans.

         A Class R Certificateholder should consult its own tax advisor as to the effect of taxes and the receipt of any payments made to such holder in connection with the acquisition of interests in the Class R Certificates on after-tax rates of return on the Class R Certificates. See "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus.


                         FEDERAL INCOME TAX CONSEQUENCES

         In the opinion of Thacher Proffitt & Wood LLP, counsel to the Depositor, assuming compliance with the provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each of the REMICs established under the Pooling and Servicing Agreement will qualify as a REMIC under the Code.

         For federal income tax purposes (i) the Residual Certificates will represent the "residual interests" in each REMIC elected by the trust and (ii) the offered certificates (exclusive of the pre-funding account, the Capitalized Interest Account and any right of the holder of the Class [__] Certificates to receive payments from the Class [__] Reserve Fund) will represent the "regular interests" in, and will be treated as debt instruments of, a REMIC. See "Material Federal Income Tax Considerations-REMICs" in the prospectus.

         For federal income tax purposes, the Class [__] and Class [__] Certificates will, and the remaining classes of offered certificates will not], be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination, the Mortgage Loans will prepay at a rate equal to 100% of the Prepayment Assumption. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Material Federal Income Tax Consideration-General" and "-REMICs-Taxation of Owners of Regular Certificates" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service (the "IRS") has issued original issue discount regulations (the "OID Regulations") under sections 1271 to 1275 of the Code that address the treatment of debt instruments issued with original issue discount, Purchasers of the offered certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

         In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, the holder of an Offered Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Trust in preparing reports to the Certificateholders and the IRS.

         If the method for computing original issue discount described above results in a negative amount for any period with respect to a Certificateholder, the amount of original issue discount allocable to that period would be zero and the Certificateholder will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those Certificates.

         Certain classes of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such Certificateholders purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such Certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Considerations-REMICs--Taxation of Owners of Regular Certificates" in the Prospectus.

         Each holder of a Class [__] Certificate (the "CARRYOVER CERTIFICATES") is deemed to own an undivided beneficial ownership interest in a REMIC Regular Interest and the right to receive payments from the Class [__] Reserve Fund in respect of Basis Risk Carryover Amounts. The Reserve Fund is not an asset of any REMIC.

         The treatment of amounts received by a holder of a Carryover Certificate under that Certificateholder's right to receive payments from the Class [__] Reserve Fund will depend on the portion, if any, of the Certificateholder's purchase price allocable thereto. Under the REMIC Regulations, each holder of a Carryover Certificate must allocate its purchase price for such certificate between its undivided interest in the regular interest of a REMIC and its undivided interest in the right to receive payments from the Class [__] Reserve Fund in accordance with the relative, fair market values of each property right. The Pooling and Servicing Agreement will provide that the Securities Administrator is required to treat payments made to the holders of the Carryover Certificates and the with respect payments from the Class [__] Reserve Fund as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the right to receive payments from the related Reserve may be treated as having more than a de minimis value. However, this assignment of value is not binding on the IRS and the IRS could argue that a greater value should have been allocated to the right to receive payments from the related Reserve Fund. If an argument of this kind were to be sustained, the Carryover Certificates could be viewed as having been issued with original issue discount. Under the REMIC Regulations and the Pooling and Servicing Agreement, the Securities Administrator is required to account for the REMIC Regular Interest and the right to receive payments from the related Reserve Fund as discrete property rights. Holders of the Carryover Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the offered certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, these regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Carryover Certificates will be unable to use the integration method provided for under these regulations with respect to the Carryover Certificates. Ownership of the right to receive payments from a Reserve Fund will nevertheless entitle the owner to amortize the separate price paid for such right under the regulations relating to notional principal contracts if this right is treated as a "notional principal contract."

         In the event that a Certificateholder's right to receive payments from the Class [__] Reserve Fund is characterized as a "NOTIONAL PRINCIPAL CONTRACT" upon the sale of a Carryover Certificate the amount of the sale allocated to the selling Certificateholder's right to receive payments from the Class [__] Reserve Fund would be considered a "termination payment" under the regulations relating to Notional Principal Contracts allocable to the related certificate. A Certificateholder will have gain or loss from a termination of the right to receive payments from the Class [__] Reserve Fund to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the Certificateholder upon entering into or acquiring its interest in the right to receive payments from the Class [__] Reserve Fund.

         Gain or loss realized upon the termination of the right to receive payments from the Class [__] Reserve Fund will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code
Section 582(c) would likely not apply to treat such gain or loss as ordinary.

         This paragraph applies to the Carryover Certificates exclusive of any rights in the Class [__] Reserve Fund. The offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the trust would be so treated. In addition, interest on the offered certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code to the extent that the offered certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the offered certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. However, as mentioned above, no portion of a Certificateholder's basis or income allocable to a Basis Risk Arrangement will qualify for such treatment. As a result, those Certificates are not suitable investments for inclusion in another REMIC. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "Material Federal Income Tax Considerations--REMICs--Characterization of Investments in REMIC Certificates" in the prospectus.

         The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting. As noted above, each holder of a Carryover Certificate will be required to allocate a portion of the purchase price paid for such certificates to the right to receive payments from the Class [__] Reserve Fund. The value of the right to receive any payments from the Class [__] Reserve Fund is a question of fact which could be subject to differing interpretations. Because such payments from the Class [__] Reserve Fund are treated as a separate right of the Carryover Certificates not payable by the REMIC, this right will not be treated as a qualifying asset for any Certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Class [__] Reserve Fund will not be qualifying real estate income for real estate investment trusts.

         For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax Considerations--REMICs" in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATE

         A Class R Certificateholder will be required to report on its federal income tax returns as ordinary income its share of taxable income of each related REMIC regardless of the amount or timing of its receipt of cash payments. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus. The requirement that a Class R Certificateholder report its share of the taxable income and net loss of each related REMIC will continue until the certificate principal balances of all classes of certificates have been reduced to zero, even though the Class R Certificateholder has received full payment of their stated interest and principal.

         A Class R Certificateholder may be required to report an amount of taxable income with respect to the early accrual periods that significantly exceeds the amount of cash distributions received by such Class R Certificateholder with respect to such periods. Consequently, the Class R Certificateholder should have other sources of funds sufficient to pay any federal income taxes due in the early years as a result of its ownership of interests in such Class R Certificates. In addition, the required inclusion of this amount of taxable income during the early accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of interests in the Class R Certificates (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the Class R Certificateholder's after-tax rate of return to be zero or negative even if the Class R Certificateholder's pre-tax rate of return is positive. That is, on a present value basis, the Class R Certificateholder's resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Class R Certificate over its life.

         It is expected that all or a substantial portion of each related REMIC's taxable income of a Class R Certificateholder will be treated as "excess inclusion" income to the holder in which case it could not be offset by losses from other sources. For a Class R Certificateholder that is subject to tax on unrelated business taxable income (as defined by Code Section 511), an excess inclusion is treated as unrelated business taxable income. With respect to a Class R Certificateholder that is a nonresident alien individual or foreign corporation generally subject to United States 30% withholding tax, an excess inclusion will be subject to such tax and will be ineligible for any statutory exemption or tax treaty reduction otherwise available to such Class R Certificateholder.

         The REMIC Regulations impose restrictions on the transfer or acquisition of certain residual interests, including the Class R Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. Pursuant to the Pooling and Servicing Agreement, the Class R Certificates may not be transferred to non-United States persons.

         The REMIC Regulations provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". The Class R Certificates will likely constitute noneconomic residual interests during all of its term for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, a transfer of an interest in the Class R Certificates will likely be disregarded and purported transferor will likely remain liable for any taxes due with respect to the income of the Class R Certificates. Any transfer of an interest in the Class R Certificates will be subject to certain restrictions under the terms of the Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. See "Material Federal Income Tax Considerations--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         As discussed above and in the prospectus, the rules for accrual of OID with respect to certain classes of certificates are subject to significant complexity and uncertainty. Because OID on certain certificates will be deducted in determining REMIC taxable income, any changes required by the Internal Revenue Service in the application of those rules to such certificates may significantly affect the timing of each REMIC's OID deductions and therefore the amount of taxable income allocable to a holder of an interest in the Class R Certificates.

         An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) an interest in the Class R Certificates may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees and other administrative expenses properly allocable to each related REMIC in computing such Certificateholder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such Certificateholder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R Certificates. See "Material Federal Income Tax Considerations--REMICs--Basic Rules, Net Losses and Distributions--Possible Pass-Through of Miscellaneous Itemized Deductions" in the prospectus.

         Because of the special tax treatment of REMIC residual interests, the taxable income in a given year on a REMIC residual interest will not be equal to the taxable income associated with an investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Class R Certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Material Federal Income Tax Considerations" in the prospectus.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         A purchaser of an interest in the Class R Certificates is strongly advised to consult its own tax advisor as to the economic and tax consequences of an investment in such certificate.

         For further information regarding the federal income tax consequences of investing in the Class R Certificates, see "Prepayment Yield
Considerations--Yield Considerations Applicable Solely to the Class R Certificates" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the prospectus.


                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]


              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the Sponsor, the Depositor or the Issuing entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.]


                            LEGAL INVESTMENT ASPECTS

         After the termination of the Pre-Funding Period, the offered certificates, other than the Class [__] Certificates and Class [__] Certificates, will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), and as such will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any of such entities with respect to "mortgage-related securities", the offered certificates, other than the Class [__] Certificates and Class [__] Certificates, will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the offered certificates, other than the Class [__] Certificates and Class [__] Certificates, without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the offered certificates, other than the Class [__] Certificates and Class [__] Certificates, and national banks may purchase the offered certificates, other than the Class [__] Certificates and Class [__] Certificates, for their own accounts without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh); in each case subject to such regulations as the applicable federal regulatory authority may prescribe. See "Legal Matters" in the prospectus.

         Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for such investors.


                              ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company or plan subject to section 4975 of the Code (collectively, "PLANS"), whether through its general or separate accounts, or any other person investing plan assets of any ERISA plan, as described in "ERISA Considerations" in the prospectus, should carefully review with its legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code. The purchase or holding of the offered certificates, other than the Class R Certificates, by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for exemptive relief under the individual exemptions granted by the Department of Labor to Deutsche Banc Alex.Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both amended by Prohibited Transaction Exemption 97-34, 2000-58 and 2002-41, as described under "ERISA Considerations" in the prospectus so long as these certificates are rated "BBB-" or better at the time of purchase. However, the Exemption contains a number of other conditions which must be met for the Exemption to apply, including the requirement that any plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold the offered certificates, other than the Class R Certificates, on behalf of or with plan assets of any plan should consult with its counsel with respect to: (i) whether the specific and general conditions and the other requirements in the Exemption, as amended, would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the potential applicability of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each beneficial owner of a subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such Subordinate Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that such Certificates must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, a division of the McGraw-Hill Companies, Inc. or Fitch Ratings or Moody's Investors Service, Inc. or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an "insurance company general account", as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         Because the exemptive relief afforded by the Exemption or any similar exemption that might be available will not likely apply to the purchase, sale or holding of the Class R Certificates, transfers of those certificates to any plan investor will not be registered by the Securities Administrator unless the transferee provides the Depositor, the Trustee, the Securities Administrator and the Master Servicer with an opinion of counsel satisfactory to those entities, which opinion will not be at the expense of those entities, that the purchase of those certificates by or on behalf of the plan investor:

         o        is permissible under applicable law;

         o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

         o will not subject the Depositor, the Trustee, the Securities Administrator, the Master Servicer or any Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement or the Servicing Agreements.

         If any Class R Certificate or Subordinate Certificate or any interest therein is acquired or held in violation of the provisions of the two preceding paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of the provisions of the two preceding paragraphs shall indemnify and hold harmless the Depositor, the Trustee, the Master Servicer, the Securities Administrator, any subservicer, and the Trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         The Department of Labor has stated in a footnote to the preamble of an amendment to the Exemption (62 Fed. Reg. 28502) that a trust may include assets which are specifically identified by the sponsor or originator as of the closing date and are not all transferred to the trust on the closing date for administrative or other reasons but will be transferred to the trust shortly after the closing date. Mortgages in locations affected by the hurricanes in August and September 2005 will be specifically identified and will be deemed to have been included in the pool only if, within a reasonable time after the Closing Date, the Depositor determines that they did in fact meet the criteria for inclusion in the pool (including that the combined loan-to-value ratio at the Closing Date was 100 percent or less.)

         The sale of any of the offered certificates to a plan is in no respect a representation by the depositor or the Underwriter that such an investment meets all relevant legal requirements relating to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.


                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement, dated as of [________ __, ____], and the related terms agreement, dated [________ __], 2006 (together, the "UNDERWRITING AGREEMENT"), between Deutsche Bank Securities Inc. (the "UNDERWRITER") and the Depositor, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, the offered certificates.

         Distribution of the offered certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately ______% of the aggregate initial certificate principal balance of the offered certificates, plus any accrued interest. In connection with the purchase and sale of the offered certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

         The offered certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against those civil liabilities set forth in the Underwriting Agreement, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect of these liabilities.


                                SECONDARY MARKET

         There is currently no secondary market for the offered certificates and there can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue. The Underwriter intends to establish a market in the offered certificates but it is not obligated to do so. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the offered certificates will be available on an ongoing basis. The limited nature of the information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed herein under "Pooling and Servicing Agreement-Reports to Certificateholders" which will include information as to the outstanding principal balance of the offered certificates and the status of the applicable form of credit enhancement.


                                  LEGAL MATTERS

         Certain legal matters will be passed upon for the Depositor and the Underwriter by Thacher Proffitt & Wood LLP, New York, New York.


                               CERTIFICATE RATINGS

         It is a condition to the issuance of the certificates that the Senior Certificates (other than the Class R Certificates) each be rated "Aaa" by Moody's and "AAA" by S&P, except with respect to the Class [__] Certificates and Class [__] Certificates, which will be rated not less than "Aa1" by Moody's and "AAA" by S&P; that the Class R Certificates be rated "AAA" by S&P; that the Class M Certificates be rated not less than "AA" by S&P; that the Class [__] Certificates be rated not less than "A" by S&P; and that the Class [__] Certificates be rated not less than "BBB" by S&P.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each security rating should be evaluated independently of any other security rating.

         S&P's ratings on mortgage pass-through certificates address the likelihood of receipt by Certificateholders of payments required under the operative agreements. S&P's ratings take into consideration the credit quality of the Mortgage Pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream of the Mortgage Pool is adequate to make payment required under the certificates. S&P's ratings on mortgage pass-through certificates do not, however, constitute a statement regarding the frequency of prepayments on the mortgage loans. S&P's ratings do not address the possibility that investors may suffer a lower-than-anticipated yield or the likelihood of receipt of any Basis Risk Carryover Amounts.

         The ratings assigned by Moody's to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the Mortgage Loans by the related Certificateholders under the agreements pursuant to which the certificates are issued. Moody's' rating take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by the certificates. The ratings of the certificates do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield..

         The ratings on the offered certificates address the likelihood of the receipt by Certificateholders of all distributions with respect to the underlying Mortgage Loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of such differences in the rate of principal prepayments, Certificateholders might suffer a lower-than-anticipated yield to maturity. See "Risk Factors" and "Prepayment and Yield Considerations" in this prospectus supplement.

         The Depositor has not requested a rating on the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P and Moody's.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies' particular surveillance policies, unless the issuer requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuer's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                                     ANNEX I

          GLOBAL CLEARANCE AND SETTLEMENT AND DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the offered certificates will be offered globally (the "GLOBAL SECURITIES") and will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets, Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement), Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and sellers accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same- day funds.

         TRADING BETWEEN CLEARSTREAM AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants For deliver to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% (U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income ineffectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Certificate Owners or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payers Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

         The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20,1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                           $[_________] (APPROXIMATE)



                         DEUTSCHE ALT-A SECURITIES, INC.
                                    DEPOSITOR


                  DEUTSCHE ALT-A SECURITIES, INC. MORTGAGE LOAN
                             TRUST, SERIES 2006-[__]
                       MORTGAGE PASS-THROUGH CERTIFICATES



                              PROSPECTUS SUPPLEMENT
                            DATED [________ __], 2006



                    [WELLS FARGO BANK, NATIONAL ASSOCIATION]
                                 MASTER SERVICER


                           [DEUTSCHE BANK SECURITIES]
                                   UNDERWRITER


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We are not offering the certificates offered by this prospectus supplement in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.


                               [________ __], 20__

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                                                Subject to Completion, Dated [ ]

Prospectus Supplement (to Prospectus dated [   ])

$[ ] (APPROXIMATE)

DEUTSCHE ALT-A SECURITIES, INC.

[ ] TRUST [ ]

ISSUING ENTITY

MORTGAGE BACKED NOTES

[ ]

SPONSOR

[ ]

MASTER SERVICER

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE [ ] OF THE PROSPECTUS.

For a list of capitalized terms used in this prospectus supplement and the prospectus, see the glossary of defined terms beginning on page S-[ ] of this prospectus supplement and on page [ ] of the prospectus.

The notes offered hereby represent an interest solely in the Issuing Entity and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Distributions on the offered notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in [__].

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.
--------------------------------------------------------------------------------

The issuing entity will issue the following notes:

       Class             Original Class        Interest     Price to Public      Underwriting       Proceeds to
                      Principal Amount (1)     Rate(2)                             Discount          Depositor
    ---------         --------------------     -------      ---------------      ------------       -----------
        [ ]                   $[ ]               [ ]%             $[ ]               [ ]%               $[ ]

-----------
(1) This amount is approximate, as described in this prospectus supplement.
(2) The interest rate is subject to increase as described in this prospectus supplement and the prospectus, see supplement.

         This prospectus supplement and the accompanying prospectus relate only to the offering of the notes and not to the residual certificate that will be issued by the issuing entity as described in this prospectus supplement.

         [Describe assets of trust fund.]

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         [Describe underwriting arrangements.]

         On or about [ ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company.

                                  UNDERWRITER:
                            DEUTSCHE BANK SECURITIES

                  The date of this prospectus supplement is [ ]

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS:

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

         IF INFORMATION VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

                                -----------------

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                -----------------

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT



SUMMARY OF TERMS................................................................
TRANSACTION STRUCTURE...........................................................
RISK FACTORS....................................................................
DESCRIPTION OF THE TRUST........................................................
DESCRIPTION OF THE NOTES........................................................
[THE INSURANCE POLICY...........................................................
DESCRIPTION OF THE MORTGAGE POOL................................................
ADDITIONAL INFORMATION..........................................................
STATIC POOL INFORMATION.........................................................
THE ORIGINATOR..................................................................
THE SERVICER....................................................................
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS............................
PERMITTED INVESTMENTS...........................................................
TABLE OF FEES AND EXPENSES......................................................
YIELD CONSIDERATIONS............................................................
THE MASTER SERVICER.............................................................
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS......................................
STATE AND LOCAL INCOME TAX CONSIDERATIONS.......................................
ERISA CONSIDERATIONS............................................................
LEGAL INVESTMENT CONSIDERATIONS.................................................
USE OF PROCEEDS.................................................................
UNDERWRITING....................................................................
EXPERTS.........................................................................
LEGAL PROCEEDINGS...............................................................
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS............................
RATINGS.........................................................................
AVAILABLE INFORMATION...........................................................
REPORTS TO SECURITYHOLDERS......................................................
GLOSSARY OF DEFINED TERMS.......................................................
ANNEX I.........................................................................

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

o this prospectus supplement, which describes the specific terms of this series of certificates.

Deutsche Alt-A Securities, Inc.'s principal offices are located at 60 Wall Street, New York, New York 10005, and its telephone number is 212-250-2500.

                             EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than
(euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Issuing Entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

The Underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuing Entity; and

(b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                SUMMARY OF TERMS

o The following summary is a brief description of the important features of the notes offered by this prospectus supplement and the accompanying prospectus but does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire prospectus supplement and the entire accompanying prospectus. Capitalized terms used in this summary may be defined elsewhere in this prospectus supplement.

o While this summary contains an overview of certain calculations, cash flow priorities, and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

o Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total principal balance of those mortgage loans as of [ ], unless we specify otherwise. We explain in this prospectus supplement under "description of the notes" how the principal balance of a mortgage loan is determined. Whenever we refer in this summary of terms or in the risk factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their principal balances determined by that method, unless we specify otherwise.

THE OFFERED NOTES

         Deutsche Alt-A Securities, Inc. [ ] Trust [ ] is offering the Class [ ] Mortgage Backed Notes as part of Series [ ]. The notes will be issued in book-entry form.

         SEE "DESCRIPTION OF THE NOTES--GENERAL" IN THIS PROSPECTUS SUPPLEMENT FOR A DISCUSSION OF THE MINIMUM DENOMINATIONS AND THE INCREMENTAL DENOMINATIONS OF THE NOTES.

         The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust.]

         The notes will have an approximate total initial principal amount of $[ ]. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

         The notes offered hereby represent interests solely in Deutsche Alt-A Securities, Inc. Mortgage Loan Trust 2006-[__] and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

PAYMENTS ON THE NOTES

         Principal and interest on the notes will be payable on the [25]th day of each month, beginning in [ ]. However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

INTEREST PAYMENTS

         Interest will accrue on the notes at the annual rate described in this prospectus supplement.

SEE "DESCRIPTION OF THE NOTES--PAYMENTS--PAYMENTS OF INTEREST" IN THIS PROSPECTUS SUPPLEMENT.

PRINCIPAL PAYMENTS

         The amount of principal payable on the notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on the notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on the notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4) [ ]. Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

         WE EXPLAIN HOW PRINCIPAL IS PAID ON THE NOTES UNDER "DESCRIPTION OF THE NOTES-- PAYMENTS--PAYMENTS OF PRINCIPAL" IN THIS PROSPECTUS SUPPLEMENT.

         The last possible day on which the principal of the notes could become payable in full is [ ] and is referred to as the maturity date. The notes could be paid in full before the maturity date.

LIMITED RECOURSE

         The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no entity other than the trust will be required or expected to make any payments on the notes.

ENHANCEMENT OF LIKELIHOOD OF PAYMENT ON THE NOTES

         [Describe Any Applicable Financial Guaranty Insurance Policy or Guarantee.]

[SUBORDINATION OF PAYMENTS

         No amounts will be paid to the holder of the residual certificate on any distribution date until all amounts due to the notes on that date have been paid and overcollateralization has reached the required level.]

[OVERCOLLATERALIZATION

         On the closing date, the total principal balance of the mortgage loans is expected to exceed the total principal amount of the notes by approximately [ ]%. This condition is referred to as "overcollateralization." Any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and some expenses and fees of the trust will be used to reduce the total principal amount of the notes to a level set by [ ], until the mortgage loans have a total principal balance that exceeds the total outstanding principal amount of the notes by the amount required by [ ]. We cannot assure you that sufficient interest will be generated by the mortgage loans to increase overcollateralization to the level required by [ ], or to maintain it at that level.

         SEE "DESCRIPTION OF THE NOTES--OVERCOLLATERALIZATION" IN THIS PROSPECTUS SUPPLEMENT.]

THE ORIGINATOR

Approximately [__]% of the mortgage loans in the aggregate, were originated by [Name of Originator]. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% (measured by aggregate principal balance) of the mortgage loans in the aggregate.

THE MORTGAGE LOANS

         On the closing date, which is expected to be on or about [ ], the assets of the trust will consist primarily of [describe mortgage loans.]

         [Description of pre-funding account and additional mortgage loans as applicable.]

         Number of mortgage loans with a 100% loan-to-value ratio: [ ]

         SEE "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT FOR A GENERAL DESCRIPTION OF THE MORTGAGE LOANS AND "THE ORIGINATOR" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE UNDERWRITING GUIDELINES APPLIED IN ORIGINATING THE MORTGAGE LOANS.

REMOVAL AND SUBSTITUTION OF A MORTGAGE LOAN

The Indenture Trustee will acknowledge the sale, transfer and assignment of the Trust Fund to it by the Depositor and receipt of, subject to further review and the exceptions, the Mortgage Loans. If the Indenture Trustee finds that any Mortgage Loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the Indenture Trustee shall promptly notify the Sponsor of such defect. The Sponsor must then correct or cure any such defect within 90 days from the date of notice from the Indenture Trustee of the defect and if the Sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the Sponsor will, in accordance with the terms of the Indenture, within 90 days of the date of notice, provide the Indenture Trustee with a substitute Mortgage Loan (if within two years of the Closing Date); provided that, if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

[THE PRE-FUNDING ACCOUNT

         On the closing date, approximately $[ ] will be deposited by [ ] in a pre-funding account maintained by [ ]. It is intended that additional mortgage loans will be sold to the trust by the depositor from time to time, from [ ] until [ ], paid for with the funds on deposit in the pre-funding account.

         [Description of pre-funding account and additional mortgage loans as applicable.]

SEE "DESCRIPTION OF THE NOTES--PRE-FUNDING ACCOUNT" IN THIS PROSPECTUS SUPPLEMENT.]

SERVICING OF THE MORTGAGE LOANS

         The mortgage loans will be serviced by [ ].

SEE "THE SERVICER" AND "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" IN THIS PROSPECTUS SUPPLEMENT.

OPTIONAL PURCHASE OF MORTGAGE LOANS

         [ ] will have the option to purchase all of the mortgage loans and the other assets of the trust, after the total principal balance of the mortgage loans declines to less than [ ]% of their initial total principal balance; if [ ] does not exercise that option, [ ] may purchase the mortgage loans and other assets of the trust. If the mortgage loans and other assets are purchased, the noteholders will be paid accrued interest, and principal equal to the outstanding principal amount of the notes.

SEE "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE PURCHASE PRICE TO BE PAID FOR THE MORTGAGE LOANS.

TAX STATUS

         Thacher Proffitt & Wood, special federal tax counsel, will deliver an opinion of counsel that for federal income tax purposes, the notes will be treated as indebtedness and the trust will not be an association, or publicly traded partnership, taxable as a corporation or a taxable mortgage pool.

See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement.

ERISA CONSIDERATIONS

         The Notes may be acquired by employee benefit plans and other retirement arrangements subject to certain conditions.

         Investors are encouraged to consult with their legal counsel with respect to the consequences under ERISA and the Internal Revenue Code of the plan's acquisition and ownership of the offered notes.

         Any investor in the offered notes will be deemed to make certain representations in connection with the purchase and holding of the offered notes.

SEE "ERISA CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THESE ISSUES.

LEGAL INVESTMENT CONSIDERATIONS

         [The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

         There are other restrictions on the ability of some types of investors to purchase the notes that prospective investors should consider.

SEE "LEGAL INVESTMENT CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS.

RATINGS OF THE NOTES

         It is a condition to the issuance of the notes that the offered notes receive the following ratings from [____] and [____]..

   OFFERED NOTES               [___]          [___]
-------------------            -----          -----
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]
Class [__]                      [__]          [__]

         A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. Additionally, a rating does not address the frequency of prepayments on the mortgage loans or the corresponding effect on yield to investors or whether the investors in the interest only notes may fail to recover fully their initial investment.

SEE "YIELD ON THE CERTIFICATES" AND "RATINGS" IN THIS PROSPECTUS SUPPLEMENT AND "YIELD CONSIDERATIONS" IN THE PROSPECTUS FOR A MORE COMPLETE DISCUSSION OF THE NOTE RATINGS.

DISTRIBUTIONS ON THE NOTES

INTEREST DISTRIBUTIONS

To the extent of the Current Interest Payment Amount, in the priorities listed below, the holders of each class of notes will be entitled to receive on each Payment Date interest payments in an amount equal to the Interest Payment Amount for that class. On each Payment Date, the Current Interest Payment Amount will be distributed in the following order of priority:

First, to the holders of the Class A Notes, the Interest Payment Amount for those notes;

Second, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amount for the Class A Notes, to the holders of the Class M-1 Notes, the Interest Payment Amount for those Notes;

Third, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes and the Class M-1 Notes, to the holders of the Class M-2 Notes, the Interest Payment Amount for those notes; and

Fourth, to the extent of the Current Interest Payment Amount remaining after payment of the Interest Payment Amounts for the Class A Notes, the Class M-1 Notes and the Class M-2 Notes, to the holders of the Class M-3 Notes, the Interest Payment Amount for those notes.

With respect to any Payment Date, to the extent that the aggregate of the Interest Payment Amounts for the notes is limited by the Current Interest Payment Amount for the related Due Period, the holders of some classes of notes may receive an Interest Payment Amount calculated at the Available Interest Rate rather than at the applicable Note Accrual Rate for those classes and that Payment Date. The Interest Carry Forward Amount, if any, for any class of the notes for any Payment Date is payable to the extent of available funds remaining after some other payments on the notes on that Payment Date, but before any payments on the Equity Certificates on that Payment Date.

All payments of interest on the notes will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

The Note Balance of a note outstanding at any time represents the then maximum amount that the holder of that note is entitled to receive as payments allocable to principal from the cash flow on the mortgage loans and the other assets in the Trust Estate.

PRINCIPAL DISTRIBUTIONS

On each Payment Date, the Principal Payment Amount will be distributed to the holders of the notes then entitled to payments of principal. In no event will the Principal Payment Amount with respect to any Payment Date be (x) less than zero or (y) greater than the then-outstanding aggregate Note Balance of the notes. The Principal Payment Amount for the first Payment Date will include approximately $_________ collected by the Servicers in respect of prepayments on the mortgage loans during the _________ ____ Prepayment Period.

On each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Payment Amount shall be distributed: first, to the Class A Notes, until the Note Balance thereof has been reduced to zero; second, to the Class M-1 Notes, until the Note Balance thereof has been reduced to zero; third, to the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and fourth, to the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On each Payment Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of the Class A Notes and the Subordinate Notes shall be entitled to receive payments in respect of principal to the extent of the Principal Payment Amount in the following amounts and order of priority:

First, the lesser of (x) the Principal Payment Amount and (y) the Class A Principal Payment Amount, shall be distributed to the holders of the Class A Notes, until the Note Balance thereof has been reduced to zero;

Second, the lesser of (x) the excess of (i) the Principal Payment Amount over
(ii) the amount distributed to the holders of the Class A notes pursuant to clause first above and (y) the Class M-1 Principal Payment Amount, shall be distributed to the holders of the Class M-1 Notes, until the Note Balance thereof has been reduced to zero;

Third, the lesser of (x) the excess of (i) the Principal Payment Amount over
(ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above and to the holders of the Class M-1 Notes pursuant to clause second above and (y) the Class M-2 Principal Payment Amount, shall be distributed to the holders of the Class M-2 Notes, until the Note Balance thereof has been reduced to zero; and

Fourth, the lesser of (x) the excess of (i) the Principal Payment Amount over
(ii) the sum of the amounts distributed to the holders of the Class A Notes pursuant to clause first above, to the holders of the Class M-1 Notes pursuant to clause second above and to the holders of the Class M-2 Notes pursuant to clause third above and (y) the Class M-3 Principal Payment Amount, shall be distributed to the holders of the Class M-3 Notes, until the Note Balance thereof has been reduced to zero.

On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default principal will be payable on each class of notes in an amount equal to the Note Balance thereof on that Payment Date. On the Final Maturity Date or the Payment Date immediately following the acceleration of the notes due to any Event of Default, amounts in respect of accrued interest, Interest Carry Forward Amounts and Allocated Realized Loss Amounts will also be payable on each class of notes in the priorities listed in the Indenture. There can be no assurance, however, that sufficient funds will be available on that date to retire the Note Balances and pay those other amounts.

The allocation of payments in respect of principal to the Class A Notes on each Payment Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Class A Notes while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans evidenced by the Subordinate Notes and the Overcollateralized Amount. Increasing the respective percentage interest in the Trust Estate of the Subordinate Notes and the Overcollateralized Amount relative to that of the Class A Notes is intended to preserve the availability of the subordination provided by the Subordinate Notes and the Overcollateralized Amount.

The holders of the Equity Certificates will be entitled to all Prepayment Charges received on the mortgage loans and those amounts will not be available for distribution on the notes.

ADVANCES

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the Mortgage Loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related Mortgage Loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

SERVICING FEE

With respect to each Mortgage Loan, the amount of the annual master servicing fee that shall be paid to the master servicer is, for a period of one full month, equal to one-twelfth of the product of (a) [__]% and (b) the outstanding principal balance of the Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation to pay the master servicing fee is limited to, and the master servicing fee is payable from the interest portion of such Monthly Payments collected. The master servicer will pay the indenture trustee's fee and the servicing fees from its fee.

                              TRANSACTION STRUCTURE

                                    [DIAGRAM]

                                  RISK FACTORS

         THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

UNPREDICTABILITY AND EFFECT OF PREPAYMENTS

         Borrowers may prepay their mortgage loans in whole or in part at any time; however, approximately [ ] of the mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment during [ ]. The prepayment penalties may be waived by the servicer. A prepayment of a mortgage loan will usually result in a prepayment on the notes.

         o If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

         o If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         The rate at which defaults and losses occur on the mortgage loans will affect the rate of payment of principal on the notes. We encourage you to review the information in this prospectus supplement about the underwriting guidelines applied in originating the mortgage loans, the credit quality of the mortgage loans and the collateral for the mortgage loans.

         SEE "YIELD CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF FACTORS THAT MAY INFLUENCE THE RATE AND TIMING OF PREPAYMENTS ON THE MORTGAGE LOANS.

         [The prepayment experience of the mortgage loans may differ significantly from that of first lien residential mortgage loans, or junior lien mortgage loans with a principal balance lower than the value of the related property.]

[EFFECT OF CREATION AND MAINTENANCE OF OVERCOLLATERALIZATION ON PAYMENTS OF PRINCIPAL ON THE NOTES

         We describe in this prospectus supplement the underwriting guidelines used in originating the mortgage loans, the collateral for the mortgage loans and the servicing of the mortgage loans. These and other factors will affect the rate of defaults and losses on the mortgage loans, which in turn will affect the rate at which overcollateralization is created or maintained. When overcollateralization is less than the level required by [ ], a portion of interest collections on the mortgage loans will be used to make principal payments on the notes. This will accelerate the rate at which you receive payments of principal. When overcollateralization is greater than the level required by [ ], a portion of principal collections on the mortgage loans will be released to the residual certificate. This will slow the rate at which you receive payments of principal.]

GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS

         Approximately [ ]% of the mortgage loans expected to be in the trust on the closing date are secured by properties in [California]. The rate of delinquencies and defaults, and therefore the rate of prepayments, on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in [California] will have a disproportionate impact on the mortgage loans in general:

         o Weak economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their mortgage loans on time;

         o Declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the combined loan-to-value ratios;

         o Properties in [California] may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, as well as floods, mudslides and other natural disasters; and

         o Any increase in the market value of properties located in [California] would reduce the combined loan-to-value ratios of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

         Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of those mortgage loans.

         FOR ADDITIONAL INFORMATION REGARDING THE GEOGRAPHIC DISTRIBUTION OF THE MORTGAGE LOANS IN THE TRUST, SEE THE APPLICABLE TABLE UNDER "DESCRIPTION OF THE MORTGAGE POOL" IN THIS PROSPECTUS SUPPLEMENT.

[SOME OF THE LOANS IN THE MORTGAGE POOL ARE MORE LIKELY TO DEFAULT THAN OTHERS, AND HIGHER THAN EXPECTED DEFAULTS ON THESE LOANS COULD REDUCE THE YIELD ON YOUR NOTES

         The payment schedules for most of the mortgage loans in the pool require the borrower to pay off the principal balance of the loan gradually over the life of the loan. Some of the mortgage loans in the pool, however, have payment schedules under which the borrowers makes relatively small payments of principal over the life of the loan, and then must make a large final payment at maturity that pays off the entire principal balance outstanding. This final payment is usually much larger than the previous monthly payments. Because the borrower's ability to make this final payment usually depends on the ability to refinance the loan or sell the underlying property, the risk of default is greater than on other types of loans. High rates of default on these types of loans in the pool will result in greater losses on your notes.

         The ability of a borrower to refinance the type of loan described above or sell the mortgaged property will depend upon a number of factors, including:

         o        the level of mortgage interest rates;

         o        the borrower's equity in the mortgage property;

         o        general economic conditions; and

         o        the availability of credit.

         We cannot predict how these factors will affect the default rate of these mortgage loans in the pool. You should refer to "Description of the Mortgage Pool" for information on the percentage of loans in the mortgage pool that consists of these loans.]

[EFFECT OF LACK OF PRIMARY MORTGAGE INSURANCE ON THE NOTES

         Approximately [ ]% of the mortgage loans have loan-to-value ratios greater than [ ]%. None of the mortgage loans are covered by a primary mortgage insurance policy. If borrowers default on their mortgage loans, there is a greater likelihood of losses than if the loans were insured. We cannot assure you that the applicable credit enhancement will be adequate to cover those losses.

         SEE "DESCRIPTION OF THE NOTES" IN THIS PROSPECTUS SUPPLEMENT.]

REAL ESTATE MARKET MAY AFFECT PERFORMANCE OF MORTGAGE LOANS

         A decline in the real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently; and no assurance can be given that values of the properties securing the mortgage loans will not decline since the date of origination of the mortgage loan. If the credit enhancement described in this prospectus supplement is not enough to protect your notes from these losses, the yield on your notes may be reduced.

[EARLY PRINCIPAL PAYMENT FROM CASH REMAINING IN PRE-FUNDING ACCOUNT

         If the cash in the pre-funding account on the closing date is not used to acquire additional mortgage loans by [ ], then that cash will be [paid to you on a proportionate basis with the other noteholders in reduction of the principal balance of your notes.] If the amount of that cash is substantial, you will receive a significant unexpected early payment of principal in (or before) [ ]. We cannot assure you that you will be able to reinvest that money in another investment with a comparable yield.]

YOU WILL NOT RECEIVE PHYSICAL NOTES, WHICH CAN CAUSE DELAYS IN DISTRIBUTIONS AND HAMPER YOUR ABILITY TO PLEDGE OR RESELL YOUR NOTES

         Your ownership of the notes will be registered electronically with DTC. The lack of physical notes could:

         o result in payment delays on the notes because the indenture trustee will be sending distributions on the notes to DTC instead of directly to you;

         o make it difficult for you to pledge your notes if physical notes are required by the party demanding the pledge; and

         o could hinder your ability to resell the notes because some investors may be unwilling to buy notes that are not in physical form.

         SEE "DESCRIPTION OF THE NOTES--BOOK-ENTRY REGISTRATION" IN THIS PROSPECTUS SUPPLEMENT.

LIMITED ABILITY TO RESELL NOTES

         The underwriter is not required to assist in resales of the notes, although it may do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The certificates will not be listed on any securities exchange.

         [Additional risk factors to be provided as applicable.]

FICO SCORES MENTIONED IN THE PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. SEE "LOAN PROGRAM - FICO SCORES" IN THE BASE PROSPECTUS.

FICO SCORES MENTIONED IN THIS PROSPECTUS SUPPLEMENT ARE NOT AN INDICATOR OF FUTURE PERFORMANCE OF BORROWERS.

         Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. SEE "DESCRIPTION OF THE TRUST FUNDS - MORTGAGE LOANS - FICO SCORES" IN THE BASE PROSPECTUS.

                            DESCRIPTION OF THE TRUST

GENERAL

         Deutsche Alt-A Securities, Inc. [ ] Trust [ ] (the "Issuing Entity") will be a [statutory business trust] [common law trust] formed under the laws of [ ] pursuant to an amended and restated Trust Agreement (the "Trust Agreement") dated as of [ ] (the "Cut-off Date") between Deutsche Alt-A Securities, Inc. as depositor (the "Depositor") and [ ] as owner trustee (the "Owner Trustee"), for the transactions described in this prospectus supplement. The Issuing Entity will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined in this prospectus supplement) and the other assets of the Issuing Entity and proceeds from the Mortgage Loans and other assets, issuing the Securities (as defined in this prospectus supplement), making payments on the Securities, and engaging in related activities.

         On or about [ ] (the "Closing Date"), the Issuing Entity will purchase the Mortgage Loans from the Depositor pursuant to a Sale and Servicing Agreement (as amended and supplemented from time to time, the "Sale and Servicing Agreement") dated as of the Cut-off Date, among the Issuing Entity, the Depositor, the Servicer and [ ], as indenture trustee (the "Indenture Trustee").

         The Issuing Entity's principal offices are located in [ ].

THE OWNER TRUSTEE

         [ ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. [ ] is a [ ] banking corporation and its principal offices are located at [ ]. The compensation of the Owner Trustee will be paid by [ ].

         [Description of the extent of Owner Trustee's prior experience serving as an owner trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

THE RESIDUAL CERTIFICATE

         The equity interest in the Issuing Entity will be represented by a residual interest certificate (the "Residual Certificate").

         The holder of the Residual Certificate (the "Residual
Certificateholder," and together with the Noteholders (as defined in this prospectus supplement), the "Securityholders") will be entitled to receive [to be described as applicable].

                            DESCRIPTION OF THE NOTES

GENERAL

         The Issuing Entity will issue the Class [ ] Notes (the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuing Entity and the Indenture Trustee. The Issuing Entity will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to in this prospectus supplement as the "Securities." Only the Notes are offered by this prospectus supplement. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

         The "Trust Estate" will consist primarily of [describe as applicable].

         The Notes will be issued in the approximate initial total principal amount specified on the cover page of this prospectus supplement (the "Original Class Principal Amount"). The total principal amount of the Notes outstanding at any time is referred to in this prospectus supplement as the "Class Principal Amount." The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described in this prospectus supplement. The Original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined in this prospectus supplement) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" in this prospectus supplement.

         Payments on the Notes will be made on the [25th] day of each month or, if the [25th] day is not a Business Day, on the next succeeding Business Day, commencing in [ ] (each, a "Distribution Date"), to holders of Notes ("Noteholders") of record on the applicable Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the calendar month immediately before the month in which that Distribution Date occurs.

         o A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York] are closed.

         Payments on the Notes will be made to each registered holder entitled to these payments, either (1) by check mailed to the Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing not later than the related Record Date, of any Noteholder (at the Noteholder's expense) in immediately available funds; provided, that the final payment for any Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office (as defined in this prospectus supplement) of the Indenture Trustee or the office of the Note Registrar (as defined in this prospectus supplement). See "-- The Indenture Trustee" in this prospectus supplement.

[PRE-FUNDING ACCOUNT

         On the Closing Date approximately $[ ] (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") maintained by [ ]. During the period (the "Pre-Funding Period") from [ ] until [ ], the Pre-Funding Amount will be maintained in the Pre-Funding Account. The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans (as defined in this prospectus supplement) purchased by the Issuing Entity in accordance with the [Sale and Servicing Agreement]. During the Pre-Funding Period, the Pre-Funded Amount will be used only to purchase Subsequent Mortgage Loans. Immediately following the Pre-Funding Period, any Pre-Funded Amount remaining will be distributed to [to be provided as applicable].

         Amounts on deposit in the Pre-Funding Account will be invested in [to be provided as applicable] and all investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to [to be provided as applicable] following the Pre-Funding Period.]

BOOK-ENTRY REGISTRATION

         GENERAL. The Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") in the United States [, or through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear") in Europe] and through [its/their] participating organizations (each, a "Participant"). The Book-Entry Notes will be issued in minimum denominations in principal amount of $25,000 and integral multiples of $1 in excess of $25,000.

         Each Class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC. Deutsche Alt-A Securities, Inc. (the "Depositor") has been informed by DTC that DTC's nominee will be Cede & Co. [Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing an interest (a "Definitive Note"), except as set forth below under "--Definitive Notes" and in the prospectus under "Description of the Securities --Book-Entry Registration and Definitive Securities--Definitive Securities."

         Unless and until Definitive Notes are issued, it is anticipated that:

         o the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial Owners will not be Noteholders as that term is used in the Indenture.

         o Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes from the Indenture Trustee through DTC [, Clearstream Luxembourg or Euroclear, as applicable,] and [its/their] Participants.

         o while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream Luxembourg and Euroclear] and [its/their] operations, DTC [Clearstream Luxembourg and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream Luxembourg and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         None of the Depositor, [ ] ("[ ]'), the Servicer , the Owner Trustee or the Indenture Trustee [or additional parties] (as those terms are defined in this prospectus supplement) will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         For a more complete description of book-entry registration and clearance and the rules and regulations governing DTC [,Clearstream Luxembourg and Euroclear], see "Description of the Securities--Book-Entry Registration and Definitive Securities" in the prospectus".

         DEFINITIVE NOTES. Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under " Description of the Securities--Book-Entry Registration and Definitive Securities --Definitive Securities." Upon the occurrence of an event described in that section, the Trustee is required to direct DTC to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Notes as Noteholders under the Indenture and the Sale and Servicing Agreement.

PAYMENTS

         Payments on the Notes on each Distribution Date will be made from the Available Collection Amount. The Available Collection Amount will be determined as [to be provided as applicable.]

         o With respect to each Distribution Date, the "Due Period" is the calendar month immediately before that Distribution Date.

         PAYMENTS OF INTEREST. Interest on the Class Principal Amount of the Notes will accrue during each Accrual Period (as defined in this prospectus supplement) at the interest rate specified on the front cover of this prospectus supplement (the "Interest Rate") and will be payable to Noteholders on each Distribution Date, starting in [ ]. [If the Residual Certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Issuing Entity when it is first entitled to do so, as described under "--Optional Redemption" in this prospectus supplement, then with respect to each succeeding Distribution Date the Interest Rate will be increased [to be provided as applicable.]] See "--Optional Redemption" in this prospectus supplement. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

         o The "Accrual Period" for the Notes will be the calendar month immediately preceding the month in which the related Distribution Date occurs.

         Payments of interest on the Notes will be made from [to be provided as applicable].

         PAYMENTS OF PRINCIPAL. Principal payments will be made to Noteholders on each Distribution Date in an amount generally equal to [to be provided as applicable].

         o The "Principal Distribution Amount" for any Distribution Date will be equal to the sum of [to be provided as applicable].

PAYMENT PRIORITIES

         On each Distribution Date, the Available Funds will be applied in the following order of priority: [to be provided as applicable.]

OVERCOLLATERALIZATION

         On the Closing Date the Cut-off Date Balance is expected to exceed the Original Class Principal Amount of the Notes by approximately $[ ]. The weighted average Net Mortgage Loan Rate (as defined below) of the Mortgage Loans is generally expected to be higher than the Interest Rate of the Notes, thus generating excess interest collections. To the extent described in this prospectus supplement, Excess Spread will be applied on any Distribution Date as [to be provided as applicable].

         o The "Net Mortgage Loan Rate" for any Mortgage Loan equals [to be provided as applicable].

MATURITY DATE

         The Class Principal Amount of the Notes and all interest accrued and unpaid on the Notes will be payable in full on [ ] (the "Maturity Date"). See "--Rights of Noteholders Upon Occurrence of Event of Default" below. The actual final Distribution Date for the Notes could be substantially earlier than the Maturity Date.

REPORTS TO NOTEHOLDERS

         On each Distribution Date the Indenture Trustee will make available to each Noteholder a statement containing the following information:

         o the amount of principal distributed on that date to Noteholders;

         o the amount of interest distributed on that date to Noteholders;

         o the amount of any outstanding Noteholders' Interest Carryforward Amount for the Notes after distributions on that date;

         o the Class Principal Amount of the Notes after distributions on that date;

         o the amount of the Servicing Fees paid with respect to that date;

         o        the Total Loan Balance as of the related Distribution Date;

         o the number and total Principal Balance of Mortgage Loans (1) remaining outstanding, (2) delinquent by one, two, three or four or more monthly payments, (3) in foreclosure, and (4) with respect to REO Property;

         o        any amount distributed to the holder of the Residual
                  Certificate; and

         o other information to the extent provided in the Sale and Servicing Agreement.

OPTIONAL REDEMPTION

         On any Distribution Date after the date on which the Total Loan Balance is less than [ ]% of the Cut-off Date Balance, [ ] will (subject to the terms of the Sale and Servicing Agreement) have the option to purchase the Mortgage Loans, any REO Property and any other assets of the Issuing Entity for the Termination Price. If [ ] does not exercise that option, [ ] will then have the same purchase option. If either purchase option is exercised, the Notes will be redeemed and the Residual Certificate and the Issuing Entity will be terminated (this event, an "Optional Redemption").

         If the Residual Certificateholder does not exercise its option as described above when it is first entitled to do so, the Interest Rate of the Notes will be increased as described under "-- Payments of Interest" in this prospectus supplement.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT
         Under the Indenture, a failure to pay the full amount of the Noteholders' Interest Distribution Amount within five days of the Distribution Date on which that payment is due (without regard to the amount of Available Funds) or failure to pay the entire outstanding principal amount of the Notes on the Maturity Date, will constitute an event of default (an "Event of Default").

         Upon the occurrence of an Event of Default, the holders of Notes evidencing more than [ ]% of the Class Principal Amount of the Notes then outstanding may exercise their remedies under the Indenture. These remedies include [to be provided as applicable]. See "Description of the Agreements--Material Terms of the Indenture" in the prospectus.

THE INDENTURE TRUSTEE

         [ ], a [ ], will be the Indenture Trustee under the Indenture. The Indenture Trustee will be entitled to [describe applicable fees of the indenture trustee]. The Indenture Trustee's "Corporate Trust Office" is located at [ ], or any address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Depositor and the Servicer.

         The Depositor and the Master Servicer and their affiliates may maintain other banking relationships in the ordinary course of business with the Indenture Trustee.

         [Description of the extent of Indenture Trustee's prior experience serving as an indenture trustee for asset-backed securities transactions involving mortgage pools of first lien [fixed][adjustable] rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.]

         The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture.

         If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by the Indenture, using the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs. Such rights and powers may include the ability:

                  (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such proceedings;

                  (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

                  (iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf, and

                  (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to American Home Mortgage Assets LLC Trust Series ____-__, its creditors and its property.

         The Indenture Trustee will promptly mail to each Noteholder notice of the Event of Default after it is known to a responsible officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured.

                              [THE INSURANCE POLICY

         The following information has been provided by [ ] (the "Insurer") for inclusion in this prospectus supplement. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

         The Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Note Guaranty Insurance Policy (the "Insurance Policy") and the Insurer set forth below under this heading "The Insurance Policy." Additionally, the Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

THE INSURER

         [To be provided as applicable.]

INSURER FINANCIAL INFORMATION

         [To be provided as applicable.]

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE INSURER

         [To be provided as applicable.]

FINANCIAL STRENGTH RATINGS OF THE INSURER

         [To be provided as applicable.]

THE INSURANCE POLICY

         [To be provided as applicable.]]

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of approximately [ ] Mortgage Loans with original terms to maturity of not more than [thirty] years, having a total Principal Balance as of the Cut-off Date of approximately $[ ] (the "Cut-off Date Balance"). The Mortgage Loans are secured by [to be provided as applicable] ("Mortgages"). All of the Mortgage Loans will be [description of Mortgage Loans.]

         Generally, the Mortgage Loans were originated or acquired by the Originator (as defined in this prospectus supplement) in one of the following ways:

         o        [to be provided as applicable].

         For a description of the underwriting criteria applicable to the Mortgage Loans, see "The Originator -- Underwriting Criteria" in this prospectus supplement.

         The Servicer will be required to service the Mortgage Loans pursuant to the Sale and Servicing Agreement and will be compensated for these services as described under "Description of the Transfer and Servicing Agreements -- Servicing" in this prospectus supplement. For a further description of the underwriting or selection criteria used to purchase the mortgage pool assets, please see "The Mortgage Pools -- Underwriting Standards".

         No mortgage loan will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

PAYMENTS ON THE MORTGAGE LOANS

         [To be provided as applicable.]

CHARACTERISTICS OF THE MORTGAGE LOANS

         The Mortgage Loans are expected to have the following approximate total characteristics as of the Cut-off Date. Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other home loans may be included in the Mortgage Pool prior to the issuance of the Notes.

         Wherever reference is made in this prospectus supplement to a percentage of some or all of the Mortgage Loans, the percentage is determined (unless otherwise specified) on the basis of the total principal balance of the related Mortgage Loans as of the Cut-off Date.

         Approximately [ ] of the Mortgage Loans provide for payment by the borrower of a prepayment premium in connection with full or partial prepayments of principal within [three to five years] of the date of origination of the loan, generally equal to [to be provided as applicable].

         The Mortgage Loan Rates of the Mortgage Loans range from approximately [ ]% annually to [ ]% annually. The weighted average Mortgage Loan Rate of the Mortgage Loans is approximately [ ]% annually. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

         The Principal Balances of the Mortgage Loans range from approximately $[ ] to $[ ]. The Mortgage Loans have an average Principal Balance of approximately $[ ].

         The weighted average Combined Loan-to-Value Ratio at origination of the Mortgage Loans is approximately [ ]%.

         No more than approximately [ ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

         The following tables set forth as of the Cut-off Date the number, total Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range. (The sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

              ORIGINATOR CONCENTRATIONS IN THE MORTGAGE PROPERTIES

                                                      AGGREGATE
                                                      SCHEDULED                                            WEIGHTED
                                                      PRINCIPAL                                            AVERAGE
                                                       BALANCE                           WEIGHTED          ORIGINAL
                                    NUMBER OF      OUTSTANDING AS   % OF LOAN GROUP   AVERAGE CREDIT    LOAN-TO-VALUE
          ORIGINATOR              MORTGAGE LOANS   OF CUT-OFF DATE  1 MORTGAGE LOANS       SCORE            RATIO
-----------------------------     --------------   ---------------  ----------------  --------------    -------------
[________] ..................
[________] ..................
     Total ..................


               SERVICER CONCENTRATIONS IN THE MORTGAGE PROPERTIES

                                                      AGGREGATE
                                                      SCHEDULED                                            WEIGHTED
                                                      PRINCIPAL                                            AVERAGE
                                                       BALANCE                           WEIGHTED          ORIGINAL
                                    NUMBER OF      OUTSTANDING AS   % OF LOAN GROUP   AVERAGE CREDIT    LOAN-TO-VALUE
          SERVICER                MORTGAGE LOANS   OF CUT-OFF DATE  1 MORTGAGE LOANS       SCORE            RATIO
-----------------------------     --------------   ---------------  ----------------  --------------    -------------
[________] ..................
[________] ..................
     Total ..................

                         CUT-OFF DATE PRINCIPAL BALANCES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
RANGE OF PRINCIPAL BALANCES ($)      MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................


         The average Cut-off Date Principal Balance is approximately $[ ].


                              LOAN-TO-VALUE RATIOS

                                                                                 PERCENTAGE OF MORTGAGE
      RANGE OF ORIGINAL                 NUMBER OF                                    LOANS BY TOTAL
    LOAN-TO-VALUE RATIOS (%)         MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

         The weighted average original Loan-to-Value Ratio is approximately [
]%.

                                 MORTGAGE RATES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
RANGE OF MORTGAGE RATES (%)          MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

-------------------
* Reflects current Mortgage Rates of Adjustable Rate Mortgage Loans. The weighted average Mortgage Rate is approximately [ ]% per annum.


                                   LOAN TYPES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
           LOAN TYPE                 MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................


                           ORIGINAL TERMS TO MATURITY

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
RANGE OF MATURITIES (MONTHS)         MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

         The weighted average original term to maturity is approximately [ ] months.

                           REMAINING TERMS TO MATURITY


                                                                                 PERCENTAGE OF MORTGAGE
      REMAINING TERM TO                 NUMBER OF                                    LOANS BY TOTAL
      MATURITY (MONTHS)              MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

         The weighted average remaining term to maturity of the fully amortizing Mortgage Loans is approximately [ ] months.

                             GEOGRAPHIC DISTRIBUTION

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
           STATE                     MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................


                                 PROPERTY TYPES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
         PROPERTY TYPE               MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................


                                  LOAN PURPOSES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
          LOAN PURPOSE               MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

                                OCCUPANCY STATUS

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
       OCCUPANCY STATUS              MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

                               DOCUMENTATION TYPES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
    DOCUMENTATION TYPE               MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

                                  CREDIT GRADES

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
          CREDIT GRADE               MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................

                                                                                 PERCENTAGE OF MORTGAGE
                                        NUMBER OF                                   LOANS BY TOTAL
     PREPAYMENT PENALTY              MORTGAGE LOANS    TOTAL PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------------      --------------    -----------------------   ----------------------


        Total.....................


[SUBSEQUENT MORTGAGE LOANS

         The obligation of the Issuing Entity to purchase additional Mortgage Loans (the "Subsequent Mortgage Loans") on [any] date, as specified in the [Sale and Servicing Agreement] (each, a "Subsequent Transfer Date") will be subject to the Subsequent Mortgage Loans meeting the following criteria: [to be provided as applicable]. These criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date.

         The characteristics of Subsequent Mortgage Loans may vary significantly from time to time, subject to the requirements described above, and may bear no particular relationship to the characteristics of the initial Mortgage Loans at any time. It is expected that a substantial portion of the Subsequent Mortgage Loans will be [to be provided as applicable.]]

                             ADDITIONAL INFORMATION

         The description in this prospectus supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Sale and Servicing Agreement, the Indenture and the Trust Agreement, with the Securities and Exchange Commission (the "SEC") within fifteen days after the initial issuance of the Notes. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as described in this prospectus supplement under "Description of the Mortgage Pool," the removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

         If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.


                             STATIC POOL INFORMATION

         Static pool information material to this offering may be found at
__________________________.

         Information provided through the Internet address above will not be deemed to be a part of this prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

                                 THE ORIGINATOR

GENERAL

[NAME OF ORIGINATOR]

         [Name of Originator] has been an originator of mortgage loans since _______, ____ and has originated Mortgage Loans of the type backing the notes offered hereby since ____. [Name of Originator] currently has an origination portfolio of approximately $[__], of which approximately $[__] is secured by one- to four-family residential real properties and individual condominium units.

         [The following table describes the size, composition and growth of [Name of Originator]' total residential mortgage loan production over the past three years and recent stub-period.]


                         DECEMBER 31, 2003     DECEMBER 31, 2004     DECEMBER 31, 2005          [    ] 2006
                         ------------------    ------------------    ------------------      -------------------
                                  TOTAL                 TOTAL                    TOTAL                 TOTAL
                                  PORTFOLIO             PORTFOLIO                PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS     NUMBER   OF LOANS       NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------    ------   ---------      ------    ---------   ------    ---------
Residential Mortgage
Loans................


         Approximately [__]% of the mortgage loans have been originated generally in accordance with credit, appraisal and underwriting standards acceptable to [Name of Originator], which are referred to herein as the Underwriting Standards. The Underwriting Standards are applied in accordance with applicable federal and state laws and regulations.

         [Description of the Originator's Underwriting Standards]

UNDERWRITING CRITERIA

         The information contained in this prospectus supplement regarding the Originator's underwriting requirements and practices was obtained from publicly available information regarding asset-backed notes secured by loans made by the Originator that are similar to the Mortgage Loans and not from the Originator directly. As a result, there can be no assurance that the Mortgage Loans were originated, in whole or in part, in accordance with these underwriting requirements and practices, or that these underwriting requirements and practices were in effect when the Mortgage Loans were originated.

         [Describe Originator's underwriting guidelines.]

                                  THE SERVICER

         The following information has been provided by the Servicer. Neither the Depositor nor the Underwriter makes any representation as to the accuracy or completeness of this information.

GENERAL

         The principal executive offices of [Name of Servicer] are located at ______________. [Name of Servicer] is a [Description of Servicer's form of organization].

         [Name of Servicer] is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by ___________ when required by the owner of the mortgage loans. As of _______, ____ [Name of Servicer] had a net worth of approximately $[___].

         [The following table describes size, composition and growth of [Name of Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]

                         DECEMBER 31, 2003     DECEMBER 31, 2004     DECEMBER 31, 2005          [    ] 2006
                         ------------------    ------------------    ------------------      -------------------
                                  TOTAL                 TOTAL                    TOTAL                 TOTAL
                                  PORTFOLIO             PORTFOLIO                PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS     NUMBER   OF LOANS       NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------    ------   ---------      ------    ---------   ------    ---------
Residential Mortgage
Loans................


         [Describe any material changes in [Name of Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         [ ] (the "Servicer") will service the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement.

         [Description of the servicer.]

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes terms of the Sale and Servicing Agreement, the Indenture, the Trust Agreement, and the Administration Agreement (collectively, the "Transfer and Servicing Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements. The following summary supplements, and to the extent inconsistent, replaces, the description of the general terms and provisions of the Transfer and Servicing Agreements under the headings "Description of the Agreements" in the prospectus.

SALE AND ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, [ ] will sell the Mortgage Loans (other than the right to receive some of the charges payable by borrowers) to the Depositor, and the Depositor will sell the Mortgage Loans (other than those amounts) to the Issuing Entity. The Issuing Entity will, concurrently, deliver or cause to be delivered the Securities to the Depositor. The Issuing Entity will pledge and assign the Mortgage Loans to the Indenture Trustee in exchange for the Notes. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement (the "Mortgage Loan Schedule").

         [In addition, the Depositor will, as to each Mortgage Loan, deliver to a custodian appointed by the Indenture Trustee (the "Custodian") the following documents (together, with respect to each Mortgage Loan, a "Mortgage Loan File"):

                  o the related Note endorsed to the order of the Indenture Trustee, or in blank, without recourse,

                  o any assumption and modification agreements and the Mortgage with evidence of recording indicated on the Mortgage (except for any Mortgage not returned from the public recording office),

                  o an assignment of the Mortgage in the name of the Indenture Trustee, or in blank, in recordable form, and

                  o any intervening assignments of the Mortgage.]

         Assignments of the Mortgages to the Indenture Trustee will be recorded following the Closing Date in the real property records of the states in which the related Mortgaged Properties are located to protect the Indenture Trustee's interest in the Mortgage Loans against the claims of creditors of [ ] or subsequent purchasers. In the event that, with respect to any Mortgage Loan, the Depositor cannot deliver the assignment with evidence of recording on the Mortgage Loan concurrently with the conveyance of the Mortgage Loan under the Sale and Servicing Agreement because they have not yet been returned by the public recording office, the Depositor will deliver or cause to be delivered to the Custodian a certified true photocopy of the assignment. The Depositor will deliver or cause to be delivered to the Custodian any assignment with evidence of recording indicated on the assignment upon receipt of the assignment from the public recording office. The Custodian will review (or cause to be reviewed) each Mortgage Loan File within ninety days after the conveyance of the related Mortgage Loan to the Issuing Entity to ascertain that all required documents have been executed and received.

         Under the terms of the agreement (the "Mortgage Loan Sale Agreement") pursuant to which the Depositor will purchase the Mortgage Loans from [ ], and of the Sale and Servicing Agreement, the Custodian will conduct an initial review of the Mortgage Loan documents and will notify the Depositor and [ ] as to each Mortgage Loan document that either has not yet been delivered to the Depositor as required or appears to be not properly executed, not in conformity with the description of the Mortgage Loan on the Mortgage Loan schedule or otherwise defective. If any Mortgage Loan document is not delivered or any material defect in a document is not cured within the time period specified in the Mortgage Loan Sale Agreement, [ ] will be required to repurchase the affected Mortgage Loan for a price equal to the unpaid principal balance of the Mortgage Loan plus accrued interest on the Mortgage Loan (the "Repurchase Price") or, in some circumstances, to substitute another Mortgage Loan that satisfies the requirements specified in the Sale and Servicing Agreement.

         [ ] will make to the Depositor under the Mortgage Loan Sale Agreement representations and warranties that include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Representations and Warranties; Repurchases." The Depositor's rights under these representations and warranties will be assigned to the Indenture Trustee for the benefit of the Noteholders. In the event of a breach of any of these representations or warranties that materially and adversely affects the value of any Mortgage Loan or the interests of the Noteholders, [ ] will be obligated, within 60 days following its discovery of a breach or receipt of notice of a breach, to cure the breach or purchase the affected Mortgage Loan from the Issuing Entity for the Repurchase Price or, in some circumstances, to substitute another Mortgage Loan.

         No assurance can be given that, at any particular time, [ ] will be capable, financially or otherwise, of repurchasing defective Mortgage Loans or substituting additional Mortgage Loans for defective Mortgage Loans.


REPRESENTATIONS AND WARRANTIES

         In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

         The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics' lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

(10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

         In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or
(iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee's sole and exclusive remedy respecting a breach of such representations and warranties.

TRUST FEES AND EXPENSES

         The Servicer is entitled to the Servicing Fee and reimbursement for specific expenses as described under "--Servicing Compensation and Payment of Expenses" below. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Custodian will be paid by [ ].

VOTING RIGHTS

         Voting rights of Securityholders under the Transfer and Servicing Agreements will be allocated among the Notes and the Residual Certificate as provided in the Transfer and Servicing Agreements.

GENERAL SERVICING PROVISIONS

         The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Sale and Servicing Agreement.

         [Describe servicing provisions as applicable.]

NO DELINQUENCY ADVANCES

         In the event of a delinquency or default with respect to a Mortgage Loan, neither the Servicer nor any Subservicer (as defined below) will have any obligation to advance scheduled monthly payments of principal or interest with respect to the Mortgage Loan.

SERVICING ADVANCES

         The Servicer or any Subservicer will make reasonable and customary expense advances with respect to the Mortgage Loans (each, a "Servicing Advance") and will be entitled to reimbursement for Servicing Advances as described in this prospectus supplement. Servicing Advances may include costs and expenses advanced for the preservation, restoration and protection of any Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances by the Servicer or any Subservicer will be reimbursable from late collections on the related Mortgage Loan, or with respect to any Liquidated Mortgage Loan from the related Liquidation Proceeds. Servicing Advances remaining outstanding will be reimbursed, to the extent of Available Funds, as described under "Description of the Notes -- Payment Priorities."

INSURANCE COVERAGE

         The Servicer is required to obtain and thereafter maintain in effect a bond or similar form of insurance coverage (which may provide blanket coverage) insuring against loss occasioned by the errors and omissions of its officers and employees.

EVIDENCE AS TO COMPLIANCE

         The Sale and Servicing Agreement will provide that each year a firm of independent accountants will furnish a statement to the Indenture Trustee to the effect that the firm has examined the necessary documents and records relating to the servicing of home loans by the Servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in accordance with applicable accounting standards, except for those exceptions that the firm believes to be immaterial and those exceptions set forth in the statement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Servicer will be paid a monthly fee (the "Servicing Fee") with respect to each Mortgage Loan calculated at [ ]% annually (the "Servicing Fee Rate") on the outstanding principal balance of each Mortgage Loan. No Servicing Fee will be payable on a Liquidated Mortgage Loan unless the Servicer determines that additional collection efforts are warranted with respect to that Mortgage Loan. The Servicer will be entitled to reimbursement from collections on the Mortgage Loans for some of its expenses before any amounts are paid to Noteholders.

SUBSERVICING

         The Servicer will be prohibited from assigning the responsibility for servicing the Mortgage Loans, except as permitted by the Sale and Servicing Agreement, but it may employ one or more subservicers ("Subservicers") as provided under the Sale and Servicing Agreement. If the Servicer chooses to employ Subservicers, the Servicer will remain liable for fulfillment of its obligations under the Sale and Servicing Agreement, and will be considered to have itself received any payment received by a Subservicer whether or not the Subservicer actually remits that payment.

RESIGNATION OR REMOVAL OF THE SERVICER

         The Servicer will agree in the Sale and Servicing Agreement not to resign except with the consent of [ ], unless the Servicer delivers to [ ] an opinion of legal counsel to the effect that the Servicer is no longer permitted under applicable law to perform the duties of the Servicer under the Sale and Servicing Agreement.

         If the Servicer is in default under the Sale and Servicing Agreement, the Indenture Trustee or Noteholders having a majority of voting rights may remove the Servicer. [Events of default include:

                  o failure by the Servicer to remit any required payment to the Indenture Trustee for one Business Day after receipt of written notice that the payment has not been made;

                  o failure by the Servicer to deposit collections or other recoveries on the Mortgage Loans in the Collection Account on a daily basis in accordance with the Sale and Servicing Agreement;

                  o failure by the Servicer to fulfill any other material requirement under the Sale and Servicing Agreement within the applicable time period;

                  o failure by the Servicer to be qualified to service home loans for either Fannie Mae or Freddie Mac;

                  o failure by the Servicer to maintain any applicable licenses in each jurisdiction where Mortgaged Properties are located;

                  o failure by the Servicer to maintain a minimum net worth of $25,000,000;

                  o insolvency of the Servicer; and

                  o other events specified in the Sale and Servicing Agreement.]

         [If the Servicer is removed, the Indenture Trustee will immediately assume the role of Servicer under the Sale and Servicing Agreement unless another Servicer is appointed pursuant to the Sale and Servicing Agreement. The Indenture Trustee may continue to service the Mortgage Loans if it is legally qualified to do so or may appoint a successor Servicer as provided in the Sale and Servicing Agreement].

COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION
ACCOUNT

         The Servicer is required to deposit in a segregated account (the "Collection Account") within [ ] Business Days of receipt all payments received on or after the Cut-off Date on account of principal and interest on the Mortgage Loans, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Mortgage Loan and any amount required to be deposited in the Collection Account in connection with the redemption of the Notes. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution that satisfies the requirements specified in the Sale and Servicing Agreement.

         Amounts on deposit in the Collection Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Collection Account will be paid to [ ]. Any net losses on these investments will be paid by [ ].

         The Servicer will establish and maintain with the Paying Agent an account on behalf of the Noteholders, into which amounts released from the Collection Account for payment to the Noteholders will be deposited and from which all payments to the Noteholders will be made (the "Note Distribution Account"). The Servicer will also establish and maintain with the Paying Agent an account in the name of the Owner Trustee on behalf of the Residual Certificateholder, into which amounts released from the Collection Account for distribution to the Residual Certificateholder will be deposited and from which all distributions to the Residual Certificateholder will be made (the "Certificate Distribution Account").

         On the [ ] day of each month, or if the [ ] day is not a Business Day, the preceding Business Day, the Servicer will remit the Available Funds to the Paying Agent for deposit into the Note Distribution Account and Certificate Distribution Account by making appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Note Distribution Account and Certificate Distribution Account for application as described under "Description of the Notes--Payment Priorities" in this prospectus supplement. Amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be invested as provided in the Sale and Servicing Agreement. All interest and any other investment earnings on amounts on deposit in the Note Distribution Account and Certificate Distribution Account will be retained by the Indenture Trustee as its compensation. Any net losses on these investments will be paid by the Indenture Trustee.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Securities in their own names or as pledgees. For the purpose of meeting the legal requirements of some jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Issuing Entity. In the event of an appointment of another trustee all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and upon the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each case the separate trustee or co-trustee, jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform particular acts, singly upon the separate trustee or co-trustee, which will exercise and perform these rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, as applicable.

         The Owner Trustee and the Indenture Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor to the Owner Trustee or the Indenture Trustee, as the case may be. The Servicer may also remove the Owner Trustee or the Indenture Trustee if either ceases to be eligible to continue as Owner Trustee or Indenture Trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent. In these circumstances, the Servicer will be obligated to appoint a successor Owner Trustee or a successor Indenture Trustee, as applicable. Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor Owner Trustee or Indenture Trustee will not become effective until acceptance of the appointment by the successor.

         The Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by [ ] and the Depositor for, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

         The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Residual Certificate (other than the execution and authentication of the Residual Certificate), the Notes or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before these monies are deposited into the Collection Account, the Note Distribution Account or the Certificate Distribution Account. So long as no Event of Default has occurred and is continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default, unless the Owner Trustee has actual knowledge of any failure.

         The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to make any investigation of matters arising under the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation to the Trust Agreement at the request, order or direction of the holder of the Residual Certificate, unless the Residual Certificateholder has offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by the exercise of its rights or powers, an investigation by it of matters arising or the institution or defense of any litigation. Subject to the rights or consent of the Noteholders and Indenture Trustee, the Residual Certificateholder will not have any right under the Trust Agreement to institute any proceeding with respect to the Trust Agreement, unless the Residual Certificateholder previously has given to the Owner Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) the holder of the Residual Certificate has made written request upon the Owner Trustee to institute a proceeding in its own name as the Owner Trustee under the Trust Agreement and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days has neglected or refused to institute any proceedings.

         The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Residual Certificate, the Notes (other than the execution and authentication of the Notes) or any Mortgage Loans or related documents, and will not be accountable for the use or application by the Depositor, the Servicer or the Owner Trustee of any funds paid to the Depositor, the Servicer or the Owner Trustee in respect of the Securities or the Mortgage Loans, or the investment of any monies by the Servicer before those monies are deposited into the Collection Account or the Note Distribution Account. So long as no Event of Default under the Indenture or the Sale and Servicing Agreement has occurred or is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Transfer and Servicing Agreements. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Sale and Servicing Agreement, which failure constitutes an Event of Default under the Indenture or the Sale and Servicing Agreement, unless the Indenture Trustee obtains actual knowledge of any failure.

         The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising under the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request, order or direction of any of the Noteholders, unless those Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or by an exercise of any of its rights or powers, an investigation of matters arising or the institution or defense of any litigation. No Noteholder will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless the holder previously has given to the Indenture Trustee written notice of the occurrence of an Event of Default and (1) the Event of Default arises from the Servicer's failure to remit payments when due or (2) Noteholders evidencing not less than [ ]% of the Class Principal Amount of the Notes, acting together as a single class, have made written request upon the Indenture Trustee to institute a proceeding in its own name as the Indenture Trustee under the Indenture and have offered to the Indenture Trustee reasonable indemnity, and the Indenture Trustee for 30 days has neglected or refused to institute any proceedings. See "Description of the Notes--Rights of Noteholders Upon Occurrence of Event of Default" in this prospectus supplement.


                              PERMITTED INVESTMENTS

         The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. All collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the applicable Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the Servicer's own funds (less the servicing fee) will be deposited in a Protected Account, held by a designated depository institution and segregated on the books of such institution in the name of the Indenture Trustee for the benefit of Noteholders. To the extent provided in the Servicing Agreement, amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Securities Administrator on behalf of the Indenture Trustee for the benefit of Noteholders and not commingled with any other funds. Such Permitted Investments shall mature, or shall be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Permitted Investments made shall be paid to the Servicer under the Servicing Agreement, and the risk of loss of moneys required to be distributed to the Noteholders resulting from such investments shall be borne by and be the risk of the Servicer. The Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Servicer Remittance Date on which the moneys so invested are required to be distributed to the Securities Administrator.

         Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders will be considered a Permitted Investment:

                  (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

                  (ii) repurchase agreements on obligations specified in clause
(i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

                  (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's or Fitch Ratings and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

                  (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Moody's, Fitch Ratings and Standard & Poor's in their highest short-term ratings available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

                  (v) a money market fund or a qualified investment fund rated by Moody's and Fitch Ratings, if so rated, in its highest long-term ratings available and rated AAAm or AAAm-G by Standard & Poor's, including any such funds for which Wells Fargo Bank, N.A. or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

                  (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

         PROVIDED, HOWEVER, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. SEE "DESCRIPTION OF THE SECURITIES-THE DISTRIBUTION ACCOUNT" IN THE PROSPECTUS.


                           TABLE OF FEES AND EXPENSES

         The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

         All fees are expressed in basis points, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

              ITEM                 FEE                     PAID FROM
  --------------------------    --------     ----------------------------------
  Master Servicing Fee(1)(2)      ___bp      Mortgage Loan Interest Collections
  Indenture Trustee Fee           ___bp      Master Servicing Fee
  Servicer Fee                    ___bp      Master Servicing Fee


(1) Master servicing fee including securities administrator, paying agent and certificate registrar fees. The Master Servicer receives a single combined fee that covers all of these functions. The Master Servicer performs these functions.

(2) Master Servicer pays indenture trustee and servicer fees out of its fee.

(3) The master servicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to noteholders.

                              YIELD CONSIDERATIONS

GENERAL

         The yields to maturity (or to early termination) on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Loan Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Loan Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the application of Monthly Excess Cashflow, the purchase price paid for the Notes and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. These factors may include changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity, if any, in the mortgaged properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, seasoning of loans, market interest rates for similar types of loans and the availability of funds for the loans. Nearly all of the Mortgage Loans contain due-on-sale provisions and the Servicer will generally enforce these provisions unless (1) the Servicer, in a manner consistent with its servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan, or (2) enforcement is not permitted by applicable law. In some cases, the Servicer may, in a manner consistent with its servicing practices, permit a borrower who is selling his principal residence and purchasing a new one to substitute the new Mortgaged Property as collateral for the related Mortgage Loan, or may simply release its lien on the existing collateral, leaving the related Mortgage Loan unsecured. In that event, the Servicer will generally require the borrower to make a partial prepayment in reduction of the principal balance of the Mortgage Loan to the extent that the borrower has received proceeds from the sale of the prior residence that will not be applied to the purchase of the new residence.

         Approximately [ ] of the Mortgage Loans are subject to prepayment penalties during the first [three to five years] after origination. Prepayment penalties may have the effect of reducing the amount or the likelihood of prepayments on the Mortgage Loans. A prepayment premium may be waived by the Servicer under some circumstances. The remaining Mortgage Loans may be prepaid in full or in part at any time without penalty.

         In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

         The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to breaches of representations and warranties or defective documentation as described in this prospectus supplement. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully in this prospectus supplement and in the prospectus under "Yield Considerations") no assurance can be given as to the rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires or other natural disasters. Any resulting Realized Losses could affect the rate of payment of principal no the Notes. To the extent that the insurance proceeds received with respect to any damaged Mortgage Properties are not applied to the restoration of those Mortgage Properties, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Notes and will reduce the yields on the Notes to the extent they are purchased at a premium.

         In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayment on the Mortgage Loans.

         The Depositor and [ ] make no representations as to the particular factors that will affect the prepayment of the Mortgage Loans, as to the relative importance of these factors, or as to the percentage of the principal balance of the Mortgage Loans that will be paid as of any date.

         Payments of principal at a faster rate than anticipated will decrease the yield on Notes purchased at a premium; payments of principal at a slower rate than anticipated will decrease the yield on Notes purchased at a discount. The effect on an investor's yield due to payments of principal occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of payments of principal during any subsequent period.

         The rate of delinquencies and defaults on the Mortgage Loans and of recoveries, if any, on defaulted Mortgage Loans and foreclosed properties will affect the rate and timing of principal payments on the Mortgage Loans, and, accordingly, the weighted average life of the Notes. Some factors may influence delinquencies and defaults, including origination and underwriting standards, loan-to-value ratios and delinquency history. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years, although little data is available with respect to the rate of default on similar types of home loans. The rate of default on Mortgage Loans with high loan-to-value ratios, or on Mortgage Loans secured by junior liens, may be higher than that of home loans with lower loan-to-value ratios or secured by first liens on comparable properties. In addition, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the area in which the related Mortgaged Properties are located or the related borrower is residing. See "Description of the Mortgage Pool" in this prospectus supplement. The risk of delinquencies and losses is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         Investors in the Notes will bear the risk of reinvestment of amounts received in respect of principal on the Notes at yields that may be lower than the yield on the Notes.

         The yields to investors in the Notes may be affected by the exercise by [ ] of its right to purchase the Mortgage Loans, as described under "Description of the Notes--Optional Redemption" in this prospectus supplement, or the failure of [ ] to exercise that right.

         If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

         The effective yield to holders of the Notes will be lower than the yield otherwise produced by the Interest Rate and the purchase price because monthly payments will not be payable until the [ ] day (or later) of the month following the Accrual Period.

OVERCOLLATERALIZATION

         [Describe as applicable.]

MATURITY DATE

         The Maturity Date of the Notes is as set forth under "Description of the Notes--Maturity Date" in this prospectus supplement. The Maturity Date of the Notes was determined by [to be provided as applicable]. The actual maturity of the Notes may be significantly earlier than the Maturity Date.

WEIGHTED AVERAGE LIFE

         The following information illustrates the effect of prepayments of the Mortgage Loans on the weighted average life of the Notes under stated assumptions and is not a prediction of the prepayment rate that might actually be experienced on the Mortgage Loans. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average life of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes unscheduled reductions of principal, including without limitation those resulting from full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions, substitutions and repurchases by or on behalf of [ ] or the Depositor) and [to be provided as applicable].

         Prepayments on loans such as the Mortgage Loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans represents [to be provided as applicable]. [ ] does not purport to be either a historical description of the prepayment experience or any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans. Neither the Depositor nor the Underwriter makes any representation about the appropriateness of the [ ] model.

         [The following table was prepared based on the following assumptions, among other things (collectively, the "Modeling Assumptions"):

         o the initial Class Principal Amount and the Interest Rate are as set forth on the cover of this prospectus supplement;

         o each scheduled payment of principal and interest on a Mortgage Loan is timely received on the last day of each month starting in [ ];

         o principal prepayments are received in full on the last day of each month starting in [ ], and each prepayment includes 30 days of interest on the Mortgage Loan;

         o prepayments are received on the Mortgage Loans at the applicable constant rates indicated;

         o        there are no defaults or delinquencies on the Mortgage Loans;

         o Distribution Dates occur on the [ ] day of each month, starting in [ ];

         o        there are no re-purchases or substitutions of the Mortgage
                  Loans;

         o        the Notes are issued on [ ]; and

         o the Mortgage Loans were aggregated into assumed Mortgage Loans having the following characteristics:]

HOME LOAN    PRINCIPAL      HOME LOAN      NET HOME LOAN      REMAINING TERM TO
 NUMBER       BALANCE     INTEREST RATE    INTEREST RATE    MATURITY (IN MONTHS)


         The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the table below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the table in the [assumed prepayment rate] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between those assumptions and the actual characteristics and performance of the Mortgage Loans or actual prepayment or loss experience will cause the percentages of Original Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the table for each indicated [assumed prepayment rate].

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the Original Principal Amount of the Notes that would be outstanding after each of the Distribution Dates shown at the indicated [assumed prepayment rate].

         The weighted average life of the Notes is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Distribution Date, (2) adding the results and (3) dividing the sum by the total of the net reductions of Class Principal Amount referred to in clause (1) and rounding to one decimal place.


                               THE MASTER SERVICER

         [Name of Master Servicer] ("[Name of Master Servicer]") will act as Securities Administrator and Master Servicer under the Servicing Agreement. [Name of Master Servicer] is a [form of organization]. [Description of Master Servicer's business]. The [Depositor, the Sponsor and the Servicer] may maintain banking and other commercial relationships with [Name of Master Servicer] and its affiliates. [Name of Master Servicer]'s principal corporate trust offices are located at _______________________ and its office for certificate transfer services is located at ___________________.

         [Name of Master Servicer] acts as Master Servicer pursuant to the Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly Servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective [Servicing Agreements]. In addition, upon the occurrence of certain Servicer events of default under the terms of [any Servicing Agreement], the Master Servicer may be required to enforce certain remedies on behalf of the Issuing Entity [and at the direction of the Indenture Trustee] against such defaulting Servicer. As of __________, [Name of Master Servicer] was acting as master servicer for approximately ____ series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $___________.

         [The following table describes size, composition and growth of [Name of Master Servicer]'s total residential mortgage loan servicing portfolio as of the dates indicated.]


                         DECEMBER 31, 2003     DECEMBER 31, 2004     DECEMBER 31, 2005          [    ] 2006
                         ------------------    ------------------    ------------------      -------------------
                                  TOTAL                 TOTAL                    TOTAL                 TOTAL
                                  PORTFOLIO             PORTFOLIO                PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS     NUMBER   OF LOANS       NUMBER    OF LOANS    NUMBER    OF LOANS
---------------------    ------   ---------    ------   ---------      ------    ---------   ------    ---------
Residential Mortgage
Loans................


         [Describe any material changes in [Name of Master Servicer]'s servicing policies and procedures for residential mortgage loans, any failure to make any required advance as to any securitization, and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

         The Master Servicer shall not be under any liability to the Issuing Entity or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment except that the Master Servicer shall be liable for any breach of warranties or representations made in the Servicing Agreement. In addition the Master Servicer shall be liable for willful misfeasance, bad faith or gross negligence in the performance of its duties or for reckless disregard of its obligations and duties under the transaction documents. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under the transaction documents The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified and held harmless by the Issuing Entity, against any loss, liability or expense incurred in connection with the Servicing Agreement or the Notes or the Mortgage Loans (including, without limitation, reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to the Master Servicer's failure to perform its master servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to the Servicing Agreement) or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties by reason of reckless disregard of obligations and duties under the Servicing Agreement.

         The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer according to the terms of the Servicing Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service Mortgage Loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the servicing agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Notes in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Indenture Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Indenture Trustee an officer's certificate and an opinion of counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action have been completed and such action is permitted by and complies with the terms of the Indenture and related Servicing Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.


                               THE ISSUING ENTITY

         [__________], a Delaware statutory trust, formed pursuant to the [Trust Agreement]. The Trust Agreement constitutes the "governing instrument" under the laws of the State of Delaware. After its formation, [_________] will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the trust and proceeds therefrom, (ii) issuing the notes and the certificates, (iii) making payments on the notes and the certificates, and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the [Trust Agreement]. These restrictions cannot be amended without the consent of holder of notes evidencing at least 51% of the voting rights. For a description of other provisions relating to amending the [Trust Agreement], please see ["Description of the Agreements - Amendment" in the base prospectus.

         The assets of [__________] will consist of the Mortgage Loans and certain related assets.

         [_________]'s fiscal year end is [December 31.]]

              PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF THE NOTES
                 OUTSTANDING AT THE FOLLOWING [PREPAYMENT RATES]

                                                   Class [__]
DISTRIBUTION DATE    [__]%     [__]%    [__]%      [__]%      [__]%
-----------------    -----     -----    -----      -----      -----


Weighted Average Life in Years (1)
Weighted Average Life in Years (1)(2)
---------------------
(1) The weighted average life of a certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the certificate to the related Distribution Date,
(b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the certificate.

(2) Assumes the holder of the Class CE Certificate exercises its option to purchase the mortgage loans on the earliest possible Distribution Date on which it is permitted to exercise this option. See "Pooling and Servicing Agreement--Termination" in this prospectus supplement.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

TAX CLASSIFICATION OF THE TRUST ESTATE AND OF THE NOTES

         Upon the issuance of the notes, Thacher Proffitt & Wood LLP will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes will be classified as debt instruments.

                    STATE AND LOCAL INCOME TAX CONSIDERATIONS

         In addition to the federal income tax matters described under "Material Federal Income Tax Considerations" above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Notes. State income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Notes.

                              ERISA CONSIDERATIONS

         The Notes may be purchased by an employee benefit plan or an individual retirement account (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Plan must determine that the purchase of a Note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Notes under ERISA, See "ERISA Considerations" in the prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

         [The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

         There may be restrictions on the ability of some investors, including depository institutions, either to purchase the Notes or to purchase Notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal, tax and accounting advisors in determining whether and to what extent the Notes constitute legal investments for the investors and the applicable tax, regulatory and accounting treatment of the Notes.

         See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

                                 USE OF PROCEEDS

         The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate of the Depositor, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from [ ] in a privately negotiated transaction.

                                  UNDERWRITING

         [Subject to the terms and conditions provided in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") among the Depositor, [ ] and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

         The Underwriter has advised the Depositor that the Underwriter intends to initially offer the Notes to the public at the price specified on the front cover of this prospectus supplement. After the initial public offering of the Notes, the public offering price may be changed. The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against some civil liabilities, including liabilities under the Securities Act of 1933, as amended.

         Until the distribution of the Notes is completed, the rules of the SEC may limit the ability of the Underwriter and some selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriter is permitted to engage in transactions that stabilize the price of the Notes. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

         If the Underwriter creates a short position in the Notes in connection with the offering, that is, if they sell more Notes than the amount specified on the cover page of this prospectus supplement, the Underwriter may reduce that short position by purchasing Notes in the open market.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

         Neither the Depositor nor the Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither the Depositor nor the Underwriter makes any representation that the Underwriter will engage in these transactions or that these transactions, once begun, will not be discontinued without notice.]

         Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[ ].

         The Underwriter expects to make a secondary market in the Notes, but has no obligation to do so. There can be no assurance that any secondary market will develop, or, if it does develop, that it will continue.

         [ ] has entered into an agreement with the Depositor to purchase the Residual Certificate simultaneously with the purchase of the Notes.

         The Underwriter is an affiliate of [ ] and performs management services for the Depositor. The Underwriter has engaged in other transactions with, arranged other transactions for or performed other services for the Depositor and [ ] in the ordinary course of business.

                                     EXPERTS

         [To be provided as applicable].


                                LEGAL PROCEEDINGS

         [There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, The Issuing Entity, the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer, any 20% concentration Originator], the Securities Administrator or the Custodians, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Certificateholders.]


              AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

         [There are no affiliations between the Sponsor, the Depositor or the Issuing Entity and any of the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are no affiliations among the Master Servicer, [any affiliated Servicer, any 20% concentration unaffiliated Servicer], the Trustee, [any 10% concentration Originator], [any credit enhancement provider or derivatives counterparty], the Securities Administrator or the Custodians. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm's length transaction with an unrelated third party and that are material to the investor's understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years].

                                     RATINGS

         It is a condition to the issuance of the Notes that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency]. [Rating Agency] and [Rating Agency] are referred to in this prospectus supplement as the "Rating Agencies."

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by holders of Notes of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of Notes might suffer a lower than anticipated yield due to prepayments.

         The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

         The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies' particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity's creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity's name. The depositor does not intend to send any financial reports to security holders.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities -- Reports to Securityholders" and "Servicing of Mortgage Loans -- Evidence as to Compliance", required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations, and under the terms of the applicable agreements.

         As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under "Available Information".

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above under "Available Information" as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. SEE "SERVICING OF MORTGAGE LOANS -- EVIDENCE AS TO COMPLIANCE" IN THE PROSPECTUS.

                            GLOSSARY OF DEFINED TERMS

[To be provided.]

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

         Except in some limited circumstances, the globally offered Deutsche Alt-A Securities, Inc. [ ] Mortgage Backed Notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

o borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons or to 31% backup withholding, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8 BEN changes, a new Form W-8 must be filed within 30 days of the change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are beneficial owners of securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (including Part II thereof). If the treaty provides only for a reduced rate, the beneficial owner may still be entitled to complete exemption from withholding under item (1) above.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds, the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI are generally effective for three calendar years from the close of the calendar year in which it is collected.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership (or other entity properly classified as a corporation or partnership for U.S. Federal income tax purposes) organized in or under the laws of the United States or any state or the District of Columbia,
(3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. Treasury regulations provide certain presumptions regarding the entity classification and foreign or U.S. status of a holder that a payor generally must apply in the absence of appropriate documentation from the holder, and provide detailed documentation and procedures for holders claiming withholding tax exemptions through intermediaries. Prospective investors are urged to consult their tax advisors regarding the effect of these regulations on their ability to claim and the means for claiming exemptions from or reduced rates of U.S. withholding taxes.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global securities.

                               $[ ] (APPROXIMATE)

                         DEUTSCHE ALT-A SECURITIES, INC.

                                  [ ] TRUST [ ]

                              MORTGAGE BACKED NOTES

                                  [ ] SERVICER

                              PROSPECTUS SUPPLEMENT


                            DEUTSCHE BANK SECURITIES

                                   PROSPECTUS

                          MORTGAGE BACKED CERTIFICATES

                              MORTGAGE BACKED NOTES
                              (ISSUABLE IN SERIES)

                        DEUTSCHE ALT-A SECURITIES, INC.,
                                    DEPOSITOR

THE TRUST FUNDS:

         Each trust fund will be established to hold assets transferred to it by Deutsche Alt-A Securities, Inc. The assets in each trust fund will generally consist of one or more of the following:

        o mortgage loans secured by one- to four-family residential properties;

        o         unsecured home improvement loans;

        o         manufactured housing installment sale contracts;

        o mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac; or

        o previously issued asset-backed or mortgage-backed securities backed by mortgage loans secured by residential properties or participations in those types of loans.

         The assets in your trust fund are specified in the prospectus supplement for that particular trust fund, while the types of assets that may be included in a trust fund, whether or not in your trust fund, are described in greater detail in this prospectus.

THE SECURITIES:

         Deutsche Alt-A Securities, Inc. will sell the securities pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having is own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust fund that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is December [__], 2005.

                                TABLE OF CONTENTS

Description of the Trust Funds..................................................

Use of Proceeds.................................................................

Yield Considerations............................................................

Static Pool Information.........................................................

[The Sponsor]...................................................................

The Depositor...................................................................

Description of the Securities...................................................

Description of the Agreements...................................................

Description of Credit Support...................................................

Certain Legal Aspects of Mortgage Loans.........................................

Certain Legal Aspects of the Contracts..........................................

Material Federal Income Tax Considerations......................................

Penalty Avoidance...............................................................

State and Other Tax Consequences................................................

ERISA Considerations............................................................

Legal Investment................................................................

Methods of Distribution.........................................................

Additional Information..........................................................

Incorporation of Certain Documents by Reference.................................

Legal Matters...................................................................

Financial Information...........................................................

Rating..........................................................................

Index of Defined Terms..........................................................

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

         The primary assets of each trust fund (the "Assets") will include some or all of the following types of assets:

        o mortgage loans on residential properties, which may include Home Equity Loans, home improvement contracts and Land Sale Contracts (each as defined in this prospectus);

        o home improvement installment sales contracts or installment loans that are unsecured called unsecured home improvement Loans;

        o manufactured housing installment sale contracts or installment loan agreements referred to as contracts;

        o any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association ("Ginnie Mae"), guaranteed mortgage pass-through securities issued by Fannie Mae ("Fannie Mae") and mortgage participation certificates issued by the Federal Home Loan Mortgage Corporation ("Freddie Mac") (collectively, "Agency Securities");

        o previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "Mortgage Securities") evidencing interests in, or collateralized by, mortgage loans or Agency Securities; or

        o a combination of mortgage loans, unsecured home improvement loans, contracts, Agency Securities and/or Mortgage Securities.

         The mortgage loans will not be guaranteed or insured by Deutsche Alt-A Securities, Inc. or any of its affiliates. The mortgage loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the prospectus supplement. The depositor will select each Asset to include in a trust fund from among those it has purchased, either directly or indirectly, from a prior holder (an "Asset Seller"), which may be an affiliate of the depositor and which prior holder may or may not be the originator of that mortgage loan. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

         The Assets included in the trust fund for your series may be subject to various types of payment provisions:

        o "Level Payment Assets," which may provide for the payment of interest, and full repayment of principal, in level monthly payments with a fixed rate of interest computed on their declining principal balances;

        o "Adjustable Rate Assets," which may provide for periodic adjustments to their rates of interest to equal the sum of a fixed margin and an index;

        o "Buy Down Assets," which are Assets for which funds have been provided by someone other than the related borrowers to reduce the borrowers' monthly payments during the early period after origination of those Assets;

        o         "Increasing Payment Assets," as described below;

        o "Interest Reduction Assets," which provide for the one-time reduction of the interest rate payable on these Assets;

        o "GEM Assets," which provide for (1) monthly payments during the first year after origination that are at least sufficient to pay interest due on these Assets, and (2) an increase in those monthly payments in later years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of those Assets;

        o "GPM Assets," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on their unpaid principal balances, and this unpaid interest will be added to the principal balances of those Assets and will be paid, together with interest on the unpaid interest, in later years;

        o "Step-up Rate Assets" which provide for interest rates that increase over time;

        o         "Balloon Payment Assets;"

        o "Convertible Assets" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to limitations, the related borrowers may exercise an option to convert the adjustable interest rate to a fixed interest rate; and

        o "Bi-weekly Assets," which provide for payments to be made by borrowers on a bi-weekly basis.

         An "Increasing Payment Asset" is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the prospectus supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the prospectus supplement from the date of origination, after which the monthly payment is fixed at a level-payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment for an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the borrower's monthly payments referred to in the preceding sentence and (2) payments made by the respective servicers pursuant to buy-down or subsidy agreements. The borrower's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate some number of percentage points below the Asset Rate of that Increasing Payment Asset. The borrower's monthly payments on each Increasing Payment Asset, together with any payments made on the Increasing Payment Asset by the related servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on the Increasing Payment Asset at the related interest rate, without negative amortization. A borrower's monthly payments on an Increasing Payment Asset may, however, not be sufficient to result in any reduction of the principal balance of that Asset until after the period when those payments may be increased.

         The Notes or Certificates, as applicable, will be entitled to payment only from the assets of the related trust fund and will not be entitled to payments from the assets of any other trust fund established by the depositor. The assets of a trust fund may consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets, if specified in the prospectus supplement.

MORTGAGE LOANS

         GENERAL

         Each mortgage loan will generally be secured by a lien on (1) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "Single Family Property") or (2) a primarily residential property that consists of five or more residential dwelling units, referred to as a multifamily property, which may include limited retail, office or other commercial space ("Multi Family Property" and together with Single Family Property, "Mortgaged Properties"). The mortgage loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property.

         The Mortgaged Properties may also include:

        o Apartment buildings owned by cooperative housing corporations ("Cooperatives"); and

        o Leasehold interests in properties, the title to which is held by third party lessors. The term of these leaseholds will exceed the term of the related mortgage note by at least five years or some other time period specified in the prospectus supplement.

         The principal balance of mortgage loans secured by Mortgaged Property consisting of Multi Family Property or apartment buildings owned by Cooperatives shall not exceed 5% of the principal balance of all mortgage loans conveyed to the trust fund.

         The mortgage loans may include:

        o Closed-end and/or revolving home equity loans or balances of these home equity loans ("Home Equity Loans");

        o Secured home improvement installment sales contracts and secured installment loan agreements, known as home improvement contracts; and

        o Mortgage loans evidenced by contracts ("Land Sale Contracts") for the sale of properties pursuant to which the borrower promises to pay the amount due on the mortgage loans to the holder of the Land Sale Contract with fee title to the related property held by that holder until the borrower has made all of the payments required pursuant to that Land Sale Contract, at which time fee title is conveyed to the borrower.

         The originator of each mortgage loan will have been a person other than the depositor. The prospectus supplement will indicate if any originator is an affiliate of the depositor. The mortgage loans will be evidenced by mortgage notes secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If provided in the prospectus supplement, the mortgage loans may include loans insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veteran's Administration (the "VA"). See "--FHA Loans and VA Loans" below.

         LOAN-TO-VALUE RATIO

         The "Loan-to-Value Ratio" of a mortgage loan at any particular time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than for Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan and (b) the sales price for that property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise specified in the prospectus supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value of the Mortgaged Property determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

         PRIMARY MORTGAGE INSURANCE

         Except in the case of high loan-to-value loans and as otherwise specified in the related prospectus supplement, each mortgage loan having a loan-to-value ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such mortgage loan as to at least the principal amount thereof exceeding 75% of the value of the mortgaged property at origination of the mortgage loan. This insurance must remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See "--Primary Mortgage Insurance Policies".

         MORTGAGE LOAN INFORMATION IN THE PROSPECTUS SUPPLEMENTS

         Your prospectus supplement will contain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, including:

        o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of, unless otherwise specified in that prospectus supplement, the close of business on the first day of the month of formation of the related trust fund (the "Cut-off Date");

        o         the type of property securing the mortgage loans;

        o the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

        o         the range of maturity dates of the mortgage loans;

        o the range of the Loan-to-Value Ratios at origination of the mortgage loans;

        o the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

        o the state or states in which most of the Mortgaged Properties are located;

        o information regarding the prepayment provisions, if any, of the mortgage loans;

        o for mortgage loans with adjustable mortgage rates ("ARM Loans"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum mortgage rate or monthly payment variation at the time of any adjustment of and over the life of the ARM Loan;

        o information regarding the payment characteristics of the mortgage loans, including balloon payment and other amortization provisions;

        o the number of mortgage loans that are delinquent and the number of days or ranges of the number of days those mortgage loans are delinquent; and

        o the material underwriting standards used for the mortgage loans.

         If specific information respecting the mortgage loans is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance of that Security and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the "Commission") within fifteen days after that initial issuance. The characteristics of the mortgage loans included in a trust fund will not vary by more than five percent (by total principal balance as of the Cut-off Date) from the characteristics of the mortgage loans that are described in the prospectus supplement. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

         The prospectus supplement will specify whether the mortgage loans include (1) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (2) home improvement contracts originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property. The home improvements purchased with the home improvement contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The prospectus supplement will specify whether the home improvement contracts are FHA loans and, if so, the limitations on any FHA insurance. In addition, the prospectus supplement will specify whether the mortgage loans contain some mortgage loans evidenced by Land Sale Contracts.

         PAYMENT PROVISIONS OF THE MORTGAGE LOANS

         All of the mortgage loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each mortgage loan may provide for no accrual of interest or for accrual of interest on the mortgage loan at a mortgage rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate or a different adjustable mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified in the related mortgage note, in each case as described in the prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of particular events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the prospectus supplement. Each mortgage loan may contain prohibitions on prepayment (a "Lockout Period" and, the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the prospectus supplement. If the holders of any class or classes of Offered Notes or Offered Certificates, as applicable, are entitled to all or a portion of any Prepayment Premiums collected from the mortgage loans, the prospectus supplement will specify the method or methods by which any of these amounts will be allocated. See "--Assets" above.

         REVOLVING CREDIT LINE LOANS

         As more fully described in the prospectus supplement, the mortgage loans may consist, in whole or in part, of revolving Home Equity Loans or balances of these Home Equity Loans ("Revolving Credit Line Loans"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of that loan. From time to time before the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on that Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the prospectus supplement) or repaid. If specified in the prospectus supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the total balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to those balances and those amounts will usually differ each day, as more specifically described in the prospectus supplement. Under some circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

         UNSECURED HOME IMPROVEMENT LOANS

         The unsecured home improvement loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans that are FHA loans. Except as otherwise described in the prospectus supplement, the unsecured home improvement loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

         UNSECURED HOME IMPROVEMENT LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement will contain information, as of the dates specified in the prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any unsecured home improvement loans, including:

        o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the unsecured home improvement loans as of the applicable cut-off date;

        o the weighted average, by principal balance, of the original and remaining terms to maturity of the unsecured home improvement loans;

        o the earliest and latest origination date and maturity date of the unsecured home improvements loans;

        o the interest rates or range of interest rates and the weighted average interest rates borne by the unsecured home improvement loans;

        o the state or states in which most of the unsecured home improvement loans were originated.

        o information regarding the prepayment provisions, if any, of the unsecured home improvement loans;

        o with respect to the unsecured home improvement loans with adjustable interest rates, called ARM unsecured home improvement loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM unsecured home improvement loan;

        o information regarding the payment characteristics of the unsecured home improvement loans;

        o the number of unsecured home improvement loans that are delinquent and the number of days or ranges of the number of days that unsecured home improvement loans are delinquent; and

        o the material underwriting standards used for the unsecured home improvement loans.

         If specific information respecting the unsecured home improvement loans is unknown to the depositor at the time Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance.

         FICO SCORES

         The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company ("Fair, Isaac") and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter's judgment

CONTRACTS

         GENERAL

         To the extent provided in the prospectus supplement, each contract will be secured by a security interest in a new or used manufactured home, called a Manufactured Home. The contracts may include contracts that are FHA loans. The method of computing the Loan-to-Value Ratio of a contract will be described in the prospectus supplement.

         CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

         Each prospectus supplement relating to a trust fund whose assets include a substantial proportion of contracts will contain certain information, as of the dates specified in that prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to any contracts, including:

        o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the contracts as of the applicable cut-off date;

        o whether the manufactured homes were new or used as of the origination of the related contracts;

        o the weighted average, by principal balance, of the original and remaining terms to maturity of the contracts;

        o         the range of maturity dates of the contracts;

        o the range of the Loan-to-Value Ratios at origination of the contracts;

        o the annual percentage rate on each contract, called a contract rate, or range of contract rates and the weighted average contract rate borne by the contracts;

        o the state or states in which most of the manufactured homes are located at origination;

        o information regarding the prepayment provisions, if any, of the contracts;

        o for contracts with adjustable contract rates, referred to as ARM contracts, the index, the frequency of the adjustment dates, and the maximum contract rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM contract;

        o the number of contracts that are delinquent and the number of days or ranges of the number of days those contracts are delinquent;

        o information regarding the payment characteristics of the contracts; and

        o         the material underwriting standards used for the contracts.

         If specific information respecting the contracts is unknown to the depositor at the time the Notes or Certificates, as applicable, are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report that will be available to purchasers of the related Notes or Certificates, as applicable, at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after the related initial issuance. The characteristics of the contracts included in a trust fund will not vary by more than five percent (by total principal balance as of the cut-off date) from the characteristics thereof that are described in the prospectus supplement.

         The information described above regarding the contracts in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the mortgage loans in the trust fund.

         PAYMENT PROVISIONS OF THE CONTRACTS

         All of the contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at some other interval as is specified in the prospectus supplement or for payments in another manner described in the prospectus supplement. Each contract may provide for no accrual of interest or for accrual of interest thereon at a contract rate that is fixed over its term or that adjusts from time to time, or as otherwise specified in the prospectus supplement. Each contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the contract rate as otherwise described in the prospectus supplement.

AGENCY SECURITIES

         The Agency Securities will consist of any combination of Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates, which may include Stripped Agency Securities, as described below.

         GINNIE MAE

         Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

         Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under that guaranty, Ginnie Mae is authorized, under Section 306(d) of the National Housing Act of 1934 (the "Housing Act"), to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

         GINNIE MAE CERTIFICATES

         Each Ginnie Mae certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller- servicer of FHA loans or VA loans, except as described below regarding Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae certificates. Ginnie Mae certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the prospectus supplement. If the trust fund includes Ginnie Mae certificates, your prospectus supplement will include any material additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying those Ginnie Mae certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae certificates and other relevant matters regarding the Ginnie Mae certificates.

         Except as otherwise specified in the prospectus supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of that Ginnie Mae certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the total amount of the monthly principal and interest payments on each related FHA loan or VA loan, minus servicing and guaranty fees totaling the excess of the interest on that FHA loan or VA loan over the Ginnie Mae certificates' interest rate. In addition, each payment to a holder of a Ginnie Mae certificate will include proportionate pass-through payments to that holder of any prepayments of principal of the FHA loans or VA loans underlying the Ginnie Mae certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any related FHA loan or VA loan.

         The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae certificates, the depositor or any affiliates of the depositor, and the only recourse of a registered holder (for example, the trustee) is to enforce the guaranty of Ginnie Mae.

         Ginnie Mae will have approved the issuance of each of the Ginnie Mae certificates included in a trust fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of the Ginnie Mae certificates. Pursuant to that agreement, that issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including collecting payments from borrowers and remitting those collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds to make timely payments of all amounts due on the Ginnie Mae certificate, even if the payments received by that issuer on the loans backing the Ginnie Mae certificate are less than the amounts due. If the issuer is unable to make payments on a Ginnie Mae certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make that payment. Upon that notification and request, Ginnie Mae will make those payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make that payment, the registered holder of the Ginnie Mae certificate has recourse against only Ginnie Mae to obtain that payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates included in a trust fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to the Ginnie Mae certificates for any amounts that are unpaid when due under each Ginnie Mae certificate.

         The Ginnie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the Ginnie Mae certificates and underlying residential loans meet the criteria of the rating agency or agencies. The Ginnie Mae certificates and underlying residential loans will be described in the prospectus supplement.

         FANNIE MAE

         Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder- owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

         FANNIE MAE CERTIFICATES

         Fannie Mae certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus that is periodically revised by Fannie Mae. Fannie Mae certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae certificates included in a trust fund will consist of conventional mortgage loans, FHA loans or VA loans. If the trust fund includes Fannie Mae certificates, your prospectus supplement will include any material additional information regarding the Fannie Mae program, the characteristics of the pool underlying the Fannie Mae certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae certificates and other relevant matters about the Fannie Mae certificates.

         Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing that holder's proportionate share of scheduled principal and interest at the applicable interest rate provided for by that Fannie Mae certificate on the underlying mortgage loans, whether or not received, and that holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not the related principal amount is actually recovered.

         The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy those obligations, distributions to the holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those loans.

         Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. For a Fannie Mae certificate issued in book-entry form, distributions on the Fannie Mae certificate will be made by wire, and for a fully registered Fannie Mae certificate, distributions will be made by check.

         The Fannie Mae certificates included in a trust fund may have other characteristics and terms, different from those described above, as long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Certificates. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

         FREDDIE MAC

         Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in those mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in mortgage loans which it deems to be of the quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

         FREDDIE MAC CERTIFICATES

         Each Freddie Mac certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans (the "Freddie Mac Certificate Group"). Each of these mortgage loans must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. If the trust fund includes Freddie Mac certificates, your prospectus supplement will include any material additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying that Freddie Mac certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac certificate and any other relevant matters about the Freddie Mac certificates.

         Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable interest rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by that Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by that holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share of the principal, but does not, except if and to the extent specified in the prospectus supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of

                  (1) foreclosure sale;

                  (2) payment of the claim by any mortgage insurer; and

                  (3) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.

         In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment for the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy those obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         The Freddie Mac certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Freddie Mac certificates and underlying mortgage loans meet the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

         STRIPPED AGENCY SECURITIES

         The Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates may be issued in the form of certificates ("Stripped Agency Securities") that represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of those distributions), on an underlying pool of mortgage loans or other Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as that entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above for a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the prospectus supplement. If the trust fund includes Stripped Agency Securities, your prospectus supplement will include any material additional information regarding the characteristics of the assets underlying the Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters about the Stripped Agency Securities.

MORTGAGE SECURITIES

         The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be mortgage loans, unsecured home improvement loans, contract or Agency Securities, or collateralized obligations secured by mortgage loans, unsecured home improvement loans, contract or Agency Securities. The Mortgage Securities will have been

                  (1) issued by an entity other than the depositor or its affiliates;

                  (2) acquired in bona fide secondary market transactions from persons other than the issuer of the Mortgage Securities or its affiliates; and

                  (3) (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale (nor an affiliate of the issuer at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer.

         Alternatively, if the Mortgage Securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the Mortgage Securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

         Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the prospectus supplement, Mortgage Securities will generally be similar to Notes or Certificates, as applicable, offered under this prospectus. However, any Mortgage Securities included in a trust fund will (1) either (a) be exempt from registration under the Securities Act, (b) have been previously registered under the Securities Act, or (c) be eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. Alternatively, the offering of the Mortgage Securities will be registered in accordance with Rule 190 under the Securities Act.

         The prospectus supplement for the Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including Mortgage Securities will include a description of the Mortgage Securities and any related credit enhancement, and the related mortgage loans, unsecured home improvement loans, contracts, or Agency Securities will be described together with any other mortgage loans or Agency Securities included in the trust fund of that series. As used in this prospectus, the terms "mortgage loans," unsecured home improvement loans, contracts, include the mortgage loans, unsecured home improvement loans, contracts, as applicable, underlying the Mortgage Securities in your trust fund. References in this prospectus to advances to be made and other actions to be taken by the master servicer in connection with the Assets may include any advances made and other actions taken pursuant to the terms of the applicable Mortgage Securities.

FHA LOANS AND VA LOANS

         FHA loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of that FHA loan.

         Mortgage loans, unsecured home improvement loans, contracts, that are FHA loans are insured by the FHA (as described in the prospectus supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and other liquidation costs) pursuant to Title I of the Housing Act.

         There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of those loans made under Sections 221(d)(3) and
(d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of this type of multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio refinancing of a project.

         VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "Servicemen's Readjustment Act"). The Servicemen's Readjustment Act permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for that VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the prospectus supplement.

PRE-FUNDING ACCOUNTS

         To the extent provided in a prospectus supplement, a portion of the proceeds of the issuance of Notes or Certificates, as applicable, may be deposited into an account maintained with the trustee (a "Pre-Funding Account"). In that case, the depositor will be obligated to sell at a predetermined price -- and the trust fund for the related series of Notes or Certificates, as applicable, will be obligated to purchase -- additional Assets (the "Subsequent Assets") from time to time, and as frequently as daily, within the period (not to exceed three months) specified in the prospectus supplement (the "Pre-Funding Period") after the issuance of the Notes or Certificates, as applicable, having a total principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for that series on the date of its issuance. The Pre-Funded Amount for a series will be specified in the prospectus supplement, and will not in any case exceed 50% of the proceeds of the offering of the related Notes or Certificates, as applicable. Any Subsequent Assets will be required to satisfy specific eligibility criteria more fully set forth in the prospectus supplement, which criteria will be consistent with the eligibility criteria of the Assets initially included in the trust fund, subject to those exceptions that are expressly stated in the prospectus supplement. In addition, specific conditions must be satisfied before the Subsequent Assets are transferred into the trust fund, for example, the delivery to the rating agencies and to the trustee of any required opinions of counsel. See "ERISA Considerations --Pre-Funding Accounts" for additional information regarding Pre-Funding Accounts.

         Except as set forth in the following sentence, the Pre-Funded Amount will be used only to purchase Subsequent Assets. The related pooling and servicing agreement or other agreement providing for the transfer of Subsequent Assets will generally provide that the transfers must be made within up to three months (with respect to any series of Notes or Certificates) or up to, but not in excess of, one year (with respect to any series of Notes or Certificates) after the Closing Date, and that any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Notes or Certificates, as applicable, in the amounts and in the manner specified in the prospectus supplement. In addition, if specified in the prospectus supplement, the depositor may be required to deposit cash into an account maintained by the trustee (the "Capitalized Interest Account") for the purpose of assuring the availability of funds to pay interest on the Notes or Certificates, as applicable, during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the prospectus supplement.

         Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application, only in eligible investments authorized by each applicable rating agency.

ACCOUNTS

         Each trust fund will include one or more accounts, established and maintained on behalf of the securityholders into which the person or persons designated in the prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the trust fund. This type of account may be maintained as an interest bearing or a non-interest bearing account, and funds held in that account may be held as cash or invested in some short-term, investment grade obligations, in each case as described in the prospectus supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts." Such accounts will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Such accounts shall be maintained as Eligible accounts, and the funds held therein may be held as cash or invested in Permitted Investments. The person designated in the prospectus supplement will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in such accounts will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a such accounts may contain funds relating to more than one series of Certificates and may contain other funds representing payments on mortgages owned by the related master servicer or serviced by it on behalf of others.

CREDIT SUPPORT

         If so provided in the prospectus supplement, partial or full protection against some defaults and losses on the Assets in the related trust fund may be provided to one or more classes of Notes or Certificates, as applicable, in the related series in the form of subordination of one or more other classes of Notes or Certificates, as applicable, in that series or by one or more other types of credit support, for example, a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination of these (any of these types of coverage for the Notes or Certificates, as applicable, of any series, is referred to generally as "credit support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information for each type of credit support, if any, will be described in the prospectus supplement for a series of Notes or Certificates, as applicable. See "Description of Credit Support."

CASH FLOW AGREEMENTS

         If so provided in the prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include other agreements, for example, interest rate swap agreements, interest rate cap or floor agreements, currency swap agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Notes or Certificates, as applicable. (Currency swap agreements might be included in the trust fund if some or all of the Assets were denominated in a non-United States currency.) The principal terms of any related guaranteed investment contract or other agreement (any of these types of agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments under these documents and provisions relating to the termination of these documents, will be described in the prospectus supplement for the related series. In addition, the prospectus supplement will provide information with respect to the borrower under any Cash Flow Agreement.

                                                           USE OF PROCEEDS

         The net proceeds to be received from the sale of the Notes or Certificates, as applicable, will be applied by the depositor to the purchase of Assets, or the repayment of the financing incurred in that purchase, and to pay for some of the expenses incurred in connection with that purchase of Assets and sale of Notes or Certificates, as applicable. The depositor expects to sell the Notes or Certificates, as applicable, from time to time, but the timing and amount of offerings of Notes or Certificates, as applicable, will depend on a number of factors, including the volume of Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

         The yield on any Offered Security will depend on the price paid by the securityholder, the interest Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related trust fund (which may be affected by prepayments, defaults, liquidations or repurchases).

INTEREST RATE

         Notes or Certificates, as applicable, of any class within a series may have fixed, variable or adjustable Interest Rates, which may or may not be based upon the interest rates borne by the Assets in the related trust fund. The prospectus supplement for any series will specify the Interest Rate for each class of Notes or Certificates, as applicable, or, in the case of a variable or adjustable Interest Rate, the method of determining the Interest Rate; the effect, if any, of the prepayment of any Asset on the Interest Rate of one or more classes of Notes or Certificates, as applicable; and whether the distributions of interest on the Notes or Certificates, as applicable, of any class will be dependent, in whole or in part, on the performance of any borrower under a Cash Flow Agreement.

         If specified in the prospectus supplement, the effective yield to maturity to each holder of Notes or Certificates, as applicable, entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of that Security because, while interest may accrue on each Asset during a period (each, an "Accrual Period"), the distribution of that interest will be made on a day that may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

         Each payment of interest on the Notes or Certificates, as applicable, entitled to distributions of interest (or addition to the Security Balance of a class of Accrual Securities) will be made by or on behalf of the trustee each month on the date specified in the related prospectus supplement (each date, a "Distribution Date"), and will include interest accrued during the Accrual Period for that Distribution Date. As indicated above under "--Interest Rate," if the Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of those Notes or Certificates, as applicable, may be lower than the yield that would result if the Accrual Period ended on the day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

         The yield to maturity on the Notes or Certificates, as applicable, will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which principal prepayments occur will be affected by a variety of factors, including the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors.

         In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), those assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by those assets. However, you should note that some Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may consist of loans with different interest rates. The rate of principal payment on Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related trust fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising those Assets, and by the extent to which the servicer of any of these mortgage loans is able to enforce these provisions. Mortgage loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without those provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

         Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly small effect on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and some of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

         If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, the effect on yield on one or more classes of the Notes or Certificates, as applicable, of that series of prepayments of the Assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to those classes.

         When a full prepayment is made on a mortgage loan or a contract, the borrower is charged interest on the principal amount of the mortgage loan or a contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or some other period specified in the prospectus supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Notes or Certificates, as applicable, entitled to payments of interest because interest on the principal amount of any mortgage loan or a contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan or a contract as of its due date in the month in which the partial prepayment is received or some other date as is specified in the prospectus supplement.

         The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related to the Mortgage Securities and Agency Securities) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans and distributed on a Security, the greater the effect on that investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a particular period may not be offset by a similar decrease (or increase) in the rate of principal payments at a later time.

         The securityholder will bear the risk of not being able to reinvest principal received from a Security at a yield at least equal to the yield on that Security.

         PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

         The rates at which principal payments are received on the Assets included in or comprising a trust fund and the rate at which payments are made from any credit support or Cash Flow Agreement for the related series of Notes or Certificates, as applicable, may affect the ultimate maturity and the weighted average life of each class of that series. Prepayments on the mortgage loans or contracts comprising or underlying the Assets in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Notes or Certificates, as applicable, of the related series.

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, one or more classes of Notes or Certificates, as applicable, may have a final scheduled Distribution Date, which is the date on or before which the Security Balance of the class of Notes or Certificates, as applicable, is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of Notes or Certificates, as applicable, of a series will be influenced by the rate at which principal on the Assets is paid to that class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

         In addition, the weighted average life of the Notes or Certificates, as applicable, may be affected by the varying maturities of the Assets in a trust fund. If any Assets in a particular trust fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Notes or Certificates, as applicable, of the related series, one or more classes of these Notes or Certificates, as applicable, may be fully paid before their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of mortgage rates or contract rates and maturities of the mortgage loans or contracts comprising or underlying those Assets. See "Description of the Trust Funds."

         Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Starting in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans or contracts underlying or comprising the Assets.

         The prospectus supplement for each series of Notes or Certificates, as applicable, may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Notes or Offered Certificates, as applicable, of that series and the percentage of the initial Security Balance of each class that would be outstanding on specified Distribution Dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or some other standard specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Notes or Certificates, as applicable, to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Notes or Certificates, as applicable. It is unlikely that prepayment of any mortgage loans or contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the prospectus supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

         TYPE OF ASSET

         If specified in the prospectus supplement, a number of mortgage loans may have balloon payments due at maturity (which, based on the amortization schedule of those mortgage loans, may be a substantial amount), and because the ability of a borrower to make a balloon payment typically will depend on its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the borrower's financial situation, prevailing mortgage loan interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the depositor, the servicer, the master servicer, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the Mortgaged Property except to the extent provided in the prospectus supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. To minimize losses on defaulted mortgage loans, the servicer may modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the Notes or Certificates, as applicable, and may thus lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

         For some mortgage loans, including ARM Loans, the mortgage rate at origination may be below the rate that would result if the index and margin relating to the mortgage loan were applied at origination. For some contracts, the contract rate may be stepped up during its terms or may otherwise vary or be adjusted. Under the applicable underwriting standards, the borrower under each mortgage loan or contract generally will be qualified on the basis of the mortgage rate or contract rate or contract rate in effect at origination. The repayment of any of these mortgage loans or contracts may therefore be dependent on the ability of the borrower to make larger level monthly payments following the adjustment of the mortgage rate or contract rate. In addition, some mortgage loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan (the "Buydown Period"). The periodic increase in the amount paid by the borrower of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default for the related mortgage loan.

         The mortgage rates on some ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the applicable index at origination and the related margin over that index at which interest accrues), the amount of interest accruing on the principal balance of those mortgage loans may exceed the amount of the minimum scheduled monthly payment on the mortgage loans. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may be added to the principal balance of those mortgage loans and will bear interest at the applicable mortgage rate. The addition of any deferred interest to the principal balance of any related class or classes of Notes or Certificates, as applicable, will lengthen the weighted average life of those Notes or Certificates, as applicable, and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased. In addition, for some ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on this type of mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance of that mortgage loan, and since that excess will be applied to reduce the principal balance of the related class or classes of Notes or Certificates, as applicable, the weighted average life of those Notes or Certificates, as applicable, will be reduced and may adversely affect yield to holders of those Notes or Certificates, as applicable, depending on the price at which those Notes or Certificates, as applicable, were purchased.

         As may be described in the prospectus supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related mortgage loans may be applied by the related trustee to the acquisition of additional Revolving Credit Line Loans during a specified period (rather than used to fund payments of principal to securityholders during that period) with the result that the related Notes or Certificates, as applicable, possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any of these interest-only or revolving periods may, upon the occurrence of particular events to be described in the prospectus supplement, terminate before the end of the specified period and result in the earlier than expected amortization of the related Notes or Certificates, as applicable.

         In addition, and as may be described in the prospectus supplement, the related Agreement may provide that all or some of this collected principal may be retained by the trustee (and held in specific temporary investments, including mortgage loans) for a specified period before being used to fund payments of principal to securityholders.

         The result of the retention and temporary investment by the trustee of this principal would be to slow the amortization rate of the related Notes or Certificates, as applicable, relative to the amortization rate of the related mortgage loans, or to attempt to match the amortization rate of the related Notes or Certificates, as applicable, to an amortization schedule established at the time the Notes or Certificates, as applicable, are issued. Any similar feature applicable to any Notes or Certificates, as applicable, may end on the occurrence of events to be described in the prospectus supplement, resulting in the current funding of principal payments to the related securityholders and an acceleration of the amortization of these Notes or Certificates, as applicable.

         TERMINATION

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the repurchase of the Assets in the related trust fund by the party specified in the prospectus supplement, on any date on which the total Security Balance of the Notes or Certificates, as applicable, of that series declines to a percentage specified in the prospectus supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth therein. See "Description of the Securities --Termination."

         DEFAULTS

         The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Notes or Certificates, as applicable. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans or contracts will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties or manufactured homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         FORECLOSURES

         The number of foreclosures or repossessions and the principal amount of the mortgage loans or contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of mortgage loans or contracts that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans or contracts comprising or underlying the Assets and that of the related series of Notes or Certificates, as applicable.

         REFINANCING

         At the request of a borrower, the servicer may allow the refinancing of a mortgage loan or contract in any trust fund by accepting prepayments on the mortgage loan and permitting a new loan secured by a mortgage on the same property. In the event of that refinancing, the new loan would not be included in the related trust fund and, therefore, that refinancing would have the same effect as a prepayment in full of the related mortgage loan or contract. A servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, servicers may encourage the refinancing of mortgage loans or contracts, including defaulted mortgage loans or contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of those mortgage loans or contracts.

         DUE-ON-SALE CLAUSES

         Acceleration of mortgage payments as a result of transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the Assets, other than FHA loans and VA loans, may include "due-on-sale clauses" that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale, transfer or conveyance of the related Mortgaged Property.

         For any mortgage loans, except as set forth in the prospectus supplement, the servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements" and "Underlying Servicing Agreements--Due-on-Sale Provisions."

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. It is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession of the manufactured home. In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause.

                             STATIC POOL INFORMATION

         For each mortgage pool, the issuer will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

         With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

                                  [THE SPONSOR

         The sponsor will be [____________], referred to herein as the Sponsor, for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of [________] on [______________]. The Sponsor maintains its principal office at [______]. Its telephone number is [---------].

         Since its inception in [____], the Sponsor has purchased over $[_______] in [residential whole loans.] This includes the purchase of newly originated non-agency loans, as well as seasoned, program exception, sub-performing and non-performing loans.

         The Sponsor has been securitizing residential mortgage loans since _______. The following table describes size, composition and growth of the Sponsor's total portfolio of assets it has securitized as of the dates indicated.

                         DECEMBER 31, 2003     DECEMBER 31, 2004        DECEMBER 31, 2005         [    ] 2006
                         -----------------    -------------------      -------------------    -------------------
                                                        TOTAL
                                  TOTAL                 PORTFOLIO                TOTAL                 TOTAL
                                  PORTFOLIO             OF                       PORTFOLIO             PORTFOLIO
       LOAN TYPE         NUMBER   OF LOANS    NUMBER    LOANS          NUMBER    OF LOANS     NUMBER   OF LOANS
---------------------    ------   --------    ------    ---------      ------    ---------    ------   ---------
Alt-A ARM............
Alt-A Fixed..........
Prime ARM............
Prime Fixed..........
Reperforming.........
Scratch&Dent.........
Seconds..............
SubPrime.............
Seasoned.............


         With respect to any series of securities, if so specified in the related prospectus supplement, the Sponsor will also act as servicer or master servicer for the mortgage pool. If so, the Sponsor will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under "Description of the Securities."

         The Sponsor has been servicing residential mortgage loans since _______. The following table describes size, composition and growth of the Sponsor's total residential mortgage loan servicing portfolio as of the dates indicated.

                        DECEMBER 31, 2003     DECEMBER 31, 2004        DECEMBER 31, 2005         [    ] 2006
                        -----------------    -------------------      -------------------    -------------------
                                                       TOTAL
                                 TOTAL                 PORTFOLIO                TOTAL                 TOTAL
                                 PORTFOLIO             OF                       PORTFOLIO             PORTFOLIO
       LOAN TYPE        NUMBER   OF LOANS    NUMBER    LOANS          NUMBER    OF LOANS     NUMBER   OF LOANS
---------------------   ------   --------    ------    ---------      ------    ---------    ------   ---------
Alt-A ARM............
Alt-A Fixed..........
Prime ARM............
Prime Fixed..........
Reperforming.........
Scratch&Dent.........
Seconds..............
SubPrime.............
Seasoned.............

         Describe any material changes in the Sponsor's servicing policies and procedures for residential mortgage loans, any failure of the Sponsor to make any required advance as to any securitization and any default or early amortization triggering event as to any prior securitization that occurred due to servicing, over the preceding three years.]

                                  THE DEPOSITOR

         Deutsche Alt-A Securities, Inc., the depositor, is a special purpose corporation incorporated in the State of Delaware on August 29, 2002. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. Its telephone number is (212) 250-5000. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The limited purposes of the depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in mortgage loans and other financial assets, collections on the mortgage loans and related assets; and to engage in any acts that are incidental to, or necessary, suitable or convenient to accomplish, these purposes.

         [The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since _______. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $[____].]

         [After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or securities.]

         [Describe the size, growth and composition of depositor's portfolio of assets that it has securitized, to the extent not covered under the Sponsor description.]

         All of the shares of capital stock of the depositor are held by DB Structured Products, Inc., a Delaware corporation.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The mortgage-backed certificates (the "Certificates") of each series (including any class of Certificates not offered by this prospectus) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. The mortgage-backed notes (the "Notes," and together with the Certificates, the "Securities"), will represent indebtedness of the related trust fund and will be issued and secured pursuant to an indenture. Each series of Notes or Certificates, as applicable, will consist of one or more of the following classes of Notes or Certificates:

         ACCRETION                                 DIRECTED A class of
                                                   securities designated to
                                                   receive principal payments
                                                   primarily from the interest
                                                   that accrues on specified
                                                   Accrual Classes.

         ACCRUAL A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the
                                                   Accrual Class will be
                                                   increased to the extent such
                                                   accrued interest is so
                                                   allocated.

         COMPANION                                 A class that receives
                                                   principal payments on any
                                                   distribution date only if
                                                   scheduled payments have been
                                                   made on specified planned
                                                   principal classes, targeted
                                                   principal classes or
                                                   scheduled principal classes.

         COMPONENT                                 A class consisting of
                                                   "components." The components
                                                   of a class of component
                                                   securities may have
                                                   different principal and/or
                                                   interest payment
                                                   characteristics but together
                                                   constitute a single class.
                                                   Each component of a class of
                                                   component securities may be
                                                   identified as falling into
                                                   one or more of the
                                                   categories in this list.

         FIXED RATE A class with an interest rate that is fixed throughout the life of the class.

         FLOATING RATE A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index plus a specified margin.

         INTEREST ONLY OR IO A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.

         INVERSE FLOATING RATE A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index.

         LOCK OUT A class of securities which is "locked out" of certain payments, usually principal, for a specified period of time.

         PARTIAL ACCRUAL                           A class that accretes a
                                                   portion of the amount of
                                                   accrued interest thereon,
                                                   which amount will be added to
                                                   the principal balance of such
                                                   class on each applicable
                                                   distribution date, with the
                                                   remainder of such accrued
                                                   interest to be distributed
                                                   currently as interest on such
                                                   class. Such accretion may
                                                   continue until a specified
                                                   event has occurred or until
                                                   such Partial Accrual class is
                                                   retired.

         PRINCIPAL                                 ONLY A class of securities
                                                   which is not entitled to
                                                   interest payments.

         PLANNED AMORTIZATION CLASS A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.

         SCHEDULED PRINCIPAL                       A class that is designed to
                                                   receive principal payments
                                                   using a predetermined
                                                   principal balance schedule
                                                   but is not designated as a
                                                   Planned Principal Class or
                                                   Targeted Principal Class. In
                                                   many cases, the schedule is
                                                   derived by assuming two
                                                   constant prepayment rates for
                                                   the underlying assets. These
                                                   two rates are the endpoints
                                                   for the "structuring range"
                                                   for the scheduled principal
                                                   class.

         SENIOR SUPPORT A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

         SEQUENTIAL PAY                            Classes that receive
                                                   principal payments in a
                                                   prescribed sequence, that do
                                                   not have predetermined
                                                   principal balance schedules
                                                   and that under all
                                                   circumstances receive
                                                   payments of principal
                                                   continuously from the first
                                                   distribution date on which
                                                   they receive principal until
                                                   they are retired. A single
                                                   class that receives principal
                                                   payments before or after all
                                                   other classes in the same
                                                   series of securities may be
                                                   identified as a sequential
                                                   pay class.

         SUPER SENIOR A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the
                                                   "support class" until the
                                                   class principal balance of
                                                   the support class is reduced
                                                   to zero.

         TARGET AMORTIZATION A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

         VARIABLE RATE A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan
                                                   Rates borne by the
                                                   underlying loans).

         If specified in the prospectus supplement, distributions on one or more classes of a series of Notes or Certificates, as applicable, may be limited to collections from a designated portion of the Assets in the related trust fund (each portion of the Assets, an "Asset Group"). Any of these classes may include classes of Offered Notes or Offered Certificates, as applicable.

         Each class of Notes or Certificates, as applicable, offered by this prospectus and the related prospectus supplement (the "Offered Notes" and the "Offered Certificates," respectively, and together, the "Offered Securities") will be issued in minimum denominations corresponding to the Security Balances or, in the case of some classes of Strip Securities, notional amounts or percentage interests specified in the prospectus supplement. The transfer of any Offered Notes or Offered Certificates, as applicable, may be registered and those Notes or Certificates, as applicable, may be exchanged without the payment of any service charge payable in connection with that registration of transfer or exchange, but the depositor or the trustee or any agent of the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Notes or Certificates, as applicable, of a series may be issued in fully registered, certificated form ("Definitive Notes" or "Definitive Certificates," and collectively, "Definitive Securities") or in book-entry form ("Book-Entry Notes" or "Book-Entry Certificates," and collectively, "Book-Entry Securities"), as provided in the prospectus supplement. See "Description of the Securities--Book-Entry Registration and Definitive Securities."--Definitive Notes or Definitive Certificates, as applicable, will be exchangeable for other Notes or Certificates, as applicable, of the same class and series of a similar total Security Balance, notional amount or percentage interest but of different authorized denominations.

DISTRIBUTIONS

         Distributions on the Notes or Certificates, as applicable, of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the prospectus supplement from the Available Distribution Amount for that series and that Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Notes or Certificates, as applicable, are registered at the close of business on, unless a different date is specified in the prospectus supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the prospectus supplement (the "Determination Date"). All distributions for each class of Notes or Certificates, as applicable, on each Distribution Date will be allocated pro rata among the outstanding securityholders in that class or by random selection or as described in the prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities for these payments, if that securityholder has so notified the trustee or other person required to make those payments no later than the date specified in the prospectus supplement (and, if so provided in the prospectus supplement, holds Notes or Certificates, as applicable, in the requisite amount specified in the prospectus supplement), or by check mailed to the address of the person entitled to the payment as it appears on the Security Register; provided, however, that the final distribution in retirement of the Notes or Certificates, as applicable, will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location specified in the notice to securityholders of that final distribution.

AVAILABLE DISTRIBUTION AMOUNT

         All distributions on the Notes or Certificates, as applicable, of each series on each Distribution Date will be made from the Available Distribution Amount described below, subject to the terms described in the prospectus supplement. Generally, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

                  (1) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive, unless otherwise specified in the prospectus supplement, of:

                           (a) all scheduled payments of principal and interest
                  collected but due on a date after the related Due Period (unless a different period is specified in the prospectus supplement, a "Due Period" for any Distribution Date will begin on the second day of the month in which the immediately preceding Distribution Date occurs, or the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

                           (b) all prepayments, together with related payments
                  of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained for each Asset (to the extent that proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "Insurance Proceeds"), all other amounts received and retained in connection with the liquidation of Assets in default in the trust fund ("Liquidation Proceeds"), and other unscheduled recoveries received after the related Due Period, or other period specified in the prospectus supplement,

                           (c) all amounts in the Collection Account that are
                  due or reimbursable to the depositor, the trustee, an Asset Seller, a servicer, the master servicer or any other entity as specified in the prospectus supplement or that are payable in respect of particular expenses of the related trust fund, and

                           (d) all amounts received for a repurchase of an Asset
                  from the trust fund for defective documentation or a breach of representation or warranty received after the related Due Period, or other period specified in the prospectus supplement;

                  (2) if the prospectus supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

                  (3) all advances made by a servicer or the master servicer or any other entity as specified in the prospectus supplement for that Distribution Date;

                  (4) if and to the extent the prospectus supplement so provides, amounts paid by a servicer or any other entity as specified in the prospectus supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

                  (5) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any credit support for that Distribution Date.

         As described below, unless otherwise specified in the prospectus supplement, the entire Available Distribution Amount will be distributed among the related Notes or Certificates, as applicable, (including any Notes or Certificates, as applicable, not offered by this prospectus) on each Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions.

         The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any variation in the calculation or distribution of the Available Distribution Amount for that series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

         Each class of Notes or Certificates, as applicable, (other than classes of Strip Securities which have no Interest Rate) may have a different Interest Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on that class or a component of that class (the "Interest Rate" in the case of Certificates). The prospectus supplement will specify the Interest Rate for each class or component or, in the case of a variable or adjustable Interest Rate, the method for determining the Interest Rate. Interest on the Notes or Certificates, as applicable, will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the prospectus supplement specifies a different basis.

         Distributions of interest on the Notes or Certificates, as applicable, of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest starting only on the Distribution Date, or under the circumstances, specified in the prospectus supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for that class and that Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that Distribution Date. Before any interest is distributed on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on that class will instead be added to the Security Balance of that class on each Distribution Date.

         For each class of Notes or Certificates, as applicable, and each Distribution Date (other than some classes of Strip Securities), "Accrued Security Interest" will be equal to interest accrued during the related Accrual Period on the outstanding Security Balance of the class of Notes or Certificates, as applicable, immediately before the Distribution Date, at the applicable Interest Rate, reduced as described below. Accrued Security Interest on some classes of Strip Securities will be equal to interest accrued during the related Accrual Period on the outstanding notional amount of the Strip Security immediately before each Distribution Date, at the applicable Interest Rate, reduced as described below, or interest accrual in the manner described in the prospectus supplement. The method of determining the notional amount for a particular class of Strip Securities will be described in the prospectus supplement. Reference to notional amount is solely for convenience in some of the calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the prospectus supplement, the Accrued Security Interest on a series of Notes or Certificates, as applicable, will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments before the due date in that accrual period on the mortgage loans or contracts comprising or underlying the Assets in the trust fund for that series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of Notes or Certificates, as applicable, of that series will be specified in the prospectus supplement. The prospectus supplement will also describe the extent to which the amount of Accrued Security Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Notes or Offered Certificates, as applicable, may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund. Unless otherwise provided in the prospectus supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Notes or Certificates, as applicable, by reason of the allocation to that class of a portion of any deferred interest on the mortgage loans or contracts comprising or underlying the Assets in the related trust fund will result in a corresponding increase in the Security Balance of that class. See "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

         The Notes or Certificates, as applicable, of each series, other than some classes of Strip Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive on principal out of the future cash flow on the Assets and other assets included in the related trust fund. The outstanding Security Balance of a Security will be reduced:

         o to the extent of distributions of principal on that Security from time to time and

         o if and to the extent provided in the prospectus supplement, by the amount of losses incurred on the related Assets.

         The outstanding Security Balance of a Security:

         o may be increased in respect of deferred interest on the related mortgage loans, to the extent provided in the prospectus supplement and

         o in the case of Accrual Securities, will be increased by any related Accrued Security Interest up until the Distribution Date on which distributions of interest are required to begin.

         If specified in the prospectus supplement, the initial total Security Balance of all classes of Notes or Certificates, as applicable, of a series will be greater than the outstanding total principal balance of the related Assets as of the applicable Cut-off Date. The initial total Security Balance of a series and each class of the series will be specified in the prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Notes or Certificates, as applicable, in the amounts and in accordance with the priorities specified in the prospectus supplement. Some classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

         If specified in the related prospectus supplement, the trust fund may issue notes or certificates, as applicable, from time to time and use proceeds of this issuance to make principal payments with respect to a series.

REVOLVING PERIOD

         The applicable prospectus supplement may provide that all or a portion of the principal collections may be applied by the trustee to the acquisition of subsequent Revolving Credit Line Loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These notes or certificates, as applicable, would then possess an interest only period, also commonly referred to as a "Revolving Period", which will be followed by an "Amortization Period", during which principal will be paid. Any interest only revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the notes or certificates, as applicable.

COMPONENTS

         To the extent specified in the prospectus supplement, distribution on a class of Notes or Certificates, as applicable, may be based on a combination of two or more different components as described under "--General" above. To that extent, the descriptions set forth under "Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of the component class of Notes or Certificates, as applicable. References in those sections to Security Balance may refer to the principal balance, if any, of these components and reference to the Interest Rate may refer to the Interest Rate, if any, on these components.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

         If so provided in the prospectus supplement, Prepayment Premiums that are collected on the mortgage loans in the related trust fund will be distributed on each Distribution Date to the class or classes of Notes or Certificates, as applicable, entitled to the distribution as described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, consisting of one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of those losses or shortfalls will be borne first by a class of Subordinate Notes or Subordinate Certificates, as applicable, in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on Assets comprising that trust fund. The prospectus supplement for a series of Notes or Certificates, as applicable, will describe the entitlement, if any, of a class of Notes or Certificates, as applicable, whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to that class from amounts received on the Assets. However, if the Security Balance of a class of Notes or Certificates, as applicable, has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, that class will no longer be entitled to receive principal distributions from amounts received on the assets of the related trust fund, including distributions in respect of principal losses previously allocated to that class.

ADVANCES IN RESPECT OF DELINQUENCIES

         If so provided in the prospectus supplement, the servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for that Distribution Date, in an amount equal to the total of payments of (1) principal (other than any balloon payments) and (2) interest (net of related servicing fees and Retained Interest) that were due on the Assets in that trust fund during the related Due Period and were delinquent on the related Determination Date, subject to a good faith determination that the advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Notes or Certificates, as applicable, that includes one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, and if so provided in the prospectus supplement, the servicer's (or another entity's) advance obligation may be limited only to the portion of those delinquencies necessary to make the required distributions on one or more classes of Senior Notes or Senior Certificates, as applicable, and/or may be subject to a good faith determination that advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of those Subordinate Notes or Subordinate Certificates, as applicable. See "Description of Credit Support."

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Notes or Certificates, as applicable, entitled to the payments, rather than to guarantee or insure against losses. Advances of the servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of credit support) respecting which those advances were made (as to any Assets, "Related Proceeds") and from any other amounts specified in the prospectus supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, of that series; provided, however, that any advance will be reimbursable from any amounts in the related Collection Account before any distributions being made on the Notes or Certificates, as applicable, to the extent that the servicer (or some other entity) determines in good faith that that advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on the Subordinate Notes or Subordinate Certificates, as applicable. If advances have been made by the servicer from excess funds in the related Collection Account, the servicer is required to replace these funds in that Collection Account on any future Distribution Date to the extent that funds in that Collection Account on that Distribution Date are less than payments required to be made to securityholders on that date. If specified in the prospectus supplement, the obligations of the servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of and the identity of any borrower on any surety bond will be set forth in the prospectus supplement.

         If and to the extent so provided in the prospectus supplement, the servicer (or another entity) will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will be entitled to pay itself this interest periodically from general collections on the Assets before any payment to securityholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

         If specified in the prospectus supplement, the master servicer or the trustee will be required to make advances, subject to specific conditions described in the prospectus supplement, in the event of a servicer default.

REPORTS TO SECURITYHOLDERS

         With each distribution to holders of any class of Notes or Certificates, as applicable, of a series, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will forward or cause to be forwarded to each holder, to the depositor and to any other parties as may be specified in the related Agreement, a statement containing the information specified in the prospectus supplement, or if no information is specified in the prospectus supplement, generally setting forth, in each case to the extent applicable and available:

                  (1) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class applied to reduce the Security Balance of the Notes or Certificates, as applicable;

                  (2) the amount of that distribution to holders of Notes or Certificates, as applicable, of that class allocable to Accrued Security Interest;

                  (3) the amount of that distribution allocable to Prepayment Premiums;

                  (4) the amount of related servicing compensation and any other customary information as is required to enable securityholders to prepare their tax returns;

                  (5) the total amount of advances included in that distribution, and the total amount of unreimbursed advances at the close of business on that Distribution Date;

                  (6) the total principal balance of the Assets at the close of business on that Distribution Date;

                  (7) the number and total principal balance of mortgage loans in respect of which

                           (a) one scheduled payment is delinquent,

                           (b) two scheduled payments are delinquent,

                           (c) three or more scheduled payments are delinquent
                  and

                           (d) foreclosure proceedings have begun;

                  (8) for any mortgage loan or contract liquidated during the related Due Period, (a) the portion of the related liquidation proceeds payable or reimbursable to a servicer (or any other entity) in respect of that mortgage loan and (b) the amount of any loss to securityholders;

                  (9) with respect to collateral acquired by the trust fund through foreclosure or otherwise (an "REO Property") relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period, the date of acquisition;

                  (10) for each REO Property relating to a mortgage loan or contract and included in the trust fund as of the end of the related Due Period,

                           (a) the book value,

                           (b) the principal balance of the related mortgage loan or contract immediately following that Distribution Date (calculated as if that mortgage loan or contract were still outstanding taking into account limited modifications to the terms of the mortgage loan specified in the Agreement),

                           (c) the total amount of unreimbursed servicing expenses and unreimbursed advances in respect of the REO Property and

                           (d) if applicable, the total amount of interest accrued and payable on related servicing expenses and related advances;

                  (11) for any REO Property sold during the related Due Period

                           (a) the total amount of sale proceeds,

                           (b) the portion of those sales proceeds payable or reimbursable to the master servicer in respect of that REO Property or the related mortgage loan or contract and

                           (c) the amount of any loss to securityholders in respect of the related mortgage loan;

                  (12) the total Security Balance or notional amount, as the case may be, of each class of Notes or Certificates, as applicable, (including any class of Notes or Certificates, as applicable, not offered by this prospectus) at the close of business on that Distribution Date, separately identifying any reduction in that Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities if any Accrued Security Interest has been added to that balance;

                  (13) the total amount of principal prepayments made during the related Due Period;

                  (14) the amount deposited in the reserve fund, if any, on that Distribution Date;

                  (15) the amount remaining in the reserve fund, if any, as of the close of business on that Distribution Date;

                  (16) the total unpaid Accrued Security Interest, if any, on each class of Notes or Certificates, as applicable, at the close of business on that Distribution Date;

                  (17) in the case of Notes or Certificates, as applicable, with a variable Interest Rate, the Interest Rate applicable to that Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the prospectus supplement;

                  (18) in the case of Notes or Certificates, as applicable, with an adjustable Interest Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Interest Rate applicable to that Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the prospectus supplement;

                  (19) as to any series that includes credit support, the amount of coverage of each instrument of credit support included as of the close of business on that Distribution Date;

                  (20) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Assets since the preceding Distribution Date;

                  (21) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

        (22)     the total amount of payments by the borrowers of

                           (a) default interest,

                           (b) late charges and

                           (c) assumption and modification fees collected during
                               the related Due Period.

         Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under "Available Information."

         Within a reasonable period of time after the end of each calendar year, the servicer, the master servicer or the trustee, as provided in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year the information required by the Code and applicable regulations under the Code to enable securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

         The obligations created by the related Agreement for each series of Notes or Certificates, as applicable, will terminate upon the payment to securityholders of that series of all amounts held in the Collection Accounts or by a servicer, the master servicer, if any, or the trustee and required to be paid to them pursuant to that Agreement following the earlier of (1) the final payment or other liquidation of the last Asset subject to the related Agreement or the disposition of all property acquired upon foreclosure of any mortgage loan or contract subject to the Agreement and (2) the purchase of all of the assets of the trust fund by the party entitled to effect that termination, under the circumstances and in the manner set forth in the prospectus supplement. In no event, however, will the trust fund continue beyond the date specified in the prospectus supplement. Written notice of termination of the Agreement will be given to each securityholder, and the final distribution will be made only upon presentation and surrender of the Notes or Certificates, as applicable, at the location to be specified in the notice of termination.

         If specified in the prospectus supplement, a series of Notes or Certificates, as applicable, may be subject to optional early termination through the purchase of the Assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the prospectus supplement, upon the reduction of the Security Balance of a specified class or classes of Notes or Certificates, as applicable, by a specified percentage, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of those assets to retire that class or classes or purchase that class or classes at a price set forth in the prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement. That price will at least equal the outstanding Security Balances and any accrued and unpaid interest on the Security Balances (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the trust fund will be without recourse to the trust fund or the securityholders. Any purchase or solicitation of bids may be made only when the total Security Balance of that class or classes declines to a percentage of the Initial Security Balance of those Notes or Certificates, as applicable, (not to exceed 10%) specified in the prospectus supplement. In addition, if so provided in the prospectus supplement, some classes of Notes or Certificates, as applicable, may be purchased or redeemed in the manner set forth in the prospectus supplement at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest on the Security Balance (including any unpaid interest shortfalls for prior Distribution Dates). In the event that any series of certificates or notes which provides for such a purchase, the certificates or notes will use the word "Callable" in their title.

OPTIONAL PURCHASES

         Subject to the provisions of the applicable Agreement, the depositor, the servicer or any other party specified in the prospectus supplement may, at that party's option, repurchase any mortgage loan that is in default or as to which default is reasonably foreseeable if, in the depositor's, the servicer's or any other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance of the mortgage loan plus accrued interest on the mortgage loan and under the conditions set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

         GENERAL

         If provided for in the prospectus supplement, one or more classes of the Offered Notes or Offered Certificates, as applicable, of any series will be issued as Book-Entry Notes or Book-Entry Certificates, as applicable, and each of these classes will be represented by one or more single Notes or Certificates, as applicable, registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Luxembourg, societe anonyme ("Clearstream Luxembourg") or the Euroclear System ("Euroclear"). Each class of Book-Entry Notes or Book-Entry Certificates, as applicable, will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Notes or Offered Certificates, as applicable, and will initially be registered in the name of Cede & Co.

         No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under " Definitive Securities." Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued for the Book-Entry Notes or Book-Entry Certificates, as applicable, under the limited circumstances described in the applicable prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to actions taken by DTC, Clearstream Luxembourg or Euroclear upon instructions from their Participants (as defined below), and all references in this prospectus to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Notes or Book-Entry Certificates, as applicable, will refer to distributions, notices, reports and statements to DTC, Clearstream Luxembourg or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream Luxembourg and Euroclear.

         Beneficial Owners will hold their Book-Entry Notes or Book-Entry Certificates, as applicable, through DTC in the United States, or, if the Offered Notes or Offered Certificates, as applicable, are offered for sale globally, through Clearstream Luxembourg or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream Luxembourg and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

         DTC

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thus eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Notes or Book-Entry Certificates, as applicable, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

         CLEARSTREAM LUXEMBOURG

         Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A.", a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Berse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream". With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme". On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme", and Cedel Global Services was renamed "Clearstream Services, societe anonyme".

         On January 17, 2000 DBC was renamed "Clearstream Banking AG". This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking", the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG".

         Clearstream, Luxembourg holds securities for its customers ("Clearstream, Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF", which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

         EUROCLEAR

         Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

         Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries")

         BENEFICIAL OWNERSHIP OF BOOK-ENTRY SECURITIES

         Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate, or note representing a Note. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, it is anticipated that the only "securityholder" of the Offered Notes or Offered Certificates, as applicable, will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" as that term is used in any Agreement, nor "Noteholders" as that term is used in any indenture. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream Luxembourg or Euroclear, as applicable.

         The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable, from the trustee through DTC and its Participants. While the Offered Notes or Offered Certificates, as applicable, are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes or Offered Certificates, as applicable, and is required to receive and transmit distributions of principal of, and interest on, the Offered Notes or Offered Certificates, as applicable. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Notes or Offered Certificates, as applicable, are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Notes or Offered Certificates, as applicable, except under the limited circumstances described below. Unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Notes or Offered Certificates, as applicable, only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Notes or Offered Certificates, as applicable, by book-entry transfer, through DTC for the account of the purchasers of the Offered Notes or Offered Certificates, as applicable, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Notes or Book-Entry Certificates, as applicable, will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, any credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream Luxembourg or Euroclear on that business day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Participant of Clearstream Luxembourg or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes or Certificates, as applicable, see "Material Federal Income Tax Considerations--Tax Treatment of Foreign Investors" in this prospectus and, if the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

         Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream Luxembourg or Euroclear will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream Luxembourg or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream Luxembourg or Euroclear may not deliver instructions directly to the European Depositaries.

         Distributions on the Book-Entry Notes or Book-Entry Certificates, as applicable, will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Notes or Book-Entry Certificates, as applicable, may experience some delay in their receipt of payments, because the distributions will be forwarded by the Trustee to Cede & Co. Any distributions on Notes or Certificates, as applicable, held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Participants of Clearstream Luxembourg or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations--REMICs--Taxation of Certain Foreign Investors" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes or Book-Entry Certificates, as applicable, to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Notes or Book-Entry Certificates, as applicable, may be limited due to the lack of physical securities for the Book-Entry Notes or Book-Entry Certificates, as applicable. In addition, issuance of the Book-Entry Notes or Book-Entry Certificates, as applicable, in book-entry form may reduce the liquidity of the securities in the secondary market since potential investors may be unwilling to purchase Notes or Certificates, as applicable, for which they cannot obtain physical securities.

         Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, of Beneficial Owners are credited.

         Generally, DTC will advise the applicable trustee that unless and until Definitive Notes or Definitive Certificates, as applicable, are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes or Book-Entry Certificates, as applicable, under the Agreement or indenture, as applicable, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes or Book-Entry Certificates, as applicable, are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Notes or Book-Entry Certificates, as applicable. If the Book-Entry Notes or Book-Entry Certificates, as applicable, are globally offered, Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Agreement or indenture, as applicable, on behalf of a Participant of Clearstream Luxembourg or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Notes or Offered Certificates, as applicable, that conflict with actions taken with respect to other Offered Notes or Offered Certificates, as applicable.

         Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Notes or Book-Entry Certificates, as applicable, among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

         None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Notes or Book-Entry Certificates, as applicable, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         DEFINITIVE SECURITIES

         Notes or Certificates, as applicable, initially issued in book-entry form will be issued as Definitive Notes or Definitive Certificates, as applicable, to Beneficial Owners or their nominees, rather than to DTC or its nominee only

         (1) if the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Notes or Certificates, as applicable, and the depositor is unable to locate a qualified successor,

         (2) if the depositor, at its option, elects to end the book-entry system through DTC or

         (3) in accordance with any other provisions described in the prospectus supplement.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Notes or Definitive Certificates, as applicable, for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Notes or Book-Entry Certificates, as applicable, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Notes or Definitive Certificates, as applicable, to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Notes or Definitive Certificates, as applicable, as securityholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

         REMIC SECURITIES, FASIT SECURITIES, GRANTOR TRUST SECURITIES

         Notes or Certificates, as applicable, representing interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through 860G of the Code ("REMIC Securities"), FASIT Securities (as defined in this prospectus), or Grantor Trust Securities (as defined in this prospectus) will be issued, and the related trust fund will be created, pursuant to a pooling and servicing agreement or trust agreement (in either case, generally referred to in this prospectus as the "pooling and servicing agreement") among the depositor, the trustee and the sole servicer or master servicer, as applicable. The Assets of that trust fund will be transferred to the trust fund and thereafter serviced in accordance with the terms of the pooling and servicing agreement. In the event there are multiple servicers of the Assets of that trust fund, or in the event the Securities consist of Notes, each servicer will perform its servicing functions pursuant to a related underlying servicing agreement. Forms of the agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The summaries included herein describe provisions that may appear in a pooling and servicing agreement with respect to a series of Certificates or in either the servicing agreement or indenture with respect to a series of Notes. The prospectus supplement for a series of securities will describe material provisions of the related agreements that differ from the description thereof set forth below. The depositor will provide a copy of each agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor". As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

         SECURITIES THAT ARE PARTNERSHIP INTERESTS FOR TAX PURPOSES AND NOTES

         Certificates, as applicable, that are intended to be treated as partnership interests for tax purposes will be issued, and the related trust fund will be created, pursuant to the pooling and servicing agreement or trust agreement.

         A series of Notes issued by a trust fund that is intended to be treated as a partnership or disregarded entity for tax purposes will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. The trust fund will be established either as a statutory business trust under the law of the State of Delaware or as a common law trust under the law of the State of New York pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Assets securing payment on the Notes will be serviced in accordance with a sale and servicing agreement or servicing agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

         GENERAL

         The following summaries describe the material provisions that may appear in each pooling and servicing agreement, sale and servicing agreement or servicing agreement (each an "Agreement"). The prospectus supplement for a series of Notes or Certificates, as applicable, will describe any provision of the Agreement relating to that series that materially differs from the description of those provisions contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each trust fund and the description of those provisions in the prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Notes or Certificates, as applicable, to be issued under the Agreement and the nature of the related trust fund. As used in this prospectus for any series, the term "Security" refers to all of the Notes or Certificates, as applicable, of that series, whether or not offered by this prospectus and by the prospectus supplement, unless the context otherwise requires. A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the pooling and servicing agreement (without exhibits) relating to any series of Notes or Certificates, as applicable, without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

         The servicer or master servicer and the trustee for any series of Notes or Certificates, as applicable, will be named in the prospectus supplement. In the event there are multiple servicers for the Assets in a trust fund, a master servicer will perform some of the administration, calculation and reporting functions for that trust fund and will supervise the related servicers pursuant to a pooling and servicing agreement. For a series involving a master servicer, references in this prospectus to the servicer will apply to the master servicer where non-servicing obligations are described. If specified in the prospectus supplement, a manager or administrator may be appointed pursuant to the pooling and servicing agreement for any trust fund to administer that trust fund.

         ASSIGNMENT OF ASSETS; REPURCHASES

         At the time of issuance of any series of Notes or Certificates, as applicable, the depositor will assign (or cause to be assigned) to the designated trustee the Assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to those Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with that assignment, deliver the Notes or Certificates, as applicable, to the depositor in exchange for the Assets and the other assets comprising the trust fund for that series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. That schedule will include detailed information to the extent available and relevant

                  (1) in respect of each mortgage loan included in the related trust fund, including the city and state of the related Mortgaged Property and type of that property, the mortgage rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

                  (2) in respect of each Contract included in the related trust fund, including the outstanding principal amount and the Contract Rate; and

                  (3) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the interest rate on the Mortgage Security or Agency Security.

         For each mortgage loan, except as otherwise specified in the prospectus supplement, the depositor will deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) particular loan documents, which will generally include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original Mortgage (or a certified copy of the original Mortgage) with evidence of recording indicated on the original Mortgage and an assignment of the Mortgage to the trustee in recordable form. However, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original of the mortgage note has been lost or destroyed. For those mortgage loans, the trustee (or its nominee) may not be able to enforce the mortgage note against the related borrower. The Asset Seller or other entity specified in the prospectus supplement will be required to agree to repurchase, or substitute for, each of these mortgage loans that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original mortgage note. The related Agreement will generally require the depositor or another party specified in the prospectus supplement to promptly cause each of these assignments of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor, the servicer, the relevant Asset Seller or any other prior holder of the mortgage loan.

         The trustee (or a custodian) will review the mortgage loan documents within a specified period of days after receipt of the mortgage loan documents, and the trustee (or a custodian) will hold those documents in trust for the benefit of the securityholders. If any of these documents are found to be missing or defective in any material respect, the trustee (or that custodian) will immediately notify the servicer and the depositor, and the servicer will immediately notify the relevant Asset Seller or other entity specified in the prospectus supplement. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of that notice, then the Asset Seller or other entity specified in the prospectus supplement will be obligated, within a specified number of days of receipt of that notice, to either (1) repurchase the related mortgage loan from the trustee at a price equal to the sum of the unpaid principal balance of the mortgage loan, plus unpaid accrued interest at the interest rate for that Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus servicing expenses that are payable to the servicer, or another price as specified in the prospectus supplement (the "Purchase Price") or (2) substitute a new mortgage loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that mortgage loan if the Asset Seller or other named entity defaults on its obligation.

         This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for that Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Notwithstanding the preceding three paragraphs, the documents for Home Equity Loans, home improvement contracts and unsecured home improvements loans will be delivered to the trustee (or a custodian) only to the extent specified in the prospectus supplement. Generally these documents will be retained by the servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the trustee will be recorded only to the extent specified in the prospectus supplement.

         For each contract, the servicer, which may also be the asset seller, generally will maintain custody of the original contract and copies of documents and instruments related to each contract and the security interest in the manufactured home securing each contract. To give notice of the right, title and interest of the trustee in the contracts, the depositor will cause UCC-1 financing statements to be executed by the related asset seller identifying the depositor as secured party and by the depositor identifying the trustee as the secured party and, in each case, identifying all contracts as collateral. The contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trust fund only to the extent specified in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of that assignment, the interest of the trustee in the contracts could be defeated.

         While the contract documents will not be reviewed by the trustee or the servicer, if the servicer finds that any document is missing or defective in any material respect, the servicer will be required to immediately notify the depositor and the relevant asset seller or other entity specified in the prospectus supplement. If the asset seller or some other entity cannot cure the omission or defect within a specified number of days after receipt of this notice, then the asset seller or that other entity will be obligated, within a specified number of days of receipt of this notice, to repurchase the related contract from the trustee at the purchase price or substitute for that contract. There can be no assurance that an asset seller or any other entity will fulfill this repurchase or substitution obligation, and neither the servicer nor the depositor will be obligated to repurchase or substitute for that contract if the asset seller or any other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for that asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of that breach or defect.

         Mortgage Securities and Agency Securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect to the Mortgage Securities and Agency Securities, in accordance with the procedures established by the issuer or guarantor for registration of those certificates, and distributions on those securities to which the trust fund is entitled will be made directly to the trustee.

         REPRESENTATIONS AND WARRANTIES; REPURCHASES

         To the extent provided in the prospectus supplement the depositor will, for each Asset, assign representations and warranties, as of a specified date (the person making those representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

        o the accuracy of the information set forth for that Asset on the schedule of Assets appearing as an exhibit to the related Agreement;

        o in the case of a mortgage loan, the existence of title insurance insuring the lien priority of the mortgage loan and, in the case of a contract, that the contract creates a valid first security interest in or lien on the related manufactured home;

        o         the authority of the Warranting Party to sell the Asset;

        o         the payment status of the Asset;

        o in the case of a mortgage loan, the existence of customary provisions in the related mortgage note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

        o the existence of hazard and extended perils insurance coverage on the Mortgaged Property or manufactured home.

         Any Warranting Party shall be an Asset Seller or an affiliate of the Asset Seller or any other person acceptable to the depositor and will be identified in the prospectus supplement.

         Representations and warranties made in respect of an Asset may have been made as of a date before the applicable Cut-off Date. A substantial period of time may have elapsed between that date and the date of initial issuance of the related series of Notes or Certificates, as applicable, evidencing an interest in that Asset. In the event of a breach of any of these representations or warranties, the Warranting Party will be obligated to reimburse the trust fund for losses caused by that breach or either cure that breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of that representation and warranty only if the relevant event that causes that breach occurs before that date. That party would have no obligations if the relevant event that causes that breach occurs after that date.

         Each Agreement will provide that the servicer and/or trustee or another entity identified in the prospectus supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of that Asset or the interests in the prospectus supplement of the securityholders. If the Warranting Party cannot cure that breach within a specified period following the date on which that party was notified of that breach, then the Warranting Party will be obligated to repurchase that Asset from the trustee within a specified period from the date on which the Warranting Party was notified of that breach, at the Purchase Price therefor. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified period after initial issuance of that series of Notes or Certificates, as applicable, to cause the removal of that Asset from the trust fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the prospectus supplement. If so provided in the prospectus supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the trust fund or the securityholders for any losses caused by that breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to securityholders or the trustee for a breach of representation by a Warranting Party.

         Neither the depositor (except to the extent that it is the Warranting Party) nor the servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that the Warranting Parties will carry out those obligations with respect to the Assets.

         A servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any representation of the servicer that materially and adversely affects the interests of the securityholders and which continues unremedied for the number of days specified in the Agreement after the discovery of the breach by the servicer or the receipt of written notice of that breach by the servicer from the trustee, the depositor or the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights or other percentage specified in the related Agreement, will constitute an Event of Default under that Agreement. See "Events of Default" and "Rights Upon Event of Default."

         COLLECTION ACCOUNT AND RELATED ACCOUNTS

         GENERAL. The servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"),which must be an account or accounts that either:

        o are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured so that the securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained, or

        o are maintained with a bank or trust company, and in a manner satisfactory to the rating agency or agencies rating any class of Notes or Certificates, as applicable, of that series.

         Investment of amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held in the Collection Account may be invested pending each succeeding Distribution Date in short-term Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the prospectus supplement, be paid to the servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the servicer, if applicable, provided that that institution meets the standards imposed by the rating agency or agencies. If permitted by the rating agency or agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the servicer or serviced or master serviced by it on behalf of others.

         DEPOSITS. A servicer or the trustee will deposit or cause to be deposited in the Collection Account for one or more trust funds on a daily basis, or any other period provided in the related Agreement, the following payments and collections received, or advances made, by the servicer or the trustee or on its behalf after the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest), except as otherwise provided in the Agreement:

                  (1) all payments on account of principal, including principal prepayments, on the Assets;

                  (2) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion retained by a servicer as its servicing compensation and net of any Retained Interest;

                  (3) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of securityholders;

                  (4) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of Notes or Certificates, as applicable, as described under "Description of Credit Support;"

                  (5) any advances made as described under "Description of the Securities-- Advances in Respect of Delinquencies;"

                  (6) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements;"

                  (7) all proceeds of any Asset or, with respect to a mortgage loan, property acquired in respect of the mortgage loan purchased by the depositor, any Asset Seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under "--Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities-- Termination;"

                  (8) any amounts paid by a servicer to cover interest shortfalls arising out of the prepayment of Assets in the trust fund as described below under "--Retained Interest; Servicing Compensation and Payment of Expenses;"

                  (9) to the extent that any of these items do not constitute additional servicing compensation to a servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

                  (10) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies;"

                  (11) any amount required to be deposited by a servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the Collection Account; and

                  (12) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the prospectus supplement.

         WITHDRAWALS. A servicer or the trustee may, from time to time as provided in the related Agreement, make withdrawals from the Collection Account for each trust fund for any of the following purposes, except as otherwise provided in the Agreement:

                  (1) to make distributions to the securityholders on each Distribution Date;

                  (2) to reimburse a servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," which reimbursement is to be made out of amounts received that were identified and applied by the servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Assets for which the advances were made or out of amounts drawn under any form of credit support with respect to those Assets;

                  (3) to reimburse a servicer for unpaid servicing fees earned and unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect of the Assets, which reimbursement is to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, which fees were earned or expenses were incurred or out of amounts drawn under any form of credit support for those Assets and properties;

                  (4) to reimburse a servicer for any advances described in clause (2) above and any servicing expenses described in clause (3) above which, in the servicer's good faith judgment, will not be recoverable from the amounts described in those clauses, which reimbursement is to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the prospectus supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Notes or Subordinate Certificates, as applicable, if any, remain outstanding, and otherwise any outstanding class of Notes or Certificates, as applicable, of the related series;

                  (5) if and to the extent described in the prospectus supplement, to pay a servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3) above while those advances and servicing expenses remain outstanding and unreimbursed;

                  (6) to reimburse a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding Servicers, the Master Servicer and the Depositor;"

                  (7) if and to the extent described in the prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the trustee's fees;

                  (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred by these parties, as and to the extent described below under "--Certain Matters Regarding the Trustee;"

                  (9) to pay a servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

                  (10) to pay the person so entitled any amounts deposited in the Collection Account that were identified and applied by the servicer as recoveries of Retained Interest;

                  (11) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, which payments are to be made out of income received on that property;

                  (12) if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Considerations--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the prospectus supplement, respectively;

                  (13) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of a mortgage loan in connection with the liquidation of that mortgage loan or property;

                  (14) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of securityholders;

                  (15) to pay for the costs of recording the related Agreement if that recordation materially and beneficially affects the interests of securityholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

                  (16) to pay the person so entitled any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated above under "--Assignment of Assets; Repurchase" and "--Representations and Warranties; Repurchases" or otherwise;

                  (17) to make any other withdrawals permitted by the related Agreement; and

                  (18) to clear and terminate the Collection Account at the termination of the trust fund.

         OTHER COLLECTION ACCOUNTS. If specified in the prospectus supplement, the Agreement for any series of Notes or Certificates, as applicable, may provide for the establishment and maintenance of a separate collection account into which the servicer will deposit on a daily basis, or any other period as provided in the related Agreement, the amounts described under "Deposits" above for one or more series of Notes or Certificates, as applicable. Any amounts on deposit in any of these collection accounts will be withdrawn from these collection accounts and deposited into the appropriate Collection Account by a time specified in the prospectus supplement. To the extent specified in the prospectus supplement, any amounts that could be withdrawn from the Collection Account as described under "--Withdrawals" above may also be withdrawn from any of these collection accounts. The prospectus supplement will set forth any restrictions for any of these collection accounts, including investment restrictions and any restrictions for financial institutions with which any of these collection accounts may be maintained.

         The servicer will establish and maintain with the indenture trustee an account, in the name of the indenture trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made.

         COLLECTION AND OTHER SERVICING PROCEDURES. The servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed those collection procedures that it would follow with respect to assets that are comparable to the Assets and held for its own account, provided that those procedures are consistent with

                  (1) the terms of the related Agreement and any related hazard insurance policy or instrument of credit support, if any, included in the related trust fund described in this prospectus or under "Description of Credit Support,"

                  (2) applicable law and

                  (3) the general servicing standard specified in the prospectus supplement or, if no standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

         In connection, the servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

         Each servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described in this prospectus and in any prospectus supplement, and filing and settling claims under these policies; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing mortgaged properties or manufactured homes under some circumstances; and maintaining accounting records relating to the Assets. The servicer or any other entity specified in the prospectus supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of credit support. See "Description of Credit Support."

         The servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (1) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (2) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due on the Asset. The servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (1) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and (2) in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. In the event of any modification, waiver or amendment of any Asset, the servicer will furnish a copy of that modification, waiver or amendment to the trustee (or its custodian).

         In the case of multifamily loans, a borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage loan debt, or may reflect the diversion of that income from the servicing of the mortgage loan debt. In addition, a borrower under a multifamily loan that is unable to make mortgage loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the servicer will be required to monitor any multifamily loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Multifamily Property and take those other actions as are consistent with the related Agreement. A significant period of time may elapse before the servicer is able to assess the success of servicer, can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular multifamily loan, the Multifamily Property, the borrower, the presence of an acceptable party to assume the multifamily loan and the laws of the jurisdiction in which the Multifamily Property is located.

         REALIZATION UPON DEFAULTED ASSETS

         Generally, the servicer is required to monitor any Asset that is in default, initiate corrective action in cooperation with the borrower if cure is likely, inspect the Asset and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of that corrective action or the need for additional initiatives.

         Any Agreement relating to a trust fund that includes mortgage loans or contracts may grant to the servicer and/or the holder or holders of some classes of Notes or Certificates, as applicable, a right of first refusal to purchase from the trust fund at a predetermined purchase price any mortgage loan or contract as to which a specified number of scheduled payments under the Agreement are delinquent. Any right of first refusal granted to the holder of an Offered Security will be described in the prospectus supplement. The prospectus supplement will also describe any similar right granted to any person if the predetermined purchase price is less than the Purchase Price described above under "--Representations and Warranties; Repurchases."

         If specified in the prospectus supplement, the servicer may offer to sell any defaulted mortgage loan or contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect to that defaulted mortgage loan or contract, if and when the servicer determines, consistent with the Servicing Standard, so that a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any offering be made in a commercially reasonable manner for a specified period and that the servicer accept the highest cash bid received from any person (including itself, an affiliate of the servicer or any securityholder) that constitutes a fair price for that defaulted mortgage loan or contract. If there is no bid that is determined to be fair, the servicer will proceed with respect to that defaulted mortgage loan or contract as described below. Any bid in an amount at least equal to the Purchase Price described above under "--Representations and Warranties; Repurchases" will in all cases be deemed fair.

         The servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a mortgage loan by operation of law or otherwise and may at any time repossess and realize upon any manufactured home, if that action is consistent with the Servicing Standard and a default on that mortgage loan or contract has occurred or, in the servicer's judgment, is imminent.

         If title to any Mortgaged Property is acquired by a trust fund as to which a REMIC election has been made, the servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property within three years from the close of the calendar year of acquisition, unless (1) the Internal Revenue Service grants an extension of time to sell that property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than three years after the close of the calendar year of its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any Notes or Certificates, as applicable, are outstanding. Subject to the foregoing, the servicer will be required to (A) solicit bids for any Mortgaged Property so acquired in that manner as will be reasonably likely to realize a fair price for that property and (B) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

         The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made for the related trust fund) on the ownership and management of any Mortgaged Property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

         If recovery on a defaulted Asset under any related instrument of credit support is not available, the servicer nevertheless will be obligated to follow or cause to be followed those normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued on the defaulted Asset at the applicable interest rate, plus the total amount of expenses incurred by the servicer in connection with those proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, before the distribution of those Liquidation Proceeds to securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

         If any property securing a defaulted Asset is damaged the servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that restoration will increase the proceeds to securityholders on liquidation of the Asset after reimbursement of the servicer for its expenses and (2) that its expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

         The pooling and servicing agreement will require the trustee, if it has not received a distribution for any Mortgage Security or Agency Security by the fifth business day after the date on which that distribution was due and payable pursuant to the terms of that Agency Security, to request the issuer or guarantor, if any, of that Mortgage Security or Agency Security to make that payment as promptly as possible and legally permitted to take legal action against that issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of this legal action will be reimbursable to the trustee out of the proceeds of that action and will be retained by the trustee before the deposit of any remaining proceeds in the Collection Account pending distribution of the Collection Account to securityholders of the related series. If the proceeds of any legal action are insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Collection Account an amount equal to its expenses, and the trust fund may realize a loss in that amount.

         As servicer of the Assets, a servicer, on behalf of itself, the trustee and the securityholders, will present claims to the borrower under each instrument of credit support, and will take those reasonable steps as are necessary to receive payment or to permit recovery under these instruments for defaulted Assets.

         If a servicer or its designee recovers payments under any instrument of credit support for any defaulted Assets, the servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of those proceeds, before distribution of the Collection Account to securityholders, amounts representing its normal servicing compensation on that Asset, unreimbursed servicing expenses incurred for the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

         HAZARD INSURANCE POLICIES

         MORTGAGE LOANS. Generally, each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain a hazard insurance policy (including flood insurance coverage, if obtainable, to the extent the property is located in a federally designated flood area, in an amount as is required under applicable guidelines) providing for the level of coverage that is required under the related Mortgage or, if any Mortgage permits its holder to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, then the level of coverage that is consistent with the Servicing Standard. That coverage will be in general in an amount equal to the lesser of the principal balance owing on that mortgage loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or any other amount specified in the prospectus supplement. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the servicer under any of these policies (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and mortgage note) will be deposited in the Collection Account in accordance with the related Agreement.

         The Agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will be required to deposit in the Collection Account from its own funds all sums that would have been deposited in the Collection Account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

         The hazard insurance policies covering the Mortgaged Properties securing the mortgage loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

         Each Agreement for a trust fund composed of mortgage loans will require the servicer to cause the borrower on each mortgage loan to maintain all other insurance coverage for the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

         Any cost incurred by the servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the addition of that cost will not be taken into account for purposes of calculating the distribution to be made to securityholders. Those costs may be recovered by the servicer from the Collection Account, with interest, as provided by the Agreement.

         Under the terms of the mortgage loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the mortgage loans. However, the ability of the servicer to present or cause to be presented those claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

         CONTRACTS. Generally, the terms of the agreement for a trust fund composed of contracts will require the servicer to maintain for each contract one or more hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue those policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of that manufactured home or the principal balance due from the borrower on the related contract, whichever is less; provided, however, that the amount of coverage provided by each hazard insurance policy must be sufficient to avoid the application of any co-insurance clause contained therein. When a manufactured home's location was, at the time of origination of the related contract, within a federally designated special flood hazard area, the servicer must cause flood insurance to be maintained, which coverage must be at least equal to the minimum amount specified in the preceding sentence or any lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the servicer must contain a standard loss payee clause in favor of the servicer and its successors and assigns. If any borrower is in default in the payment of premiums on its hazard insurance policy or policies, the servicer must pay those premiums out of its own funds, and may add separately the premiums to the borrower's obligation as provided by the contract, but may not add the premiums to the remaining principal balance of the contract.

         The servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained for each manufactured home, and must maintain, to the extent that the related contract does not require the borrower to maintain a hazard insurance policy for the related manufactured home, one or more blanket insurance policies covering losses on the borrower's interest in the contracts resulting from the absence or insufficiency of individual hazard insurance policies. The servicer must pay the premium for that blanket policy on the basis described therein and must pay any deductible amount for claims under that policy relating to the contracts.

         FHA INSURANCE AND VA GUARANTEES

         FHA loans will be insured by the FHA as authorized under the Housing Act. Some FHA loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement for Notes or Certificates, as applicable, of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the prospectus supplement, the following describes FHA insurance programs and regulations as generally in effect for FHA loans.

         The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. For a defaulted FHA loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Those plans may involve the reduction or suspension of regular mortgage payments for a specified period, with those payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by those circumstances is accompanied by other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the FHA loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With some exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the prospectus supplement, the servicer of each single family FHA loan will be obligated to purchase any debenture issued in satisfaction of that FHA loan upon default for an amount equal to the principal amount of that debenture.

         Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA loan adjusted to reimburse the servicer for some of its costs and expenses and to deduct amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid before that date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

         VA loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA Guaranty Policy"). For a defaulted VA loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

         The amount payable under the guarantee will be the percentage of the VA loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of that VA loan, interest accrued on the unpaid balance of that VA loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that those amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

         FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

         Each Agreement will require that the servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination of these insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the servicer. The related Agreement will allow the servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the servicer so long as the criteria set forth in the Agreement are met.

         DUE-ON-SALE CLAUSES

         The mortgage loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the mortgage loan upon any sale, transfer or conveyance of the related Mortgaged Property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the servicer will not take any action in relation to the enforcement of any due-on-sale clause that would:

        o adversely affect or jeopardize coverage under any applicable insurance policy or

        o materially increase the risk of default or delinquency on, or materially impair the security for, that mortgage loan.

         Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses."

         The contracts may also contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related mortgaged property, or due-on-sale clauses. The servicer will generally permit that transfer so long as the transferee satisfies the servicer's then applicable underwriting standards. The purpose of those transfers is often to avoid a default by the transferring borrower.

         RETAINED INTEREST, SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The prospectus supplement for a series of Notes or Certificates, as applicable, will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner of this Retained Interest. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable on the Asset. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

          The servicer's primary servicing compensation for a series of Notes or Certificates, as applicable, will come from the periodic payment to it of a portion of the interest payment on each Asset or any other amount specified in the prospectus supplement. Since any Retained Interest and a servicer's primary compensation are percentages of the principal balance of each Asset, those amounts will decrease in accordance with the amortization of the Assets. The prospectus supplement for a series of Notes or Certificates, as applicable, evidencing interests in a trust fund that includes mortgage loans or contracts may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from borrowers and any interest or other income that may be earned on funds held in the Collection Account or any account established by a servicer pursuant to the Agreement.

         The servicer may, to the extent provided in the prospectus supplement, pay from its servicing compensation expenses incurred in connection with its servicing and managing of the Assets, including payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the prospectus supplement. Some other expenses, including expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the prospectus supplement, interest on these expenses at the rate specified in the prospectus supplement may be borne by the trust fund.

         If and to the extent provided in the prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to interest shortfalls resulting from the voluntary prepayment of any Assets in the related trust fund during that period before their due dates.

         EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the "AB Servicing Criteria"). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

         Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

         CERTAIN MATTERS REGARDING SERVICERS, THE MASTER SERVICER AND THE DEPOSITOR

         The servicer or master servicer under each Agreement will be named in the prospectus supplement. The entities serving as servicer or master servicer may be affiliates of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. If applicable, reference in this prospectus to the servicer will also be deemed to be to the master servicer. Each Agreement will provide, in general, that:

        o The servicer may resign from its obligations and duties under the Agreement only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the servicer so causing that conflict being of a type and nature carried on by the servicer at the date of the Agreement. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the Agreement.

        o Neither any servicer, the depositor nor any director, officer, employee, or agent of a servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a servicer, the depositor nor any other person will be protected against any breach of a representation, warranty or covenant made in the related Agreement, or against any liability specifically imposed by the Agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement or by reason of reckless disregard of obligations and duties under the Agreement.

        o Any servicer, the depositor and any director, officer, employee or agent of a servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Notes or Certificates, as applicable; provided, however, that that indemnification will not extend to any loss, liability or expense

                  (1) specifically imposed by that Agreement or otherwise incidental to the performance of obligations and duties under the Agreement, including, in the case of a servicer, the prosecution of an enforcement action in respect of any specific mortgage loan or mortgage loans or contract or contracts (except as any loss, liability or expense will be otherwise reimbursable pursuant to that Agreement);

                  (2) incurred in connection with any breach of a representation, warranty or covenant made in that Agreement;

                  (3) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Agreement, or by reason of reckless disregard of those obligations or duties;

                  (4) incurred in connection with any violation of any state or federal securities law; or

                  (5) imposed by any taxing authority if that loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

        o Neither any servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties to the Agreement and the interests of the securityholders under the Agreement. In that event, the legal expenses and costs of that action and any liability resulting will be expenses, costs and liabilities of the securityholders, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

         Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, may be the successor of the servicer or the depositor, as the case may be, under the terms of the related Agreement.

         SPECIAL SERVICERS

         If and to the extent specified in the prospectus supplement, a special servicer (a "Special servicer") may be a party to the related Agreement or may be appointed by the servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any Special servicer will be specified in the prospectus supplement, and the servicer will be liable for the performance of a Special servicer only if, and to the extent, set forth in the prospectus supplement.

         EVENTS OF DEFAULT UNDER THE AGREEMENT

         Events of default under the related Agreement will generally include:

        o any failure by the servicer to distribute or cause to be distributed to securityholders, or to remit to the trustee for distribution to securityholders, any required payment that continues after a grace period, if any;

        o any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement that continues unremedied for 30 days after written notice of that failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by securityholders evidencing not less than 25% of the voting rights for that series;

        o any breach of a representation or warranty made by the servicer under the Agreement that materially and adversely affects the interests of securityholders and which continues unremedied for 30 days after written notice of that breach has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of Notes or Certificates, as applicable, evidencing not less than 25% of the voting rights for that series; and

        o some events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

         Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the prospectus supplement. The trustee will, not later than the later of 60 days or any other period specified in the prospectus supplement after the occurrence of any event that constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after specific officers of the trustee become aware of the occurrence of that event, transmit by mail to the depositor and all securityholders of the applicable series notice of that occurrence, unless that default has been cured or waived.

         RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENTS

         So long as an event of default under an Agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of Notes or Certificates, as applicable, evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights for that series, the trustee will terminate all of the rights and obligations of the servicer under the Agreement and in and to the mortgage loans (other than as a securityholder or as the owner of any Retained Interest), whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement (except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the prospectus supplement so specifies, then the trustee will not be obligated to make those advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may or, at the written request of the holders of Notes or Certificates, as applicable, entitled to at least 51% (or any other percentage specified in the Agreement) of the voting rights for that series, it must appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the rating agency with a net worth at the time of that appointment of at least $15,000,000 (or any other amount specified in the Agreement) to act as successor to the servicer under the Agreement. Pending that appointment, the trustee is obligated to act in that capacity. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

         The holders of Notes or Certificates, as applicable, representing at least 66 2/3% (or any other percentage specified in the Agreement) of the voting rights allocated to the respective classes of Notes or Certificates, as applicable, affected by any event of default will be entitled to waive that event of default; provided, however, that an Event of Default involving a failure to distribute a required payment to securityholders described in clause
(1) under "Events of Default under the Agreements" may be waived only by all of the securityholders. Upon any waiver of an event of default, that event of default will cease to exist and will be deemed to have been remedied for every purpose under the Agreement.

         No securityholders will have the right under any Agreement to institute any proceeding with respect to the Agreement unless that holder previously has given to the trustee written notice of default and unless the holders of Notes or Certificates, as applicable, evidencing not less than 25% (or any other percentage specified in the Agreement) of the voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the Agreement and have offered to the trustee reasonable indemnity, and the trustee for 60 days (or any other number of days specified in the Agreement) has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising under the Agreement or to institute, conduct or defend any litigation under the Agreement or in relation to the Agreement at the request, order or direction of any of the securityholders covered by that Agreement, unless those securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred.

         The manner of determining the voting rights of a Security or class or classes of Notes or Certificates, as applicable, will be specified in the Agreement.

         AMENDMENT

         In general, each Agreement may be amended by the parties to it, without the consent of any securityholders covered by the Agreement, to

                  (1) cure any ambiguity or mistake;

                  (2) correct, modify or supplement any provision in the Agreement that may be inconsistent with any other provision in the Agreement or with the prospectus supplement;

                  (3) make any other provisions with respect to matters or questions arising under the Agreement that are not materially inconsistent with the provisions of the Agreement; or

                  (4) comply with any requirements imposed by the Code; provided that, in the case of clause (3), that amendment will not adversely affect in any material respect the interests of any securityholders covered by the Agreement as evidenced either by an opinion of counsel to that effect or the delivery to the trustee of written notification from each rating agency that provides, at the request of the depositor, a rating for the Offered Notes or Offered Certificates, as applicable, of the related series to the effect that that amendment or supplement will not cause that rating agency to lower or withdraw the then current rating assigned to those Notes or Certificates, as applicable.

         In general, each Agreement may also be amended by the depositor, the servicer, if any, and the trustee, with the consent of the securityholders affected by the amendment evidencing not less than 51% (or any other percentage specified in the Agreement) of the voting rights, for any purpose; provided, however, no amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets that are required to be distributed on any Security without the consent of the securityholder or (2) reduce the consent percentages described in this paragraph without the consent of all the securityholders covered by the Agreement then outstanding. However, for any series of Notes or Certificates, as applicable, as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it has first have received an opinion of counsel to the effect that that amendment will not result in the imposition of a tax on the related trust fund or, if applicable, cause the related trust fund to fail to qualify as a REMIC, at any time that the related Notes or Certificates, as applicable, are outstanding.

         THE TRUSTEE

         The trustee under each Agreement will be named in the prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with the depositor and its affiliates, with any servicer and its affiliates and with any master servicer and its affiliates. To the extent consistent with its fiduciary obligations as trustee, the trustee may delegate its duties to one or more agents as provided in the Agreement.

         DUTIES OF THE TRUSTEE

         The trustee will make no representations as to the validity or sufficiency of any Agreement, the Notes or Certificates, as applicable, or any Asset or related document and is not accountable for the use or application by or on behalf of any servicer of any funds paid to the master servicer or its designee in respect of the Notes or Certificates, as applicable, or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the requirements of the Agreement.

         If an Event of Default shall occur, the trustee shall, at the direction of [ ]% of the holders of the Certificates, by notice in writing to the master servicer and to the Depositor, with a copy to each Rating Agency, terminate all of the rights and obligations of the master servicer in its capacity as Master Servicer under the related pooling and servicing agreement, to the extent permitted by law, and in and to the mortgage loans and the proceeds thereof. On or after the receipt by the master servicer of such written notice, all authority and power of the master servicer with respect to the Certificates (other than as a holder of any Certificate) or the mortgage loans or otherwise including, without limitation, the compensation payable to the master servicer under the related pooling and servicing agreement, shall pass to and be vested in the trustee, and, without limitation, the trustee shall be authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the master servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the mortgage loans and related documents, or otherwise.

                  To the extent that the costs and expenses of the trustee related to the termination of the master servicer, appointment of a successor master servicer or the transfer and assumption of the master servicing by the trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the master servicer as a result of an event of default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor master servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor master servicer to master service the mortgage loans in accordance with the related pooling and servicing agreement) are not fully and timely reimbursed by the terminated master servicer, the trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

         CERTAIN MATTERS REGARDING THE TRUSTEE

         The trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the trustee's

         (1) enforcing its rights and remedies and protecting the interests of the securityholders during the continuance of an Event of Default,

         (2) defending or prosecuting any legal action in respect of the related Agreement or series of Notes or Certificates, as applicable,

         (3) being the mortgagee of record for the mortgage loans in a trust fund and the owner of record for any Mortgaged Property acquired in respect thereof for the benefit of securityholders, or

         (4) acting or refraining from acting in good faith at the direction of the holders of the related series of Notes or Certificates, as applicable, entitled to not less than 25% (or any other percentage as is specified in the related Agreement for any particular matter) of the voting rights for that series;

provided, however, that this indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Agreement.

         RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less a majority of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the Paying Agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

MATERIAL TERMS OF THE INDENTURE

         GENERAL

         The following summary describes the material provisions that may appear in each indenture. The prospectus supplement for a series of Notes will describe any provision of the indenture relating to that series that materially differs from the description of that provision contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the indenture for a series of Notes. A form of an indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part. The depositor will provide a copy of the indenture (without exhibits) relating to any series of Notes without charge upon written request of a securityholder of that series addressed to Deutsche Alt-A Securities, Inc., 60 Wall Street, New York, New York 10005, Attention: Jay Strauss.

         EVENTS OF DEFAULT

         Events of default under the indenture for each series of Notes will generally include:

        o a default for thirty days (or any other number of days specified in the prospectus supplement) or more in the payment of any principal of or interest on a Note of that series, to the extent specified in the prospectus supplement;

        o failure to perform any other covenant of the depositor or the trust fund in the indenture that continues for a period of sixty days (or any other number of days specified in the prospectus supplement or the indenture) after notice of the failure is given in accordance with the procedures described in the prospectus supplement;

        o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection with the indenture with respect to or affecting that series having been incorrect in a material respect as of the time made, and that breach is not cured within sixty days (or any other number of days specified in the prospectus supplement) after notice of the breach is given in accordance with the procedures described in the prospectus supplement;

        o specified events of bankruptcy, insolvency, receivership or liquidation of the trust fund; or

        o any other event of default provided with respect to Notes of that series.

         If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to and in accordance with the terms of the indenture, either the indenture trustee or the holders of a majority of the then total outstanding amount of the Notes of that series may declare the principal amount (or, if the Notes of that series are Accrual Securities, that portion of the principal amount as may be specified in the terms of that series, as provided in the indenture) of all the Notes of that series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the securityholders of a majority in total outstanding amount of the Notes of that series.

         If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the indenture trustee may, in its discretion, notwithstanding that acceleration, elect to maintain possession of the collateral securing the Notes of that series and to continue to apply distributions on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of that series as they would have become due if there had not been that declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of that series for thirty days or more, unless

                  (1) the holders of 100% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series consent to that sale;

                  (2) the proceeds of that sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of that series at the date of that sale; or

                  (3) the indenture trustee determines that that collateral would not be sufficient on an ongoing basis to make all payments on the Notes as those payments would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% (or any other percentage specified in the indenture) of the then total outstanding amount of the Notes of that series.

         If so specified in the prospectus supplement, only holders of particular classes of Notes will have the right to declare the Notes of that series to be immediately due and payable in the event of a payment default, as described above, and to exercise the remedies described above.

         If the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty days (or any other number of days specified in the indenture) or more in the payment of principal of or interest on the Notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of that event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of that event of default.

         To the extent provided in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the Notes less the amount of the discount that is unamortized.

         Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default occurs and continues for a series of Notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of that series, unless those holders offer to the indenture trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with that request or direction. Subject to those provisions for indemnification and some limitations contained in the indenture, the holders of a majority of the then total outstanding amount of the Notes of that series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the Notes of that series, and the holders of a majority of the then total outstanding amount of the Notes of that series may, in some cases, waive any default with respect to the Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected.

         DISCHARGE OF INDENTURE

         The indenture will be discharged, subject to the provisions of the indenture, for a series of Notes (except for continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the Notes of that series or, with some limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the Notes of that series.

         With some limitations, the indenture will provide that, if specified for the Notes of any series, the related trust fund will be discharged from any and all obligations in respect of the Notes of that series (except for obligations specified in the indenture including obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of that series, to replace stolen, lost or mutilated Notes of that series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect of the Notes in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of that series on the maturity date for those Notes and any installment of interest on those Notes in accordance with the terms of the indenture and the Notes of that series. In the event of any defeasance and discharge of Notes of that series, holders of Notes of that series would be able to look only to that money and/or those direct obligations for payment of principal and interest, if any, on their Notes until maturity.

         INDENTURE TRUSTEE'S ANNUAL REPORT

         The indenture trustee for each series of Notes will be required to mail each year to all related securityholders a brief report, as provided in the indenture, relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by that Trust to the applicable indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee in its capacity as indenture trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

         THE INDENTURE TRUSTEE

         The indenture trustee for a series of Notes will be specified in the prospectus supplement. The indenture trustee for any series may resign at any time in accordance with the terms of the indenture, in which event the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for that series. The depositor or the appropriate party designated in the indenture may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as the indenture trustee under the related indenture, if that indenture trustee becomes insolvent or for any other grounds specified in the indenture. In those circumstances the depositor or the appropriate party designated in the indenture will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for that series.

         The bank or trust company serving as indenture trustee may have a banking relationship with the depositor or any of its affiliates, a servicer or any of its affiliates or the master servicer or any of its affiliates. To the extent consistent with its fiduciary obligations as indenture trustee, the indenture trustee may delegate its duties to one or more agents as provided in the indenture and the Agreement.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         For any series of Notes or Certificates, as applicable, credit support may be provided for one or more classes of the series or the related Assets. Credit support may be in the form of:

        o the subordination of one or more classes of Notes or Certificates, as applicable;

        o         letters of credit;

        o         insurance policies;

        o         guarantees;

        o         the establishment of one or more reserve funds; or

        o any other method of credit support described in the prospectus supplement, or any combination of the foregoing.

         Any form of credit support may be structured so as to be drawn upon by more than one series to the extent described in the prospectus supplement.

         The coverage provided by any credit support will be described in the prospectus supplement. Generally, that coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Notes or Certificates, as applicable, and interest on the Security Balance. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of Notes or Certificates, as applicable, (each, a "Covered Trust"), securityholders evidencing interests in any of those Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts before that Covered Trust receiving any of its intended share of that coverage.

         If credit support is provided for one or more classes of Notes or Certificates, as applicable, of a series, or the related Assets, the prospectus supplement will include a description of

        (a)       the nature and amount of coverage under that credit support,

        (b) any conditions to payment under the prospectus supplement not otherwise described in this prospectus,

        (c) the conditions (if any) under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced and

        (d)       the material provisions relating to that credit support.

         Additionally, the prospectus supplement will set forth information with respect to the obligor under any financial guaranty insurance policy, letter of credit, guarantee or similar instrument of credit support, including

        (1)       a brief description of its principal business activities,

        (2) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

        (3) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

        (4) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

SUBORDINATE SECURITIES

         One or more classes of Notes or Certificates, as applicable, of a series may be Subordinate Notes or Subordinate Certificates, as applicable, if specified in the prospectus supplement. The rights of the holders of Subordinate Notes or Subordinate Certificates, as applicable, to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to those rights of the holders of Senior Notes or Senior Certificates, as applicable. The subordination of a class may apply only in the event of (or may be limited to) particular types of losses or shortfalls. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Notes or Subordinate Certificates, as applicable, in a series, the circumstances in which that subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

         If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Notes or Certificates, as applicable, of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Notes or Senior Certificates, as applicable, evidencing interests in one group of mortgage loans before distributions on Subordinate Notes or Subordinate Certificates, as applicable, evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

LIMITED GUARANTEE

         If specified in the prospectus supplement for a series of Notes or Certificates, as applicable, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named in the prospectus supplement.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

         Credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named in the policy or surety bond, if specified in the prospectus supplement.

LETTER OF CREDIT

         Alternative credit support for a series of Notes or Certificates, as applicable, may be provided by the issuance of a letter of credit by the bank or financial institution specified in the prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued for a series of Notes or Certificates, as applicable, will be set forth in the prospectus supplement relating to that series.

POOL INSURANCE POLICIES

         If specified in the prospectus supplement relating to a series of Notes or Certificates, as applicable, a pool insurance policy for the mortgage loans in the related trust fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

SPECIAL HAZARD INSURANCE POLICIES

         A special hazard insurance policy may also be obtained for the related trust fund, if specified in the prospectus supplement, in the amount set forth in the prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any special hazard insurance coverage will be set forth in the prospectus supplement.

BORROWER BANKRUPTCY BOND

         Losses resulting from a bankruptcy proceeding relating to a borrower affecting the mortgage loans in a trust fund for a series of Notes or Certificates, as applicable, will, if specified in the prospectus supplement, be covered under a borrower bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Notes or Certificates, as applicable, of a series by the rating agency or agencies that rate that series). Any borrower bankruptcy bond or any other instrument will provide for coverage in an amount meeting the criteria of the rating agency or agencies rating the Notes or Certificates, as applicable, of the related series, which amount will be set forth in the prospectus supplement. The amount and principal terms of any borrower bankruptcy coverage will be set forth in the prospectus supplement.

RESERVE FUNDS

         If so provided in the prospectus supplement for a series of Notes or Certificates, as applicable, deficiencies in amounts otherwise payable on those Notes or Certificates, as applicable, or specific classes of Notes or Certificates, as applicable, will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination of these will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing a specified amount of the distributions received on the related Assets as specified in the prospectus supplement.

         Amounts on deposit in any reserve fund for a series, together with the reinvestment income on these amounts, if any, will be applied for the purposes, in the manner, and to the extent specified in the prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Notes or Certificates, as applicable. If specified in the prospectus supplement, reserve funds may be established to provide limited protection against only some types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application to the Notes or Certificates, as applicable.

         Money deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the prospectus supplement. To the extent specified in the prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to the reserve fund. However, that income may be payable to any related servicer or another service provider or other entity. To the extent specified in the prospectus supplement, the reserve fund, if any, for a series will not be a part of the trust fund.

         Additional information concerning any reserve fund will be set forth in the prospectus supplement, including the initial balance of the reserve fund, the balance required to be maintained in the reserve fund, the manner in which the required balance will decrease over time, the manner of funding the reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

         If specified in the prospectus supplement, subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of Notes or Certificates, as applicable, relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Notes or Certificates, as applicable. This acceleration feature creates, for the Assets or groups of Assets, overcollateralization, which is the excess of the total principal balance of the related Assets, or a group of related Assets, over the principal balance of the related class or classes of Notes or Certificates, as applicable. This acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to the provisions specified in the prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

PRIMARY MORTGAGE INSURANCE POLICIES

         The servicer will maintain or cause to be maintained with respect to each mortgage loan, a primary mortgage insurance policy in accordance with the underwriting standards described in the related prospectus supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

         As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

         advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs, in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion contains summaries, which are general in nature, of legal aspects of loans secured by single-family or multi-family residential properties. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In this regard, the following discussion does not fully reflect federal regulations for FHA loans and VA loans. See "Description of The Trust Funds--FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

         All of the mortgage loans are evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to that instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a borrower (usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this prospectus, unless the context otherwise requires, "borrower" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt.

         Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note.

         In case the borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, some federal laws (including the Servicemembers' Civil Relief Act of 2003) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

         The mortgages that encumber multifamily properties may contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

         The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, that instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by that lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating that interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of that interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The depositor, the Asset Seller or other entity specified in the prospectus supplement will make representations and warranties in the Agreement or representations and warranties will be assigned to the trustee for any mortgage loans secured by an interest in a leasehold estate. Those representation and warranties, if applicable, will be set forth in the prospectus supplement.

COOPERATIVE LOANS

         If specified in the prospectus supplement, the mortgage loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. That lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

         Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property borrower, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

         If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make that final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the Cooperative Loans.

         The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing that tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

         Under an installment land sale contract for the sale of real estate (a "land sale contract") the contract seller (hereinafter referred to as the "contract lender") retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "contract borrower") for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending on the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in that situation does not have to foreclose to obtain title to the property, although in some cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession.

         In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under those statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a particular state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

         GENERAL

         Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

         Foreclosure procedures for the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in some limited circumstances, such as strict foreclosure.

         JUDICIAL FORECLOSURE

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

         EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

         United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.

         In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

         NON-JUDICIAL FORECLOSURE/POWER OF SALE

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law.

         In some states, before the sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

         PUBLIC SALE

         A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights that may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

         A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, for those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and specific governmental liens.

         The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by those holders.

         RIGHTS OF REDEMPTION

         The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the borrower, and all persons who have an interest in the property that is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest that is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has begun, the redeeming party must pay some of the costs of that action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

         The equity of redemption is a common-law (non-statutory) right that exists before completion of the foreclosure, is not waivable by the borrower, must be exercised before foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust.

         Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years from the close of the calendar year of its acquisition. For a series of Notes or Certificates, as applicable, for which an election is made to qualify the trust fund or a part of the trust fund as a REMIC, the Agreement will permit foreclosed property to be held for more than such three year period if the Internal Revenue Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for that additional period is permissible under the REMIC Provisions.

         COOPERATIVE LOANS

         The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate the lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required under the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate that lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

         Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

         In the case of foreclosure on a building that was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by junior mortgages or deeds of trust, that are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the trust fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the borrower, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" above.

         Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the borrower or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends these sums, these sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

         Some states require the lender to exhaust the security afforded under a mortgage-by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting that election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), may interfere with or affect the ability of the secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. Under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a mortgage loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) before the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that affected the curing of a mortgage loan default by paying arrearages over a number of years.

         If a mortgage loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits that mortgage loan to be modified. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured-creditor for the difference between the value of the property and the outstanding balance of the mortgage loan. Some courts have permitted these modifications when the mortgage loan is secured both by the debtor's principal residence and by personal property.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Some tax liens arising under the Code may in some circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

         A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. These laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos containing materials; and/or management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with these laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of some states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on that property are subordinated to the environmentally-related lien and, in some states, even prior recorded liens are subordinated to these liens ("Superliens"). In the latter states, the security interest of the trustee in a property that is subject to a Superlien could be adversely affected.

         Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in some states, a secured party that takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes particular types of activities that may constitute management of the mortgaged property may become liable in some circumstances for the cleanup costs of remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. CERCLA imposes strict, as well as joint and several, liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the total assets of the property owner.

         Although some provisions of the Asset Conservation Act (as defined in this prospectus) apply to trusts and fiduciaries, the law is somewhat unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender, such as the trust fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if that lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of ... [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of that facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

         The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if that lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under some circumstances the secured-creditor exemption may be deemed to be unavailable.

         A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence these decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

         Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

         On September 28, 1996, however, Congress enacted, and on September 30, 1996, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized specific regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

         If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the trust fund and occasion a loss to the trust fund and to securityholders in some circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws that may impose liability on "owners or operators" but do not incorporate the secured creditor exemption.

         Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property before the origination of the mortgage loan or before foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of the Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from the Mortgaged Property; the impact on securityholders of any environmental condition or presence of any substance on or near the Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the depositor is authorized or able to make any representation, warranty or assumption of liability relative to any Mortgaged Property.

DUE-ON-SALE CLAUSES

         The mortgage loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, for some loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of those clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

         The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Gam-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

PREPAYMENT CHARGES AND LATE FEES

         Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act of 1982 (the "Parity Act"), permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The related servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the certificates. The Office of Thrift Supervision ("OTS"), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks, such as:

        o The borrower may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

        o Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.

        o If the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations will not apply to some types of residential first mortgage loans originated by lenders after March 31, 1980. A similar federal statute was in effect for mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

         The depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges before origination of those mortgage loans, any limitation under that state's usury law would not apply to those mortgage loans.

         In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of that state action will be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for the interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that its terms will be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

         Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thus permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Those restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage-banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, before October 15, 1985, a law or constitutional provision expressly rejecting the applicability of those provisions. Some states have taken that action.

SERVICEMEMBERS' CIVIL RELIEF ACT OF 2003

         Under the terms of the Servicemembers' Civil Relief Act of 2003, as amended (the "Relief Act"), a borrower who enters military service after the origination of the borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Notes or Certificates, as applicable, and would not be covered by advances. These shortfalls will be covered by the credit support provided in connection with the Notes or Certificates, as applicable, only to the extent provided in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if an affected mortgage loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

         The following discussion contains summaries, which are general in nature, of certain legal matters relating to the contracts. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which contracts may be originated.

GENERAL

         As a result of the assignment of the contracts to the trustee, the trustee will succeed collectively to all of the rights including the right to receive payment on the contracts, of the obligee under the contracts. Each contract evidences both

                  (a) the obligation of the borrower to repay the loan evidenced thereby, and

                  (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Aspects of both features of the contracts are described more fully below.

         The contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the agreement, the servicer will transfer physical possession of the contracts to the trustee. In addition, the servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. The contracts will be stamped or marked otherwise to reflect their assignment from the depositor to the trustee only if provided in the prospectus supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in contracts could be defeated.

Security Interests in the Manufactured Homes

         The manufactured homes securing the contracts may be located in all 50 states, Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The asset seller may effect that notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the asset seller fails, due to clerical error, to effect that notation or delivery, or files the security interest under the wrong law, the asset seller may not have a first priority security interest in the manufactured home securing a contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

         To perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a fixture filing under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the contracts contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by the asset seller and transferred to the depositor. For a series of securities and if so described in the prospectus supplement, the servicer may be required to perfect a security interest in the manufactured home under applicable real estate laws. The warranting party will represent that as of the date of the sale to the depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees for substantially all of the manufactured homes securing the contracts.

         The depositor will cause the security interests in the manufactured homes to be assigned to the trustee on behalf of the securityholders. The depositor or the trustee will amend the certificates of title, or file UCC-3 statements, to identify the trustee as the new secured party, and will deliver the certificates of title to the trustee or note thereon the interest of the trustee only if specified in the prospectus supplement. Accordingly, the asset seller, or other originator of the contracts, will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In some states, that assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title and the new secured party succeeds to servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title, or the filing of a UCC-3 statement, the assignment of the security interest in the manufactured home may not be held effective or the security interest in the manufactured home may not be held effective or the security interests may not be perfected and in the absence of that notation or delivery to the trustee, the assignment of the security interest in the manufactured home may not be effective against creditors of the asset seller, or any other originator of the contracts, or a trustee in bankruptcy of the asset seller, or any other originator.

         In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the asset seller, or other originator of the Contracts, on the certificate of title or delivery of the required documents and fees will be sufficient to protect the securityholders against the rights or subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to the trustee is not perfected, that security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect the trustee's security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the servicer must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states that provide for notation of lien, the asset seller, or other originator, would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the borrower as to relocation.

         Similarly, when a borrower under a manufactured housing contract sells a manufactured home, the servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the servicer is obligated to take those steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. The warranting party will represent in the agreement that it has no knowledge of any of these liens for any manufactured home securing payment on any contract. However, these liens could arise at any time during the term of a contract. No notice will be given to the trustee or securityholders if a lien arises.

Enforcement of Security Interests in the Manufactured Homes

         The servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing those defaulted contracts. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on that state, before beginning any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting that sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before that resale. In the event of repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

         Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Servicemembers' Civil Relief Act of 2003

         The terms of the Relief Act apply to a borrower on a Contract as described for a borrower on a mortgage loan under "Certain Legal Aspects of Mortgage Loans-- Servicemembers' Civil Relief Act of 2003."

Consumer Protection Laws

         The so-called Holder-in-Due-Course rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods which gave rise to the transaction, and some related lenders and assignees, to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

         The contracts, in general, prohibit the sale or transfer of the related manufactured homes without the consent of the servicer and permit the acceleration of the maturity of the contracts by the servicer upon any sale or transfer that is not consented to. Generally, it is expected that the servicer will permit most transfers of manufactured homes and not accelerate the maturity of the related contracts. In some cases, the transfer may be made by a delinquent borrower to avoid a repossession proceeding for a manufactured home.

         In the case of a transfer of a manufactured home after which the servicer desires to accelerate the maturity of the related contract, the servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clauses applicable to the manufactured homes. Consequently, in some states the servicer may be prohibited from enforcing a due-on-sale clause in respect of some manufactured homes.

Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended (Title V), provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of manufactured housing.

         The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure on the related unit.

         Title V authorized any state to re-impose limitations on interest rates and finance charges by adopting before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted a similar law before the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related asset seller will represent that all of the contracts comply with applicable usury law.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates and notes offered under this prospectus. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, such as banks, insurance companies and foreign investors, some of which may be subject to special rules. Further, the authorities on which this discussion, and the opinions referred to herein are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns, including those filed by any REMIC, Grantor Trust Fund or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

        o is given for events that have occurred at the time the advice is rendered and is not given for the consequences of contemplated actions, and

        o is directly relevant to the determination of an entry on a tax return.

         Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the certificates offered under this prospectus.

         The following discussion addresses securities of three general types:

        o REMIC certificates representing interests in a trust that the Trustee will elect to have treated as a "real estate mortgage investment conduit," or REMIC, under Sections 860A through 860G of the Code, or the REMIC Provisions,

        o notes representing indebtedness of the issuer for federal income tax purposes, and

        o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, any FASIT structure will be described in the related prospectus supplement.

REMICs

         The following discussion addresses REMIC certificates representing interests in a trust, or a portion thereof, which the master servicer or certificate administrator, as applicable, will covenant to elect to have treated as a REMIC under Sections 860A through 860G, or REMIC Provisions, of the Code. The prospectus supplement for each series of certificates will indicate whether a REMIC election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If a REMIC election will not be made for a trust, the federal income consequences of the purchase, ownership and disposition of the related certificates will be described in the related prospectus supplement. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 of the Code and in the Treasury regulations issued thereunder, or the OID regulations, and in part upon the REMIC Provisions and the Treasury regulations issued thereunder, or the REMIC regulations. The OID regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities like the certificates.

CLASSIFICATION OF REMICS

         Upon the issuance of each series of REMIC certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC certificates offered with respect thereto will be considered to evidence ownership of "regular interests," or REMIC regular certificates or "residual interests," or REMIC residual certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for that status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related REMIC certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be terminated.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

         In general, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC regular certificates and income allocated to the class of REMIC residual certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC regular certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3)(C) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The master servicer will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans, including additional collateral loans or pledged asset mortgage loans, may not be treated entirely as assets described in the foregoing sections. If the assets of a REMIC include additional collateral loans or pledged asset mortgage loans, the non-real property collateral, while itself not an asset of the REMIC, could cause the mortgage loans not to qualify for one or more of those characterizations. If so, the related prospectus supplement will describe the mortgage loans, including additional collateral loans or pledged asset mortgage loans, that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

TIERED REMIC STRUCTURES

         For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust as REMICs, or tiered REMICs, for federal income tax purposes. Upon the issuance of this type of series of REMIC certificates, Thacher Proffitt & Wood, counsel to the depositor, will deliver their opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the tiered REMICs, respectively, will be considered to evidence ownership of REMIC regular certificates or REMIC residual certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

         GENERAL

         Except as otherwise stated in this discussion, REMIC regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC regular certificates under an accrual method.

         ORIGINAL ISSUE DISCOUNT

         Some REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC regular certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Internal Revenue Code requires that a prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC regular certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC regular certificate must be the same as that used in pricing the initial offering of the REMIC regular certificate. The prepayment assumption used by the master servicer or securities administrator, as applicable, in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither the depositor, the master servicer nor the certificate administrator will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of REMIC regular certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on a REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the REMIC regular certificates. If the original issue discount rules apply to the certificates, the related prospectus supplement will describe the manner in which the rules will be applied by the master servicer or certificate administrator, as applicable, with respect to those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

         Some classes of the REMIC regular certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" for original issue discount is each monthly period that ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the closing date, a portion of the purchase price paid for a REMIC regular certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the closing date is treated as part of the overall cost of the REMIC regular certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the REMIC regular certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC regular certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC regular certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC regular certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC regular certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners or REMIC Regular Certificates--Market Discount" for a description of that election under the OID regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, unless otherwise stated in the related prospectus supplement, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC regular certificate, if any, in future periods and (B) the distributions made on the REMIC regular certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the REMIC regular certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(1) assuming that distributions on the REMIC regular certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a REMIC regular certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to that certificate in prior accrual periods, and reduced by the amount of any distributions made on that REMIC regular certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         The OID regulations suggest that original issue discount with respect to securities that represent multiple uncertificated REMIC regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount with respect to securities that represent the ownership of multiple uncertificated REMIC regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the related prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the REMIC regular certificate. The adjusted issue price of a REMIC regular certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any payments other than qualified stated interest made during the accrual period prior to that day with respect to the certificate.

         MARKET DISCOUNT

         A certificateholder that purchases a REMIC regular certificate at a market discount, that is, in the case of a REMIC regular certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC regular certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made with respect to a REMIC regular certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--PREMIUM." Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC regular certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC regular certificates should accrue, at the certificateholder's option:

        o         on the basis of a constant yield method,

        o in the case of a REMIC regular certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC regular certificate as of the beginning of the accrual period, or

        o in the case of a REMIC regular certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC regular certificate at the beginning of the accrual period.

         Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a REMIC regular certificate purchased at a discount in the secondary market.

         To the extent that REMIC regular certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         In addition, under Section 1277 of the Code, a holder of a REMIC regular certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM

         A REMIC regular certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC regular certificate may elect under Section 171 of the Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related REMIC regular certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. It is possible that the use of the assumption that there will be no prepayments may be required in calculating the amortization of premium.

         REALIZED LOSSES

         Under Section 166 of the Code, both corporate holders of the REMIC regular certificates and noncorporate holders of the REMIC regular certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC regular certificate will be required to accrue interest and original issue discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC regular certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC regular certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

         GENERAL

         As residual interests, the REMIC residual certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC residual certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC residual certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC residual certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC residual certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC residual certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC residual certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis, as defined below, that REMIC residual certificate would have had in the hands of an original holder of that certificate. The REMIC regulations, however, do not provide for any such modifications.

         Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC residual certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC residual certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC residual certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

TAXABLE INCOME OF THE REMIC

         The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the REMIC regular certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the mortgage loans, bad debt deductions with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the REMIC regular certificates and REMIC residual certificates. The aggregate basis will be allocated among the mortgage loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered by this prospectus will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method of accruing original issue discount income for REMIC regular certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, equal to the deductions that would be allowed if the REMIC regular certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered by this prospectus, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC regular certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered by this prospectus, described therein will not apply.

         If a class of REMIC regular certificates is issued at an issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC regular certificates of that class will be reduced by an amount equal to the portion of the issue premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC residual certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         BASIS RULES, NET LOSSES AND DISTRIBUTIONS

         The adjusted basis of a REMIC residual certificate will be equal to the amount paid for that REMIC residual certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

         A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC residual certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC residual certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Code, as to which the certificateholders are encouraged to consult their tax advisors.

         Any distribution on a REMIC residual certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC residual certificate. A holder of a REMIC residual certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which its basis in the REMIC residual certificate will not be sufficiently large that distributions will be treated as nontaxable returns of capital. A holder's basis in the REMIC residual certificate will initially equal the amount paid for the REMIC residual certificate and will be increased by its allocable shares of taxable income of the trust. However, a holder's basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC residual certificateholder. To the extent the REMIC residual certificateholder's initial basis is less than the distributions to the REMIC residual certificateholder, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholder on those distributions and will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a certificateholder may not amortize its basis in a REMIC residual certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or upon the sale of its REMIC residual certificate. See "--Sales of REMIC Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder in order to reflect any difference between the cost of the REMIC residual certificate to its holder and the adjusted basis the REMIC residual certificate would have had in the hands of the original holder, see "Taxation of REMIC Regular Certificates--General."

         EXCESS INCLUSIONS

         Any "excess inclusions" with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC residual certificate over (ii) the sum of the "daily accruals", as defined below, for each day during that quarter that the REMIC residual certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC residual certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC residual certificate before the beginning of that quarter. The issue price of a REMIC residual certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC residual certificates were sold. If less than a substantial amount of a particular class of REMIC residual certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         For REMIC residual certificateholders, an excess inclusion:

        o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

        o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and

        o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

         See, however, "--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC residual certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

         NONECONOMIC REMIC RESIDUAL CERTIFICATES

         Under the REMIC regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The REMIC regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate, which rate is computed and published monthly by the IRS, on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

         The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The related prospectus supplement will disclose whether offered REMIC residual certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC residual certificate will not be considered "noneconomic" will be based upon some assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons.

         MARK-TO-MARKET RULES

         The mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate acquired on or after January 4, 1995 is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC residual certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC residual certificates.

         POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

         Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless otherwise stated in the related prospectus supplement, fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         With respect to REMIC residual certificates or REMIC regular certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC certificateholders that are covered by the limitations of either Section 67 or
Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC certificate that is an individual, estate or trust, or a "Pass-Through Entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors are encouraged to consult with their tax advisors prior to making an investment in these certificates.

         TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

         If a REMIC residual certificate is transferred to a disqualified organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

        o the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

        o the highest marginal federal income tax rate applicable to corporations.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC residual certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

        o residual interests in the entity are not held by disqualified organizations; and

        o information necessary for the application of the tax described herein will be made available.

         Restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

        o requiring any transferee of a REMIC residual certificate to provide an affidavit representing that it is not a disqualified organization and is not acquiring the REMIC residual certificate on behalf of a disqualified organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC residual certificate;

        o providing that any transfer of a REMIC residual certificate to a disqualified organization shall be null and void; and

        o granting to the master servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC residual certificate that shall become owned by a disqualified organization despite (1) and (2) above.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC residual certificate that are allocable to the interest in the Pass-Through Entity held by the disqualified organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31, 1997, notwithstanding the preceding two sentences, in the case of a REMIC residual certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

         SALES OF REMIC CERTIFICATES

         If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of that REMIC regular certificate to that certificateholder, increased by income reported by the certificateholder with respect to that REMIC regular certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC regular certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC residual certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

         Gain from the sale of a REMIC regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to the REMIC regular certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is generally a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the REMIC regular certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the REMIC regular certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC residual certificate reacquires the certificate, any other residual interest in a REMIC (and possibly a "financial asset securitization investment trust", or FASIT, within the meaning of Section 860L of the Code) or any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code, within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

         PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

         The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or the trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of the Residual Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         TERMINATION

         A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last distribution on the REMIC residual certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         REPORTING AND OTHER ADMINISTRATIVE MATTERS

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the trustee will file REMIC federal income tax returns on behalf of the related REMIC and the entity identified as the securities administrator in the related pooling and servicing agreement or securities administrator will prepare the REMIC federal income tax returns and will be designated as and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC residual certificates.
         As the tax matters person, the securities administrator will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the securities administrator, as tax matters person, and the IRS concerning any REMIC item.

         Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are generally required to be sent to individual holders of REMIC regular Interests and the IRS; holders of REMIC regular certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring certain information to be reported to the IRS. Reporting with respect to the REMIC residual certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the REMIC administrator will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations.

         BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         FOREIGN INVESTORS IN REMIC CERTIFICATES

         A REMIC regular certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC regular certificate will not be subject to United States federal income or withholding tax on a distribution on a REMIC regular certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of that certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within three calendar years after the statement is first delivered. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of the residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person, or U.S. person, unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code, and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

         Unless otherwise stated in the related prospectus supplement, transfers of REMIC residual certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

         NOTES

         Upon the issuance of each series of notes, Thacher Proffitt & Wood LLP, as tax counsel to the depositor, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the indenture, trust agreement and related documents, (a) the notes will be treated as indebtedness to a noteholder other than the owner of the owner trust certificates and (b) the issuer, as created under the terms and conditions of the trust agreement, will not be characterized as an association, or publicly traded partnership within the meaning of Code section 7704, taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).

         STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         TAXATION OF NOTEHOLDERS

         Notes generally will be subject to the same rules of taxation as REMIC regular certificates, as described above, except that (i) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise used the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to the notes. See "REMICs--Taxation of Owners of REMIC Certificates" and "REMICs--Sales of REMIC Certificates". Except as otherwise stated in the accompanying prospectus supplement, the notes will not be issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". Also, interest paid on a note to noteholder that is not a United States person will normally qualify for the exception from United States withholding tax described in "REMICs--Foreign Investors in REMIC Certificates" except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

         NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are encouraged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

Grantor Trust Funds

         CLASSIFICATION OF GRANTOR TRUST FUNDS

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust certificates, Thacher Proffitt & Wood, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, Thacher Proffitt & Wood, counsel to the company, will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . ..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a prepayment assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "CHARACTERISTICS OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES--IF STRIPPED BOND RULES DO NOT APPLY" and"--MARKET DISCOUNT" below.

         IF STRIPPED BOND RULES DO NOT APPLY

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. However, in the case of certificates not backed by these pools or with respect to taxable years beginning prior to August 5, 1997, it currently is not intended to base the reports and returns on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         MARKET DISCOUNT

         If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--MARKET DISCOUNT" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC regular certificates. See "REMICS--TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES--ORIGINAL ISSUE DISCOUNT." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the prepayment assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES

         The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES

         Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust certificate by an investor who holds the Grantor Trust certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust certificate.

         Gain or loss from the sale of a Grantor Trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING

         The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING

         In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust certificates.

         FOREIGN INVESTORS

         In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust certificates except that Grantor Trust certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

                                PENALTY AVOIDANCE

         The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes or Certificates, as applicable, offered under this prospectus. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the Notes and Certificates, as applicable, offered under this prospectus and the prospectus supplement. In particular, individuals should consider the deductability of the expenses (including interest expense) of a partnership.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in
Section 401 (a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code. These employee benefit plans subject to ERISA and plans subject to Section 4975 of the Code are collectively referred to as plans in this prospectus.

         Some employee benefit plans, including governmental plans, as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

         Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements subject to ERISA and tax-favored plans subject to Section 4975 of the Code, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless some statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to sanctions including a penalty, equitable relief or an excise tax, imposed under Section 502(i) of ERISA or
Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available for any transaction of this sort.

Plan Asset Regulations

         An investment of assets of an ERISA plan in Securities may cause the underlying mortgage loans or other Assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest" in that entity. The DOL regulations define the term "equity interest" as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

         Exceptions contained in the DOL regulations provide that an ERISA plan's assets, called plan assets, will not include an undivided interest in each asset of an entity in which it makes an equity investment if-

        o         the entity is an operating company;

        o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

        o "benefit plan investors" do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

         Some of the rules contained in the DOL regulations provide that plan assets may be deemed to include an undivided interest in each asset of an entity, such as a trust, in which an ERISA plan makes an equity investment. The depositor can give no assurance that any of the exceptions will apply. Under the DOL regulations, the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or affiliates of those entities to be considered or become parties in interest for an investing ERISA plan if the underlying assets of the entity are treated as plan assets. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans or other Assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires Certificates or Notes deemed to have "substantial equity features."

         Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets, and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan. If the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, for any ERISA investing plan. In addition, if the mortgage loans or other Assets held in the trust fund were to constitute ERISA plan assets, then the acquisition or holding of securities by, or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code.

Underwriter Exemption

         The DOL has granted to Deutsche Banc Alex. Brown Inc. an individual exemption, Prohibited Transaction Exemption 94-84, and to Deutsche Morgan Grenfell/C.J. Lawrence Inc., similar approval (FAN 97-03E), which were both amended by Prohibited Transaction Exemption 97-34, Prohibited Transaction Exemption 2000-58 and Prohibited Transaction 2002-41 (collectively, the "Exemption"). The Exemption is applicable to Securities which meet its requirements whenever the underwriter or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. Securities which may be covered by the exemption include Certificates and Notes issued by a grantor or owner trust or a REMIC or a FASIT. These transactions include the servicing, managing and operation of trusts holding fixed (generally non-revolving pools) of enumerated categories of assets which include: single and multi-family residential mortgage loans, home equity loans or receivables (including cooperative housing loans), manufactured housing loans and guaranteed government mortgage pool certificates and the purchase, sale and holding of securities which represent beneficial ownership interests in the assets of such trusts.

         The Exemption sets forth eight general conditions which must be satisfied for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under the Exemption.

        o First, the acquisition of Securities by an ERISA plan or with plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's length transaction with an unrelated party.

        o Second, the Exemption only applies to Securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other Securities of the same trust, unless none of the mortgage loans or other assets has an LTV ratio that exceeds 100% at the date of issuance of the Securities and the Securities are issued in a "designated transaction". A designated transaction is generally one in which the assets consist of specified types of assets, including obligations that are secured by residential, home equity, or manufactured housing.

        o Third, at the time of acquisition by an ERISA plan or with plan assets, the Securities must be rated in one of the four highest generic rating categories (three highest generic rating categories in the case of a transaction which is not a "designated transaction") by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch Ratings, which are collectively referred to as the exemption rating agencies. If the LTV ratio of any one- to four-family residential or home equity loan receivables in a designated transaction held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the Securities, the Security must be rated in one of the two highest generic rating categories. However, in that case the Exemption will not apply to any subordinate securities.

        o Fourth, the trustee cannot be an affiliate of any other member of the restricted group other than the underwriter. The restricted group consists of the trustee, underwriter, depositor, master servicer, any servicer, any subservicer, the swap counterparty under any eligible swap arrangement and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the Securities.

        o Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing or trust agreement and reimbursement of that person's reasonable expenses in connection therewith.

        o Sixth, the investing ERISA plan or plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

        o Seventh, for issuers other than common law trusts, the documents establishing the issuer and governing the transaction must contain provisions as described in Exemption that are intended to protect the assets of the issuer from creditors of the depositor.

        o Eighth, in the case of notes, customary bankruptcy law opinions must be provided to the trustee and the trust agreement must include specified bankruptcy law related protections for the noteholders.

         The Exemption also requires that each trust meet the following requirements:

        o the trust must consist solely of assets of the type that have been included in other investment pools;

        o securities evidencing interests in those other investment pools must have been rated in one of the four highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption; and

        o securities in the other investment pools must have been purchased by investors other than plans for at least one year prior to any acquisition of securities by or on behalf of a plan or with plan assets in reliance on the Exemption.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by a plan or with plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a Security by an excluded plan or with plan assets of an excluded plan by any person who has discretionary authority or renders investment advice with respect to plan assets of the excluded plan. For purposes of the securities, an "excluded plan" is a plan sponsored by any member of the restricted group.

         The Exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

         An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap;" (b) is with an "eligible counterparty;" (c) is purchased by a "qualified plan investor;" (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

         An "eligible swap" is one which: (a) is denominated in U.S. dollars;
(b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) above.

         An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable exemption rating agency.

         A "qualified plan investor" is a plan where the decision to buy such class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

         In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

         "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.

         An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

Pre-Funding Accounts

         The Exemption extends exemptive relief to Securities issued in transactions using pre-funding accounts, called a Pre-Funding Account, whereby a portion of the loans backing the securities are transferred to the trust fund within a specified period following the closing date, called the DOL Pre-Funding Period.

        o First, the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

        o Second, all loans transferred after the closing date (referred to here as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the exemption rating agency.

        o Third, the transfer of such additional loans to the trust fund during the DOL Pre-Funding Period must not result in the Securities receiving a lower credit rating from the exemption rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

        o Fourth, solely as a result of the use of the pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

        o Fifth, either: (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the depositor; or (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the exemption rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus or related prospectus supplement or agreement.

        o Sixth, the DOL Pre-Funding Period must generally end no later than three months or 90 days after the closing date.

        o Seventh, amounts transferred to any Pre-Funding Account used in connection with the pre-funding may be invested only in investments which are permitted by the exemption rating agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the exemption rating agency.

        o         Eighth, certain disclosure requirements must be met.

         If specific conditions of Exemption are also satisfied, the Exemption may provide an exemption from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

        o the direct or indirect sale, exchange or transfer of Securities in the initial issuance of securities between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

        o a borrower with respect to 5% or less of the fair market value of the assets of a trust or an affiliate of that person, provided that, the ERISA plan is not an excluded plan and, if the Securities are acquired in connection with their initial issuance, the quantitative restrictions described in the Exemption are met;

        o the direct or indirect acquisition or disposition in the secondary market of securities by an ERISA plan or by a person investing plan assets if certain conditions are met; and

        o         the holding of Securities by a plan or with plan assets.

         Additionally, if specific conditions of the Exemption are satisfied, the Exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and
Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools or contract pools. The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an ERISA plan holding interests in the investing entity holding plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of securities.

         Before purchasing a Security, a fiduciary or other investor of plan assets should itself confirm that the Certificates or Notes constitute "securities" for purposes of the Exemption and that the specific and general conditions and the other requirements described in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the fiduciary or other plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with plan assets.

Other Exemptions

         Any fiduciary or other ERISA plan asset investor that proposes to purchase securities on behalf of an ERISA plan or with plan assets is encouraged to consult with its counsel on the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the Exemption or any DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single-family residential mortgage, the fiduciary or other ERISA plan asset investor should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain a swap or a pre-funding arrangement. In addition, the fiduciary or other plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. Other exemptions include, but are not limited to, Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers"). The accompanying prospectus supplement may contain additional information regarding the application of the Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the Securities offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other plan asset investor's investment in the Securities or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

Purchase of Notes

         There can be no assurance given that Notes are or will be treated as debt and not "equity interests" under the DOL regulations. Moreover, the debt treatment of the Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Notes change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL regulations, ERISA plans or persons investing plan assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any plan fiduciary which proposes to cause an ERISA plan to acquire any of the Notes is encouraged to consult with its counsel with respect to the applicability of the Exemption to the Notes and the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Notes.
         In addition, ERISA and the Code prohibit certain transactions involving plan assets and parties in interest. Accordingly, even if the Notes are treated as indebtedness under the DOL regulations, prior to making an investment in the Notes, investing ERISA plans should determine whether the issuer, any underwriter, the trustee, the servicer, any other servicer or any of their affiliates is a party in interest with respect to such ERISA plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions.

         Unless otherwise stated in the related prospectus supplement, by acquiring a Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Note with plan assets; or (2) (A) the acquisition and holding of the Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the issuer, the depositor any underwriter, the trustee, the servicer, any other servicer or any of their affiliates being a party in interest with respect to such purchaser that is an ERISA plan and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the servicer or any successor servicer which opines that the purchase, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON THE EXEMPTION, PTCE 83-1 OR ANY OTHER EXEMPTION, A FIDUCIARY OF AN ERISA PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY ERISA PLAN INVESTOR WHO PROPOSES TO USE PLAN ASSETS OF ANY ERISA PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS IS ENCOURAGED TO CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

         Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under
Section 401 (a) of the Code and exempt from taxation under Section 501 (a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in Securities under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any law similar to ERISA or section 4975 of the Code.

                                LEGAL INVESTMENT

         The prospectus supplement will specify which classes of the Notes or Certificates, as applicable, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Notes or Offered Certificates, as applicable, that (1) are rated in one of the two highest rating categories by one or more rating agencies and (2) are part of a series representing interests in, or secured by, a trust fund consisting of loans secured by first liens on real property and originated by particular types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA.

         Those classes of Offered Notes or Offered Certificates, as applicable, qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of some entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. ss.1.5), some "Type IV securities," defined in 12 C.F.R. ss.1.2(l) to include some "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under some limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. ss.703.140. Thrift institutions that are subject to the jurisdiction of the Office of Thrift Supervision (the "OTS") should consider the OTS' Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," before investing in any of the Offered Notes or Offered Certificates, as applicable.

         All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         If specified in the prospectus supplement, other classes of Offered Notes or Offered Certificates, as applicable, offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these Offered Notes or Offered Certificates, as applicable, may be subject to significant interpretive uncertainties.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any Offered Notes or Offered Certificates, as applicable, as some classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in some instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and with regard to any Offered Notes or Offered Certificates, as applicable, issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

         Except as to the status of some classes of Offered Notes or Offered Certificates, as applicable, as "mortgage related securities," no representation is made as to the proper characterization of the Offered Notes or Offered Certificates, as applicable, for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Notes or Offered Certificates, as applicable, under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Notes or Offered Certificates, as applicable,) may adversely affect the liquidity of the Offered Notes or Offered Certificates, as applicable.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the Offered Notes or Offered Certificates, as applicable, of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHODS OF DISTRIBUTION

         The Notes or Certificates, as applicable, offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the Notes or Certificates, as applicable, may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If specified in the prospectus supplement, the Notes or Certificates, as applicable, will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBS") acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any Notes or Certificates, as applicable, agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the Notes or Certificates, as applicable, underwriters may receive compensation from the depositor or from purchasers of the Notes or Certificates, as applicable, in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         As to any offering of securities, in additions to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b)

         Alternatively, the prospectus supplement may specify that the Notes or Certificates, as applicable, will be distributed by DBS acting as agent or in some cases as principal with respect to Notes or Certificates, as applicable, that it has previously purchased or agreed to purchase. If DBS acts as agent in the sale of Notes or Certificates, as applicable, DBS will receive a selling commission for each series of Notes or Certificates, as applicable, depending on market conditions, expressed as a percentage of the total principal balance of the related mortgage loans as of the Cut-off Date. The exact percentage for each series of Notes or Certificates, as applicable, will be disclosed in the prospectus supplement. To the extent that DBS elects to purchase Notes or Certificates, as applicable, as principal, DBS may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement for any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of Notes or Certificates, as applicable, of that series.

         The depositor will indemnify DBS and any underwriters against particular civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBS and any underwriters may be required to make in respect of these civil liabilities.

         In the ordinary course of business, DBS and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of those mortgage loans or interests in those mortgage loans, including the Notes or Certificates, as applicable. DBS performs management services for the depositor.

         The depositor anticipates that the Notes or Certificates, as applicable, will be sold primarily to institutional investors. Purchasers of Notes or Certificates, as applicable, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Notes or Certificates, as applicable. Securityholders are encouraged to consult with their legal advisors in this regard before any reoffer or sale of Notes or Certificates, as applicable.

         As to each series of Notes or Certificates, as applicable, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any lower rated or unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                             ADDITIONAL INFORMATION

         The Depositor has filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Notes or Certificates, as applicable, (the "Registration Statement"). This prospectus, which forms a part of the Registration Statement, omits some of the information contained in the Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement and the exhibits to the Registration Statement can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street NE, Washington, D.C. 20549, and at Regional Offices in the following locations:

        o Chicago Regional Office, 175 West Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and

        o         New York Regional Office, 233 Broadway, New York, New York
                  10279.

         Copies of these materials can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, D.C. 20549, at prescribed rates.

         The Commission also maintains a site on the world wide web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits to the Registration Statement, through the EDGAR system and therefore these materials should be available by logging onto the Commission's web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

         Copies of the most recent Fannie Mae prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor did not participate in the preparation of Fannie Mae's prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement supplement and any quarterly report made available by Freddie Mac may be obtained by writing or calling the Investor Inquiry Department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement to the Information Statement or any quarterly report of the Information Statement and, accordingly, makes no representation as to the accuracy or completeness of the information in those documents.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Description of the Securities - Reports to Securityholders" and "Servicing Description of the Agreements - Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements - Evidence as to Compliance", required to be filed under Regulation
AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor's][depositor's] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: _______________.

         As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor's][depositor's] website referenced above as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See "Description of the Agreements - Material Terms of the Pooling and Servicing Agreement and Underlying Servicing Agreements -- Evidence as to Compliance" and "Description of the Securities -- Reports to Securityholders."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents subsequently filed by or on behalf of the trust fund referred to in the prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of any offering of the Notes or Certificates, as applicable, issued by that trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of those documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

         The Trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, upon request, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for information should be directed to the corporate trust office of the Trustee specified in the prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters, including the federal income tax consequences to securityholders of an investment in the Notes or Certificates, as applicable, of a series, will be passed upon for the depositor by Thacher Proffitt & Wood LLP.

                              FINANCIAL INFORMATION

         A new trust fund will be formed for each series of Notes or Certificates, as applicable, and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of Notes or Certificates, as applicable. Accordingly, financial statements for a trust fund will generally not be included in this prospectus or in the prospectus supplement.

                                     RATING

         As a condition to the issuance of any class of Offered Notes or Offered Certificates, as applicable, they must not be rated lower than investment grade; that is, they must be rated in one of the four highest rating categories, by a rating agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with the Notes or Certificates, as applicable, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates, mortgage-backed notes and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1998 Policy Statement.............................
Accrual Period....................................
Accrual Securities................................
Adjustable Rate Assets............................
Agency Securities.................................
Agreement.........................................
ARM Loans.........................................
Asset Conservation Act............................
Asset Group.......................................
Asset Seller......................................
Assets............................................
Balloon Payment Assets............................
Bankruptcy Code...................................
Beneficial Owner..................................
Bi-weekly Assets..................................
Book-Entry Securities.............................
Buy Down Assets...................................
Buydown Mortgage Loans............................
Buydown Period....................................
Capitalized Interest Account......................
Cash Flow Agreement...............................
CERCLA............................................
Certificates......................................
Charter Act.......................................
CI 34
Clearstream Luxembourg............................
Clearstream, Luxembourg...........................
Clearstream, Luxembourg Participants..............
Code..............................................
Collection Account................................
Commission........................................
Committee Report..................................
Contingent Payment Regulations....................
Convertible Assets................................
Cooperative.......................................
Cooperative Corporation...........................
Cooperative Loans.................................
Cooperatives......................................
Covered Trust.....................................
CPR...............................................
Crime Control Act.................................
Cut-off Date......................................
DBC...............................................
DBS...............................................
Definitive Securities.............................
Determination Date................................
Distribution Date.................................
DTC...............................................
EDGAR.............................................
Euroclear.........................................
Euroclear Operator................................
European Depositaries.............................
Exchange Act......................................
Exemption.........................................
EYS Agreement.....................................
Fannie Mae........................................
FDIC..............................................
FFIEC.............................................
FHA...............................................
Financial Intermediary............................
Freddie Mac.......................................
Freddie Mac Act...................................
Freddie Mac Certificate Group.....................
Garn-St. Germain Act..............................
GEM Assets........................................
Ginnie Mae........................................
GPM Assets........................................
Home Equity Loans.................................
Housing Act.......................................
HUD...............................................
Increasing Payment Asset..........................
Increasing Payment Assets.........................
Indirect Participants.............................
Insurance Proceeds................................
Interest Rate.....................................
Interest Reduction Assets.........................
Land Sale Contracts...............................
Level Payment Assets..............................
Liquidation Proceeds..............................
Lock-out Date.....................................
Mortgage Securities...............................
Mortgaged Properties..............................
Mortgages.........................................
Multi Family Property.............................
NCUA..............................................
New CI............................................
Nonrecoverable Advance............................
Notes.............................................
OCC...............................................
Offered Certificates..............................
Offered Notes.....................................
Offered Securities................................
OTS...............................................
Parity Act........................................
Participants......................................
PCBs..............................................
Permitted Investments.............................
Pre-Funded Amount.................................
Pre-Funding Account...............................
Pre-Funding Limit.................................
Pre-Funding Period................................
Prepayment Premium................................
Purchase Price....................................
QPAM..............................................
RCRA..............................................
Record Date.......................................
Registration Statement............................
Related Proceeds..................................
Relevant Depositary...............................
Relief Act........................................
REMIC Securities..................................
REO Property")....................................
Revolving Credit Line Loans.......................
RICO..............................................
Rules.............................................
Sales of Grantor Trust Certificates...............
Securities........................................
Senior Certificates...............................
Senior Notes......................................
Senior Securities.................................
Servicemen's Readjustment Act.....................
Servicing Standard................................
Single Family Property............................
SMMEA.............................................
SPA...............................................
Special servicer..................................
Step-up Rate Assets...............................
Strip Securities..................................
Stripped Agency Securities........................
Subordinate Securities............................
Subsequent Assets.................................
Superliens........................................
Terms and Conditions..............................
Title V...........................................
Title VIII........................................
UCC...............................................
UST...............................................
VA 4
VA Guaranty Policy................................
Value.............................................
Warranting Party..................................

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

          SEC Registration Fee...........................   $     107.00
          Printing and Engraving Fees....................            [*]
          Legal Fees and Expenses........................            [*]
          Accounting Fees and Expenses...................            [*]
          Trustee Fees and Expenses......................            [*]
          Rating Agency Fees.............................            [*]
          Miscellaneous..................................            [*]
                                                            ------------
          Total..........................................   $        [*]
                                                            ============
-------------
*Provided by amendment.


Item 15.          Indemnification of Directors and Officers.

         Under Section 8(b) of the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Depositor against certain liabilities, including liabilities under the Securities Act of 1933.

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b), or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided by, or granted pursuant to,
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The By-Laws of the Depositor provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of Delaware, the Depositor (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Depositor against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Depositor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

         Pursuant to Section 145 of the General Corporation Law of Delaware, liability insurance is maintained covering directors and principal officers of the Depositor.

         The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will provide that no director, officer, employee or agent of the Depositor is liable to the Trust Fund or the Securityholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling and Servicing Agreement with respect to each series of Certificates and the Servicing Agreement, Indenture and Owner Trust Agreement with respect to each series of Notes will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified against any loss, liability or expense incurred in connection with legal action relating to such Pooling and Servicing Agreement, Servicing Agreement, Indenture or Owner Trust Agreement and related Securities other than such expenses related to particular Mortgage Loans.

Item 16.          Exhibits.

                  1.1      Form of Underwriting Agreement.

                  3.1*     Certificate of Incorporation of the Registrant.

                  3.2      By-laws of the Registrant.

                  4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates.

                  4.2* Form of Trust Agreement, for a series consisting of Mortgage-Backed Notes.

                  4.3 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

                  4.4 Form of Indenture, for a series consisting of Mortgage-Backed Notes.

                  5.1      Opinion of Thacher Proffitt & Wood LLP.

                  8.1 Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

                  23.1 Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

                  24.1     Power of Attorney.

         * Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-100676)

Item 17. Undertakings.

In accordance with Item 512 of Regulation S-K under the Securities Act of 1933

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

         PROVIDED, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement; and

         PROVIDED FURTHER, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                  If the registrant is relying on Rule 430B:

                           (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

                           (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
                                    (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
                                    (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

                  (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

                  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                           (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                           (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                           (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                           (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) As to documents subsequently filed that are incorporated by reference:

                  (1) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (2) Undertaking in respect of indemnification: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                  (3) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 229.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each Series of Securities to which this Registration Statement relates and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of January, 2006.


                                   DEUTSCHE ALT-A SECURITIES, INC.


                                   By:    /s/ Anilesh Ahuja
                                          --------------------------------------
                                   Name:  Anilesh Ahuja
                                   Title: President


                                   DEUTSCHE ALT-A SECURITIES, INC.


                                   By:    /s/ Jeffrey Lehocky
                                          --------------------------------------
                                   Name:  Jeffrey Lehocky
                                   Title: Treasurer




                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints each of Anilesh Ahuja, Jay Strauss, Susan Valenti and Hyung Peak or any of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his other substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated.


      SIGNATURE                       CAPACITY                         DATE
      ---------                       --------                         ----


/s/ Anilesh Ahuja           President (Principal Executive      January 27, 2006
-----------------           Officer)
Anilesh Ahuja


/s/ Jeffrey Lehocky         Director and Treasurer              January 27, 2006
-------------------         (Principal Financial Officer)
Jeffrey Lehocky


/s/ Richard W. Ferguson     Director                            January 27, 2006
-----------------------
Richard W. Ferguson


/s/ Joseph J. Rice          Director                            January 27, 2006
------------------
Joseph J. Rice


/s/ Richard d'Albert        Director                            January 27, 2006
--------------------
Richard d'Albert


/s/ Kevin P. Burns          Director                            January 27, 2006
------------------
Kevin P. Burns

EXHIBIT INDEX

Exhibit
NUMBER

                  1.1      Form of Underwriting Agreement.

                  3.1*     Certificate of Incorporation of the Registrant.

                  3.2      By-laws of the Registrant.

                  4.1 Form of Pooling and Servicing Agreement, for a series consisting of Senior and Subordinate Certificates.

                  4.2* Form of Owner Trust Agreement, for a series consisting of Mortgage-Backed Notes.

                  4.3 Form of Servicing Agreement, for a series consisting of Mortgage-Backed Notes.

                  4.4 Form of Indenture, for a series consisting of Mortgage-Backed Notes.

                  5.1      Opinion of Thacher Proffitt & Wood LLP.

                  8.1 Opinion of Thacher Proffitt & Wood LLP with respect to certain tax matters (included as part of Exhibit 5.1).

                  23.1 Consent of Thacher Proffitt & Wood LLP (included as part of Exhibits 5.1 and 8.1).

                  24.1     Power of Attorney.

         * Incorporated by reference from the Registration Statement on Form S-3 (File No. 333-100676).